As filed with the Securities and Exchange Commission on July 18, 2024

Registration No. 333-280426

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Pre-Effective Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASSURE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	809913	82-2726719
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7887 East Belleview Avenue, Suite 240

Denver, Colorado 80111

Telephone: 720-287-3093

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Trust Company of Nevada

701 S Carson Street, Suite 200

Carson City, NV 89701

Telephone: 888-724-9870

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason K Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 Telephone: (303) 352-1133 Fax Number: (303) 629-3450

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging Growth Company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 18, 2024

PRELIMINARY PROSPECTUS

ASSURE HOLDINGS CORP.

Up to               Shares of Common Stock

Up to             Class A Warrants to Purchase Shares of Common Stock

Up to                  Class B Warrants to Purchase Shares of Common Stock

Up to                  Pre-Funded Warrants to Purchase Shares of Common Stock

Up to                Placement Agent Warrants to Purchase Shares of Common Stock

Up to              Shares of Common Stock Underlying the Class A Warrants, Class B Warrants, Pre-Funded Warrants and Placement Agent Warrants

We are offering up to     shares of our common stock together with Class A common stock purchase warrants to purchase up to        shares of common stock, or the Class A Warrants and Class B common stock purchase warrants to purchase up to      shares of common stock, or the Class A Warrants and together with the Class A Warrants, the common warrants. Each share of our common stock, or a pre-funded warrant in lieu thereof, is being sold together with a Class A Warrant to purchase one share of our common stock and a Class B Warrant to purchase one share of our common stock. The shares of common stock and common warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The assumed public offering price for each share of common stock and accompanying common warrants is $     , which was the closing price of our common stock on The Nasdaq Capital Market on     , 2024. Each common warrant will have an exercise price per share of $      and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the warrants (“Warrant Stockholder Approval”), provided however, if the Pricing Conditions (as defined below) are met, the warrants will be exercisable upon issuance (the “Initial Exercise Date”). Each Class A Warrant will have a term of five years from the Initial Exercise Date. Each Class B Warrant will have a term of eighteen months from the Initial Exercise Date. As used herein “Pricing Conditions” means that the combined offering price per share and accompanying warrant is such that the Warrant Stockholder Approval is not required under the rules of the Nasdaq Stock Market LLC (“Nasdaq”) because either (i) the offering is an at-the-market offering under Nasdaq rules and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) plus (b) $0.125 per whole share of common stock underlying the warrants or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the warrants) meet the pricing requirements under Nasdaq’s rules.

We are also offering to each purchaser whose purchase of shares of our common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately following consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase shares of common stock, or the pre-funded warrants, in lieu of shares of common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share of common stock being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. For each pre-funded warrant that we sell, the number of shares of our common stock that we are offering will be decreased on a one-for-one basis. This prospectus also includes the shares of common stock issuable upon exercise of the common warrants and the pre-funded warrants.

This offering will terminate on     , 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share (or pre-funded warrant) and common warrants will be fixed for the duration of this offering.

Our common stock is listed on The Nasdaq Capital Market (the “Nasdaq”) under the symbol IONM.” The last reported sale price of our common stock on the Nasdaq on July 17, 2024 was $4.57 per share. There is no established public trading market for the common warrants or the pre-funded warrants, and we do not intend to list the common warrants or the pre-funded warrants on any national securities exchange or trading system. Without an active trading market, the liquidity of the common warrants and the pre-funded warrants will be limited.

We have received written notices from the Listing Qualifications Department of Nasdaq that (i) because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq and (ii) that the Company no longer satisfies the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, or the alternatives to that requirement - a $35 million market value of listed securities or $500,000 in net income in the most recent fiscal year or two or the last three fiscal years - as required by Nasdaq Listing Rule 5550(b). Following the expiration of the compliance periods for us to regain compliance, we appealed to a Nasdaq Hearings Panel (the “Panel”), which has granted us until July 22, 2024 to regain compliance with the bid price and stockholders’ equity requirement pursuant to the plan we provided to the Panel, which is described herein.  If the Hearings Panel decides we have not made enough progress to compliance with Nasdaq continuing listing standards or does not believe we will be able to comply with Nasdaq continuing listing standards by July 22, 2024, they may decide to delist our common stock at any time. There can be no assurance that we will be successful in its efforts to maintain the Nasdaq listing. If our common stock cease to be listed for trading on The Nasdaq Capital Market, we expect that our common stock would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock, it would be more difficult for our stockholders, to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock are not listed on a national securities exchange. See “Prospectus Summary – Recent Developments – Nasdaq Delisting Notice” for a more detailed description of the Nasdaq notices, the Panel decision and our compliance plan.  See also “Risk Factors – “We have not been in compliance with the requirements of the Nasdaq for continued listing and if Nasdaq does not concur that we have adequately remedied our non-compliance, our common stock may be delisted from trading on Nasdaq, which could have a material adverse effect on us and our stockholders.”

The final public offering price per share of common stock and accompanying common warrants, and per pre-funded warrant and accompanying common warrants, will be determined between us and investors based on market conditions at the time of pricing, and may be at a discount to the then current market price of our common stock. The recent market price used throughout this prospectus may not be indicative of the actual public offering price. The actual public offering price may be based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

We have engaged          , or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 106 of this prospectus for more information regarding these arrangements.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find Additional Information,” carefully before you invest in any of our securities.

We are a “smaller reporting company” and an “emerging growth company” as defined under the federal securities laws and, as such, we may continue to elect to comply with certain reduced public company reporting requirements in future reports.

All references to the number of common shares and price per common share, including all historical financial information and the financial statements included herein,  have been adjusted to reflect the five-for-one reverse stock split effectuated on July 9, 2024.

Investing in our shares involves risks. You should carefully read the “Risk Factors” beginning on page 14 of this prospectus before investing.

Neither the Securities and Exchange Commission nor any other regulatory commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Common Warrants	Per Pre- Funded Warrant and Common Warrants	Total
Public offering price	$	$	$
Placement Agent Fees (1)	$	$	$
Proceeds, before expenses, to us (2)	$	$	$
(1)

We have agreed to pay the placement agent a cash fee equal to 7.5% of the gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain of its offering- related expenses, including a management fee equal to 1.0% of the aggregate gross proceeds raised in this offering, reimbursement for non-accountable expenses in an amount up to $15,000, and legal fees and other out-of-pocket expenses in the amount of up to $100,000. In addition, we have agreed to issue to the placement agent or its designees warrants to purchase a number of shares of common stock equal to 7.5% of the shares of common stock sold in this offering (including the shares of common stock issuable upon exercise of the pre-funded warrants), at an exercise price of $      per share, which represents 125% of the public offering price per share. For more information about the compensation to be received by the placement agent, see “Plan of Distribution”.

(2)

Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

The delivery to purchasers of the shares of common stock, pre-funded warrants and common warrants in this offering is expected to be made on or about        , 2024, subject to satisfaction of certain customary closing conditions.

The date of this prospectus is  , 2024

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC before making your investment decision. You should rely only on the information provided in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

This prospectus includes important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus in making your investment decision. All of the summaries in this prospectus are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or contained in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 14 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

This prospectus a may contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the placement agent is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

All references to the number of common shares and price per common share, including all historical financial information and the financial statements included herein,  have been adjusted to reflect the five-for-one reverse stock split effectuated on July 9, 2024.

i

CAUTIONARY NOTE FORWARD-LOOKING STATEMENTS

This registration statement and the documents that are incorporated herein by reference contain certain forward-looking statements within the meaning of Canadian and United States securities laws, including the Private Securities Limitation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words including, but not limited to the following; “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “continue,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements are based on the Company’s current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated.

You should read this prospectus completely and with the understanding that actual future results may materially differ from expectations set forth in forward looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, when evaluating the information presented in this registration statement or our other disclosures because current plans, anticipated actions, and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors set forth in the section entitled “Risk Factors” in this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the sections entitled “Risk Factors,” “Caution Regarding Forward-Looking Statements,” “Management Discussion and Analysis of Financial Condition and Results of Operations” and in our consolidated financial statements and notes thereto.

In this prospectus, unless we indicate otherwise or the context requires, “Assure,” “Company,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to Assure Holdings Corp. and its consolidated subsidiaries.

Our Business

Overview

Assure is a provider of Intraoperative neuromonitoring (“IONM”). The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive surgical procedures. IONM has been well established as a standard of care and risk mitigation tool for various surgical verticals such as neurosurgery, spine, cardiovascular, orthopedic, ear, nose, and throat (“ENT”), and other surgical procures that place the nervous system at risk. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and help make invasive surgeries safer. Our strategy focuses on utilizing best of class personnel and partners to deliver outcomes that are beneficial to all stakeholders including patients, surgeons, hospitals, insurers, and stockholders.

Disposition of Assets and Reduction in Operations

In March of 2024, the Company divested the majority of its interoperative neuromonitoring (IONM) assets to a strategic competitor. See Our Strategy – Sale of Assets below. Currently, the Company has 15 active employees, including full-time and contracted technologists conducting services. The Company operations are  to provide IONM services in both Montana and Arizona. The Company plan for the business is to continue to operate in these markets while the Company is continuing to assess other strategic opportunities in the near term, which may include the acquisition of additional operational assets, acquiring new lines of business or engaging in other strategic transactions.

Services

During each procedure, Assure provides two types of services, the Technical Component and Professional Component of IONM. Our in-house Interoperative Neurophysiologists (“INP”) provide the Technical Component IONM services from the operating room throughout the procedure, while telehealth-oriented supervising practitioners provide a level of redundancy and risk mitigation in support of the onsite INPs and the surgical team. In addition, Assure offers a comprehensive suite of IONM services, including scheduling the INP and supervising practitioner, real time monitoring, patient advocacy and subsequent billing and collecting for services provided.

Clinical leadership, surgeon support and patient care are Assure’s cornerstones. We make substantial ongoing investments in our training and development of clinical staff and have created a training program to rigorously train new INPs to cost-effectively join the Assure team. In addition, we have partnered with the internationally renowned Texas Back Institute on clinical research relating to IONM safety and efficacy.

Historically, the foundation of Assure’s business has been providing the Technical Component of IONM via our INP staff. We employ highly trained INPs, which provide a direct point of contact in the operating room during the surgeries to relay critical information to the surgical team. In this one-to-one business model, Assure pairs a team of INPs with third-party surgeons to promote a level of familiarity, comfort and efficiency between the surgeon and the INP. Each INP can support approximately 200 cases annually. Our INPs monitor the surgical procedure using state of the art, commercially available, diagnostic medical equipment. Assure INP’s are certified by a third-party accreditation board, ABRET Neurodiagnostic Credentialing and Accreditation (“ABRET”). The success of our service depends upon the timely recognition and successful interpretation of the data signals by our INPs and remote supervisors to quickly determine if the patient is experiencing a deficiency and advise the surgeon to determine if surgical intervention is required to positively impact the patient and surgery.

Our Strategy

Current Strategy

Assure has made substantial investments to make its revenue cycle management function more data-driven, analytical, and automated. This modernization facilitated successful state-level arbitrations in 2022 and federal arbitrations in 2023. Many IONM competitors, particularly smaller peers that remain reliant on third-party billing companies lack the analytics and transparency to similarly leverage opportunities presented by the arbitration process. The Company intends to continue to seek arbitration opportunities related to uncollected accounts receivable.

During the fourth quarter of 2022 and throughout 2023, the Company exited the majority of business under Assure’s legacy Managed Service Agreement (“MSA”) model in order to keep all revenue generated from services provided by the Professional Component of IONM. The Company expects the remaining MSA relationships to be terminated during 2024.

During September 2023, the Company’s Board of Directors initiated a process to explore strategic alternatives for the business. In consultation with financial and legal advisors, a comprehensive strategic review process began immediately and evaluated a broad range of options to maximize shareholder value. As part of this review process, Assure’s board agreed to conduct an auction process for the sale of its clinical operations. Following its sale of certain assets in March of 2024 and the termination of its merger agreement (as described below) Assure’s Board of Directors will continue the process of exploring strategic alternatives for the business.

Recent Developments

Termination of Merger Agreement

During February 2024, Assure entered an Agreement and Plan of Merger (the “Merger Agreement”) with Danam Health, Inc. (“Danam”). On June 11, 2024, Assure terminated the Merger Agreement based on the Company’s assertion of certain misrepresentations by Danam regarding its representations and warranties set form in Article 4 of the Merger Agreement, including but not limited to, its representations regarding its financial condition and ability to complete the Acquisition Transactions, and the Company’s assertion that Danam was failing to perform its covenants under the Merger Agreement, including but not limited to its covenant to meet the closing condition to complete the Acquisition Transactions prior to or concurrent with the closing of the Merger and such breaches could not be cured within the time periods set forth in Section 8.1(b) thereof.

As a result of the termination of the Merger Agreement, in addition to reserving its right to seek other remedies, pursuant to Section 8.3(c) of the Merger Agreement, the Company is seeking reimbursement for all of its fees, costs and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants) in relation to the Merger Agreement and its performance thereunder. Danam has asserted that it did not breach the Merger Agreement, that the Company’s termination was not permitted under the terms of the Merger Agreement and that Danam is entitled to a $1 million break fee.  Danam has also called due its $1 million convertible debenture, which Assure is seeking to cancel.  Assure disagrees with Danam’s assertions and plans to vigorously defend its rights under the Merger Agreement.

Sale of Assets

Asset Purchase Agreement and Amendment

On March 11, 2023, Assure, and its subsidiaries, Assure Neuromonitoring, LLC, Assure Networks, LLC, Assure Networks Texas Holdings, LLC and Assure Networks Texas Holdings II, LLC (collectively, the “Sellers’) entered into an asset purchase agreement (the “APA”) with National Neuromonitoring Services, LLC (“Purchaser”). Upon the terms and subject to the satisfaction of the conditions described in the APA, Assure and the Sellers sold to Purchaser (or a subsidiary of Purchaser) certain assets of the Sellers, as described below, and Purchaser has agreed to assume certain liabilities and obligations of the Sellers, as described below (the “Sale Transaction”).

The assets acquired by Purchaser from each Seller (the “Acquired Assets”) included: (a) all inventory and clinical supplies of such Seller; (b) all tangible personal property of such Seller; (c) subject to certain limitations set forth in the APA, all right, title and interest of such Seller in, to and under the contracts set forth on Schedule 2.1(c) (the “Transferred Contracts”); (d) to the extent their transfer is permitted under applicable law, all Permits utilized by such Seller in the conduct of the business of the Sellers (the “Business”) and all correspondence and records in respect of such permits; (e) all intangible assets of such Seller, including intellectual property, goodwill and going concern value, all other intangible rights of such Seller, all rights of such Seller to the names “Assure Neuromonitoring”, “NervePro”, “Innovation Neuromonitoring”, “Sentry Neuromonitoring” and/or all other relevant, related and/or derivative names and all telephone or facsimile numbers, domain names, websites, website content, e-mail addresses, social media accounts and passwords used or held for use in connection with the Business; (f) all data related to all surgical cases covered by such Seller and data related to all Accounts Receivable (as defined below) of the Business (including, without limitation, all explanation of benefits and health care financing administration forms), including such Seller’s books and records (provided that the Accounts Receivable shall be an Excluded Asset (as defined below); (g) all express or implied guarantees, warranties, representations, covenants, indemnities and similar rights received or owing to such Seller from third parties relating to the Assumed Liabilities (as defined below) or the Acquired Assets, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off as to third parties which are held by or in favor of such Seller and relate to the Assumed Liabilities or the Acquired Assets; (h) all rights, causes of actions and claims of such Seller against third parties relating to the Acquired Assets or the Business, whether choate or inchoate, matured or unmatured, known or unknown, contingent or non-contingent; and (i) any other assets used or held for use exclusively in connection with the Business on either Closing Date that are not specifically listed above and are not Excluded Assets.

The liabilities assumed by the Purchaser from each Seller (the “Assumed Liabilities”) include: (a) to the extent relating to periods beginning on and after the applicable closing at which such Transferred Contracts were assigned to Purchaser, the liabilities of such Seller under the Transferred Contracts (provided that Purchaser shall not assume any liabilities for any breach or default under any Transferred Contract outstanding at either Closing relating to events occurring on or before such Closing); (b) except as specifically provided in the APA, all liabilities and obligations of Purchaser relating to employee benefits, compensation or other arrangements with respect to any transferred employee arising on or after the applicable closing at which such transferred employee was transferred to Purchaser; (c) all liabilities and obligations for (i) taxes relating to the Business, the Acquired Assets or the Assumed Liabilities for any taxable period ending on or prior to the First Closing Date and Second Closing Date, respectively, and (ii) taxes for which Purchaser is liable pursuant to the tax provisions in the APA; and (d) all liabilities arising out of or relating to Purchaser’s ownership or operation of (i) the Business and the First Closing Assets (as defined below) on or prior to the First Closing Date or (ii) the Business and the Second Closing Assets (as defined below) on or prior to the Second Closing Date.

On March 26, 2024, Assure and the Sellers entered into amendment number one (the “Amendment”) to the APA with National Neuromonitoring Services, LLC. Upon the terms and subject to the satisfaction of the conditions described in the Amended APA, Assure and the Sellers sold to Purchaser (or a subsidiary of Purchaser) certain assets of the Sellers (the “Sale Transaction”).

The Amendment amended the APA to (i) the amend the Purchase Price from $2.5 million plus the Earnout Amount to be $2.32 million minus the Debt Payoff Amount plus the Earnout Amount, (ii) add in procedures for determining the number of Post-Closing Business Employees and Post-Closing IONM Systems and dispute resolution in relation thereto, and (iv) add post-closing purchase price adjustments of (A) a decrease of $28,000 for each Post-Closing Business Employee less than the number 40 and (B) a decrease of $12,000 for each Post-Closing IONM System below the number 100.

The Amendment to the APA to change the Earnout Payment from up to $2 million to up to $2.18 million and change the Case Volume thresholds at which the Earnout Payment is payable as follows:

(i)	If the Case Volume is less than 6,000, then Sellers will not receive any Earnout Payment and the Purchase Price shall be decreased by an amount equal to equal to One Hundred Eighty-Six Dollars ($193) for each surgical case less than 6,000 up to a maximum aggregate amount not to exceed One Hundred Ninety-Three Thousand Dollars ($193,000).
(ii)	If the Case Volume is at least 7,000 but less than 8,000, then Sellers will receive an Earnout Payment in an amount equal to Forty-Nine Thousand Six Hundred Thirty Dollars ($49,630); or
(iii)	If the Case Volume is at least 8,000 but less than 9,000, then Sellers will receive an Earnout Payment in an amount equal to Three Hundred Eighty-Eight Thousand One Hundred Forty-Nine Dollars ($338,149); or
(iv)	If the Case Volume is at least 9,000 but less than 10,000, then Sellers will receive an Earnout Payment in an amount equal to Seven Hundred Seventy-Six Thousand Two Hundred Ninety-Seven Dollars ($776,297); or

(v)	If the Case Volume for the Earnout Period is at least 10,000 but less than 11,000, then Sellers will receive an Earnout Payment in an amount equal to One Million Four Hundred Fifty-Three Thousand Three Hundred Thirty-Four Dollars ($1,453,334); or
(vi)	If the Case Volume is more than 11,000, then Sellers will receive an Earnout Payment in an amount equal to Two Million One Hundred Eighty Thousand Dollars ($2,180,000).

The first closing of the Sale Transaction closed on March 26, 2024 and Assure and Sellers received the initial cash payment of $2.32 million less the Debt Payoff Amount of approximately $1.23 million. Payment was made in cash by the Purchaser to Assure and Sellers from available capital.

Nominee Agreement

Pursuant to the terms of the Amended APA, in connection with the First Closing, Assure Neuromonitoring, LLC and Assure Telehealth Providers, LLC entered into a nominee agreement with the Purchaser (the “Nominee Agreement”), pursuant to which the Assure Neuromonitoring agreed to, among other things, act, or cause its subsidiaries to act, as a Nominee for the benefit of the Purchaser for the purpose of (i) holding certain contractual rights arising under the agreements listed on Exhibit A attached thereto, subject to any limitations set forth therein (the “Nominee Agreements”), and (ii) otherwise facilitating certain operational functions related to business operations in furtherance of the performance obligations arising under the Nominee Agreements, including, without limitation, those operational functions set forth on Exhibit B attached thereto (collectively, the “Nominee Operational Functions”).

Non-Competition Agreement

Pursuant to the terms of the APA, in connection with the First Closing, the Sellers entered into a non-competition Agreement with the Purchaser (the “Non-Competition Agreement”) pursuant to which Sellers agreed for a term of three (3) years (i) not to disclose certain confidential, proprietary or trade secret information, (ii) not to compete with the Purchaser in the markets of the Business of the Sellers as of the effective date of the Non-Competition Agreement, except for those markets subject to the Second Closing, being the States of Arizona and Montana, (iii) not to solicit the business of any patients, providers, clients, customers, suppliers, vendors or other business relations of the Purchaser with the restricted area, (iv) not induce any employee or contractor to terminate or reduce their employment, agency or contractor relationship with Purchaser and (v) not to hire or engage any individual who was an employee or contractor of Purchaser.

Increase in Authorized Capital

On April 8, 2024, the Board of Assure approved an amendment to the Company’s articles of incorporation, as amended (the “Articles”” to increase the number of authorized shares of common stock from 9,000,000 shares (pre-Reverse Split), par value $0.001, to 250,000,000 shares (pre-Reverse Split), par value $0.001 (the “Authorized Share Increase”) and recommended that the Authorized Share Increase be presented to the stockholders of the Company for approval at a special meeting of the stockholders. On May 14, 2024, the stockholders approved the Authorized Share Increase at a special meeting of the stockholders.

On May 17, 2024, the Company filed the Certificate of Amendment with the Secretary of State of the State of Nevada to effect the Authorized Share Increase. As a result, on May 17, 2024, the third paragraph of the Articles was amended to increase the number of shares of common stock authorized to be issued from 9,000,000 shares of common stock, par value $0.001 to 250,000,000 shares of common stock, par value $0.001.

Nasdaq Delisting Notice

On July 25, 2023, the Company received a written notice from Nasdaq that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq.

The Bid Price Deficiency Letter has no immediate effect on the continued listing status of the Company’s common stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

The Company is provided a compliance period of 180 calendar days from the date of the Bid Price Deficiency Letter, or until January 22, 2024, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before January 22, 2024, the closing bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G) to 20 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. If the Company does not regain compliance during the compliance period ending January 22, 2024, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided the Company meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and notifies Nasdaq of its intent to cure the deficiency.

On August 16, 2023, the Company received notice from the Nasdaq that the Company no longer satisfies the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, or the alternatives to that requirement - a $35 million market value of listed securities or $500,000 in net income in the most recent fiscal year or two or the last three fiscal years - as required by Nasdaq Listing Rule 5550(b) (the “Equity Requirement”).

As with the Bid Price Deficiency Letter, the Staff’s notification has no immediate effect on the Company’s continued listing on The Nasdaq Capital Market.

In accordance with the Nasdaq Listing Rules, the Company was provided 45 calendar days, or until October 2, 2023, to submit a plan to regain compliance with the Equity Requirement (the “Compliance Plan”). The Company submitted its Compliance Plan on October 2, 2023. On November 1, 2023, the Staff provided notice to the Company that the Staff had granted an extension until January 22, 2024 to complete certain key steps of the Company’s compliance plan.

Based on the Company’s representations made in its compliance plan submitted to the Staff, on November 1, 2023, the Staff granted the Company an extension until January 22, 2024, to regain compliance with the Equity Requirement. However, the Staff indicated in the Determination Letter that, pursuant to Listing Rule 5810(d)(2), this deficiency serves as an additional and separate basis for delisting, and as such, the Company should address its non-compliance with the Equity Requirement before the Panel, if it appeals the Staff’s determination, which the Company has done.

On January 24, 2024, the Company received a determination letter (the “Determination Letter”) from the Staff stating that it had not regained compliance with Listing Rule 5550(a)(2) and is not eligible for a second 180 day period to regain compliance. The Company appealed the Staff’s determination, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series and had a hearing with a Nasdaq Hearings Panel (the “Panel”) on April 9, 2024. The Company still awaiting the Panel’s decision on whether the Company’s plan as presented to the Panel has been accepted.

On May 16, 2024, the Company received a written notice from the Panel that it has granted the Company an extension to regain compliance with the continued listing requirements for The Nasdaq Capital Market (the “Panel Decision”). The Hearings Panel granted the Company an extension until July 22, 2024, by which date the Company will be required to demonstrate compliance with all applicable initial listing requirements for the Nasdaq Capital Market in relation to its completion of its previously announced transaction with Danam.

On June 11, 2024, the Company terminated its merger agreement with Danam. On June 14, 2024, the Company submitted a new plan of compliance to the Panel, which included (i) completing an equity offering, (ii) issuing shares of common stock in settlement of outstanding accounts payable, (iii) issuing shares of common stock pursuant to an issuer tender offer for the Company’s outstanding convertible debentures, (iv) issuing shares of common stock on conversion of the debenture held by Centurion.

On June 21, 2024, the Company received a written notice from the Panel that it has granted the Company an extension to regain compliance with the continued listing requirements for the Nasdaq Capital Market. The Panel’s decision gives the Company until July 22, 2024 to demonstrate compliance with the continued listing standards by July 22, 2024. The Panel also imposed a Mandatory Panel Monitor for a period of one year regarding the Company’s compliance with the periodic filing rules of the Nasdaq. This means that notwithstanding Rule 5810(c)(2), if the Company has a deficiency in filing its periodic reports in accordance with Nasdaq rules, the Company will not be permitted to provide the staff of Nasdaq with a plan of compliance with respect to that deficiency and the staff of Nasdaq will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, staff of Nasdaq will issue a delist determination letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) regarding the periodic filing deficiency.

As part of the Company’s plan to regain compliance, the Company is conducting the following transactions:

●	This offering of shares of common stock and warrants to purchase shares of common stock pursuant the Company’s registration statement on Form S-1 as filed with the SEC on June 24, 2024, as amended July 18, 2024, of which this prospectus forms a part;
●	An exchange offer for the Company’s convertible debentures whereby each $1,000 principal face amount of the Company’s 9% convertible debentures due and payable in 2023 and 2024 would be exchanged for shares of common stock at a per share price of $4.194 such exchange offer to expire at 11:59 pm Denver Time on July 19, 2024. See Exchange Offer for Convertible Notes below.
●	Issuing shares of common stock to holders of up to $6 million of the Company’s outstanding accounts payable as part of subscriptions for shares of common stock to settle such accounts, such issuances to occur from time to time as a price per share equal to the Nasdaq Closing Price immediately prior to the signing of the binding agreements for such subscriptions. See Settlement of Accounts Payable below.
●	Exchanging up to $6 million of its outstanding principal amount of debenture with Centurion Financial Trust into shares of common stock at a price per share equal to the Nasdaq Closing Price immediately prior to the signing of the definitive agreement regarding such exchange.
●	A reverse stock split in the Company’s outstanding shares of common stock and authorized capital which went effective on July 9, 2024, at a ratio of 1-for-18. See Reverse Stock Split below.

There can be no assurance that the Company will be able to regain compliance with the applicable Nasdaq listing requirements, or that a Panel will stay the suspension of the Company’s securities through July 22, 2024.

If Nasdaq delists our common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Reverse Stock Split

At 12:01 a.m. (Pacific Standard Time) on July 9, 2024 (the “Effective Time”), the Company effected a reverse stock split of the Company’s authorized and issued and outstanding common stock, par $0.001, on an eighteen (18) (old) for one (1) (new) share basis (the “Reverse Split”), pursuant to Nevada Revised Statute (“NRS”) Section 78.207. At the Effective Time, the total number of shares of common stock authorized by the Corporation was reduced from 250,000,000 shares of common stock (pre-Reverse Split), par $0.001, to 13,888,888 shares of common stock, par $0.001, and the number of shares of common stock held by each stockholder of the Company was consolidated automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the Reverse Split divided by eighteen (18): effecting an eighteen (18) pre-split shares for one (1) post-split share reverse stock split. No fractional shares were issued in connection with the Reverse Split and all fractional shares will be rounded up to the next whole share, pursuant to NRS 78.205(2)(b).

As of July 8, 2024, the Company had 10,602,306 shares of common stock issued and outstanding pre-Reverse Split, and after the Reverse Split on July 9, 2024, the Company had approximately 589,017 shares of common stock issued and outstanding.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Split will be adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by eighteen (18) and multiplying the exercise or conversion price thereof by eighteen (18), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

Immediately after the Reverse Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Split.

All references to the number of common shares and price per common share, including all historical financial information and the financial statements included herein,  have been adjusted to reflect the five-for-one reverse stock split effectuated on July 9, 2024.

Exchange Offer for Convertible Notes

On June 21, 2024, the Company filed a Schedule TO, as amended, with the SEC in connection with an offer (the “Convertible Note Exchange Offer”) by Assure to exchange, for each $1,000 claim, consisting of principal amount, and accrued and unpaid interest through, and including, July 19, 2024, of the Company’s 9% Convertible Debentures due 2023 and 2024 (the “Assure Convertible Debentures”), 238.44 shares (4,291.85 shares on a pre-reverse split basis) of the Company’s common stock equal to the quotient of $1,000 divided by a per share price of $4.194 ($0.233 on a pre-reverse split basis), as adjusted for a 1-for-18 reverse stock split which took effect on July 9, 2024.  Assure is seeking to exchange any and all outstanding Assure Convertible Debentures in the Convertible Note Exchange Offer for the offered shares of common stock.

The Convertible Note Exchange Offer commenced on June 21, 2024 and will expire at 11:59 p.m. (Denver time) on July 19, 2024, unless extended by the Company.

As of July 17, 2024, Convertible Debentures with an aggregate total of $2.7 million in principal face value and $345 thousand of accrued interest had been tendered into the Convertible Note Exchange Offer representing and aggregate total of $3.1 million in principal amount plus accrued and unpaid interest through and including July 19, 2024, which are exchangeable into  736,617 shares of common stock at the expiration of the Convertible Note Exchange Offer.

Settlement of Accounts Payable

As of July 17, 2024, the Company has entered into subscription agreements to cancel an aggregate total of $668 thousand of outstanding accounts payable in exchange for the issuance of an aggregate total of 143,528 shares of common stock, representing an average exchange rate of $4.65 per share.  All exchanges were conducted at the Nasdaq Minimum Price as of the date and time of the signing of the subscription agreement.

Special Meeting of Stockholders

The Company has called a special meeting of stockholders to be held on July 19, 2024, to consider (i) an amendment of the Company’s Articles of Incorporation, to increase the number of authorized shares in the Company’s common stock from 13,888,888 to 2,000,000,000 and (ii) an amendment of the Company’s Articles of Incorporation to permit the issuance of 10,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board of Directors from time to time.

Corporate Structure

Assure Holdings Corp.

Assure Holdings Corp., formerly Montreux Capital Corp, a Canadian Capital Pool Company (“Montreux”), was formed under the British Columbia Business Corporations Act in British Columbia, Canada on September 24, 2007, is a Nevada corporation, existing under the laws of the State of Nevada pursuant to its Articles of Domestication filed with the Nevada Secretary of State on May 15, 2017. A Canadian Capital Pool Company is a special purpose acquisition company organized for the purposes of completing acquisition transactions, known as “qualifying transactions,” with operating companies for the purposes of taking the operating companies public in Canada. Qualifying transactions are subject to Canadian securities laws and exchange listing requirements.

Our Common Stock

Our common stock is listed on the Nasdaq under the symbol “IONM”.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We may remain an “emerging growth company” until as late as December 31, 2026 (the fiscal year-end following the fifth anniversary of the completion of our initial public offering, though we may cease to be an “emerging growth company” earlier under certain circumstances, including (1) if the market value of our common stock that is held by nonaffiliates exceeds $700 million as of any June 30, in which case we would cease to be an “emerging growth company” as of the following December 31, or (2) if our gross revenue exceeds $1.235 billion in any fiscal year. “Emerging growth companies” may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors could find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Available Information

Our executive office address is 7887 E. Belleview Ave., Suite 240, Denver, Colorado 80111. The telephone number for our executive office is (720) 287-3093.

We make available, free of charge, on or through our Internet website, at www.assureneuromonitoring.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our Internet website and the information contained therein or connected thereto are not intended to be, and are not, incorporated into this prospectus.

Summary Risk Factors

We and our business are subject to material risks, which could cause actual results, performance and achievements to differ materially from those anticipated, and the risk factors set forth in the section entitled “Risk Factors” beginning on page 14 of this prospectus. These risks can be summarized as follows:

Business Related Risks

●	We’ve had historical negative operating results, and substantial doubt exists as to our ability to continue as a going concern.

●	There is meaningful decrease in underlying commercial insurance reimbursement for IONM services provided.
●	We anticipate we will be required to raise additional capital to finance our operations; however, we may not be able to do so when necessary and/or on terms advantageous or acceptable to us.
●	We face significant competition from other health care providers.
●	We rely on key personnel, industry partners and our ability to hire experienced employees and professionals.
●	The intraoperative neuromonitoring industry is relatively new and is subject to risk associated with public scrutiny and gaps in technician oversight and formal board reviews.
●	We are subject to fluctuations in revenues and payor mix.
●	We depend on reimbursement from a small group of third-party payors which could lead to delays and uncertainties in the reimbursement rate and process.
●	Our performance is greatly dependent on decisions that Third-Party Payors make regarding their out-of-network benefits and alternatively, our ability to collect from these Third-Party Payors.
●	State and Federal surprise billing legislation could lead to lower reimbursement rates.
●	Our revenues will depend on our customers’ continued receipt of adequate reimbursement from private insurers and government sponsored health care programs.
●	Changes in accounting estimates due to changes in circumstances may require us to write off accounts receivables or write down intangible assets, such as goodwill, may have a material impact on our financial reporting and results of operations.
●	We may be subject to professional liability claims.
●	We may be subject to liability claims for damages and other expenses not covered by insurance that could reduce our earnings and cash flows.
●	We are subject to rising costs, including malpractice insurance premiums or claims may adversely affect our business.
●	We may incur unexpected, material liabilities as a result of acquisitions.
●	Our reliance on software-as-a-service (“SaaS”) technologies from third parties may adversely affect our business and results of operations.
●	Our reliance on third party providers of neurology oversight services may adversely affect our business and results of operations.
●	Our business depends on network and mobile infrastructure developed and maintained by third-party providers. Any significant interruptions in service could result in limited capacity, processing delays and loss of customers.
●	Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations.
●	We have identified and disclosed in this Form 10-K material weaknesses in our internal control over financial reporting. If we are not able to remediate these material weaknesses and maintain an effective system of internal controls, we may not be able to accurately or timely report our financial results, which could cause our stock price to fall or result in our stock being delisted.

Health Care Industry Regulatory Risks

●	Our business is subject to substantial government regulation.
●	Our operations are subject to the nation’s health care laws, as amended, repealed, or replaced from time to time.
●	A cyber security incident could cause a violation of HIPAA, breach of customer and patient privacy, or other negative impacts.
●	If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations.

Risk Related to our Debenture

●	Restrictive covenants in our loan agreements with Centurion Financial Trust may restrict our ability to pursue our business strategies.
●	Our obligations to Centurion Financial Trust are secured by a security interest in substantially all of our assets, if we default on those obligations, the lender could foreclose on our assets.

Risk Related to our Stock

●	We have not been in compliance with the requirements of the Nasdaq for continued listing and if Nasdaq does not concur that we have adequately remedied our non-compliance, our common stock may be delisted from trading on Nasdaq, which could have a material adverse effect on us and our stockholders.
●	The price of our common stock is subject to volatility.
●	Our bylaws designate the state and federal courts located in Denver, Colorado as the exclusive forum for certain types of actions and proceedings, which could limit a stockholder’s ability to choose the judicial forum for disputes arising with Assure Holdings Corp.
●	There is a limited trading market for our common stock.
●	We qualify as an “emerging growth company” under the JOBS Act. As an “emerging growth company” we are subject to lessened disclosure requirements which could leave our stockholders without information or rights available to stockholders of more mature companies.

The foregoing is a summary of significant risk factors that we think could cause our actual results to differ materially from expected results. However, there could be additional risk factors besides those listed herein that also could affect us in an adverse manner. You should read the risk factors set forth in the section entitled “Risk Factors” beginning on page 14 of this prospectus.

The Offering

Issuer	Assure Holdings Corp.

Securities offered by us

Up to         shares of our common stock and common warrants to purchase up to         shares of common stock, or pre-funded warrants to purchase shares of common stock and common warrants to purchase shares of common stock. The shares of common stock and common warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. Each common warrant has an exercise price of $     per share of common stock and will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the warrants will be exercisable upon issuance (the “Initial Exercise Date”). Each Class A Warrant will expire five years from the Initial Exercise Date. Each Class B Warrant will expire eighteen months from the Initial Exercise Date. We are also registering up to         shares of common stock issuable upon exercise of the common warrants, pre-funded warrants and placement agent warrants pursuant to this prospectus.

Pre-funded warrants offered by us

We are also offering to those purchasers, if any, whose purchase of the common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding common stock immediately following consummation of this offering, the opportunity to purchase, if they so choose, pre-funded warrants in lieu of the common stock that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding common stock.

The purchase price of each pre-funded warrant will equal the price per share of common stock being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share.

Each pre-funded warrant will be immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the pre-funded warrants. To better understand the terms of the pre-funded warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus. You should also read the form of pre-funded warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Common Stock Outstanding After this Offering (1)

shares (or shares of common stock, assuming no sale of any pre-funded warrants and no exercise of the common warrants being offered in this offering. To the extent pre-funded warrants are sold, the number of shares of common stock sold in this offering will be reduced on a one-for-one basis.

Use of Proceeds	We estimate that the net proceeds from the sale of the securities we are offering will be approximately $ million, after deducting placement agent fees and estimated offering costs payable by us.

We intend to use the net proceeds from this offering to conduct operations, continue to pursue strategic alternatives, pay outstanding accounts payable in an amount up to $      as well as general working capital.

Risk Factors

Please read “Risk Factors” beginning on page 14 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities offered in this prospectus.

NASDAQ Symbol	Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “IONM.”
(1)	The number of shares of common stock shown above to be outstanding after this offering is based on 550,556 shares outstanding as of July 18, 2024, and excludes the following:
●	10,352 shares of common stock issuable upon the exercise of outstanding warrants with an average weighted exercise price of $69.92;

●	800 shares of common stock issuable upon the exercise of outstanding stock options with an average weighted exercise price of $119.79;
●	1,699 shares of common stock issuable upon conversion of convertible notes.

Except as otherwise indicated, the information in this prospectus assumes: (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on an one-for-one basis; (ii) no exercise of any common warrants; and (iii) no exercise of the options or warrants as described above.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables set forth a summary of the historical audited consolidated financial data of Assure as at and for the fiscal years ended December 31, 2023 and 2022 and the unaudited consolidated condensed financial data as at and for the periods ended March 31, 2024 and 2023. The historical summary consolidated financial data set forth in the following tables has been derived from Assure’s consolidated financial statements included elsewhere in this Offering Letter. You should read this data together with Assure’s consolidated financial statements and the related notes appearing elsewhere in this Offer Letter and the information included under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Assure’s  historical results are not necessarily indicative of our future results.

Condensed Consolidated Statements of Operations:

(expressed in thousands of United States Dollars, except share amounts)

	Three months ended		Year ended
	March 31,		December 31,
	2024	2023	2023	2022
Total operating expenses	$3,730	$3,213	$17,888	$19,984

Loss from operations	(4,196)	(3,777)	(20,082)	(22,045)
Net Loss	(3,761)	(3,144)	(26,078)	(30,112)
Loss per share from continuing operations, basic and diluted	(0.03)	(0.20)	(0.28)	(1.69)
Income (Loss) per share from discontinued operations, basic and diluted	0.00	0.03	(0.06)	(0.54)
Loss per share, basic and diluted	$(0.03)	$(0.17)	$(0.34)	$(2.23)
Weighted average shares to compute net loss per share, basic and diluted	125,997,822	18,988,794	76,982,760	13,529,862

Selected Consolidated Balance Sheet Data

(expressed in thousands of United States Dollars, except share amounts)

	March 31,	December 31,
	2024	2023	2022
Cash	$376	$123	$905
Total current assets	$3,728	$6,723	$23,261
Total assets	$4,440	$7,514	$24,249
Current liabilities	$22,751	$22,218	$4,971
Total liabilities	$23,050	$22,849	$18,784
Total shareholders’ (deficit) equity	$(18,610)	$(15,335)	$5,465
Total liabilities and stockholder’s (deficiency) equity	$4,440	$7,514	$24,249

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, including the matters addressed in the section entitled “Caution Regarding Forward-Looking Statements,” beginning on page ii of this prospectus, before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward-looking statements. The following risk factors are not the only risk factors facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition, and results of operations and it is not possible to predict all risk factors, nor can we assess the impact of all factors on us or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements.

Risks Related to Our Business

We’ve had historical negative operating results, and substantial doubt exists as to our ability to continue as a going concern.

Since its initial launch, the Company has experienced operating losses. Our net loss was $26.1 million and $30.1 million for the years ended December 31, 2023 and 2022, respectively. There is no guarantee when profitability will occur. Furthermore, our independent registered public accountants have expressed that substantial doubt exists as to the Company’s ability to continue as a going concern. See Note 2 to the Consolidated Financial Statements included in this Form 10-K for further discussion.

Meaningful decrease in underlying commercial insurance reimbursement for IONM services provided.

In recent years, the IONM industry has seen a meaningful compression in reimbursement for IONM services provided. This trend has been more pronounced for the Technical Component relative to the Professional Component, driven in part by a shift in perceived benefit.

In addition, in October 2022, Assure and other IONM providers experienced a meaningful decrease in the Texas reimbursement benchmark, which had been utilized in state arbitration claims to great success from January 2022 through September 2022. In October 2022, Texas state arbitration reimbursement was realigned to a level much closer to the state average across the Company’s operational footprint. Prior to the sale of the clinical operations, Texas was Assure’s largest market and represented approximately 60% of patient volume.

Effective January 1, 2022, the No Surprises Act (enacted as part of the Consolidated Appropriations Act, 2021), was intended to protect patients from receiving balance bills or “surprise bills”, the difference between what the provider charged and what insurance paid. This new law also provides for negotiation and independent dispute resolution (“IDR”) processes to resolve disputed claim payment amounts for federally regulated insurance plans. Assure has filed several hundred negotiation requests and IDR cases, although decisions for those cases are pending. Health and Human Services has acknowledged that there is a substantial backlog of IDR case decisions due to a larger than expected demand for dispute resolutions. If we are unsuccessful in arbitrating, or if the arbitration process is delayed, we may not collect for our services or experience delays in collecting for our services and our business and financial results could be materially adversely affected.

The Consolidated Appropriations Act of 2023 enacted a 2.08% payment cut in Medicare physician fee schedule rates for 2023. The updating of Medicare physician fee schedule rates will be threatened by budget neutrality requirements for the foreseeable future. Any future cuts to rates for professional physician services under the Medicare program, other public health care programs in which we may choose to participate, or commercial payor reimbursement could materially and adversely impact our financial results.

If we are unable to be reimbursed for our services at expected levels, our business and financial results could be materially adversely affected.

We have significantly decreased our operations and our past financial results may not be indicative of our future results.

In March of 2024, the Company divested the majority of its interoperative neuromonitoring (IONM) assets to a strategic competitor. See Our Strategy – Sale of Assets below. Currently, the Company has [15] active employees, including [3] full-time and contracted technologists conducting services. The Company operations are limited to the jurisdictions of Montana and Arizona. As a result, the Company’s operations are substantially reduced from those reported in previously financial period prior to March of 2024 and may not be indicative of our future financial results. Our decreased operations could make it difficult for us to compete in the jurisdictions in which we operate.

The termination of Managed Service Agreements may materially affect our financial results.

In instances in which the Professional Component is provided via MSA’s with surgeons or through agreements with PEs, Assure engaged in a revenue share based on our percentage ownership of the PE. During 2023, Assure terminated most MSA agreements and invoiced for both the technical and professional components. Assure’s goal is to exit all remaining MSA agreements in 2024. This process may lead to the loss of surgeon relationships and as a result our business, reputation, and financial results could be materially adversely affected.

We face significant competition from other health care providers.

We compete with other IONM service providers for patients, surgeons, neurologists and INPs. Some of our competitors have longstanding and well-established relationships with physicians and third-party payors in the community. Some of our competitors are hospitals that provide IONM services for surgeries occurring within their hospital facilities. Some of our competitors are also significantly larger than us, may have access to greater marketing, financial and other resources and may be better known in the general community.

The competition among service providers, facilities and hospitals for surgeons, neurologists, professional staff, and patients has intensified in recent years. We face competition from other providers that perform similar services, both inside and outside of our primary service areas. Some of our competitors are owned by non-profit or governmental entities, which may be supported by endowments and charitable contributions or by public or governmental support. These competitors can make capital expenditures without paying sales tax, may hold the property without paying property taxes and may pay for the equipment out of earnings not burdened by income taxes. This competitive advantage may affect our ability to compete effectively with these non-profit or governmental entities.

There are several large, publicly traded companies, divisions or subsidiaries of large publicly held companies, and several private companies that develop and acquire specialty services, which may include neuromonitoring, and these companies compete with us in the acquisition of additional businesses. Further, many surgeon groups develop groups that provide ancillary services, using consultants who typically perform these services for a fee and who may take a small equity interest in the ongoing operations of a business. We can give no assurance that we can compete effectively in these areas. If we are unable to compete effectively to recruit new surgeons, neurologists, attract patients, enter into arrangements with managed care payors or acquire new facilities, our ability to implement our growth strategies successfully could be impaired. This may have an adverse effect on our business, results of operations and financial condition.

We rely on key personnel, industry partners and our ability to hire experienced employees and professionals.

We depend on the efforts of key management, key personnel and our relationships with medical partners in the surgical industry and our ability to hire experienced employees and professionals. Loss of any of these people and partnerships, particularly to competitors, could have a material adverse effect on our business. Further, with respect to the future development of our business, it is necessary to attract additional partners and personnel for such development.

The marketplace for key skilled personnel is becoming more competitive, which means the cost of hiring, training, and retaining such personnel may increase. Our business depends on our ability to hire and retain employees who have advanced clinical and other technical skills. Employees who meet these high standards are in great demand and are likely to remain a limited resource in the foreseeable future. If we are unable to recruit and retain a sufficient number of these employees, the ability to maintain and grow the business could be negatively impacted. A limited supply of qualified applicants may also contribute to wage increases which outpace the rate of inflation.

Factors outside our control, including competition for human capital and the high level of technical expertise and experience required to execute this development, will affect our ability to employ the specific personnel required. Due to our relatively small size, the failure to retain or attract a sufficient number of key skilled personnel and partnerships could have a material adverse effect on our business, results of future operations and financial condition.

The intraoperative neuromonitoring industry is relatively new and is subject to risk associated with public scrutiny and gaps in technician oversight and formal board reviews.

The intraoperative neuromonitoring industry is relatively new and many of service providers are small privately held providers of intraoperative neuromonitoring that lack quality assurance programs. Our competitors may be more susceptible to adverse patient outcomes, thus raising public scrutiny of the industry as a whole. Such public scrutiny could impact our ability to maintain and grow the business.

INPs within the intraoperative neuromonitoring industry are not subject to oversight or formal board reviews. Lack of oversight and reviews could lead to declining quality among providers who lack self-governed internal programs designed to ensure high-quality standards. Given the fragmented competitive landscape of the neuromonitoring industry, such gaps in appropriate clinical oversight could impact our ability to maintain or grow the business.

We are subject to fluctuations in revenues and payor mix.

We depend on payments from third-party payors, including private insurers, managed care organizations and government health care programs. We are dependent on private and, to a lesser extent, governmental third- party sources of payment for the managed cases performed in Procedure Facilities. Our competitive position has been, and will continue to be, affected by reimbursement and co-payment initiatives undertaken by third- party payors, including insurance companies, and, to a lesser extent, employers, and Medicare and Medicaid.

As an increasing percentage of patients become subject to health care coverage arrangements with managed care payors, our success may depend in part on our ability to negotiate favorable contracts on behalf of Procedure Facilities with managed care organizations, employer groups and other private third-party payors. There can be no assurances that we will be able to enter into these arrangements on satisfactory terms in the future. Also, to the extent that Procedure Facilities have managed care contracts currently in place, there can be no assurance that such contracts will be renewed, or the rates of reimbursement held at current levels.

Managed care plans often set their reimbursement rates based on Medicare and Medicaid rates and consequently, although only a small portion of our revenues are from Medicare and Medicaid, the rates established by these payors may influence our revenues from private payors. As with most government reimbursement programs, the Medicare and Medicaid programs are subject to statutory and regulatory changes, possible retroactive and prospective rate adjustments, administrative rulings, freezes and funding reductions, all of which may adversely affect our revenues and results of operations.

The Centers for Medicare and Medicaid Services introduced substantial changes to reimbursement and coverage related to ambulatory surgical centers (“ASC”). Under these ASC rules, reimbursement levels decreased and remain subject to change. Consequently, our operating margins may continue to be under pressure as a result of changes in payor mix and growth in operating expenses in excess of increases in payments by third-party payors. In addition, as a result of competitive burdens, our ability to maintain operating margins through price increases to privately insured patients is limited. This could have a material adverse effect on our business, operating results and financial condition. Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered and is recognized upon performance of the patient service. In determining net patient service revenue, management periodically reviews and evaluates historical payment data, payor mix and current economic conditions and adjusts, as required, the estimated collections as a percentage of gross billings in subsequent periods based on final settlements and collections. Management continues to monitor historical collections and market conditions to manage and report the effects of a change in estimates. While we believe that the current reporting and trending software provides us with an accurate estimate of net patient service revenues, any changes in collections or market conditions that we fail to accurately estimate or predict could have a material adverse effect on our operating results and financial condition.

We depend on reimbursement from a small group of third-party payors which could lead to delays and uncertainties in the reimbursement rate and process.

Approximately 83% of our accrued revenue for the year ended December 31, 2023 relates to 30 third-party payors. The loss or disruption of any one of these payors could have an adverse effect on our business, results of operations and financial condition. Additionally, about 79% of our cash collections during the year ended December 31, 2023 was concentrated among these same third-party payors. Greater diversification of payors is dependent on expansion into new markets.

Our accounts receivable collection performance is greatly dependent on decisions that Third-Party Payors make regarding their out-of-network benefits and alternatively, our ability to negotiate profitable contracts with Third-Party Payors.

One of the complexities of our business is navigating the increasingly hostile environment for entities that are not participants in the health insurance companies’ (“Third-Party Payors”) provider networks (also referred to as an out-of-network provider or facility). Third-Party Payors negotiate discounted fees with providers and facilities in return for access to the patient populations which those Third-Party Payors cover. The providers and facilities that contractually agree to these rates become part of the Third-Party Payor’s “network”. We are currently out-of-network as to most Third-Party Payors.

There are several risks associated with not participating in Third-Party Payor networks. First, not all Third- Party Payors offer coverage to their patients for services rendered by non-participants in that Third-Party Payor’s network. Further, it is typically the case that patients with so-called “out-of-network benefits” will be obliged to pay higher co-pays, higher deductibles, and a larger percentage of co-insurance payments. In addition, because the out-of-network coverage often mandates payment at a “usual and customary rate”, the determination of the amounts payable by the Third-Party Payor can fluctuate.

Health care providers and facilities that choose not to participate in a Third-Party Payor’s network often face longer times for their claims to be processed and paid. Further, many Third-Party Payors aggressively audit claims from out-of-network providers and facilities and continuously change their benefit policies in various ways that restrict the ability of beneficiaries to access out of network benefits, and to restrict out-of-network providers from treating their beneficiaries. Consequently, it may become necessary for us to change our out- of-network strategy and join Third-Party Payor networks. This may require us to negotiate and maintain numerous contracts with various Third-Party Payors. In either case, our performance is greatly dependent upon decisions that Third-Party Payors make regarding their out-of-network benefits and alternatively, our ability to negotiate profitable contracts with Third-Party Payors.

If it becomes necessary for us to convert entirely to in-network, there is no guarantee that we will be able to successfully negotiate these contracts. Further, we may experience difficulty in establishing and maintaining relationships with health maintenance organizations, preferred provider organizations, and other Third-Party Payors. Out-of-network reimbursement rates are typically higher than in network reimbursement rates, so our revenue would likely decline if we move to an in-network provider strategy and fail to increase our volume of business sufficiently to offset reduced in-network reimbursement rates. These factors could adversely affect our revenues and our business.

Historically, all privately insured cases were billed on an out-of-network basis. Over the past three years, the Company has shifted some of the business to direct and indirect contracts with the payors and related parties. However, as of December 31, 2023, virtually all of our privately insured cases remain out of network basis, without any reimbursement rate protection or consistent in-network patient enrollments typically seen from an in-network agreement. Accordingly, we are susceptible to changes in reimbursement policies and procedures by Third-Party Payors and patients’ preference of using their out-of-network benefits which could have an adverse effect on our business, results of operations and financial condition.

The industry trend toward value-based purchasing may negatively impact our revenues.

We believe that value-based purchasing initiatives of both governmental and private payors tying financial incentives to quality and efficiency of care will increasingly affect the results of operations of Procedure Facilities and may negatively impact our revenues if we are unable to meet expected quality standards.

We may be affected by the Patient Protection and Affordable Care Act (“ACA”), which contains several provisions intended to promote value-based purchasing in federal health care programs. Medicare now requires providers to report certain quality measures in order to receive full reimbursement increases for inpatient and outpatient procedures that were previously awarded automatically. In addition, hospitals that meet or exceed certain quality performance standards will receive increased reimbursement payments, while hospitals that have “excess readmissions” for specified conditions will receive reduced reimbursement. There is a trend among private payors toward value-based purchasing of health care services, as well. Many large commercial health insurance payors require hospitals to report quality data, and several of these payors will not reimburse hospitals for certain preventable adverse events.

We expect value based purchasing programs, including programs that condition reimbursement on patient outcome measures, to become more common, to involve a higher percentage of reimbursement amounts and to spread to reimbursement for ancillary services. Although we are unable to predict how this trend will affect our future results of operations, it could negatively impact our revenues if we are unable to meet quality standards established by both governmental and private payors.

State and Federal surprise billing legislation could lead to lower reimbursement rates.

In December 2020, federal legislation called the No Surprises Act was passed by Congress and signed by the President. Beginning in 2022, the law was implemented with the intended effect to prohibit surprise billing. Another feature of the No Surprise Act relevant to Assure is that it will for the first time allow companies like Assure to arbitrate disputed claims where we are not being paid in every state. While each arbitration case is treated like an individual lawsuit with unpredictable outcomes, we believe this dispute resolution process has the potential to help us get paid on a greater proportion of our claims.

The majority of U.S. states have laws protecting consumers against out-of-network balance billing or “surprise billing”. While consumer collections represent a negligible amount of our total revenue, most state surprise billing laws have established payment standards based on the median in-network rate or a multiplier of what Medicare would pay. These payment standards are often less than the average out-of-network payment and could therefore have an adverse effect on reimbursement rates. Although we have already experienced lower reimbursement rates from such laws, additional impact may be experienced as more states and/or federal legislation is adopted. As of December 31, 2023, virtually none of our third-party payor revenue was contracted with in- network rate agreements and we are no longer actively pursuing in-network agreements.

Our revenues will depend on our customers’ continued receipt of adequate reimbursement from private insurers and government sponsored health care programs.

Political, economic, and regulatory influences continue to change the health care industry in the United States. The ability of hospitals to pay fees for our products partially depends on the extent to which reimbursement for the costs of such materials and related treatments will continue to be available from private health coverage insurers and other similar organizations. We may have difficulty gaining market acceptance for the products we sell if third-party payors do not provide adequate coverage and reimbursement to hospitals. Major third- party payors of hospitals, such as private health care insurers, periodically revise their payment methodologies based, in part, upon changes in government sponsored health care programs. We cannot predict these periodic revisions with certainty, and such revisions may result in stricter standards for reimbursement of hospital charges for certain specified products, potentially adversely impacting our business, results of operations, and financial conditions.

Changes in accounting estimates due to changes in circumstances may require us to write off accounts receivables or write down intangible assets, such as goodwill, may have a material impact on our financial reporting and results of operations.

We have made updates to estimates resulting from changes in circumstances. For example, during the year ended December 31, 2022, we decreased the useful of intangible assets related to doctor agreements from 10 years to one year as one year more accurately represents our current useful life of such agreements. As a result of this change in estimate, the amortization of historical doctor agreements was accelerated bringing the balance as of December 31, 2022 to nil. There will be no amortization in future periods related to historical capitalized doctor agreements. Any agreements entered into after December 2022, will be amortized over one year. Future changes in estimates may cause us to write off accounts receivable, intangible assets, such as goodwill, based on changes in circumstances which may have a negative impact on our consolidated financial statements.

Accounts Receivable

In order to more precisely estimate and our accounts receivable reserves, in January 2021 the Company modified its accounting estimate procedures to update its technical and professional collection experience monthly. This change in estimate procedures will not eliminate additional reserves being recorded for fluctuation in the technical and professional collection experience in future periods. However, our change in policy is expected to reduce the magnitude of future reserves that are recorded as a result of fluctuations in the Company’s collection experience.

Goodwill and Intangible Assets

As a result of purchase accounting for our acquisition transactions, our consolidated balance sheet at December 31, 2021 contained intangible assets designated as either goodwill or intangibles totaling approximately $4.4 million in goodwill and approximately $3.6 million in intangibles. Additional acquisitions that result in the recognition of additional intangible assets would cause an increase in these intangible assets. On an ongoing basis, we evaluate whether facts and circumstances indicate any impairment of the value of intangible assets. As of December 31, 2022, we determine that a significant impairment had occurred, which required us to write-off $3.4 million of goodwill and $117 thousand of other intangible assets for a total impairment charge of $3.5 million. Future impairment charges could have a material adverse effect on our results of operations in the period in which the write-off occurs.

We depend on referrals.

Our success, in large part, is dependent upon referrals to our physicians from other physicians, systems, health plans and others in the communities in which we operate, and upon our medical staff’s ability to maintain good relations with these referral sources. Physicians who use Procedure Facilities and those who refer patients are not our employees and, in many cases, most physicians have admitting privileges at other hospitals and (subject to any applicable non-competition arrangements) may refer patients to other providers. If we are unable to successfully cultivate and maintain strong relationships with our physicians and their referral sources, the number of managed cases performed at Procedure Facilities may decrease and cause revenues to decline. This could adversely affect our business, results of operations and financial condition.

We may be subject to professional liability claims.

As a health care provider, we are subject to professional liability claims both directly and indirectly through the malpractice of members of our medical staff. We are responsible for the standard of care provided in Procedure Facilities by staff working in those facilities. We have legal responsibility for the physical environment and appropriate operation of our equipment used during surgical procedures. In addition, we are subject to various liability for the negligence of its credentialed medical staff under circumstances where we either knew or should have known of a problem leading to a patient injury. The physicians credentialed at Procedure Facilities are involved in the delivery of health care services to the public and are exposed to the risk of professional liability claims. Although we neither control the practice of medicine by physicians nor have responsibility for compliance with certain regulatory and other requirements directly applicable to physicians and their services, as a result of the relationship between us and the physicians providing services to patients in Procedure Facilities, we or our subsidiaries may become subject to medical malpractice claims under various legal theories.

Claims of this nature, if successful, could result in damage awards to the claimants in excess of the limits of available insurance coverage. Insurance against losses related to claims of this type can be expensive and varies widely from state to state. We maintain and require the physicians on the medical staff of Procedure Facilities to maintain liability insurance in amounts and coverages believed to be adequate, presently $1 million per claim to an aggregate of $3 million per year.

Most malpractice liability insurance policies do not extend coverage for punitive damages. While extremely rare in the medical area, punitive damages are those damages assessed by a jury with the intent to “punish” a tortfeasor rather than pay for a material loss resulting from the alleged injury. We cannot assure you that we will not incur liability for punitive damage awards even where adequate insurance limits are maintained. We also believe that there has been, and will continue to be, an increase in governmental investigations of physician-owned facilities, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Investigation activity by private third-party payors has also increased with, in some cases, intervention by the states’ attorneys general. Also possible are potential non-covered claims, or “qui tam” or “whistleblower” suits. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on our financial condition.

We may be subject to liability claims for damages and other expenses not covered by insurance that could reduce our earnings and cash flows.

Our operations may subject us, as well as our officers and directors to whom we owe certain defense and indemnity obligations, to litigation and liability for damages. Our business, profitability and growth prospects could suffer if we face negative publicity or we pay damages or defense costs in connection with a claim that is outside the scope or limits of coverage of any applicable insurance coverage, including claims related to adverse patient events, contractual disputes, professional and general liability, and directors’ and officers’ duties. We currently maintain insurance coverage for those risks we deem are appropriate. However, a successful claim, including a professional liability, malpractice or negligence claim which is in excess of any applicable insurance coverage, or not covered by insurance, could have a material adverse effect on our earnings and cash flows. In addition, if our costs of insurance and claims increase, then our earnings could decline. Market rates for insurance premiums and deductibles have been steadily increasing. Our earnings and cash flows could be materially and adversely affected by any of these.

We are subject to rising costs, including malpractice insurance premiums or claims may adversely affect our business.

The costs of providing our services have been rising and are expected to continue to rise at a rate higher than that anticipated for consumer goods as a whole. These increased costs may arise from adverse risk management claims against us or increases in the rates for medical malpractice insurance. As a result, our business, operating results or financial condition could be adversely affected if we are unable to implement annual private pay increases due to changing market conditions or otherwise increase our revenues to cover increases in labor and other costs.

We may incur unexpected, material liabilities as a result of acquisitions.

Although we intend to conduct due diligence on any future acquisition, we may inadvertently invest in acquisitions that have material liabilities arising from, for example, the failure to comply with government regulations, medical claims or other past activities. Although we have professional and general liability insurance, we do not currently maintain and are unlikely to acquire insurance specifically covering every unknown or contingent liability that may have occurred prior to our investment in Procedure Facilities, particularly those involving prior civil or criminal misconduct (for which there is no insurance). Incurring such liabilities as a result of future acquisitions could have an adverse effect on our business, operations and financial condition.

Our reliance on software-as-a-service (“SaaS”) technologies from third parties may adversely affect our business and results of operations.

We rely on SaaS technologies from third parties in order to operate critical functions of our business, including financial management services, customer relationship management services, supply chain services and data storage services. If these services become unavailable due to extended outages or interruptions or because they are no longer available on commercially reasonable terms or prices, or for any other reason, our expenses could increase, our ability to manage our finances could be interrupted, our processes for managing sales of our offerings and supporting our customers could be impaired, our ability to communicate with our suppliers could be weakened and our ability to access or save data stored to the cloud may be impaired until equivalent services, if available, are identified, obtained and implemented, all of which could harm our business, financial condition, and results of operations.

Our business depends on network and mobile infrastructure developed and maintained by third-party providers. Any significant interruptions in service could result in limited capacity, processing delays and loss of customers.

We depend on the development and maintenance of the internet and mobile infrastructure. This includes maintenance of reliable internet and mobile infrastructure with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable Internet and mobile access. We also use and rely on services from other third parties, such as our telecommunications services and credit card processors, and those services may be subject to outages and interruptions that are not within our control. Failures by our telecommunications providers may interrupt our ability to provide phone support to our customers and Distributed denial-of-service (“DDoS”) attacks directed at our telecommunication service providers could prevent customers from accessing our website. In addition, we have in the past and may in the future experience down periods where our third-party credit card processors are unable to process the online payments of our customers, disrupting our ability to receive customer orders. Our business, financial condition, and results of operations could be materially and adversely affected if for any reason the reliability of our Internet, telecommunications, payment systems and mobile infrastructure is compromised.

Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations.

We are dependent on the proper function, availability, and security of our information systems, including without limitation those systems utilized in our scheduling and collection operations. We have undertaken measures to protect the safety and security of our information systems and the data maintained within those systems. As part of our efforts, we may be required to expend significant capital to protect against the threat of security breaches or to alleviate problems caused by breaches, including unauthorized access to patient data and personally identifiable information stored in our information systems and the introduction of computer malware to our systems. However, there can be no assurance our safety and security measures will detect and prevent security breaches in a timely manner or otherwise prevent damage or interruption of our systems and operations. We may be vulnerable to losses associated with the improper functioning, security breach or unavailability of our information systems.

We have identified and disclosed in our most recent Form 10-K material weaknesses in our internal control over financial reporting. If we are not able to remediate these material weaknesses and maintain an effective system of internal controls, we may not be able to accurately or timely report our financial results, which could cause our stock price to fall or result in our stock being delisted.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended. Management has identified material weaknesses in our internal control over financial reporting and complex transactions. The related control deficiencies resulted in material misstatements in our previously issued unaudited interim condensed consolidated financial statements for periods ended March 31, 2023, June 30, 2023 and September 30, 2023.

A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. As a result of the material weakness, our management concluded that our internal control over financial reporting was not effective based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission.

Our management is actively engaged in developing a remediation plan designed to address these material weaknesses. If our remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our financial statements may contain material misstatements and we could be required to restate our financial results.

We cannot assure you that any measures we may take in the near future will be sufficient to remediate these material weaknesses or avoid potential future material weaknesses. In addition, we may suffer adverse regulatory or other consequences, as well as negative market reaction, as a result of any material weaknesses, and we will incur additional costs as we seek to remediate these material weaknesses.

To effectively manage our company today, we need to remediate the material weakness and continue to improve our operational, financial, and management controls and our reporting systems and procedures. Any failure to remediate these material weaknesses and implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results, cause us to fail to meet our financial reporting obligations, or make it more difficult to raise capital (or, if we are able to raise such capital, make such capital more expensive), one or more of which could adversely affect our business and/or jeopardize our listing on the Nasdaq, any of which would harm our stock price.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis.

Our ability to use NOL carryforwards and certain tax credit carryforwards may be subject to limitation in connection with this offering and other ownership changes.

As of December 31, 2023, we had federal and state NOL carryforwards of $40.1 million. The majority of federal NOL carryforwards are carried forward indefinitely. Federal NOLs generated after 2017 have an indefinite carryforward and are only able to offset 80 percent of taxable income beginning in 2021. Under Section 382 of the Internal Revenue Code, changes in our ownership may limit the amount of NOL carryforwards and research and development tax credit carryforwards that could be utilized annually to offset our future taxable income, if any. This limitation would generally apply in the event of a cumulative change in our ownership of more than 50% within a three-year period. Any such limitation may significantly reduce our ability to utilize our NOL carryforwards and research and development tax credit carryforwards before they expire. The completion of this offering, together with private placements and other transactions that have occurred since our inception, may trigger such an ownership change pursuant to Section 382 of the Internal Revenue Code. Any such limitation, whether as the result of this offering, prior private placements, sales of common stock by our existing stockholders, or additional sales of our common stock by the combined organization after this offering, could have a material adverse effect on our results of operations in future years.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact us and the value of our common stock, pre-funded warrants or common warrants.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect us or holders of our common stock, pre-funded warrants or common warrants. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact our financial performance and the value of shares of our common stock, pre-funded warrants or common warrants. Additionally, states in which we operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on us or our investors is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It remains unclear in certain respects how this legislation will be implemented by the U.S. Department of Treasury and we cannot predict how this legislation or any future changes in tax laws might affect us or investors in our common stock, pre-funded warrants or common warrants.

Risks Related to the Regulation of the Healthcare Industry

Our business is subject to substantial government regulation.

The health care industry is heavily regulated, and we are required to comply with extensive and complex laws and regulations at the federal, state and local government levels. A number of these laws specifically relate to the provision of Medicare and Medicaid billing.

Anti-Kickback Statutes

The federal Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation or receipt of remuneration to induce the referral of a patient or the purchase, lease or order (or the arranging for or recommending of the purchase, lease or order) of health care items or services paid for by federal health care programs, including Medicare or Medicaid. A violation does not require proof that a person had actual knowledge of the statute or specific intent to violate the statute, and court decisions under the Anti-Kickback Statute have consistently held that the law is violated where one purpose of a payment is to induce or reward referrals. Violation of the federal anti-kickback statute could result in felony conviction, administrative penalties, civil liability (including penalties) under the False Claims Act and/or exclusion from federal health care programs.

A number of states have enacted anti-kickback laws (including so-called “fee splitting” laws) that sometimes apply not only to state-sponsored health care programs but also to items or services that are paid for by private insurance and self-pay patients. State anti-kickback laws can vary considerably in their applicability and scope and sometimes have fewer statutory and regulatory exceptions than does the federal law. Enforcement of state anti-kickback laws varies widely and is often inconsistent and erratic.

Our management carefully considers the importance of such anti-kickback laws when structuring company operations. That said, we cannot assure that the applicable regulatory authorities will not determine that some of our arrangements with hospitals, surgical facilities, physicians, or other referral sources violate the Anti-Kickback Statute or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

Physician Self- Referral (“Stark”) Laws

The federal Stark Law, 42 U.S.C. §1395nn, also known as the physician self-referral law, generally prohibits a physician from referring Medicare and Medicaid patients to an entity (including hospitals) providing “designated health services,” if the physician has a “financial relationship” with the entity, unless an exception applies. Designated health services include, among other services, inpatient hospital services, outpatient prescription drug services, clinical laboratory services, certain diagnostic imaging services, and other services that our affiliated physicians may order for their patients. The prohibition applies regardless of the reasons for the financial relationship, unless an exception applies. The exceptions to the federal Stark Law are numerous and often complex. The penalties for violating the Stark Law include civil penalties of up to $15,000 for each violation and potential civil liability (including penalties) under the False Claims Act.

Some states have enacted statutes and regulations concerning physician self-referrals (i.e., referrals by a physician to a health care entity in which the physician has an ownership interest). Such physician self-referrals laws may apply to the referral of patients regardless of payor source and/or type of health care service. These state laws may contain statutory and regulatory exceptions that are different from those of the federal law and that may vary from state to state. Enforcement of state physician self-referral laws varies widely and is often inconsistent and erratic.

Our management carefully considers the importance of physician self-referral laws when structuring company operations. That said, we cannot assure that the applicable regulatory authorities will not determine that some of our arrangements with physicians violate the Federal Stark Law or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

False Claims Act

The federal False Claims Act, 31 U.S.C. § 3729, imposes civil penalties for knowingly submitting or causing the submission of a false or fraudulent claim for payment to a government-sponsored program, such as Medicare and Medicaid. Violations of the False Claims Act present civil liability of treble damages plus a penalty of at least $11,803 per false claim. The False Claims Act has “whistleblower” or “qui tam” provisions that allow individuals to commence a civil action in the name of the government, and the whistleblower is entitled to share in any subsequent recovery (plus attorney’s fees). Many states also have enacted civil statutes that largely mirror the federal False Claims Act, but allow states to impose penalties in a state court.

The False Claims Act has been used by the federal government and qui tam plaintiffs to bring enforcement actions under so-called “fraud and abuse” laws like the federal Anti-Kickback Statute and the Stark Law. Such actions are not based on a contention that claims for payment were factually false or inaccurate. Instead, such actions are based on the theory that accurate claims are deemed to be false/fraudulent if there has been noncompliance with some other material law or regulation. The existence of the False Claims Act, under which so-called qui tam plaintiffs can allege liability for a wide range of regulatory noncompliance, increases the potential for such actions to be brought and has increased the potential financial exposure for such actions. These actions are costly and time-consuming to defend.

Our management carefully considers the importance of compliance with all applicable laws and when structuring company operations. Our management is aware of and actively works to minimize risk related to potential qui tam plaintiffs. That said, we cannot assure that the applicable enforcement authorities or qui tam plaintiffs will not allege violations of the False Claims Act or analogous state false claims laws. A finding of liability under the False Claims Act could have a material adverse effect on our business, financial condition or results of operations.

State Licensure and Accreditation

States have a wide variety of health care laws and regulations that potentially affect our operations and the operations of our partners. For example: (1) many states have implemented laws and regulations related to so-called “tele-health,” but whether those laws apply to our operations, and the obligations they impose, vary significantly; (2) some states have so-called corporate practice of medicine prohibitions, and such prohibitions are used to indirectly regulate ownership of heath care companies and/or management companies; and (3) some states have “surprise billing” or out-of-network billing laws that impose a variety of obligations on health care providers and health plans. The failure to comply with all state regulatory obligations could be used by health plans to deny payment or to recoup funds, and any noncompliance could subject us to penalties or limitations that could have a material adverse effect on our business, financial condition or results of operations.

In addition, our partners’ health care facilities and professionals are subject to professional and private licensing, certification and accreditation requirements. These include, but are not limited to, requirements imposed by Medicare, Medicaid, state licensing authorities, voluntary accrediting organizations and third-party private payors. Receipt and renewal of such licenses, certifications and accreditations are often based on inspections, surveys, audits, investigations or other reviews, some of which may require affirmative compliance actions by us that could be burdensome and expensive. The applicable standards may change in the future. There can be no assurance that we will be able to maintain all necessary licenses or certifications in good standing or that they will not be required to incur substantial costs in doing so. The failure to maintain all necessary licenses, certifications and accreditations in good standing, or the expenditure of substantial funds to maintain them, could have an adverse effect on our business.

Health Information Privacy and Security Standards

The privacy and data security regulations under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, contain detailed requirements concerning (1) the use and disclosure of individually identifiable patient health information (“PHI”); (2) computer and data security standards regarding the protection of electronic PHI including storage, utilization, access to and transmission; and (3) notification to individuals and the federal government in the event of a breach of unsecured PHI. HIPAA covered entities and business associates must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health information received, maintained, or transmitted. Violations of the HIPAA privacy and security rules may result in civil and criminal penalties. In the event of a breach, a HIPAA covered entity must promptly notify affected individuals of a breach. All breaches must also be reported to the federal government. Where a breach affects more than 500 individuals, additional reporting obligations apply. In addition to federal enforcement, State attorneys general may bring civil actions on behalf of state residents for violations of the HIPAA privacy and security rules, obtain damages on behalf of state residents, and enjoin further violations. Many states also have laws that protect the privacy and security of confidential, personal information, which may be similar to or even more stringent than HIPAA. Some of these state laws may impose fines and penalties on violators and may afford private rights of action to individuals who believe their personal information has been misused. We expect increased federal and state privacy and security enforcement efforts.

Our management carefully considers the importance of compliance with patient privacy and data security regulations when structuring company operations. Our management is aware of and actively works to minimize risk related to patient privacy and data security. That said, we cannot assure that a breach will not occur or that the applicable enforcement authorities will not allege violations of HIPAA’s patient privacy and data security regulations. A breach or an allegation of noncompliance with HIPAA’s patient privacy and data security regulations could have a material adverse effect on our business, financial condition or results of operations.

Our ongoing civil investigation by the U.S. Department of Justice could result in significant civil penalties.

In April 2022, the U.S. Department of Justice (“DOJ”) issued Civil Investigative Demands to the Company which seek information with respect to a civil investigation under the Anti-kickback Statute and the False Claims Act. We voluntarily contacted the DOJ offering to provide any materials needed in the investigation and to answer any questions. While our policy during the relevant time was to not seek payments from federal health care programs, the third-party billing company we used at that time submitted some claims to Medicare Advantage plans administered by commercial insurance companies. We have worked diligently to ensure that payments from Medicare Advantage plans have been returned to the commercial insurance companies and we believe we have returned substantially all such payments that we have discovered to date, totaling approximately $450,000. The DOJ has not made any allegations in the investigation, and we are currently unable to predict the eventual scope, ultimate timing, or outcome of this investigation.

During February 2024, a Settlement Agreement (“Agreement”) was executed between Assure and the United States Department of Justice (“DOJ”). In exchange for a payment of approximately $1 million, the Agreement releases Assure from any civil or administrative monetary claim the United States has for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; or the common law theories of payment by mistake, unjust enrichment, and fraud. Payments are in equal monthly installments over the next 12 months.

Our operations are subject to the nation’s health care laws, as amended, repealed, or replaced from time to time.

The ACA and the Health Care and Education Reconciliation Act of 2010 (collectively, the “Health Care Reform Acts”) mandated changes specific to benefits under Medicare. Several bills have been, and are continuing to be, introduced in U.S. Congress to amend all or significant provisions of the ACA, or repeal and replace the ACA with another law. The likelihood of repeal currently appears low given the failure of the Senate’s multiple attempts to repeal various combinations of such ACA provisions. There is no assurance that any future replacement, modification or repeal of the ACA will not adversely affect our business and financial results. The full effects of the ACA may be unknown until all outstanding legal issues are resolved, the statutory provisions are fully implemented, and CMS, the FDA, and other federal and state agencies issue final applicable regulations or guidance. These developments could potentially alter coverage and marketing requirements, thereby affecting our business. The continued implementation of provisions of the ACA, the adoption of new regulations thereunder and ongoing challenges thereto, also added uncertainty about the current state of U.S. health care laws and could negatively impact our business, results of operations and financial condition. Health care providers could be subject to federal and state investigations and payor audits.

The amounts we receive for services provided to patients are determined by a number of factors, including the payor mix of our patients and the reimbursement methodologies and rates utilized by our patients’ plans. Reimbursement rates and payments from payors may decline based on renegotiations, and larger payors have significant bargaining power to negotiate higher discounted fee arrangements with healthcare providers. As a result, payors increasingly are demanding discounted fee structures or the assumption by healthcare providers of all or a portion of the financial risk related to paying for care.

Many private payors base their reimbursement rates on the published Medicare rates or, in the case of MA plans, are themselves reimbursed by Medicare for the services we provide. As a result, our results of operations are, in part, dependent on government funding levels for Medicare programs. Any changes that limit or reduce general Medicare reimbursement levels, such as reductions in or limitations of reimbursement amounts or rates under programs, reductions in funding of programs, change or elimination of coverage for certain benefits, or elimination of coverage for certain individuals or treatments under programs, could have a material adverse effect on our business, results of operations, financial condition and cash flows. Changes that could adversely affect our business include:

o	administrative or legislative changes to base rates or the bases of payment;
o	limits on the services or types of providers for which Medicare will provide reimbursement; and
o	changes in methodology for coding services.

The Consolidated Appropriations Act of 2023 enacted a 2.08% payment cut in Medicare physician fee schedule rates for 2023. The updating of Medicare physician fee schedule rates will be threatened by budget neutrality requirements for the foreseeable future. Any future cuts to rates for professional physician services under the Medicare program, other public health care programs in which we may choose to participate, or commercial payor reimbursement could materially and adversely impact our financial results.

A cyber security incident could cause a violation of HIPAA, breach of customer and patient privacy, or other negative impacts.

We rely extensively on our information technology (“IT”) systems to manage scheduling and financial data, communicate with customers and their patients, vendors, and other third parties, and summarize and analyze operating results. In addition, we have made significant investments in technology, including the engagement of a third-party IT provider. A cyber-attack that bypasses our IT security systems could cause an IT security breach, a loss of protected health information, or other data subject to privacy laws, a loss of proprietary business information, or a material disruption of our IT business systems. This in turn could have a material adverse impact on our business and result of operations. In addition, our future results of operations, as well as our reputation, could be adversely impacted by theft, destruction, loss, or misappropriation of public health information, other confidential data, or proprietary business information. See discussion of HIPAA, above. Computer malware, viruses, and hacking and phishing attacks by third parties have become more prevalent in our industry and may occur on our systems in the future. Because techniques used to obtain unauthorized access to or sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

As cyber-security threats develop and grow, it may be necessary to make significant further investments to protect data and infrastructure. If an actual or perceived breach of our security occurs, (i) we could suffer severe reputational damage adversely affecting customer or investor confidence, (ii) the market perception of the effectiveness of our security measures could be harmed, (iii) we could lose potential sales and existing customers, our ability to deliver our services or operate our business may be impaired, (iv) we may be subject to litigation or regulatory investigations or orders, and (v) we may incur significant liabilities. Our insurance coverage may not be adequate to cover the potentially significant losses that may result from security breaches.

If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations.

The health care industry is heavily regulated, and we are required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to among other things:

o	Insurance: the collapse or insolvency of our insurance carriers; further increases in premiums and deductibles; increases in the number of liability claims against us or the cost of settling or trying cases related to those claims; an inability to obtain one or more types of insurance on acceptable terms, if at all; insurance carriers deny coverage of our claims; or our insurance coverage is not adequate.
o	Billing and Collections: billing and coding for services, including documentation of care, appropriate treatment of overpayments and credit balances, and the submission of false statements or claims; relationships and arrangements with physicians and other referral sources and referral recipients, including self-referral restrictions, and prohibitions on kickbacks and other non-permitted forms of remuneration and prohibitions on the payment of inducements to Medicare and Medicaid beneficiaries in order to influence their selection of a provider.
o	Governmental Regulation: licensure, certification, enrollment in government programs and certificate of need approval, including requirements affecting the operation, establishment and addition of services and facilities; the necessity, appropriateness, and adequacy of medical care, equipment, and personnel and conditions of coverage and payment for services; quality of care and data reporting; restrictions on ownership of surgery centers; operating policies and procedures; qualifications, training and supervision of medical and support personnel; and fee-splitting and the corporate practice of medicine;
o	Patient Care: screening of individuals who have emergency medical conditions; workplace health and safety; consumer protection; anti-competitive conduct; and confidentiality, maintenance, data breach, identity theft and security issues associated with health-related and other personal information and medical records.

Because of the breadth of these laws and the narrowness of available exceptions and safe harbors, it is possible that some of our business activities could be subject to challenge under one or more of these laws. For example, failure to bill properly for services or return overpayments and violations of other statutes, such as the federal Anti-Kickback Statute or the federal Stark Law, may be the basis for actions under similar state laws. Under HIPAA, criminal penalties may be imposed for health care fraud offenses involving not just federal health care programs but also private health benefit programs.

Enforcement actions under some statutes may be brought by the government as well as by a private person under a qui tam or “whistleblower” lawsuit. Federal enforcement officials have numerous enforcement mechanisms to combat fraud and abuse, including bringing civil actions under the Civil Monetary Penalty Law, which has a lesser burden of proof than criminal statutes.

If we fail to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including fines, damages, recoupment of overpayments, loss of licenses needed to operate, and loss of enrollment and approvals necessary to participate in Medicare, Medicaid and other government sponsored and third-party health care programs. Federal enforcement officials have the ability to exclude from Medicare and Medicaid any investors, officers and managing employees associated with business entities that have committed health care fraud. Many of these laws and regulations have not been fully interpreted by regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Different interpretations or enforcement of existing or new laws and regulations could subject our current practices to allegations of impropriety or illegality, or require us to make changes in our operations, facilities, equipment, personnel, services, capital expenditure programs or operating expenses to comply with the evolving rules. Any enforcement action against us, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The laws and regulations governing the provision of health care services are frequently subject to change and may change significantly in the future. We cannot assure you that current or future legislative initiatives, government regulation or judicial or regulatory interpretations thereof will not have a material adverse effect on us. We cannot assure you that a review of our business by judicial, regulatory or accreditation authorities will not subject us to fines or penalties, require us to expend significant amounts, reduce the demand for our services or otherwise adversely affect our operations.

Risks Related to Our Debenture

Restrictive covenants in our loan agreements with Centurion Financial Trust may restrict our ability to pursue our business strategies.

The operating and financial restrictions and covenants in our loan agreements with Centurion Financial Trust may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Such agreements limit our ability, among other things, to:

o	incur additional indebtedness or encumber our assets;
o	sell, assign or otherwise dispose of our assets;
o	sell shares of our subsidiaries;
o	change our collection practices;
o	change the nature of our business or re-organize our corporate structure;
o	make loans to third parties;
o	engage in sale-leaseback transactions;
o	engage in certain related party transactions;
o	create or adopt a defined benefit pension plan;
o	make or commit to any form of distribution or reduction in profits, including declaring dividends, share buy backs or redemptions, payment on account loans or payment of management bonuses (other than in the ordinary course); and
o	make or commit to capital expenditures in excess of 110% of the budget approved by Centurion Financial Trust.

Additionally, we have agreed to financial covenants whereby, beginning with the fiscal quarter ended December 31, 2021, we will maintain:

●	a minimum working capital ratio of 1.20:1 (defined as current assets to current liabilities);
●	a fixed charge coverage of 1.25:1 (defined as the ratio of EBITDA less cash taxes and unfunded capital expenditures divided by all scheduled lease payments and payments on all debt including funded debt); and

●	a maximum funded debt to EBITDA Ratio of 4.50:1 (defined as the ratio of the total outstanding balances of all indebtedness including the outstanding balances all credit facilities including capital leases, term loans, bank indebtedness etc. plus the balances of any non-postponed related party credit facilities, if applicable, divided by EBITDA).

A breach of any of these covenants could result in an event of default under our loan agreements and permits the lender to cease making loans to us, demand immediate payment of all amounts due and payable under the loan agreements and to seek to foreclose on our assets if we can’t make such payments. Management believes the Company may not meet its covenants in 2024.

If our operating performance declines, we may be required to obtain waivers from the lender under the loan agreements to avoid defaults thereunder. If we are not able to obtain such waivers, our creditors could exercise their rights upon default.

Our obligations to Centurion Financial Trust are secured by a security interest in substantially all of our assets, if we default on those obligations, the lender could foreclose on our assets.

Our obligations under the loan agreements with Centurion Financial Trust, of which approximately $11 million in face value remains outstanding, and the related transaction documents are secured by a security interest in substantially all of our (the Company and all its subsidiaries) assets. As a result, if we default on our obligations under such loan agreements, the collateral agent on behalf of the lender could foreclose on the security interests and liquidate some or all of our assets, which would harm our business, financial condition and results of operations and could require us to reduce or cease operations and investors may lose all or part of their investment.

Events of default under the loan agreements include: (a) if default occurs in payment when due of any principal amount payable under the debenture; (b) if default occurs in payment when due of any interest, fees or other amounts payable under the debenture and remains unremedied for a period of five business days after the receipt by the Company of notice of such default; (c) if default occurs in payment or performance of any other obligation (whether arising herein or otherwise) and remains unremedied for a period of sixty days after the receipt by the Company of notice of such default; (d) if default occurs in performance of any other covenant of the Company or any guaranteeing subsidiary (a “Guarantor”) in favor of the lender under the debenture and remains unremedied for a period of sixty days after the receipt by the Company of notice of such default; (e) if an event of default occurs in payment or performance of any obligation in favor of any person from whom the Company or any Guarantor has borrowed in excess of $250,000 which would entitle the holder to accelerate repayment of the borrowed money, and such default is not remedied or waived in writing within sixty days of the occurrence of such default; (f) if the Company or any Guarantor commits an act of bankruptcy or becomes insolvent within the meaning of any bankruptcy or insolvency legislation applicable to it or a petition or other process for the bankruptcy of the Company or any Guarantor is filed or instituted and remains undismissed or unstayed for a period of sixty days or any of the relief sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; (g) if any act, matter or thing is done toward, or any action or proceeding is launched or taken to terminate the corporate existence of the Company, or any Guarantor, whether by winding‒up, surrender of charter or otherwise; (h) if the Company or any Guarantor ceases to carry on its business or makes or proposes to make any sale of its assets in bulk or any sale of its assets out of the usual course of its business unless expressly permitted herein or otherwise by the lender in writing; (i) if any proposal is made or any petition is filed by or against the Company or any Guarantor under any law having for its purpose the extension of time for payment, composition or compromise of the liabilities of such Company or any Guarantor or other reorganization or arrangement respecting its or any Guarantor’s liabilities or if the Company or any Guarantor gives notice of its intention to make or file any such proposal or petition including an application to any court to stay or suspend any proceedings of creditors pending the making or filing of any such proposal or petition; (j) if any receiver, administrator or manager of the property, assets or undertaking of the Company or any Guarantor or a substantial part thereof is appointed pursuant to the terms of any trust deed, trust indenture, debenture or similar instrument or by or under any judgment or order of any court; (k) if any balance sheet or other financial statement provided by the Company to the lender pursuant to the provisions hereof is false or misleading in any material respect; (l) if any proceedings are taken to enforce any encumbrance affecting any of the secured property or if a distress or any similar process be levied or enforced against any of the secured property; (m) if any judgment or order for the payment of money in excess of $250,000 shall be rendered against the Company or any Guarantor and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (B) there shall be any period of sixty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (n) if any action is taken or power or right be exercised by any governmental body which would have a material adverse effect; (o) if any representation or warranty made by the Company or any Guarantor herein or in any other instrument to which it is a party or in any certificate, statement or report furnished in connection herewith is found to be false or incorrect in any way so as to make it materially misleading when made or when deemed to have been made; (p) if a change of control occurs with respect to the Company, without the lender’s prior written consent; or (q) if there shall occur or arise any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liabilities that may arise through outstanding pending or threatened litigation or otherwise), capitalization, financial condition, licenses, permits, rights or privileges, whether contractual or otherwise, or prospects of the Company or any Guarantor which, in the judgment of the lender, acting reasonably, would have a material adverse effect.

We are dependent on Centurian Financial Trust granting us certain add-backs and other one-time adjustments in the calculation of our financial covenant related to adjusted EBITDA and if we are not granted such allowances we may not meet our financial covenants which could result in a default on our obligations and the lender could foreclose on our assets.

As noted above, certain of our financial covenants under the debt with Centurion Financial Trust is measured against EBITDA including our fixed charge ratio and our ratio of debt to EBITDA. Since 2022, we have relied upon certain allowances from Centurion Financial Trust in making add-backs and one-time adjustments to our calculation of EBITDA in order to meet these financial covenants. The letter of commitment from Centurion Financial Trust permits Centurion Financial Trust to grant these allowances to us and they deem appropriate. These allowances included, but may not be limited to, adjustments to Goodwill and Intangible Asset Carrying Values and also adjustments made to Accounts Receivable carrying balances and Excess Revenue accounting treatment as at fiscal year-end. If Centurion Financial Trust does not grant such allowances in future quarters, we may fail to meet our financial covenants under the debt which may result in an event of default and Centurion Financial Trust foreclosing on our assets.

Risk Related to Our Stock

We have not been in compliance with the requirements of the Nasdaq for continued listing and if Nasdaq does not concur that we have adequately remedied our non-compliance, our common stock may be delisted from trading on Nasdaq, which could have a material adverse effect on us and our stockholders.

On July 25, 2023, the Company received a written notice from Nasdaq that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq.

The Bid Price Deficiency Letter has no immediate effect on the continued listing status of the Company’s common stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

The Company is provided a compliance period of 180 calendar days from the date of the Bid Price Deficiency Letter, or until January 22, 2024, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before January 22, 2024, the closing bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G) to 20 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. If the Company does not regain compliance during the compliance period ending January 22, 2024, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided the Company meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and notifies Nasdaq of its intent to cure the deficiency.

On August 16, 2023, the Company received notice from the Nasdaq that the Company no longer satisfies the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, or the alternatives to that requirement - a $35 million market value of listed securities or $500,000 in net income in the most recent fiscal year or two or the last three fiscal years - as required by Nasdaq Listing Rule 5550(b) (the “Equity Requirement”).

As with the Bid Price Deficiency Letter, the Staff’s notification has no immediate effect on the Company’s continued listing on The Nasdaq Capital Market.

In accordance with the Nasdaq Listing Rules, the Company was provided 45 calendar days, or until October 2, 2023, to submit a plan to regain compliance with the Equity Requirement (the “Compliance Plan”). The Company submitted its Compliance Plan on October 2, 2023. On November 1, 2023, the Staff provided notice to the Company that the Staff had granted an extension until January 22, 2024 to complete certain key steps of the Company’s compliance plan.

Based on the Company’s representations made in its compliance plan submitted to the Staff, on November 1, 2023, the Staff granted the Company an extension until January 22, 2024, to regain compliance with the Equity Requirement. However, the Staff indicated in the Determination Letter that, pursuant to Listing Rule 5810(d)(2), this deficiency serves as an additional and separate basis for delisting, and as such, the Company should address its non-compliance with the Equity Requirement before the Panel, if it appeals the Staff’s determination, which the Company has done.

On January 24, 2024, the Company received a determination letter (the “Determination Letter”) from the Staff stating that it had not regained compliance with Listing Rule 5550(a)(2) and is not eligible for a second 180 day period to regain compliance. The Company appealed the Staff’s determination, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series and had a hearing with a Nasdaq Hearings Panel (the “Panel”) on April 9, 2024. The Company still awaiting the Panel’s decision on whether the Company’s plan as presented to the Panel has been accepted.

On May 16, 2024, the Company received a written notice from the Panel that it has granted the Company an extension to regain compliance with the continued listing requirements for The Nasdaq Capital Market (the “Panel Decision”). The Hearings Panel granted the Company an extension until July 22, 2024, by which date the Company will be required to demonstrate compliance with all applicable initial listing requirements for the Nasdaq Capital Market in relation to its completion of its previously announced transaction with Danam.

On June 11, 2024, the Company terminated its merger agreement with Danam. On June 14, 2024, the Company submitted a new plan of compliance to the Panel, which included (i) completing an equity offering, (ii) issuing shares of common stock in settlement of outstanding accounts payable, (iii) issuing shares of common stock pursuant to an issuer tender offer for the Company’s outstanding convertible debentures, (iv) issuing shares of common stock on conversion of the debenture held by Centurion.

On June 21, 2024, the Company received a written notice from the Panel that it has granted the Company an extension to regain compliance with the continued listing requirements for the Nasdaq Capital Market. The Panel’s decision gives the Company until July 22, 2024 to demonstrate compliance with the continued listing standards by July 22, 2024. The Panel also imposed a Mandatory Panel Monitor for a period of one year regarding the Company’s compliance with the periodic filing rules of the Nasdaq. This means that notwithstanding Rule 5810(c)(2), if the Company has a deficiency in filing its periodic reports in accordance with Nasdaq rules, the Company will not be permitted to provide the staff of Nasdaq with a plan of compliance with respect to that deficiency and the staff of Nasdaq will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, staff of Nasdaq will issue a delist determination letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) regarding the periodic filing deficiency.

As part of the Company’s plan to regain compliance, the Company is conducting the following transactions:

●	This offering of shares of common stock and warrants to purchase shares of common stock pursuant the Company’s registration statement on Form S-1 as filed with the SEC on June 24, 2024, as amended July 18, 2024, of which this prospectus forms a part;
●	An exchange offer for the Company’s convertible debentures whereby each $1,000 principal face amount of the Company’s 9% convertible debentures due and payable in 2023 and 2024 would be exchanged for shares of common stock at a per share price of $4.194 such exchange offer to expire at 11:59 pm Denver Time on July 19, 2024. See Summary – Recent Developments -Exchange Offer for Convertible Notes above.
●	Issuing shares of common stock to holders of up to $6 million of the Company’s outstanding accounts payable as part of subscriptions for shares of common stock to settle such accounts, such issuances to occur from time to time as a price per share equal to the Nasdaq Closing Price immediately prior to the signing of the binding agreements for such subscriptions. See Summary – Recent Developments -Settlement of Accounts Payable above.
●	Exchanging up to $6 million of its outstanding principal amount of debenture with Centurion Financial Trust into shares of common stock at a price per share equal to the Nasdaq Closing Price immediately prior to the signing of the definitive agreement regarding such exchange.

●	A reverse stock split in the Company’s outstanding shares of common stock and authorized capital which went effective on July 9, 2024, at a ratio of 1-for-18. See Summary – Recent Developments -Reverse Stock Split above.

There can be no assurance that the Company will be able to regain compliance with the applicable Nasdaq listing requirements, or that a Panel will stay the suspension of the Company’s securities through July 22, 2024.

In addition, while the Company does not believe that it is a “public shell” company because of its ongoing operations in Montana and Arizona and the operations of its revenue collection management team, the Nasdaq  or the SEC could determine otherwise under the Nasdaq listing rules or the Securities Act or Exchange Act. Although Nasdaq and the SEC evaluates whether a company is a public shell company based on a facts and circumstances determination, a Nasdaq-listed company with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents or assets consisting of any amount of cash and cash equivalents and nominal other assets is generally considered to be a public shell company. Listed companies determined to be a public shell company by Nasdaq may be subject to delisting proceedings or additional and more stringent listing criteria.

If Nasdaq delists our common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition to the foregoing, there are certain consequences under the Securities Act of being a public shell company, including the unavailability of Rule 144 thereunder for the resale of restricted securities and the inability to utilize Form S-8 for the registration of employee benefit plan securities.

The price of our common stock is subject to volatility.

Broad market and industry factors may affect the price of our common stock, regardless of our actual operating performance. Factors unrelated to our performance that may have an effect on the price of our securities include the following: the extent of equity research coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities; speculation about our business in the press or the investment community; lessening in trading volume and general market interest in our securities may affect an investor’s ability to trade significant numbers of our securities; additions or departures of key personnel; sales of our common stock, including sales by our directors, officers or significant stockholders; announcements by us or our competitors of significant acquisitions, strategic partnerships of divestitures; and a substantial decline in the price of our securities that persists for a significant period of time could cause our securities to be delisted from an exchange, further reducing market liquidity. If an active market for our securities does not continue, the liquidity of an investor’s investment may be limited and the price of our securities may decline. If an active market does not exist, investors may lose their entire investment. As a result of these factors, the market price of our securities at any given point in time may not accurately reflect our long-term value. Securities class-action litigation often has been brought against companies in periods of volatility in the market price of their securities and following major corporate transactions or mergers and acquisitions. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Our bylaws designate the state and federal courts located in Denver, Colorado as the exclusive forum for certain types of actions and proceedings, which could limit a stockholder’s ability to choose the judicial forum for disputes arising with Assure Holdings Corp.

Our bylaws provides that unless we consent in writing to the selection of an alternative forum, the applicable court of competent jurisdiction shall be the state and federal courts located in Denver, Colorado (the “Colorado Court”), which Colorado Court shall, to the fullest extent permitted by law, be the sole and exclusive forum for actions or other proceedings relating to:

●	a derivative action;
●	an application for an oppression remedy, including an application for leave to commence such a proceeding;
●	an action asserting a claim of breach of the duty of care owed by us; any director, officer or other employee or any stockholder;
●	an action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee or any stockholder;
●	an action or other proceeding asserting a claim or seeking a remedy pursuant to any provision of the Nevada Revised Statute or our articles or bylaws; and
●	an action or other proceeding asserting a claim against us or any director or officer or other employee of the Corporation regarding a matter of the regulation of our business and affairs.

There is uncertainty as to whether a Court will enforce these forum selection clauses. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits. We interpret the forum selection clauses in our bylaws to be limited to the specified actions and not to apply to actions arising under the Exchange Act or the Securities Act. Section 27 of the Exchange Act provides that United States federal courts shall have jurisdiction over all suits and any action brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act provides that United States federal and state courts shall have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

If a court were to find the choice of forum provision contained in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, and results of operations.

The market price of the common stock could decrease as a result of the impact of the significant increase in the number of our outstanding shares that may result from the issuance of shares of common stock in this financing, our proposed tender offer for our convertible notes, our proposed conversion of the Centurion debenture and our proposed issuance of shares of common stock in settlement of outstanding accounts payable and from additional exchanges we may pursue in the future.

As of July 18, 2024, we have approximately 589,017 outstanding shares of common stock, the majority of which are transferable without restriction or further registration under the Securities Act, except for any shares held by our affiliates.  As of that date, we also had outstanding warrants exercisable to acquire up to 10,352 shares of common stock with an average weighted exercise price of $1,258.56, options held by management and directors to purchase approximately 800 shares of our common stock and the Assure Convertible Debentures convertible into approximately 1,699 shares of common stock.

Assuming that all approximately $3.1 million face value of our convertible notes are exchanged for common stock, we would issue approximately 740,000 shares of common stock in our proposed tender offer for convertible notes assuming a price per share of $4.194 (the Convertible Notes Exchange Offer price).

Moreover, (i) assuming the conversion of up to $6 million of the Centurion debenture at a price per share of $4.57 (the closing price of the common stock on the Nasdaq on July 17, 2024), we would issue approximately 1.3 million shares of common stock, (ii) assuming the issuance of shares of common stock on settlement of up to $667 thousand of outstanding accounts payable at an average price per share of $4.65, we have issued approximately 143,528 shares of common stock, and (iii) assuming the completion of this offering at the

assumed offering price of $       , we would issue             million shares of common stock and reserve for issuance an additional               million shares of common stock upon exercise of Class A and Class B Warrants immediately exercisable upon closing of this financing.

In aggregate, this could result in the issuance of approximately          million shares of common stock, including the Convertible Note Exchange Offer, and the reservation of approximately          million additional shares of common stock upon exercise of warrants.

The impact of the issuance of a significant amount of common stock may place substantial downward pressure on the market price of our common stock.

Outside of the shares of common stock to be issued in exchange for the settlement of accounts payable, the common stock issued pursuant to the above transactions is expected to be freely tradable under Rule 144 and will not constitute “restricted securities” as defined in Rule 144 of the Securities Act and may generally be resold by a holder who is not (i) an “affiliate” of Assure within the meaning of Rule 144 of the Securities Act or (ii) a broker-dealer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such common stock was acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of common stock; provided however, that          shares of common stock are subject to a 60 day lock-up period pursuant to lock-up agreements signed by the holders of such shares of common stock, effective as of July         , 2024.

The sale or expectation of sales of a large number of shares of common stock in the public market might negatively affect the market price of our common stock.

We qualify as an “emerging growth company” under the JOBS Act.

As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will:

●	not be required to have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●	not be required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm;
●	not be required to a rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	not be required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on- frequency”;
●	not be required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation; and
●	be permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period or (iv) the last day of the fiscal year in which we celebrate the fifth anniversary of our first sale of registered common equity securities pursuant to the Securities Act of 1933, as amended. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Relating to This Offering

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of the offering. We intend to use the net proceeds from this offering to conduct operations, continue to pursue strategic alternatives, a partial repayment of existing indebtedness to Centurion Financial in an amount up to $3 million, pay outstanding accounts payable in an amount up to $2 million as well as general working capital. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies or to fund the development of any such complementary businesses, products or technologies, though we currently have no plans for any such acquisitions or investments. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Assuming that we receive net proceeds of approximately $     million from this offering (assuming an offering with gross proceeds of $     million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs for approximately the next      under our current business plan. Assuming net proceeds of $      million from this offering (assuming an offering with gross proceeds of $      million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs for approximately the next      under our current business plan. Assuming net proceeds of $       million from this offering (assuming an offering with gross proceeds of $     million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs for approximately the next      under our current business plan. Without giving effect to the receipt of any proceeds from this offering, we currently estimate that our existing cash and cash equivalents are sufficient to fund business operations into      .

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under prior FINRA suitability rules. FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and, for retail customers, determine that the investment is in the customer’s “best interest,” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our common stock, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available on terms acceptable to us, or at all.

The common warrants are not exercisable until stockholder approval, provided however, if the Pricing Conditions are met, the common warrants will be exercisable upon issuance.

The common warrants will have an exercise price of $             per share and will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the warrants will be exercisable upon issuance (the “Initial Exercise Date”). The Class A Warrants will expire on the five-year anniversary of the Initial Exercise Date. The Class B Warrants will expire on the eighteen-month anniversary of the Initial Exercise Date.

The common warrants and pre-funded warrants will not be listed or quoted on any exchange.

There is no established public trading market for the common warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

Except as otherwise provided in the common warrants and pre-funded warrants, holders of common warrants and pre-funded warrants purchased in this offering will have no rights as stockholders until such holders exercise their common warrants, or pre-funded warrants and acquire our common stock.

Except as otherwise provided in the common warrants and pre-funded warrants, until holders of common warrants or pre-funded warrants acquire our common stock upon exercise of the common warrants or pre-funded warrants, holders of common warrants and pre-funded warrants will have no rights with respect to our common stock underlying such common warrants and pre-funded warrants. Upon exercise of the common warrants and pre-funded warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

This offering may cause the trading price of our shares of common stock to decrease.

The price per share, together with the number of shares of common stock and common warrants and pre-funded warrants we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

Resales of our shares of common stock in the public market by our stockholders as a result of this offering may cause the market price of our shares of common stock to fall.

We are registering          shares of common stock, and/or          shares of common stock, in the aggregate, issuable upon the exercise of the pre-funded warrants, as well as the common warrants (and shares of common stock issuable thereunder) offered under this prospectus. Sales of substantial amounts of our shares of common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of common stock. The issuance of new shares of common stock could result in resales of our shares of common stock by our current shareholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities exercisable or convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Provisions of the common warrants offered pursuant to this prospectus, could discourage an acquisition of us by a third-party.

Certain provisions of the common warrants offered pursuant to this prospectus, could make it more difficult or expensive for a third-party to acquire us. The common warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the common warrants. These and other provisions of the common warrants could prevent or deter a third-party from acquiring us even where the acquisition could be beneficial to you.

The common warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

To the extent we issue shares of common stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of the common warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such common warrants, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, the common warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of a sale, of the shares of common stock underlying the common warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the common warrants are exercised, you may experience dilution to your holdings.

The common warrants are speculative in nature.

The common warrants  offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Following this offering, the market value of the common warrants will be uncertain and there can be no assurance that the market value of the common warrants, if any, will equal or exceed their exercise prices, and consequently, whether it will ever be profitable for holders of common warrants to exercise such common warrants.

If you purchase shares of our common stock in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units would result in further dilution of your investment.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities we are offering will be approximately $        million, after deducting placement agent fees and estimated offering costs payable by us.

We intend to use the net proceeds from this offering to conduct operations, continue to pursue strategic alternatives, , pay outstanding account payables in an amount up to $______ million as well as general working capital. We may also use a portion of the net proceeds of this offering to acquire or invest in complementary businesses, products, or technologies, or to obtain the right to use such complementary technologies. We have no commitments with respect to any acquisition or investment and are not currently involved in any negotiations with respect to any such transactions.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of its actual expenditures will depend on numerous factors, including the status of its product development efforts, sales and marketing activities, technological advances, amount of cash generated or used by its operations and competition. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of its management regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock underlying the units and the as adjusted net tangible book value per share of our common stock immediately after this offering.

The historical net tangible book value (deficit) of our common stock as of March 31, 2024 was approximately $(18.6) million or $(40.21) per share based upon approximately 462,589 shares of common stock outstanding on such date. Historical net tangible book value (deficit) per share represents the amount of its total tangible assets reduced by the amount of its total liabilities, divided by the total number of shares of common stock outstanding.

After giving effect to the issuance of _______ shares of our common stock to be sold in this offering at the assumed public offering price of $_______ per share (which is the last reported sales price of our common stock on the Nasdaq Capital Market on July     , 2024), attributing no value to the common warrants, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024, would have been $____ or $______ per share. This represents an immediate decrease in net tangible book value of $____ per share, to the existing stockholders, and an immediate dilution in net tangible book value of $______ per share to new investors.

The following table illustrates this per share dilution of shares of common stock sold in this offering:

Assumed public offering price per share and accompanying common warrants	$
Historical net tangible book value (deficit) per share as of March 31, 2024	$
Pro forma net tangible book value per share as of March 31, 2024	$
Increase in net tangible book value per share	$
Dilution per share to new investors in this offering	$

The information discussed above is illustrative only and will adjust based on the actual offering price, the actual number of shares we offer in this offering, and any other terms of this offering determined at pricing.

(1)	The number of shares of common stock shown above is based on 589,017 shares outstanding as of July 17, 2024, and excludes the following:
●	10,352 shares of common stock issuable upon the exercise of outstanding warrants with an average weighted exercise price of $1,258.56;
●	800 shares of common stock issuable upon the exercise of outstanding stock options with an average weighted exercise price of $2,156.22;
●	1,699 shares of common stock issuable upon conversion of convertible notes.

Except as otherwise indicated, the information in this prospectus assumes: (i) no sale of the pre-funded warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on an one-for-one basis; (ii) no exercise of any common warrants; and (iii) no exercise of the options described above.

MARKET PRICE AND DIVIDENDS

Market Price for our Common Stock

Our common stock commenced quotation on the OTCQB under the symbol “ARHH” on February 25, 2019. On September 29, 2021, our common stock ceased trading on the OTCQB and commenced trading on the Nasdaq under the symbol “IONM.”

On July 17, 2024 the closing price per share of our common stock as quoted on the Nasdaq was $4.57.

Holders

As of July 17, 2024 there were approximately 80 stockholders of record. This number does not include an indeterminate number of stockholders whose shares are held by brokers in street name through depositaries, including CDS & Co and CEDE & Co. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Dividend Policy

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors (the “Board”) and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our Board deems relevant. Our ability to pay cash dividends is subject to limitations imposed by state law.

OUR BUSINESS

Our Business

Overview

Historically, Assure was a provider of outsourced Intraoperative Neurophysiological Monitoring (“IONM”) and a provider of remote neurology services. The Company delivered a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive surgical procedures. During September 2023, the Company’s Board of Directors initiated a process to explore strategic alternatives for the business. In consultation with financial and legal advisors, a comprehensive strategic review process began immediately and evaluated a broad range of options to maximize shareholder value. As part of this review process, Assure’s board agreed to conduct an auction process for the sale of its clinical operations.

Disposition of Assets and Reduction in Operations

In March of 2024, the Company divested the majority of its interoperative neuromonitoring (IONM) assets to a strategic competitor. See Our Strategy – Sale of Assets below. Currently, the Company has 15 active employees, including full-time and contracted technologists conducting services. The Company operations are limited to the jurisdictions of Montana and Arizona. The Company plan for the business is to continue to operate in these markets while the Company is continuing to assess other strategic opportunities in the near term, which may include the acquisition of additional operational assets, acquiring new lines of business or engaging in other strategic transactions. As a result, the financial results of our past business operations may not be indicative of our financial results and prospectus in the future.

Services

IONM has been well established as a standard of care and risk mitigation tool for various surgical verticals such as neurosurgery, spine, cardiovascular, orthopedic, ear, nose, and throat (“ENT”), and other surgical procures that place the nervous system at risk. Accredited by The Joint Commission, Assure’s mission was to provide exceptional surgical care and help make invasive surgeries safer. Our strategy focused on utilizing best of class personnel and partners to deliver outcomes that are beneficial to all stakeholders including patients, surgeons, hospitals, insurers, and stockholders.

During each procedure, Assure provided two types of services, the Technical Component and Professional Component of IONM. Our in-house Interoperative Neurophysiologists (“INP”) provide the Technical Component IONM services from the operating room throughout the procedure, while telehealth-oriented supervising practitioners provide a level of redundancy and risk mitigation in support of the onsite INPs and the surgical team. In addition, Assure offered a comprehensive suite of IONM services, including scheduling the INP and supervising practitioner, real time monitoring, patient advocacy and subsequent billing and collecting for services provided.

Clinical leadership, surgeon support and patient care are Assure’s cornerstones. The Company historically made substantial ongoing investments in its training and development of clinical staff and created a training program to rigorously train new INPs to cost-effectively join the Assure team. In addition, Assure partnered with the internationally renowned Texas Back Institute on clinical research relating to IONM safety and efficacy.

Historically, the foundation of Assure’s business has been providing the Technical Component of IONM via our INP staff. We employ highly trained INPs, which provide a direct point of contact in the operating room during the surgeries to relay critical information to the surgical team. In this one-to-one business model, Assure pairs a team of INPs with third-party surgeons to promote a level of familiarity, comfort and efficiency between the surgeon and the INP. Each INP can support approximately 200 cases annually. Our INPs monitor the surgical procedure using state of the art, commercially available, diagnostic medical equipment. Assure INP’s are certified by a third-party accreditation board, ABRET Neurodiagnostic Credentialing and Accreditation (“ABRET”). The success of our service depends upon the timely recognition and successful interpretation of the data signals by our INPs and remote supervisors to quickly determine if the patient is experiencing a deficiency and advise the surgeon to determine if surgical intervention is required to positively impact the patient and surgery. While, employing this model, Assure expanded its business, supporting approximately 1,600 cases in 2017 to approximately 11,650 in 2023. The Company disposed of its clinical operations in March 2024 and currently provides IONM services in Arizona and Montana

Beginning in the second quarter of 2021, Assure began executing on its vertical integration plan by expanding into tele-neurology services. This included delivering remote neurology services in support of the surgical team and INPs. Supervising practitioners are utilizing equipment and training to monitor electroencephalographic (“EEG”) and electromyography (“EMG”) and several other complex modalities during surgical procedures to pre-emptively notify the surgeon of any nerve related issues as they are identified. Assure utilized employee and third-party contractors, working from remote locations as supervising practitioners supporting surgical teams and our INPs.

The Professional Component of IONM was provided via tele-neurology services under a one-to-many business model, and as a result, has a different financial profile than the Technical Component. Supervising practitioners provide tele-neurology services from an off-site location and maintain the ability to monitor multiple surgical cases simultaneously. As a result, each supervising practitioner can monitor approximately 2,500 or more cases annually.

Expansion into the Professional Component of IONM was intended to better position the Company to oversee quality of service for providing tele-neurology services and to significantly reduce cost of delivery, allowing the Company to improve profitability on every case performed. Assure’s objective was to significantly cut the cost of delivery for tele-neurology services going forward.

Billing and collecting for out of network medical services is complex and requires trained revenue cycle management professionals. Assure made substantial investments to make its revenue cycle management function more data-driven, analytical, and automated. This modernization facilitated successful state-level arbitrations in 2022 and federal arbitrations in 2023. Success in arbitration supported improving cash flow. Many IONM competitors, particularly smaller peers that remain reliant on third-party billing companies lack the analytics and transparency to similarly leverage opportunities presented by the arbitration process. With the disposal of the clinical operations in March 2024, the Company intends to continue to seek arbitration opportunities related to uncollected accounts receivable.

During the fourth quarter of 2022, the Company moved away from Assure’s legacy Managed Service Agreement (“MSA”) model which allowed Assure to bill and collected for the Professional Component of IONM. The Company exited most MSA agreements in 2023 and expects the remaining MSA relationships to be terminated by the end of the third quarter of 2024.

Our Strategy

Current Strategy

On September 19, 2023, our Board initiated a process to explore strategic alternatives. In consultation with financial and legal advisors, the comprehensive strategic review process began immediately and evaluated a broad range of options to maximize shareholder value.

As a result of the strategic review process, on February 12, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Danam and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of the Company and Danam, Assure Merger would merge with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of the Company. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

On June 11, 2024, Assure terminated the Merger Agreement based on the Company’s assertion of certain misrepresentations by Danam regarding its representations and warranties set form in Article 4 of the Merger Agreement, including but not limited to, its representations regarding its financial condition and ability to complete the Acquisition Transactions, and the Company’s assertion that Danam was failing to perform its covenants under the Merger Agreement, including but not limited to its covenant to meet the closing condition to complete the Acquisition Transactions prior to or concurrent with the closing of the Merger and such breaches could not be cured within the time periods set forth in Section 8.1(b) thereof.

As a result of the termination of the Merger Agreement, in addition to reserving its right to seek other remedies, pursuant to Section 8.3(c) of the Merger Agreement, the Company is seeking reimbursement for all of its fees, costs and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants) in relation to the Merger Agreement and its performance thereunder. Danam has asserted that it did not breach the Merger Agreement, that the Company’s termination was not permitted under the terms of the Merger Agreement and that Danam is entitled to a $1 million break fee.  Danam has also called due its $1 million convertible debenture, which Assure is seeking to cancel.  Assure disagrees with Danam’s assertions and plans to vigorously defend its rights under the Merger Agreement.

Our Board will continue to explore strategic alternatives in consultation with financial and legal advisors.

Further to an auction process, on March 11, 2024, the Company and its subsidiaries, Assure Neuromonitoring, LLC, Assure Networks, LLC, Assure Networks Texas Holdings, LLC and Assure Networks Texas Holdings II, LLC (collectively, the “Sellers’) entered into an asset purchase agreement (the “APA”) with National Neuromonitoring Services, LLC (“Purchaser”). Upon the terms and subject to the satisfaction of the conditions described in the APA, the Company and the Sellers sold to Purchaser certain assets of the Sellers and Purchaser assumed certain liabilities and obligations of the Sellers (the “Sale Transaction”).

On March 26, 2024, the Sale Transaction closed, and the Company received cash consideration of $2.32 million minus the debt payoff amount of plus any earnout amount. The Company can earn an earnout payment up to $2.18 million based on the following case volume numbers of Purchaser derived from the assets sold to Purchaser over the twelve-month period following the closing of the Sale Transaction.

●	If the Case Volume is less than 6,000, then Sellers will not receive any Earnout Payment, and the Purchase Price shall be decreased by an amount equal to equal to One Hundred Ninety-Three Dollars ($193) for each surgical case less than 6,000 up to a maximum aggregate amount not to exceed One Hundred Ninety-Three Thousand Dollars ($193,000).
●	If the Case Volume is at least 7,000 but less than 8,000, then Sellers will receive an Earnout Payment in an amount equal to Forty-Nine Thousand Six Hundred Thirty Dollars ($49,630); or
●	If the Case Volume is at least 8,000 but less than 9,000, then Sellers will receive an Earnout Payment in an amount equal to Three Hundred Eighty-Eight Thousand One Hundred Forty-Nine Dollars ($338,149); or
●	If the Case Volume is at least 9,000 but less than 10,000, then Sellers will receive an Earnout Payment in an amount equal to Seven Hundred Seventy-Six Thousand Two Hundred Ninety-Seven Dollars ($776,297); or

●	If the Case Volume for the Earnout Period is at least 10,000 but less than 11,000, then Sellers will receive an Earnout Payment in an amount equal to One Million Four Hundred Fifty-Three Thousand Three Hundred Thirty-Four Dollars ($1,453,334); or
●	If the Case Volume is more than 11,000, then Sellers will receive an Earnout Payment in an amount equal to Two Million One Hundred Eighty Thousand Dollars ($2,180,000).

The purchase price is subject to post-closing adjustments if the number of post-closing business employees ten days following the closing is less than 40 (reduced by $28,000 for each employee below 40) and if the number of IONM systems 30 days following closing is less than 100 (reduced by $12,000 for each system below 100).

Legacy Strategy

Our IONM strategy was to build a telehealth tele-neurology services company with exceptional capabilities in IONM and numerous adjacent markets.

Assure provided leading IONM services with an emphasis on clinical excellence and patient well-being. The Company transformed from being a provider of the Technical Component of IONM, utilizing a one-to-one business model of INPs in the operating room, to a business that also provides the Professional Component of IONM via off-site tele-neurology services in a more scalable one-to-many business model.

Assure made substantial investments in its revenue cycle management function to become more data-driven, analytical, and automated. This modernization facilitated successful state-level arbitrations beginning in 2022 improving cash flow. There is a backlog of claims awaiting federal arbitration and state arbitration.

At the Company’s inception, the delivery of the Technical Component and Professional Component of IONM were reimbursed at nearly identical rates. For several years Assure was primarily focused on collecting and keeping proceeds from the Technical Component while splitting a significant portion of the proceeds from the Professional Component via MSAs in a manner that benefitted surgeons. In recent years, the IONM market has changed dramatically and now the Technical Component is perceived by commercial insurance payors to have limited reimbursement value whereas the Professional Component has considerable reimbursement value. Given the changing dynamics in market reimbursement, the Company has exited the majority of MSA arrangements and bills and collects both the Technical and Professional Components of IONM.

Our Service Offering

INPs

Assure offered a turnkey full suite of IONM services including scheduling of the INP and supervising practitioner, real time monitoring and subsequent billing for services provided.

Prior to a patient’s procedure, Assure would coordinate with the surgeon’s office to obtain the necessary information and documentation to provide IONM services, such as the patients’ insurance information, patients’ demographic information and office/clinic notes. We provided educational materials to the surgeon’s office for inclusion in each surgical patient’s pre-operative packets to educate and provide comfort to the patient about IONM services. Prior to the surgery, an Assure patient advocate connected with the patient to explain our role during the surgery, the benefits of IONM and billing issues that may affect the patient. Assure’s INP would arrive at the hospital with an IONM machine and disposable supplies/electrodes. The INP met with the patient to explain their role during the surgery, discuss the patients’ pertinent past medical history, explain the risks and benefits associated with IONM and have the patient sign a consent form for IONM to be utilized on their procedure.

IONM procedures include both technical services (performed by INPs) and professional services (performed by supervising practitioners). During the surgery, the INP continuously monitored the functional integrity of the peripheral and/or central nervous system by recording, troubleshooting, documenting, and communicating activity arising from the brain, spinal cord, peripheral nerves, somatosensory or motor nerve systems using the IONM machine provided by Assure and communicating the physiologic results in real-time to the surgeon. The INP and surgeon were supported by an off-site supervising practitioner who provided tele-neurology oversight services. The supervising practitioner also monitored the functional integrity of the peripheral or central nervous system throughout the procedure communicating in real-time with the surgeon and INP throughout the procedure. In some cases, remote neurology was performed directly by Assure’s supervising practitioners. In other instances, these tele-neurology services were provided by and through subsidiaries, which owns interest in entities that either directly perform the Professional Component through third-party contracted neurologists or oversight reading physicians.

Assure Interoperative Neurophysiologists

Assure historically employed specialized IONM INPs that are board certified Certification Examination in Neurophysiologic Intraoperative Monitoring (“CNIM”) or board eligible CNIM by ABRET. ABRET seeks to encourage, establish, and maintain standards of clinical EEG, Evoked Potential Technology, and Neurophysiologic Intraoperative and long-term monitoring, by offering credentialing exams to evaluate the skills and knowledge of technologists, and by supporting lab accreditation.

Assure developed an Intraoperative Neurophysiologist Training program. This training program trained new INPs from start to board certification, allowing for consistently high caliber well-trained professional INPs for placement into emerging and growing markets. Training and developing our own talent pool allowed for more flexible scalability.

Assure Supervising Practitioners

Assure utilized supervising practitioners performing remote neurology services. These physicians are highly trained and specialized in providing off-site tele neurology services. Multiple Assure supervising practitioners received the training necessary to provide remote neurology services in targeted expansion markets including EEG.

IONM Market in the United States

Overview

Advances in technology, the growth of the geriatric population in the US, and a rising incidence of chronic diseases are factors increasing the number of spinal, musculoskeletal, and cardiovascular surgeries requiring IONM oversight. Renowned medical institutions such as the Mayo Clinic have advocated greater adoption of IONM including requiring medical professionals to complete comprehensive neurophysiology training courses and hosting international IONM conferences.

Market Landscape

The IONM market is bifurcated into in-house and outsourced providers. The end user segment is categorized into hospital and ambulatory surgical centers. IONM finds its application in spinal, neurosurgery, cardiovascular, ENT, orthopedic and other surgeries related to the central or peripheral nervous system. IONM modalities include motor evoked potential, somatosensory evoked potential, electroencephalography, electromyography, brainstem auditory evoked potential, and visual evoked potential.

There has been a substantial increase in the use of IONM services by hospitals and ambulatory surgical centers during complex surgeries. Moreover, the market is moving toward outsourced monitoring to provide advanced treatment options for patients suffering from chronic diseases.

With no dominant players in the industry, the intraoperative neuromonitoring market in the U.S. is highly fragmented. Providers can generally be categorized into three groups: 1) IONM-specific companies, including a limited number of relatively larger players 2) In-house providers such as hospitals, and 3) Bundled product companies offering neuromonitoring as part of a broader suite of services. These bundled product companies are believed to be the largest IONM providers in the US.

Market Segmentation by Application

Surgical neurophysiology continues to progress, with the improvement of new applications such as brainstem mapping, spinal cord mapping, and proving the utilization of IONM in surgeries where the nervous system is not at primary risk but a secondary risk of the surgery (such as reducing post-operative deficits caused by malposition).

IONM utilization is also highly regional, with the eastern portions of the United States having higher utilization of IONM as compared to the central and western portions of the country, especially for orthopedic and vascular surgery verticals. This regional nature is partly associated with the regional medico-legal issues, but also the training of the surgeons. If surgeons train with effective IONM they are more likely to continue to use it in their practice in comparison to surgeons who either were not exposed to IONM or exposed to ineffective IONM.

Drivers of the IONM Market

The US IONM market is expected to expand, driven by growth in procedures related to an aging population, increase in prevalence of chronic disorders, adoption of IONM in new surgeries, and increased interest in risk mitigation.

High volume of surgeries

Physicians use IONM during many surgeries. IONM is vital in obtaining real-time status of the nervous system. An increase in the volume of neurosurgeries, spinal surgeries, and orthopedic surgeries has fueled the demand for IONM services.

Advances in technology

With the improvement in health care facilities and advances in technology, vendors are developing innovative and efficient IONM devices. Companies such as Cadwell Industries and Natus Medical invest extensively in R&D to develop advanced IONM devices.

Certain service providers offer advanced IONM services for various surgeries including neurosurgeries and ENT, cardiovascular, orthopedic and spinal surgeries. These companies provide IONM devices such as EEG systems for real time monitoring of the nervous system. Advanced IONM devices help physicians to monitor and record complex patterns of neural activities.

Focus on patient safety

Surgeons use IONM as an additional line of safety during surgeries. IONM systems are used to monitor the nervous system and alert the surgeons prior to the threshold for injury. The IONM systems play a vital role during critical surgeries such as spinal surgeries that involve the insertion of instruments near the nerves or the spinal area and may cause damage to the nervous system. IONM also helps surgeons avoid or minimize common complications such as paraparesis, quadriplegia, and paraplegia that occur during surgeries.

Selected reasons for the rising deployment of IONM include:

●	Patient Safety: IONM helps decrease the risk of surgeries IONM systems are also widely accepted, as they are devices approved by the U.S. Food and Drug Administration (“FDA”).
●	Medico-legal Obligations: End-users and hospitals use IONM systems to reduce medico-legal lawsuits from people that have undergone surgeries.
●	Growth in Surgeries: The rising volume of technically demanding surgeries increases the need for advanced IONM tools.
●	Cost Savings: Accurate IONM alerts help save operating room time, facilitating high margin surgeries for the hospital, while reducing length of stay and readmission rates for patients.

IONM Market Challenges

Cost of surgery with IONM

The cost of surgeries with IONM is more than those without IONM. Surgeries with IONM involve the expenses of IONM devices, intraoperative neurophysiologists, supervising practitioners, and disposable materials. The cost of surgeries restricts the adoption of IONM. Though IONM systems play a crucial role in invasive surgeries such as spinal, neurological, orthopedic, and cardiovascular surgeries, it has not been proven to be a cost-effective therapy in all procedures.

Payor payments

Beginning in 2020 and through 2023, Assure faced an increase in third-party insurance claim payment denials for our technologist services that we believe will continue in the industry for the foreseeable future. The increase in technical claim denials is primarily attributable to a shift in third-party insurance company policies to bundle the technologist service payment into the surgical procedure payment made to the facility in which our services are rendered.

Limited interoperative neurophysiologists

Though the number of surgeries that need IONM continues to increase in the US, only a limited number of INPs with expertise in IONM are available. INPs with high levels of expertise are required to effectively use IONM devices to record data and diagnose patient alerts. There is also the risk of false recordings due to physiological artifacts arising from other sites. Only highly skilled INPs can perform IONM in hospitals, surgical centers, and neurophysiological laboratories and provide the greatest levels of service to the surgeons they support.

Complications of IONM

Though the popularity of IONM is growing rapidly, risks and complications associated with IONM remains, as there is for any medical procedure.

●	Types of injuries induced by electrical current: Burns may occur at the contact of stimulating electrodes with tissue when the current density is high. The leakage of high-frequency current through alternate pathways can also cause burns. In addition, high current flow can cause macro shock.
●	Use of needle electrodes: Risk of infection at the electrode site.
●	Electrical cortical stimulation: Transcranial electrical cortical stimulation during Motor Evoked Potential monitoring can cause tongue lacerations, oral injuries, and even mandibular fractures. These adverse effects occur due to forceful contraction of the biting muscles as a result of the stimulation. This risk is largely mitigated by appropriate use of bite blocks.

Competition

The IONM industry is highly competitive. Some of our competitors are larger and have longstanding and well-established relationships with physicians and third-party payors. We also compete with other health care providers in our efforts to hire and retain experienced professionals. As a result, we historically had difficulty attracting or retaining key personnel or securing clinical resources.

Some of our competitors are hospitals that provide IONM services for surgeries occurring within their hospital facilities. Assure also has significantly larger competitors, some of which have access to greater marketing, financial and other resources and may be better known in the general community. As a result of these factors, the Company may not be able to compete effectively against current and future competitors.

Corporate Structure

Assure Holdings Corp.

Assure Holdings Corp., formerly Montreux Capital Corp, a Canadian Capital Pool Company (“Montreux”), was formed under the British Columbia Business Corporations Act in British Columbia, Canada on September 24, 2007, is a Nevada corporation, existing under the laws of the State of Nevada pursuant to its Articles of Domestication filed with the Nevada Secretary of State on May 15, 2017. A Canadian Capital Pool Company is a special purpose acquisition company organized for the purposes of completing acquisition transactions, known as “qualifying transactions,” with operating companies for the purposes of taking the operating companies public in Canada. Qualifying transactions are subject to Canadian securities laws and exchange listing requirements.

Assure Holdings, Inc.

Our direct subsidiary is Assure Holdings, Inc., a Colorado corporation, formed under the laws of the State of Colorado on November 7, 2016. Assure Holdings, Inc. became a wholly owned subsidiary of Assure Holdings Corp. on May 15, 2017 when Assure Holdings Inc. and its stockholders and Montreux and its stockholders entered into a Share Exchange Agreement pursuant to which the stockholders of Assure Holdings, Inc. received shares of Montreux as consideration for their assignment of their shares in Assure Holdings, Inc. to Montreux in the “Qualifying Transaction” under the rules of the TSX Venture Exchange (“TSX-V”). One of the primary objectives of the Qualifying Transactions was to facilitate our going public and listing on the TSX-V.

Assure Holdings, Inc. is the sole member of Assure Neuromonitoring, LLC (“Assure Neuromonitoring”), a Colorado limited liability company formed under the laws of the state of Colorado on August 25, 2015. Assure Neuromonitoring became a wholly owned subsidiary of Assure Holdings, Inc. on November 7, 2016, when its members assigned their interest in Assure Neuromonitoring to Assure Holdings, Inc. for shares of Assure Holdings, Inc.

Assure Holdings, Inc. is the sole member of Assure Networks, LLC (“Assure Networks”), a Colorado limited liability company formed under the laws of the state of Colorado on November 2, 2016. Prior to the Reorganization and Qualifying Transaction, Preston Parsons owned a controlling ownership interest in Assure Networks. Assure Networks became a wholly owned subsidiary of Assure Holdings, Inc. on November 7, 2016, when its members assigned their interest in Assure Networks to Assure Holdings, Inc. for shares of Assure Holdings, Inc.

Assure Holdings, Inc. is the sole member of Assure Equipment Leasing, LLC (“Assure Equipment Leasing”), a Colorado limited liability company formed under the laws of the state of Colorado on April 20, 2020.

Assure Neuromonitoring

Assure Neuromonitoring exists for the purpose of facilitating leading IONM support to surgeons and patients. This includes a Technical Component via our INP staff who utilize technical equipment and technical training to monitor EEG, EMG and a number of complex modalities during surgical procedures to pre-emptively notify the underlying surgeon of any nerve related issues that are identified. The INP’s perform their services in the operating room during the surgeries. The INP’s are certified by a third-party accreditation agency.

Assure Networks

Assure Networks exist for the purpose of facilitating the performance of the Professional Component of IONM. Assure Networks provides off-site tele-neurology services for IONM. In some cases, the remote neurology is done directly via the Company’s own supervising practitioners. In other instances, these services are provided by and through the Assure Networks subsidiaries, which owns interest in entities that either (i) directly perform the Professional Component through third-party contracted neurologists or oversight reading physicians, or (ii) provide management services for entities owned by licensed physicians. These oversight services support the INP and strengthen our capacity to pre-emptively notify the underlying surgeon of any nerve related issues that are identified during a surgical procedure.

Corporate Model

Ownership Model

In the instances where Assure Networks, or the applicable Assure Networks subsidiary, owns an interest in the entity performing the Professional Component, our corporate structure is based on a legal analysis that is completed by a third-party law firm to determine the specific state law requirements with respect to the corporate practice of medicine. Once Assure Networks or the applicable Assure Networks subsidiary obtains a legal determination regarding the recommended corporate structure, the applicable entity is established.

Management Services Model

In the instances where Assure Networks or the applicable Assure Networks subsidiary is unable to own an interest in the entity performing the professional component due to state laws or regulations, Assure Networks or the applicable Assure Networks subsidiary enters into a management services agreement whereby Assure Networks or the applicable Assure Networks subsidiary agrees to perform management services on behalf of a third party unrelated entity performing the Professional Component and is paid fair market value compensation for such services. The fair market value compensation is based on a third-party fair market value valuation prepared by a professional valuation firm engaged by Assure Networks or the applicable Assure Networks subsidiary. Assure exited the majority of these arrangements in 2023 and expects the few remaining MSA relationships to be terminated by the end of the third quarter of 2024.

Privacy

Assure is committed to protecting the privacy of its patients by safeguarding all medical information in compliance with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Health Information Technology for Economics and Clinical Health Act (“HITECH”). Assure relies on third-party companies and their cloud-based services to ensure all confidential information is safeguarded. These third-party companies include ShareFile, Microsoft 365, Microsoft Azure, NetSuite, and USMON. Microsoft, NetSuite, ShareFile, and USMON have Business Associate Agreements in place per HIPAA regulations. Microsoft, NetSuite, which is owned and operated by Oracle Corporation, and ShareFile, which is owned and operated by Citrix Systems, Inc., have, among other security measures, a third-party validated application and datacenter control from SOC 2 and SSAE 18 audits, bank-level encryption technology, multiple data storage locations around the globe, and disaster recovery centers in the United States and Europe. You can find Assure’s privacy policy on its website at www.assureneuromonitoring.com. Please note that the information on our website is not incorporated by reference into this prospectus.

Government Regulation

Assure is subject to numerous federal, state and local laws, rules and regulations. Government regulation affects our business by controlling our growth, requiring licensure and certification for our facilities and the physicians and other health care personnel who provide services in our facilities and regulating the use of our properties.

Licensure and Accreditation

The health care facilities and our partner professionals are subject to professional and private licensing, certification and accreditation requirements. These include, but are not limited to, requirements imposed by Medicare, Medicaid, state licensing authorities, voluntary accrediting organizations and third-party private payors. Receipt and renewal of such licenses, certifications and accreditations are often based on inspections, surveys, audits, investigations, or other reviews, some of which may require affirmative compliance actions by us that could be burdensome and expensive. The applicable standards may change in the future. There can be no assurance that we will be able to maintain all necessary licenses or certifications in good standing or that they will not be required to incur substantial costs in doing so. The failure to maintain all necessary licenses, certifications and accreditations in good standing, or the expenditure of substantial funds to maintain them, could have an adverse effect on our business.

Anti-Kickback Statutes

The federal Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation, or receipt of any form of remuneration to induce the referral of a patient or the purchase, lease or order (or the arranging for or recommending of the purchase, lease or order) of health care items or services paid for by federal health care programs, including Medicare or Medicaid. A violation does not require proof that a person had actual knowledge of the statute or specific intent to violate the statute, and court decisions under the Anti-Kickback Statute have consistently held that the law is violated where one purpose of a payment is to induce or reward referrals. Violation of the federal Anti-Kickback Statute could result in felony conviction, administrative penalties, liability (including penalties) under the False Claims Act and/or exclusion from federal health care programs.

Several states have enacted anti-kickback laws (including so-called “fee splitting” laws) that sometimes apply not only to state-sponsored health care programs, but also to items or services that are paid for by private insurance and self-pay patients. State anti-kickback laws can vary considerably in their applicability and scope and sometimes have fewer statutory and regulatory exceptions than does the federal law.

Our management carefully considers the importance of anti-kickback laws when structuring company operations and relationships. That said, we cannot ensure that the applicable regulatory authorities will not determine that some of our arrangements with hospitals, surgical facilities, physicians, or other referral sources violate the Anti-Kickback Statute or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

Physician Self-Referral (“Stark”) Laws

The federal Stark Law, 42 U.S.C. §1395nn, also known as the physician self-referral law, generally prohibits a physician from referring Medicare and Medicaid patients to an entity (including hospitals) providing “designated health services,” if the physician has a “financial relationship” with the entity, unless an exception applies. Designated health services include, among other services, inpatient hospital services, outpatient prescription drug services, clinical laboratory services, certain diagnostic imaging services, and other services that our affiliated physicians may order for their patients. The prohibition applies regardless of the reasons for the financial relationship, unless an exception applies. The exceptions to the federal Stark Law are numerous and often complex. The penalties for violating the Stark Law include civil penalties of up to $15,000 for each violation and potential liability (including penalties) under the False Claims Act.

Some states have enacted statutes and regulations concerning physician self-referrals (i.e., referrals by physicians to health care entities with whom the physician has a financial relationship). Such physician self- referrals laws may apply to the referral of patients regardless of payor source and/or type of health care service. These state laws may contain statutory and regulatory exceptions that are different from those of the federal law and that may vary from state to state.

Our management carefully considers the importance of physician self-referral laws when structuring company operations and relationships and seeks legal guidance on the parameters of the law. That said, we cannot ensure that the applicable regulatory authorities will not determine that some of our arrangements with physicians violate the Federal Stark Law or other applicable laws. An adverse determination could subject us to different liabilities, including civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

False Claims Act

The federal False Claims Act, 31 U.S.C. § 3729, imposes civil penalties for knowingly submitting or causing the submission of a false or fraudulent claim for payment from a government-sponsored program, such as Medicare and Medicaid. Under the 2023 annual adjustment, the minimum False Claims Act penalty assessed per violation after January 30, 2023, will be not less than $13,508 and not more than $27,018. This per violation statutory penalty is in addition to the statutory penalty of three times the amount of damages which the government sustains because of the violation. 31 U.S.C. §3729(a)(1). The False Claims Act has “whistleblower” or “qui tam” provisions that allow individuals to commence a civil action in the name of the government, and the whistleblower is entitled to share in any subsequent recovery (plus attorney’s fees). Many states also have enacted civil statutes that largely mirror the federal False Claims Act, but allow states to impose penalties in a state court.

The False Claims Act has been used by the federal government and private whistleblowers to bring enforcement actions under so-called “fraud and abuse” laws like the federal Anti-Kickback Statute and the Stark Law. Such actions are not based on a contention that claims for payment were factually false or inaccurate. Instead, such actions are based on the theory that accurate claims are deemed to be false/fraudulent if there has been noncompliance with some other material law or regulation. The existence of the False Claims Act, under which so-called qui tam plaintiffs can allege liability for a wide range of regulatory noncompliance, increases the potential for such actions to be brought and has increased the potential financial exposure for such actions. These actions are costly and time-consuming to defend.

Our management carefully considers the importance of compliance with all applicable laws and when structuring company operations and relationships. Our management is aware of and actively works to minimize risk related to potential qui tam plaintiffs. That said, we cannot assure that the applicable enforcement authorities or qui tam plaintiffs will not allege violations of the False Claims Act or analogous state false claims laws. A finding of liability under the False Claims Act could have a material adverse effect on our business, financial condition or results of operations.

Health Information Privacy and Data Security

The privacy and data security regulations under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, contain detailed requirements concerning (1) the use and disclosure of individually identifiable patient health information (“PHI”); (2) computer and data security standards regarding the protection of electronic PHI including storage, utilization, access to and transmission; and (3) notification to individuals and the federal government in the event of a breach of unsecured PHI. HIPAA covered entities and business associates must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health information received, maintained, or transmitted. Violations of the HIPAA privacy and security rules may result in civil and criminal penalties, including a tiered system of civil money penalties. HIPAA has four tiers of violations that reflect increasing levels of culpability, with minimum and maximum penalty amounts within each tier and an annual cap on penalties for multiple violations of an identical provision. The indexed penalty amounts for each violation of a HIPAA administrative simplification provision are as follows:

●	Tier 1-lack of knowledge: The minimum penalty is $127;
●	Tier 2-reasonable cause and not willful neglect: The minimum penalty is $1,280;
●	Tier 3-willful neglect, corrected within 30 days: The minimum penalty is $12,794; and
●	Tier 4-willful neglect, not corrected within 30 days; The minimum penalty is $63,973.
●	For all tiers, the maximum penalty is $63,973 and the calendar-year cap is $1,919,173.

In the event of a breach, a HIPAA covered entity must promptly notify affected individuals of a breach. All breaches must also be reported to the federal government. Where a breach affects more than 500 individuals, additional reporting obligations apply. In addition to federal enforcement, State attorneys general may bring civil actions on behalf of state residents for violations of the HIPAA privacy and security rules, obtain damages on behalf of state residents, and enjoin further violations. Many states also have laws that protect the privacy and security of confidential, personal information, which may be similar to or even more stringent than HIPAA. Some of these state laws may impose fines and penalties on violators and may afford private rights of action to individuals who believe their personal information has been misused. We expect increased federal and state privacy and security enforcement efforts.2

Our management carefully considers the importance of compliance will patient privacy and data security regulations when structuring company operations. Our management is aware of and actively works to minimize risk related to patient privacy and data security. That said, we cannot assure that a breach will not occur or that the applicable enforcement authorities will not allege violations of HIPAA’s patient privacy and data security regulations. A breach or an allegation of noncompliance with HIPAA’s patient privacy and data security regulations could have a material adverse effect on our business, financial condition or results of operations.

Environmental and Occupational Safety and Health Administration Regulations

We are subject to federal, state and local regulations governing the storage, use and disposal of waste materials and products. We are compliant with all state and federal licensure and permit requirements. Although we believe that our safety procedures for storing, handling and disposing of these materials and products comply with the standards prescribed by law and regulation, we cannot eliminate the risk of accidental contamination or injury from those hazardous materials. In the event of an accident, we could be held liable for any damages that result and any liability could exceed the limits or fall outside the coverage of our insurance coverage, which we may not be able to maintain on acceptable terms, or at all. We could incur significant costs and attention of our management could be diverted to comply with current or future environmental laws and regulations. Federal regulations promulgated by the Occupational Safety and Health Administration impose additional requirements on us, including those protecting employees from exposure to elements such as blood-borne pathogens. We cannot predict the frequency of compliance, monitoring, or enforcement actions to which we may be subject as those regulations are being implemented, which could adversely affect our operations.

Other Federal and State Health Care Laws

We are also subject to other federal and state health care laws that could have a material adverse effect on our business, financial condition or results of operations. The Health Care Fraud Statute, 18 U.S.C. § 1347, prohibits any person from knowingly and willfully executing, or attempting to execute, a scheme to defraud any health care benefit program, which can be either a government or private payor plan. Violation of this statute, even in the absence of actual knowledge of or specific intent to violate the statute, may be charged as a felony offense and may result in fines, imprisonment, or both. The Health Care False Statement Statute, 18 U.S.C. § 1035, prohibits, in any matter involving a federal health care program, anyone from knowingly and willfully falsifying, concealing or covering up, by any trick, scheme or device, a material fact, or making any materially false, fictitious or fraudulent statement or representation, or making or using any materially false writing or document knowing that it contains a materially false or fraudulent statement. A violation of this statute may be charged as a felony offense and may result in fines, imprisonment or both.

Under the Civil Monetary Penalties Law, a person (including an organization) is prohibited from knowingly presenting or causing to be presented to any United States officer, employee, agent, or department, or any state agency, a claim for payment for medical or other items or services where the person knows or should know (a) the items or services were not provided as described in the coding of the claim, (b) the claim is a false or fraudulent claim, (c) the claim is for a service furnished by an unlicensed physician, (d) the claim is for medical or other items or service furnished by a person or an entity that is in a period of exclusion from the program, or (e) the items or services are medically unnecessary items or services. Penalties range from $10,000 to $50,000 per violation, treble damages, and exclusion from federal health care programs. The Civil Monetary Penalties Law also prohibits a person from transferring any remuneration to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider of Medicare or Medicaid payable items or services.

States have a wide variety of health care laws and regulations that potentially affect our operations and the operations of our partners. Many states have implemented laws and regulations related to so-called “tele-health,” which govern the use of technology to provide health care services, including allowing patients and providers to be in different geographic locations. Tele-health laws may apply to our operations, and the obligations they impose, vary wildly and are in a state of flux. Some states have so-called corporate practice of medicine prohibitions, which govern how physicians are organized to practice medicine (including corporate structure, employment and management). Such prohibitions are used to indirectly regulate ownership of heath care companies and/or management companies and the obligations they impose vary. Some states have “surprise billing” or out-of-network billing laws that impose a variety of obligations on health care providers and health plans. The failure to comply with all state regulatory obligations could be used by health plans to deny payment or to recoup funds, and any noncompliance could subject us to penalties or limitations that could have an adverse effect on our business. The limitations and obligations under “surprise billing” laws vary by state, and many states are actively considering additional legislation and/or regulation in this area creating a state of flux in the law.

Many states have adopted a form of anti-kickback law, self-referral prohibition, and false claims and insurance fraud prohibition. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some of these state laws apply to all health care services and not just those covered under a governmental health care program. From time to time, private health plans attempt to use such laws as a basis to deny claims or recoup payments previously made to health care providers.

A determination of liability under any of the laws above could result in fines and penalties and restrictions on our ability to operate in these states. We cannot assure that our arrangements or business practices will not be subject to government scrutiny or be found to violate applicable laws.

Other Regulations

In addition to the regulatory initiatives described above, health care facilities, including our partner facilities, are subject to a wide variety of federal, state, and local environmental and occupational health and safety laws and regulations that may affect their operations, facilities, and properties. Violations of these laws could subject us to civil penalties and fines for not investigating and remedying any contamination by hazardous substances, as well as other liability from third parties.

Human Capital - Employees

Our human capital resources consist of employees and relationships that we maintain with third party service providers, including surgeons and hospitals. As of July 17 2024, we had 15 full-time employees. The recent decrease in the number of employees is directly related to our strategic business shift and the sale of a substantial amount of our assets in Q1 2024.

While we do not use any formal human capital measures or objectives, we focus our hiring efforts on offering competitive opportunities, which means recruitment, training and retaining personnel that demonstrate a high level of technical expertise and experience in the medical profession. We value diversity, professionalism, safety and collaboration within our organization.

None of our employees are represented by a labor union covered by a collective bargaining agreement. As of the date of this prospectus, we have not experienced any work stoppages.

Diversity

We value the benefits that diversity brings and seek to maintain a workforce comprised of talented and dedicated employees with a diverse mix of experience, skills and backgrounds collectively reflecting the strategic needs of the business and the nature of the environment in which we operate. In identifying qualified hires, we will consider prospective candidates based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by management as being important in fostering a culture which solicits multiple perspectives and views.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These requirements or exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may, and intend to, take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

Available Information

Our executive office address is 7887 E. Belleview Ave., Suite 240, Denver, Colorado 80111. The telephone number for our executive office is (720) 287-3093.

We make available, free of charge, on or through our Internet website, at www.assureneuromonitoring.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our Internet website and the information contained therein or connected thereto are not intended to be, and are not, incorporated into this prospectus.

DESCRIPTION OF PROPERTY

Assure currently leases approximately 16,700 square feet of office space for its corporate offices at 7887 East Belleview Avenue, Suite 240, Denver, Colorado 80111.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company or any of our subsidiaries, nor are we involved as a plaintiff in any other material proceeding or pending litigation. There are no other proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

In April 2022, the U.S. Department of Justice (“DOJ”) issued Civil Investigative Demands which seek information with respect to a civil investigation under the Anti-kickback Statute and the False Claims Act. We voluntarily contacted the DOJ offering to provide any materials needed in the investigation and to answer any questions. While our policy during the relevant time was to not seek payments from federal health care programs, the third-party billing company we used at that time submitted some claims to Medicare Advantage plans administered by commercial insurance companies. We have worked diligently to ensure that payments from Medicare Advantage plans have been returned to the commercial insurance companies and we believe we have returned substantially all such payments that we have discovered to date, totaling approximately $450,000. The DOJ has not made any allegations in the investigation, and we are currently unable to predict the eventual scope, ultimate timing, or outcome of this investigation. During February 2024, a Settlement Agreement (“Agreement”) was executed between Assure and the United States Department of Justice (“DOJ”).

In exchange for a payment of approximately $1 million, the Agreement releases Assure from any civil or administrative monetary claim the United States has for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; or the common law theories of payment by mistake, unjust enrichment, and fraud. Payments are in equal monthly installments over the next 12 months.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that are based on management’s current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of various factors, including the factors we describe in the section entitled “Risk Factors” and elsewhere in this prospectus.

Results of Operations

Three Months Ended March 31, 2024, Compared to the Three Months Ended March 31, 2023

	Three Months Ended March 31,		Change	Change
	2024	2023	$	%
Revenue	$9	$115	$(106)	(92)%
Cost of revenues	475	679	(204)	(30)%
Gross margin	(466)	(564)	98	(17)%
Operating expenses (income)
General and administrative	3,911	3,211	700	22%
Depreciation and amortization	—	2	(2)	(100)%
Gain on settlement of accounts payable	(181)	—	(181)	100%
Total operating expenses	3,730	3,213	517	16%
Loss from operations	(4,196)	(3,777)	(419)	(11)%
Other income (expenses)
Income from equity method investments	—	25	(25)	100%
Interest expense	(527)	(501)	(26)	5%
Other income, net	156	58	98	169%
Accretion expense	(102)	(170)	68	40%
Total other income (expense), net	(473)	(588)	115	(20)%
Loss from continuing operations before taxes	(4,669)	(4,365)	(304)	(7)%
Income tax benefit on continuing operations	—	796	(796)	(100)%
Loss from continuing operations	(4,669)	(3,569)	(1,100)	31%
Income from discontinued operations, net of tax	908	425	483	114%
Net loss	$(3,761)	$(3,144)	$(617)	(20)%
Loss per share
Loss from continuing operations, basic and diluted	$(0.03)	$(0.20)	$0.17	83%
Income from discontinued operations, basic and diluted	0.00	0.03	(0.03)	100%
Loss per share, basic and diluted	$(0.03)	$(0.17)	$0.14	82%
Weighted average number shares – basic	125,997,822	18,988,794	107,009,028	564%
Weighted average number shares – diluted	125,997,822	18,988,794	107,009,028	564%

Revenue

Total revenue for the three months ended March 31, 2024 and 2023, were $9 thousand and $115 thousand, respectively. Revenue is generated by our revenue cycle management team under legacy managed service agreements for billing and collecting for professional services provided by our business partners. The decrease in revenue is attributable to the Company’s efforts to exit the managed service arrangements during 2023.

Cost of revenues

Cost of revenues for the three months ended March 31, 2024 and 2023, were $475 thousand and $679 thousand, respectively. Cost of revenues consist primarily of the cost of our internal billing and collection department and decreased slightly related to the decrease in headcount.

General and administrative

General and administrative expenses for the three months ended March 31, 2024 and 2023, were $3.9 million and $3.2 million, respectively. The overall increase is primarily related to an increase in legal fees associated with the sale of clinical assets, the proposed merger and settlement, partially offset by a decrease in employee compensation and benefits.

Gain on settlement of accounts payable

During the three months ended March 31, 2024, the Company settled certain amounts of accounts payable for less than the original amounts owed which resulted in a gain of $181 thousand. There were no such transactions during the three months ended March 31, 2023.

Interest expense

Interest expense was $527 thousand for the three months ended March 31, 2024, compared to $501 thousand for the three months ended March 31, 2023. The increase year-over-year is primarily due to higher outstanding debt balances. Specifically, interest expense was $76 thousand and $76 thousand for the three months ended March 31, 2024 and 2023 related to the convertible debt, respectively, and $409 thousand and $376 thousand for the three months ended March 31, 2024 and 2023, respectively, for the Centurion debt. The remaining amount of interest expense is associated with implied interest on the Company’s lease obligations.

Accretion expense

The Company recorded non-cash accretion expense of $102 thousand and $170 thousand for the three months ended March 31, 2024 and 2023, respectively. The Company accretes the difference between the fair value of the convertible debt and the debenture and the face value of the convertible debt and the debenture over the term of the convertible debt and the debenture. Specifically, accretion expense was $27 thousand and $95 thousand for three months ended March 31, 2024 and 2023, respectively related to the convertible debt and $75 thousand for each period related to the Centurion debt.

Income tax benefit

For the three months ended March 31, 2024, income tax benefit was $nil compared to $796 thousand for the three months ended March 31, 2023. The Company’s estimated annual tax rate is impacted primarily by the amount of taxable income earned in each jurisdiction the Company operates in and permanent differences between financial statement carrying amounts and the tax basis.

Discontinued operations

	Three Months Ended March 31,
	2024	2023
Revenue
Technical services	$1,318	$1,234
Professional services	1,320	1,874
Other	29	329
Revenue, net	2,667	3,437
Cost of revenues, excluding depreciation and amortization	2,363	2,694
Gross margin	304	743
Operating expenses
Sales and marketing	54	128
Depreciation and amortization	—	182
Total operating expenses	54	310
Income from discontinued operations	250	433
Other income (expense)
Gain on sale of assets	666	—
Interest expense	(8)	(8)
Total other income (expense)	658	(8)
Income from discontinued operations	908	425
Income tax expense	—	—
Net income from discontinued operations	$908	$425

Income from discontinued operations was $908 thousand for the three months ended March 31, 2024, compared to $425 thousand for the three months ended March 31, 2023. The sale of assets resulted in a gain of $666 thousand for the three months ended March 31, 2024. Discontinued operations consist of the following activities:

Technical and professional service revenue is recognized in the period in which IONM services are rendered, at net realizable amounts due from third party payors when collections are reasonably assured and can be estimated. The majority of the Company’s services are rendered on an out-of-network basis and billed to third-party insurers. We estimate out-of-network technical and professional revenue per case based upon our historical cash collection rates from private health insurance carriers. Our revenue estimation process for out-of-network revenue is based on the collection experience from insurance cases that are between 1 and 24 months old as management believes the more recent collection experience is more indicative of future per case collection rates. The Company reserves accounts receivable beginning in the fifth quarter after date of service and continuing to increase the reserve percentage until the receivable is aged to 24 months and a day from the date of service at which point it is fully reserved.

Cost of revenues consist primarily of the cost of technologist and supervising practitioner wages, third-party supervising practitioner fees, and medical supplies. Technologist and supervising practitioner wages and medical supplies vary with the number of neuromonitoring cases. The decrease in costs of revenues is primarily related to the Company’s efforts focused on reducing the Company’s average cost of delivery in providing our services, both on the technologist and the remote neurology parts of the business.

Additionally, discontinued operations consist of sales and marketing expenses related to the generation of revenue and depreciation, amortization and implied interest expenses related to the medical equipment utilized in operations.

Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

The following table provides selected financial information from the condensed consolidated financial statements of income for the years ended December 31, 2023 and 2022. All dollar amounts set forth in the table below are expressed thousands of dollars, except share and per share amounts.

	Year Ended December 31,		Change	Change
	2023	2022	$	%
Revenue	$255	$471	$(216)	(46)%
Cost of revenues	2,449	2,532	(83)	(3)%
Gross margin	(2,194)	(2,061)	(133)	6%
Operating expenses
General and administrative	13,524	15,065	(1,541)	(10)%
Bad debt expense related to termination of managed service agreements	4,358	1,370	2,988	100%
Depreciation and amortization	6	9	(3)	(33)%
Goodwill impairment charge	—	3,423	(3,423)	100%
Intangibles impairment charge	—	117	(117)	100%
Total operating expenses	17,888	19,984	(2,096)	(10)%
Loss from operations	(20,082)	(22,045)	1,963	9%
Other income (expenses)
Income from equity method investments	43	39	4	(10)%
Gain on Paycheck Protection Program loan forgiveness	—	1,665	(1,665)	100%
Interest income	11	—	11	—%
Interest expense	(2,031)	(1,639)	(392)	24%
Other income, net	557	—	557	100%
Accretion expense	(681)	(681)	—	—%
Total other expense, net	(2,101)	(616)	(1,485)	241%
Loss from continuing operations before taxes	(22,183)	(22,661)	478	2%
Income tax benefit (expense) on continuing operations	736	(202)	938	(464)%
Loss from continuing operations	(21,447)	(22,863)	1,416	(6)%
Loss from discontinued operations, net of tax	(4,631)	(7,249)	2,618	(36)%
Net loss	$(26,078)	$(30,112)	$4,034	13%
Loss per share
Loss from continuing operations, basic and diluted	$(0.28)	$(1.69)	$1.41	84%
Loss from discontinued operations, basic and diluted	(0.06)	(0.54)	0.48	89%
Loss per share, basic and diluted	$(0.34)	$(2.23)	$1.89	85%
Weighted average number shares - basic	76,982,760	13,529,862	63,452,898	469%
Weighted average number shares - diluted	76,982,760	13,529,862	63,452,898	469%

Revenue

Total revenue for the years ended December 31, 2023, and 2022, were $255 thousand and $471 thousand, respectively. Revenue is generated by our revenue cycle management team under legacy managed service agreements for billing and collecting for professional services provided by our business partners. The decrease in revenue is attributable to the Company’s efforts to exit the managed service arrangements during 2023.

Cost of revenues

Cost of revenues for the years ended December 31, 2023 and 2022, were $2.4 million and $2.5 million, respectively. Cost of revenues consist primarily of the cost of our internal billing and collection department and decreased slightly related to the decrease in headcount.

General and administrative

General and administrative expenses for the years ended December 31, 2023 and 2022, were $13.5 million and $15.1 million, respectively. The overall decrease is primarily related to a $1.5 million reduction in compensation cost and $1.4 million in stock-based compensation charges related to reduction in headcount, $453 thousand decrease in third party consulting costs, $412 thousand reduction in travel and related employee expenses, offset by $2.0 million increase in legal fees primarily related to the matter with the DOJ and litigation against two Louisiana facilities, $224 thousand increase in professional fees primarily related to the change in audit firms during 2023.

Bad debt expense related to termination of MSA agreements

As previously discussed, during the fourth quarter of 2022 and throughout 2023, the Company exited the majority of business under Assure’s legacy MSA model in order to keep all revenue generated from services provided by the Professional Component of IONM. As a result of exiting this business, during the years ended December 31, 2023 and 2022, the Company incurred bad debt expense related to the termination of MSA agreements of $4.4 million and $1.4 million, respectively.

Goodwill impairment charge

The goodwill impairment charge of $3.4 million related to the qualitative evaluation of the Company’s goodwill balance in comparison to the Company’s market cap and net equity position. There were no similar transactions during the year ended December 31, 2023

Intangibles impairment charge

During the year ended December 31, 2022, the Company wrote off its tradename intangible balance of $117 thousand since the tradename is no longer in use. There were no similar transactions during the year ended December 31, 2023.

Gain on Paycheck Protection Program loan forgiveness

During March 2021, the Company received an unsecured loan under the United States Small Business Administration Paycheck Protection Program (“PPP”) pursuant to the recently adopted Coronavirus Aid, Relief, and Economic Security Act (the “PPP Loan”) in the amount of $1.7 million. During January 2022, the Company was granted forgiveness of the PPP Loan. As of December 31, 2022, the Company recorded a gain on forgiveness of the PPP Loan of $1.7 million. There were no similar transactions during the year ended December 31, 2023.

Interest expense

Interest expense was $2.0 million for the year ended December 31, 2023, compared to $1.6 million for the year ended December 31, 2022. The increase year-over-year is primarily due to higher outstanding debt balances. Specifically, interest expense was $300 thousand and $221 thousand for years ended December 31, 2023, and 2022 related to the convertible debt, respectively, and $1.4 million and $1.2 million for the years ended December 31, 2023, and 2022, respectively, for the Centurion debt. The remaining amount of interest expense is associated with implied interest on the Company’s lease obligations.

Accretion expense

The Company recorded non-cash accretion expense of $681 thousand for the years ended December 31, 2023, and 2022, respectively. The Company accretes the difference between the fair value of the convertible debt and the debenture and the face value of the convertible debt and the debenture over the term of the convertible debt and the debenture. Specifically, accretion expense was $381 thousand for each period related to the convertible debt and $300 thousand for each period related to the Centurion debt.

Income tax benefit

For the years ended December 31, 2023, income tax benefit was $736 thousand compared to income tax expense of $202 thousand for the year ended December 31, 2022. The Company’s estimated annual tax rate is impacted primarily by the amount of taxable income earned in each jurisdiction the Company operates in and permanent differences between financial statement carrying amounts and the tax basis.

Discontinued operations

	Year Ended December 31,
	2023	2022
Revenue
Technical services	$2,991	$3,519
Professional services	3,785	8,476
Other	978	(1,490)
Revenue, net	7,754	10,505
Cost of revenues, excluding depreciation and amortization	11,380	12,658
Gross margin	(3,626)	(2,153)
Operating expenses
Sales and marketing	366	945
Depreciation and amortization	582	4,051
Total operating expenses	948	4,996
Loss from discontinued operations	(4,574)	(7,149)
Other expenses
Interest expense	(45)	(100)
Total other expense	(45)	(100)
Loss from discontinued operations	(4,619)	(7,249)
Income tax expense	(12)	—
Net loss from discontinued operations	$(4,631)	$(7,249)

Loss from discontinued operations was $4.6 million for the year ended December 31, 2023, compared to income of $7.2 million for the years ended December 31, 2022. Discontinued operations consist of the following activities:

Technical and professional service revenue is recognized in the period in which IONM services are rendered, at net realizable amounts due from third party payors when collections are reasonably assured and can be estimated. The majority of the Company’s services are rendered on an out-of-network basis and billed to third-party insurers. We estimate out-of-network technical and professional revenue per case based upon our historical cash collection rates from private health insurance carriers. Our revenue estimation process for out-of-network revenue is based on the collection experience from insurance cases that are between 1 and 24 months old as management believes the more recent collection experience is more indicative of future per case collection rates. The Company reserves accounts receivable beginning in the fifth quarter after date of service and continuing to increase the reserve percentage until the receivable is aged to 24 months and a day from the date of service at which point it is fully reserved.

Cost of revenues consist primarily of the cost of technologist and supervising practitioner wages, third-party supervising practitioner fees, and medical supplies. Technologist and supervising practitioner wages and medical supplies vary with the number of neuromonitoring cases. The decrease in costs of revenues is primarily related to the Company’s efforts focused on reducing the Company’s average cost of delivery in providing our services, both on the technologist and the remote neurology parts of the business.

Additionally, discontinued operations consist of sales and marketing expenses related to the generation of revenue and depreciation, amortization and implied interest expenses related to the medical equipment utilized in operations.

Financial Position, Liquidity and Capital Resources

Funding Requirements

Our cash position as of March 31, 2024, was $376 thousand compared to the December 31, 2023 cash balance of $123 thousand. Working capital was negative $19.0 million as of March 31, 2024, compared to negative $15.5 million at December 31, 2023. Our working capital balance and our estimated cash flows from operations during 2024 will not support our operating activities and our obligations for the next 12 months. We intend to seek equity or debt financing and have implemented significant cost cutting measures to mitigate our going concern. Such financings may include the issuance of shares of common stock, warrants to purchase common stock, convertible debt or other instruments that may dilute our current stockholders. Financing may not be available to us on acceptable terms depending on market conditions at the time we seek financing. We applied for a $3.2 million refund under the CARES Act Employee Retention Credit program, however there is no guarantee when, or if, these funds will be received during 2024. Furthermore, our independent registered public accountants have expressed that substantial doubt exists as to the Company’s ability to continue as a going concern.

On July 25, 2023, the Company received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Notice”).

On August 16, 2023, the Company received notice from the Staff of the Nasdaq that the Company no longer satisfies the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, or the alternatives to that requirement - a $35 million market value of listed securities or $500,000 in net income in the most recent fiscal year or two or the last three fiscal years - as required by Nasdaq Listing Rule 5550(b) (the “Equity Requirement”). The notification is separate from, and in addition to, the previously deficiency letter that the Company received from the Staff on July 25, 2023, as discussed above.

During November 2023, the Company received notice from the Staff of the Nasdaq that the Staff has determined to grant the Company an extension of time to regain compliance with Listing Rule 5550(b) (the “Rule”). The Rule requires a minimum $2,500,000 stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 net income from continuing operations (the “Equity Requirement”).

On October 2, 2023, the Company submitted its plan of compliance to the Staff. On November 1, 2023, the Staff provided notice to the Company that the Staff had granted an extension until January 22, 2024, to complete certain key steps of the Company’s compliance plan and, assuming those steps are complete on or before January 22, 2024 to complete certain key steps of the Company’s compliance plan.

Based on the Company’s representations made in its compliance plan submitted to the Staff, on November 1, 2023, the Staff granted the Company an extension until January 22, 2024, to regain compliance with the Equity Requirement. However, the Staff indicated in the Determination Letter that, pursuant to Listing Rule 5810(d)(2), this deficiency serves as an additional and separate basis for delisting, and as such, the Company should address its non-compliance with the Equity Requirement before the Panel, if it appeals the Staff’s determination, which the Company has done.

On January 24, 2024, the Company received a determination letter (the “Determination Letter”) from the Staff stating that it had not regained compliance with Listing Rule 5550(a)(2) and is not eligible for a second 180-day period to regain compliance. The Company appealed the Staff’s determination, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series and had a hearing with a Nasdaq Hearings Panel (the “Panel”) on April 9, 2024.

On May 16, 2024, the Company received a written notice from the Panel that it has granted the Company an extension to regain compliance with the continued listing requirements for The Nasdaq Capital Market (the “Panel Decision”). The Hearings Panel granted the Company an extension until July 22, 2024, by which date the Company will be required to demonstrate compliance with all applicable initial listing requirements for the Nasdaq Capital Market in relation to its completion of its previously announced transaction with Danam.

On June 11, 2024, the Company terminated its merger agreement with Danam. On June 14, 2024, the Company submitted a new plan of compliance to the Panel, which included (i) completing an equity offering, (ii) issuing shares of common stock in settlement of outstanding accounts payable, (iii) issuing shares of common stock pursuant to an issuer tender offer for the Company’s outstanding convertible debentures, (iv) issuing shares of common stock on conversion of the debenture held by Centurion.

On June 21, 2024, the Company received a written notice from the Panel that it has granted the Company an extension to regain compliance with the continued listing requirements for the Nasdaq Capital Market. The Panel’s decision gives the Company until July 22, 2024 to demonstrate compliance with the continued listing standards by July 22, 2024. The Panel also imposed a Mandatory Panel Monitor for a period of one year regarding the Company’s compliance with the periodic filing rules of the Nasdaq. This means that notwithstanding Rule 5810(c)(2), if the Company has a deficiency in filing its periodic reports in accordance with Nasdaq rules, the Company will not be permitted to provide the staff of Nasdaq with a plan of compliance with respect to that deficiency and the staff of Nasdaq will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, staff of Nasdaq will issue a delist determination letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) regarding the periodic filing deficiency.

As part of the Company’s plan to regain compliance, the Company is conducting the following transactions:

●	This offering of shares of common stock and warrants to purchase shares of common stock pursuant the Company’s registration statement on Form S-1 as filed with the SEC on June 24, 2024, as amended July [●], 2024, of which this prospectus forms a part;
●	An exchange offer for the Company’s convertible debentures whereby each $1,000 principal face amount of the Company’s 9% convertible debentures due and payable in 2023 and 2024 would be exchanged for shares of common stock at a per share price of $4.194 such exchange offer to expire at 11:59 pm Denver Time on July 19, 2024. See Summary – Recent Developments -Exchange Offer for Convertible Notes above.
●	Issuing shares of common stock to holders of up to $6 million of the Company’s outstanding accounts payable as part of subscriptions for shares of common stock to settle such accounts, such issuances to occur from time to time as a price per share equal to the Nasdaq Closing Price immediately prior to the signing of the binding agreements for such subscriptions. See Summary – Recent Developments -Settlement of Accounts Payable above.
●	Exchanging up to $6 million of its outstanding principal amount of debenture with Centurion Financial Trust into shares of common stock at a price per share equal to the Nasdaq Closing Price immediately prior to the signing of the definitive agreement regarding such exchange.
●	A reverse stock split in the Company’s outstanding shares of common stock and authorized capital which went effective on July 9, 2024, at a ratio of 1-for-18. See Summary – Recent Developments -Reverse Stock Split above.

There can be no assurance that the Company will be able to regain compliance with the applicable Nasdaq listing requirements, or that a Panel will stay the suspension of the Company’s securities through July 22, 2024.

If Nasdaq delists our common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future

We are also dependent on Centurion granting us certain add-backs and other one-time adjustments in the calculation of our financial covenants related to EBITDA related to the Centurion debt and if we are not granted such allowances we may not meet our financial covenants which could result in a default on our obligations and the lender could foreclose on our assets if we cannot otherwise payoff the debt. We currently owe approximately $11 million in face amount on the Centurion debt. As of December 31, 2023, the Company was not in compliance with the Debenture debt covenants. As a result, Centurion may demand full repayment of the outstanding principal and interest. Additionally, approximately $3.0 million in convertible debentures, the majority of which have matured but have not been repaid according to the terms and conditions of the underlying note agreements, and may be payable on demand.

Our near-term cash requirements relate primarily to payroll expenses, trade payables, debt payments, capital lease payments, and general corporate obligations.

Cash flows from operating activities

For the three months ended March 31, 2024, we collected approximately $3.9 million of receivables compared to collecting approximately $4.5 million in the same prior year period. As of March 31, 2024, accounts receivable, which are recorded net of implicit price concessions, was $2.1 million compared to $3.6 million at December 31, 2023. The decrease in our accounts receivable balance during 2024 is primarily related to the increased velocity of cash receipts and implicit price concession charges.

Cash used in operating activities for the three months ended March 31, 2024, and 2023 was $1.5 million and $497 thousand, respectively. Cash was used to fund operations and to fund operations.

For the year ended December 31, 2023, we collected approximately $16.5 million of cash from operations compared to collecting approximately $21.8 million in the same prior year period. As of December 31, 2023, accounts receivable, which are recorded net of implicit price concessions, was $4.0 million compared to $15.1 million at December 31, 2022. The decrease in our accounts receivable balance during 2023 is primarily related to the increased velocity of cash receipts and implicit price concession charges.

Cash used in operating activities for the year ended December 31, 2023, was $5.0 million compared to $7.4 million for the same period in the preceding year. Cash was used to fund operations and to fund our growth strategy.

In October 2022, we experienced a meaningful decrease in the Texas reimbursement benchmark, which has been utilized in state arbitration claims to great success through September of this year. Texas state arbitration reimbursement has realigned to a level much closer to the state average across our operational footprint, based on our arbitration experience. Since Texas represents approximately 60% of our patient volume, we expect to remain focused on participation rates for state arbitrations in Texas.

Cash flows from investing activities

Cash provided by investing activities of $2.3 million for the three months ended March 31, 2024, was related the proceeds from the sales of clinical assets. Cash provided by investing activities of $37 thousand for the three months ended March 31, 2023 was related the PE distributions of $37 thousand.

Cash used in investing activities of $471 thousand for the year ended December 31, 2023, was related the PE distributions of $101, offset by payments related to acquisitions of $572. Cash used in investing activities of $nil for the year ended December 31, 2022, fixed asset purchases of $80 thousand, offset by PE distributions of $80 thousand.

We have receivables from equity investments in PEs and other entities that are due and payable upon those entities collecting on their own accounts receivable. To the extent that these entities are unable to collect on their accounts receivable or there is an impairment in the valuation of those accounts receivable, the Company will need to reduce its related party receivables and/or its equity investments in the PEs.

Cash flows from financing activities

Cash used in financing activities of $603 thousand for the three months ended March 31, 2024, resulted from debt repayment of $82 thousand, finance lease principal payments of $408 thousand and acquisition liability payments of $113 thousand. Cash provided by financing activities of $60 thousand for the three months ended March 31, 2023 resulted from $300 thousand associated with a private placement of 50,000 common shares at a price of $6.00 per common share, partially offset by finance lease principal payments of $163 thousand and acquisition liability payments of $77 thousand.

Cash provided by financing activities of $4.7 million for the year ended December 31, 2023, resulted from a public offering of approximately 4 million common shares at a price of $1.20 per common share and a private placement of 50,000 common shares at a price of $6.00 per common share, partially offset by finance lease principal payments of $369 and acquisition liability payments of $281 thousand. Cash provided by financing activities of $4.3 million for the year ended December 31, 2022, was due to net proceeds from an equity financing, partially offset by finance lease principal payments of $620 and acquisition liability payments of $280 thousand.

Off-Balance Sheet Arrangements

We have no material undisclosed off-balance sheet arrangements that have or are reasonably likely to have, a current or future effect on our results of operations or financial condition.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in conformity with GAAP. Application of GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes and within this MD&A. We consider our most important accounting policies that require significant estimates and management judgment to be those policies with respect to revenue, accounts receivable and income taxes, which are discussed below.

We continually evaluate the accounting policies and estimates used to prepare the consolidated financial statements. In general, our estimates are based on historical experience, evaluation of current trends, information from third-party professionals and various other assumptions that we believe to be reasonable under the known facts and circumstances. Estimates can require a significant amount of judgment and a different set of assumptions could result in material changes to our reported results.

Historical Revenue Recognition and Collection Cycle

The Company recognizes revenue primarily from fees for IONM services provided. Revenue is recognized at a point in time upon satisfaction of the Company’s performance obligation to a customer, which is at the time of service. Revenue is based on the Company’s best estimate of the transaction price the Company expects to receive in exchange for the services rendered. Our estimate of the transaction price includes estimates of price concessions for such items as contractual allowances from third-party payors, potential adjustments that may arise from payment, and uncollectible amounts.

The Company performs a collection analysis for out-of-network billings to private insurance companies and adjusts its estimated transaction price if the collection rate is different from the amount recorded in previous periods. Historically, this analysis is performed monthly.

The cash collection cycles of the Company may be protracted due to the majority of its revenue being billed to third-party commercial insurance payors on an out-of-network basis. The collection cycle for IONM to out-of-network payors may require an extended period to maximize reimbursement on claims, which results in accounts receivable growth tied to the Company’s overall growth in technical and professional service revenues. The collection cycle may consist of multiple payments from out-of-network private insurance payors, as the collection process entails multiple rounds of denials, underpayments, appeals and negotiations as part of the process to maximize the reimbursement yield on claims. Based on the Company’s historical experience, claims generally become uncollectible once they are aged greater than 24 months; as such, included in the Company’s allowance for implicit price concessions is an estimate of the likelihood that a portion of the Company’s accounts receivable may become uncollectible due to age. The Company continues collection efforts on claims aged over 24 months. Collections on claims are recorded as revenue in the period received as such collections represent a subsequent change to the initial estimation of the transaction price.

Technical and professional service revenue

Technical and professional service revenue is recognized at a point in time in which performance obligations are satisfied at the amount that reflects the consideration to which the Company expects to be entitled. Performance obligations are satisfied when IONM services are rendered. The majority of the Company’s services are rendered on an out-of-network basis and billed to third party commercial insurers. Since allowable charges for services rendered out-of-network are not explicitly identified in the contract, the Company determines the transaction price based on standard charges for services provided, reduced by an estimate of contractual adjustments and implicit price concessions based on evaluating the payor mix, historical settlements and payment data for payor types and current economic conditions to calculate an appropriate net realizable value for revenue and accounts receivable. These estimates are subject to ongoing monitoring and adjustment based on actual experience with final settlements and collections and management revises its revenue estimates as necessary in subsequent periods.

Income Taxes

We must assess the likelihood that we will be able to recover our deferred tax assets. If recovery is not likely on a more-likely-than-not basis, we must increase our provision for income taxes by recording a valuation allowance against our deferred tax assets. Should there be a change in our ability to recover our deferred tax assets, our provision for income taxes would fluctuate in the period of the change. We account for uncertain tax positions in accordance with authoritative guidance related to income taxes. The calculation of our unrecognized tax benefits involves dealing with uncertainties in the application of complex tax regulations. As such, we are required to make many subjective assumptions and judgments regarding our income tax exposures. We record unrecognized tax benefits for anticipated tax audit issues in the U.S. based on our estimate of whether, and the extent to which, additional tax liabilities are more-likely-than-not assuming the tax authorities have full knowledge of all relevant information. If we ultimately determine that the tax liabilities are unnecessary, we reverse the liabilities and recognize a tax benefit during the period in which it occurs. This may occur for a variety of reasons, such as the expiration of the statute of limitations on a particular tax return or the completion of an examination by the relevant tax authority. We record an additional charge in our provision for taxes in the period in which we determine that the recorded unrecognized tax benefits are less than the expected ultimate settlement.

MANAGEMENT

Set forth below is certain information with respect to the individuals who are our directors and executive officers.

Name	Age	Position	Term
John Farlinger	64	Executive Chairperson and Chief Executive Officer	Since May 24, 2017
Paul Webster	56	Interim Chief Financial Officer	Since November 21, 2023
John Flood	64	Director	Since April 15, 2021
Christopher Rumana	55	Director	Since December 19, 2018
Steven Summer	74	Director	Since December 19, 2019

The following is a description of the business background of the current directors, director nominees and executive officers of the Company.

Directors

John Farlinger, Director, Chief Executive Officer and Executive Chairperson: Mr. Farlinger was appointed to Chief Executive Officer and Executive Chairman on August 28, 2019. Prior to his appointment as Chief Executive Officer and Executive Chairman, Mr. Farlinger was appointed as Interim Chief Executive Officer and Executive Chairman on May 15, 2018. Mr. Farlinger held the position of Chairman and CEO of Urban Communications Inc. from July 8, 2014 to June 2018. His past positions also include director and Chair of the Governance and Audit Committee of Freckle Ltd. (TSX-V) from June 2019 to February 2020, Senior Vice-President of Telephone Navigata-Westel from February 2013 to April 2014, and CEO of Titan Communications from 2009 to February 2013. He is also an advisor to CareCru Inc., a healthcare start up.

Mr. Farlinger was selected by the Board to serve as the Executive Chairman because he is the Chief Executive Officer of the Company and his prior experience as an Executive Chairman and director of other public companies brings valuable insight to the operation of the Board. Additionally, Mr. Farlinger holds a CPA, CA designation (Canada).

John Flood, Director: Mr. Flood has nearly four decades of capital markets experience, as well as extensive operations, business building and governance expertise. Until retiring in 2019, he served as chairman and managing partner of Craig-Hallum Capital Group (“Craig-Hallum”), an equity research, trading and investment banking firm that Flood co-founded in 1997. At Craig-Hallum, Flood led the investment banking and institutional equity sales teams. He was also a member of Craig-Hallum’s board of governors, and executive, research, banking and M&A committees.

Mr. Flood was selected by the Board to serve as director because his extensive capital markets experience provides the Board with valuable experience and oversight in relation to the Company’s capital raising activities which are of significant importance to the Company at its current stage of operations.

Christopher Rumana, Director: Dr. Rumana brings over 20 years’ experience in the medical field as a board-certified neurosurgeon. Dr. Rumana has served in many roles including Chairman of Department of Surgery, Chief of Neurosurgery, Chairman of the Medical staff, Chairman of the Medical Executive Committee, and Chairman of the Board of Directors at Tallahassee Memorial Hospital. Dr. Rumana has previously served as the President of the Tallahassee Neurological Clinic from 2000 to 2017 and served as the President and chairman of Caduceus, LLC, a joint venture pain management facility and surgery center from 2005 to 2017. Dr. Rumana currently runs a consulting company and serves on the board of multiple health-related companies.

Mr. Rumana was selected by the Board to serve as director because his experience in the medical field as a neurosurgeon and his service on numerous committees and boards in the neurology medical community provides the Board with specialized knowledge of the Company’s industry and its customer’s operations which is valuable to the Board’s oversight role of the Company’s operations.

Steven Summer, Director: Steven Summer brings over four decades of management experience in health care to the Company’s board. From 2006 to December 2019, Mr. Summer served as President and CEO of the Colorado Hospital Association. Previously, from 1993 through 2006, he was the President and CEO of the West Virginia Hospital Association and prior to that he was with the Maryland Hospital Association, where he also held various senior level roles prior to becoming an executive. In January 2020, Mr. Summer was named President of the Healthcare Institute (HI), an organization whose membership consists of 35 of the nation’s most prestigious non-profit hospitals and health care systems.

Mr. Summer has selected by the Board to serve as director because of his management experience in the health care industry including his experience as President and CEO of a number of Hospital Associations provides specialized knowledge of the Company’s industry which is valuable to the Board’s oversight role of the Company’s operations.

Non-Director Executive Officers

Paul Webster, Interim Chief Financial Officer: Mr. Webster has served as the Company’s Senior Vice President of Managed Care and Revenue Cycle Management since May 2022, and will continue oversee those operations in addition to taking on the greater role in the Company’s finance department. Mr. Webster has two decades of managerial and strategic leadership experience in the healthcare industry. Prior to joining the Company, Mr. Webster served as vice president of policy and health economics for Air Methods Corp. (formerly Nasdaq: AIRM), one of the largest air medical service companies in the world from January 2018 to December 2018. While in that role, he was responsible for engaging with legislators, regulators, and payers to articulate the economics of providing emergency air medical transportation. He also served in a variety of other management positions at Air Methods since March 1999 such as vice president of payer strategy and assistant controller. These roles included responsibilities such as treasury management, revenue recognition, accounting cycle close, negotiating in-network contracts with health insurance companies, cost trend analysis and the analytics around out-of-network billing as well as integrating acquisitions. Before Air Methods, Mr. Webster served in accounting roles at Arthur Andersen, LLP from September 1998 to March 1999 and Compliance Systems, Inc. from January 1995 to August 1998. Mr. Webster holds a Bachelor of Science degree in Accounting from Metropolitan State University of Denver and a Bachelor of Arts degree in Sociology from Hope College.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our executive officers and any other person, including directors, pursuant to which the executive officer or director was selected to serve as an executive officer or director.

Family Relationships

None of our directors or executive officers is related by blood, marriage, or adoption to any other director or executive officer.

Other Directorships

None of our directors or director nominees are also directors of issuers with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (or subject to the requirements of Section 15(d) of the Exchange Act or any company required to be registered as an investment company under the Investment Company Act of 1940, as amended).

Legal Proceedings

We know of no material proceedings in which any of our directors, executive officers, affiliates or any stockholder of more than 5% of any class of our voting securities, or any associate thereof, is a party adverse or has a material interest adverse to Assure or its subsidiaries. To the best of our knowledge, except as provided below, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	proceeding among private litigants, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and the Nasdaq Standards. The Audit Committee, in accordance with its written charter, is responsible for reviewing and approving the financial statements and public reports of the Company, considering the existence and adequacy of internal and management controls and reviewing and approving material accounting policies and measurements. The Audit Committee is also responsible for reviewing the annual audit and quarterly reviews and communicating directly with the external auditor as to their findings.

The Audit Committee’s mandate provides for regularly scheduled meetings to review and approve annual audited financial statements and quarterly unaudited financial statements and other reports to stockholders. Additional meetings may be held as warranted with respect to public financing initiatives and other material transactions. In addition, the Audit Committee has the authority to pre-approve non-audit services which may be required from time to time. The Charter for the Audit Committee is available on our website at https://www.assureneuromonitoring.com/.

Currently, our Audit Committee consists of John Flood (Chairperson), Steven Summer and Christopher Rumana. The Board has determined that all members of the Audit Committee are “independent” and “financially literate,” within the meaning of such terms in NI 52-110, and that all members are “independent” within the meaning of Rule 5605 of the Nasdaq Standards and Rule 10A-3 of the Exchange Act. Our Board has determined that Martin Burian qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K based on education, professional designations held, experience and background.

Nomination Procedures

There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s Board.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual directors’ participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the company.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics that applies to the Company’s officers, directors, employees, and contractors.

We have adopted a corporate Code of Business Conduct and Ethics (the “Code”) that applies to all our employees including our principal executive officer, principal financial officer, and principal accounting officer and is administered by our Chief Financial Officer, John Price, and the Chair of the Nomination and Corporate Governance Committee, Martin Burian. We believe our Code provides written standards for deterring, and is reasonably designed to deter, wrongdoing. The purpose of our Code is to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by the Company;
●	compliance with applicable governmental laws, rules and regulations;
●	prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and
●	accountability for adherence to the Code.

Our Code is available on our website at https://www.assureneuromonitoring.com. A copy of the Code will be provided to any person without charge upon written request to the Company at its administrative office: Assure Holdings Corp., 7887 East Belleview Avenue, Suite 240, Denver, Colorado 80111. We intend to disclose on our website any waiver from a provision of our Code that applies to any of our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions that relates to any element of our Code.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires any person who is a director or executive officer of the Company or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC, to file reports of initial ownership and changes in ownership with the SEC. These persons are also required under the regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

Delinquent Section 16(a) Reports

Based solely on our review of copies of such reports, we believe that our directors, executive officers, and holders of more than 10% of our registered securities timely complied with the requirements of Section 16(a) of the Exchange Act during fiscal year ended December 31, 2023, except for the Paul Webster who did not file Form 3 when appointed interim Chief Financial Officer.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Compensation Committee of the Board oversees the Company’s executive compensation programs that are both motivational and competitive for executive officers and other members of senior management. Additionally, the Compensation Committee is charged with reviewing and approving all compensation decisions relating to the executive officers.

The Compensation Committee is composed entirely of independent, non-management members of the Board. At least once each year, and at such other times as is necessary, the Board reviews any and all relationships that each director has with the Company. The Board has determined that none of the Compensation Committee members has any material business relationship with the Company.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

●	to review and assess the adequacy of the Compensation Committee charter annually and submit any proposed changes to the Board for approval;
●	to produce an annual report on senior executive officer compensation for inclusion in the Company’s annual report or the proxy statement relating to its annual meeting of stockholders;
●	to review and make such recommendations to the Board as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans;
●	to establish peer groups of comparable companies and targeting competitive positioning for the Company’s compensation programs; and
●	to consider the implications of the potential risks associated with the Company’s compensation policies and programs; and
●	to review and make recommendations to the Board with respect to the compensation of the senior executive officers.

Overview of Executive Compensation Program

The objectives of our executive compensation policy are to attract and retain individuals of high caliber to serve as officers, to motivate their performance in order to achieve our strategic objectives and to align the interests of executive officers with the long term interests of our stockholders. Short-term compensation, including base salaries and annual performance bonus, is used to attract and retain employees. Long-term compensation, including our Stock Option Plan and Equity Incentive Plan, is used to reward growth in asset value per share.

Our compensation policy is reviewed and examined annually by the Compensation Committee in accordance with its charter. The Compensation Committee considered the implications of the risks associated with our compensation policies and practices and did not identify any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on us.

We do not have any written policies which prohibit a named executive officer or director from purchasing financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the named executive officer or director.

For the purposes of this prospectus, named executive officers or “NEOs” means each of the following individuals:

●	each individual who, in respect of the Company, during any part of the financial year ended December 31, 2020, served as chief executive officer, including an individual performing functions similar to a chief executive officer (“CEO”) of the Company;
●	the Company’s two most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year;
●	up to two individuals who would be an NEO under paragraph (b) but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, as of December 31, 2020.

During the financial year ended December 31, 2023, we had three NEOs: John Farlinger (CEO), Paul Webster (Interim CFO) and John Price (former CFO). Mr. Farlinger was appointed the CEO on August 28, 2019. Prior to his appointment as CEO, Mr. Farlinger was appointed as Interim CEO on May 15, 2018. Mr. Webster was appointed Interim CFO on November 21, 2023. Mr. Price was appointed CFO on March 26, 2021 and resigned November 21, 2023.

Compensation Elements and Rationale

Executive officer (including the NEOs) compensation consists of essentially three components: (i) base salary; (ii) annual performance bonus; and (iii) the equity compensation under our Stock Option Plan as amended, Equity Incentive Plan as amended, 2021 Stock Incentive Plan, 2021 Employee Stock Purchase Plan, or written grant agreements. Each component of our executive officer compensation arrangements are briefly described below.

Base Salaries

Salaries for executive officers and other members of senior management are determined by evaluating the responsibilities of each executive’s position, as well as the experience and knowledge of the individual, with a view to market competitiveness. Assure benchmarks its executive salaries, by position and responsibility, against other comparable business enterprises. The base salaries for executive officers are reviewed in the fourth quarter of each financial year for the ensuing year by the NCG Committee. Annual salary adjustments take into account the market value of the executive’s role, the executive’s performance throughout the year and the economic factors that affect Assure’s industry and marketplace.

Retention of executive officers is a risk considered by the Compensation Committee in setting base salaries.

Annual Performance Bonus

Each executive is eligible to receive an annual bonus (the “Annual Bonus”) based upon achievement of milestones established by the Compensation Committee. The Annual Bonus is determined, at the discretion of the Compensation Committee at the beginning of each year and is paid during the first quarter of the subsequent year. If the executive voluntarily resigns from their employment with us or if their employment is terminated for cause prior to payment of the Annual Bonus, they shall not be entitled to receive payment of the Annual Bonus, or any portion thereof, whether prorated or otherwise.

Our Annual Bonus provides NEOs and key employees with the opportunity to earn annual incentive awards in respect of their leadership and contribution towards enhanced levels of operating performance. As such, the Annual Bonus is designed to increase alignment with Assure’s strategic and operational goals with awards earned based on the achievement of both financial and personal performance goals.

The “financial performance” of each executive (including NEOs) is measured and calculated on three pre-established annual financial performance measure (the “Financial Performance Measure”). The Financial Performance Measures are designed around key drivers of profitability and operational cash flow, namely: (i) revenue growth; (ii) EBITDA growth; and (iii) cash flow growth, increase in procedures and other identified metrics. For each Financial Performance Measure, there are three performance levels set: threshold, target and maximum.

The ‘personal performance’ of each executive is measured against the extent to which each executive achieves his or her personal strategic objective (“Personal Strategic Objective”). The Personal Strategic Objectives are set by the executives in conjunction with the CEO at the commencement of each fiscal year and are expressed with reference to specific, measurable targets and given a weighting for each.

Equity Compensation

Options and Awards are granted by the Board at the recommendation of the Compensation Committee. In monitoring or adjusting the option allotments, the Compensation Committee takes into account its own observations on individual performance (where possible) and its assessment of individual contribution to shareholder value, previous option grants and the objectives set for the NEOs. The scale of options is generally commensurate to the appropriate level of base compensation for each level of responsibility. The Compensation Committee makes these determinations subject to and in accordance with the provisions of the Amended Stock Option Plan.

See “Equity Compensation Plans” for a description of our current equity compensation plans - the Amended 2020 Stock Option Plan, the 2020 Equity Incentive Plan, the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan. On November 4, 2021, the Board approved and the Company adopted the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan (the “2021 Plans”), and the Company’s stockholders subsequently approved the 2021 Plans at the Annual Meeting on December 9, 2021. The Amended 2020 Stock Option Plan and the 2020 Equity Incentive Plan have been remained in effect; however, Since November 9, 2021, the Company has been and intends to continue to grant its awards under the 2021 Stock Incentive Plan. In addition, executive officers have the right to participate in the 2021 Employee Stock Purchase Plan along with other employees of the Company.

Compensation Governance

The Compensation Committee exercises general responsibility regarding overall employee and executive officer compensation. It determines the total compensation of the CEO, CFO and other senior executives of the Company, all subject to Board approval. The Compensation Committee also meets with the CEO to review all other salaries and compensation items. These salaries and compensation items are ultimately approved by the Board annually in the overall general and administrative expense budget.

Options and Awards are also granted by the Board at the recommendation of the Compensation Committee. In monitoring or adjusting the option allotments, the Compensation Committee takes into account its own observations on individual performance (where possible) and its assessment of individual contribution to stockholder value, previous option grants and the objectives set for the NEOs. The scale of options is generally commensurate to the appropriate level of base compensation for each level of responsibility. The Compensation Committee makes these determinations subject to and in accordance with the provisions of the 2021 Stock Incentive Plan.

Summary Compensation Table

The following table sets forth the compensation earned by the NEOs for the years ended December 31, 2023, 2022, and 2021 and are set out below and expressed in the currency of the United States unless otherwise noted. On March 4, 2023, the Company effected a reverse stock split on a twenty (20) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

SUMMARY COMPENSATION TABLE

							Change in
							pension value and
							nonqualified
						Non-Equity	deferred
				Stock	Option	Incentive Plan	compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
John Farlinger (1)	2023	426,805	189,140	Nil	Nil	Nil	Nil	40,325	656,270
Executive Chairperson and	2022	420,131	218,000	70,153	Nil	Nil	Nil	32,694	740,978
Chief Executive Officer	2021	401,610	323,380	144,918	330,382	Nil	Nil	61,889	1,262,179
Paul Webster (2)	2023	32,799	Nil	Nil	Nil	Nil	Nil	1,800	34,599
Interim Chief Financial Officer
John Price (3)	2023	280,349	120,664	Nil	Nil	Nil	Nil	Nil	401,013
Former Chief Financial Officer	2022	276,826	48,740	67,713	Nil	Nil	Nil	13,884	407,163
	2021	244,800	97,920	61,900	67,113	Nil	Nil	17,400	489,133
(1)

Mr. Farlinger was appointed to Chief Executive Officer and Executive Chairperson on August 28, 2019. Prior to his appointment as Chief Executive Officer and Executive Chairperson, Mr. Farlinger was appointed as Interim Chief Executive Officer and Executive Chairperson on May 15, 2018. During the year ended December 31, 2023, Mr. Farlinger received a car allowance of $15,235 and a moving allowance of $25,000 paid by Assure, which values have been included in the column “All Other Compensation”.

(2)

Mr. Webster was appointed Interim Chief Financial Officer on November 21, 2023. During the period from November 21, 2023 through December 31, 2023, Mr. Webster received a car allowance of $1,400 and a phone allowance of $400 paid by Assure, which values have been included in the column “All Other Compensation”.

(3)	Mr. Price was appointed Chief Financial Officer on March 26, 2021. Mr. Price resigned on November 21, 2023.

Outstanding Equity Awards Table

The following table discloses the particulars of unexercised options, stock that has not vested and equity incentive plan awards for our NEOs for the last completed fiscal year ending December 31, 2023. During July 2024, the Company effected a reverse stock split on a eighteen (18) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Equity
								Equity	Incentive
								Incentive	Plan
			Equity					Plan	Awards:
			Incentive					Awards:	Market
			Plan					Number of	or Payout
			Awards:				Market	Unearned	Value of
			Number of			Number of	Value of	Shares,	Shares,
	Number of	Number of	Securities			Shares or	Shares or	Units or	Units or
	Securities	Securities	Underlying			Units of	Units of	Other	Other
	Underlying	Underlying	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)	Options (#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name and Principal Position	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
John Farlinger, (1)	65	Nil	Nil	$2,808.00	1/16/2024
Executive Chairperson and Chief Executive Officer	217	33	Nil	$1,908.00	2/1/2026
Paul Webster (2)	83	Nil	Nil	$2,808.00	1/16/2024
Interim Chief Financial Officer	28	Nil	Nil	$2,304.00	10/4/2024
	36	6	Nil	$1,908.00	2/1/2026
	20	7	Nil	$2,754.00	10/1/2026
(1)

As of December 31, 2023, Mr. Farlinger has an aggregate of 315 options to purchase common stock of the Company. The options are exercisable to purchases: (a) 65 shares of the Company at an exercise price of $2,808.00 which expired on January 16, 2024 and (b) 250 shares of the Company at an exercise price of $1,908.00 which expire on February 1, 2026.

(2)

As of December 31, 2023, Mr. Webster has an aggregate of 181 options to purchase common stock of the Company. The options are exercisable to purchase (a) 83 shares of the Company at an exercise price of $2,808.00 which expired on January 16, 2024, (b) 28 shares of the Company at an exercise price of $2,304.00 which expire on October 4, 2025, (c) 42 shares of the Company at an exercise price of $1,908.00 which expire on February 1, 2026, and (d) 28 shares of the Company at an exercise price of $2,754.00 which expire on October 1, 2026.

Option Exercise and Vested Stock

There were no option exercises or stock that vested on an aggregated basis for our NEOs during the year ended December 31, 2023.

Pension Plans, Defined Benefit Plans, Deferred Compensation Plans

The Company has not established a pension plan, defined benefits plan, or deferred compensation plan.

Potential Payments Upon Termination or Change-In-Control

The Company does not currently have any employment agreements which include material payments related to termination or change-in-control.

Agreements with Named Executive Officers

The Company has entered into employment agreements with certain NEOs. The agreements establish the terms and conditions that will apply during their employment with the Company as well as the terms and conditions that will apply upon their termination of employment.

John Farlinger, Executive Chairperson, Chief Executive Officer

The Company entered into an employment agreement with John Farlinger effective June 1, 2018. Mr. Farlinger is employed as Chief Executive Officer of the Company and provides corporate management, financial strategy, capital market advisory, business expansion, compliance and advisory, corporate communications and general operational services to the Company that are relevant to his position. As compensation, Mr. Farlinger received an annual salary of $426,805 during the financial year ended December 31, 2023. The Company reimburses Mr. Farlinger for reasonable and customary “out of pocket” expenses. Mr. Farlinger is entitled to insurance benefits, sick leave, five weeks of vacation time, a car allowance, a 401k matching plan of up to 6%, performance-based bonuses allocated at the discretion of the Board, a phone allowance and stock options pursuant to the Stock Option Plan. The agreement contains customary confidentiality arrangements for an executive in the healthcare industry and provides that for one year following the termination of Mr. Farlinger’ s employment with the Company, he will not directly or indirectly engage in any business competitive with the Company.

Paul Webster, Interim Chief Financial Officer (effective November 21, 2023)

Per the terms of Mr. Webster’s offer letter as the Interim Chief Financial Officer, as compensation, Mr. Webster receives an annual salary of $255,000. The Company reimburses Mr. Webster for reasonable and customary “out of pocket” expenses. Mr. Webster is entitled to insurance benefits, sick leave, five weeks of vacation time, a car allowance, a 401k matching plan of up to 6%, performance-based bonuses allocated at the discretion of the Board, a phone allowance and stock options pursuant to the Stock Option Plan

John Price, Chief Financial Officer (effective March 26, 2021, resigned November 21, 2023)

The Company did not enter into an employment agreement with John Price to serve as its Chief Financial Officer. Per the terms of Mr. Price’s offer letter as the Vice President of Finance, as compensation, Mr. Price receives an annual salary of $270,000. In addition, the Company reimburses Mr. Price for reasonable and customary “out-of-pocket” expenses. Mr. Price is entitled to insurance benefits, sick leave, four weeks of vacation time, a 401k matching plan of up to 6%, performance-based bonuses allocated at the discretion of the Board, and stock options pursuant to the Stock Option Plan.

Executive Incentive Compensation Recovery Policy

Under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our executive officers. The SEC also recently adopted rules which direct national stock exchanges to require listed companies to implement policies intended to recoup bonuses paid to executives if the company is found to have misstated its financial results.

On November 30, 2023, our Board approved the adoption of an Executive Incentive Compensation Recovery Policy (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the SEC under Section 10D and Rule 10D-1 of the Exchange Act (“Rule 10D-1”), and the listing standards, as set forth in Section 811 of the NYSE American Company Guide (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Corporation in the event that the Corporation is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. Under the Clawback Policy, the Corporation may recoup from the Covered Officers erroneously awarded incentive compensation received within a recovery period of the three completed fiscal years preceding the date on which the Corporation is required to prepare an accounting restatement

DIRECTOR COMPENSATION

The following table sets forth the compensation granted to our independent directors for the fiscal year ended December 31, 2023. During July 2024, the Company effected a reverse stock split on a eighteen (18) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

					Nonqualified
	Fees Earned or			Non-Equity	Deferred
	Paid in Cash	Stock	Option	Incentive Plan	Compensation	All Other
	or Stock	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Christopher Rumana, (1)(2)	40,000	Nil	Nil	Nil	Nil	Nil	40,000
Independent Director
Steven Summer, (1)(3)	46,000	Nil	Nil	Nil	Nil	Nil	46,000
Independent Director
John Flood, (1)(4)	46,000	Nil	Nil	Nil	Nil	Nil	46,000
Former Director
(1)

All directors, who are not employees of the Company, are entitled to receive a quarterly retainer of $10,000 for their services as directors of the Company and a quarterly retainer of $1,500 for serving on a committee of the Company. The quarterly retainer is paid 50% in cash and 50% in stock.

(2)

As of December 31, 2023, Dr. Rumana has options to purchase (a) 83 common shares of the Company at an exercise price of $2,808.00 which expired on January 16, 2024, pursuant to options awarded to Dr. Rumana on January 16, 2019 and (b) 56 common shares of the Company at an exercise price of $1,908.00 which expire on January 27, 2026, pursuant to options awarded to Dr. Rumana on January 29, 2021. As of December 31, 2023, all of the 83 options granted on January 16, 2019 had vested and 48 of the options granted on January 29, 2021 have vested with the balance of options vesting on each February 1, 2024.

(3)

As of December 31, 2023, Mr. Summer has options to purchase (a) 83 common shares of the Company at an exercise price of Cdn$3,078.00 which expire on October 4, 2024, pursuant to options awarded to Mr. Summer on October 4, 2019 and (b) 56 common shares of the Company at an exercise price of $1,908.00 which expire on January 27, 2026, pursuant to options awarded to Mr. Summer on January 29, 2021. As of December 31, 2023, all of the 83 options granted on October 4, 2019 have vested and 48 of the options granted on January 29, 2021 have vested with the balance of options vesting on February 1, 2024.

(4)

As of December 31, 2023, Mr. Flood has options to purchase 83 common shares of the Company at an exercise price of $2,016.00 which expire on April 15, 2026, pursuant to options awarded to Mr. Flood on April 15, 2021. As of December 31, 2023, of 83 options granted on April 15, 2021, 72 have vested, with the balance of options vesting on April 15, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 17, 2024, regarding the beneficial ownership of our common stock by (i) those persons who are known to us to be the beneficial owner(s) of more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group.

Except as otherwise indicated, the beneficial owners listed in the table below possess the sole voting and dispositive power in regard to such shares and have an address of c/o Assure Holdings Corp, 7887 E. Belleview Ave., Suite 240 Denver, Colorado. As of July 17, 2024, there were 589,017 shares of our common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. shares of our common stock subject to options, warrants, notes or other conversion privileges currently exercisable or convertible, or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, note, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.

During July 2024, the Company effected a reverse stock split on a eighteen (18) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

	Amount and nature of
Name and Address of Beneficial Owner	beneficial ownership	Percent of Class
John Farlinger (1)	2,804	* %
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Christopher Rumana (2)	5,313	1.1%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Steven Summer (3)	5,340	1.1%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
John Flood (4)	5,352	1.1%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Paul Webster (5)	562	* %
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Directors and Executive Officers as a Group (5 persons)	19,371	3.9%

Brad Hemingson	36,667	7.3%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Robert Koppel	25,521	5.1%
c/o Assure Holdings Corp,7887 East Belleview Avenue, Denver, Colorado.
Denver 7887 Bellview Ltd.(6)	58,846	9.9%
500 W. 5th St, Suite 700, Austin, Texas 78701

*Less than 1%.

(1)Mr. Farlinger is CEO and Executive Chairman of Assure. Consists of 2,465 shares of common stock and 339 shares of common stock acquirable upon exercise of stock options (250 shares) and warrants (89 shares) within 60 days of July 17, 2024. Of the shares of common stock beneficially owned by Mr. Farlinger, 167 shares were issued under a restricted stock grant agreement, subject to forfeiture, such shares are fully vested. Includes options exercisable to purchases: 250 shares of the Company at an exercise price of $1,908.00 which expire on February 1, 2026.

(2)Mr. Rumana is a director of Assure. Consists of 5,235 shares of common stock and 77 shares of common stock acquirable upon exercise of stock options (56 shares) and warrants (22) within 60 days of July 17, 2024. Includes fully vested options to purchase 56 common shares of the Company at an exercise price of $1,908.00 which expire on January 27, 2026, pursuant to options awarded to Dr. Rumana on January 29, 2021.

(3)Mr. Summer is a director of Assure. Consists of 5,180 shares of common stock and 161 shares of common stock acquirable upon exercise of stock options (139 shares) and warrants (22) within 60 days of July 17, 2024. Includes fully vested options to purchase (a) 83 common shares of the Company at an exercise price of Cdn$3,078.00 which expire on October 4, 2024, pursuant to options awarded to Mr. Summer on October 4, 2019 and (b) 56 common shares of the Company at an exercise price of $1,908.00 which expire on January 27, 2026, pursuant to options awarded to Mr. Summer on January 29, 2021.

(4)Mr. Flood is a director of Assure. Consists of 5,269 shares of common stock held directly and 83 shares of common stock acquirable upon exercise of stock options within 60 days of July 17, 2024. Includes fully vested options to purchase 83 common shares of the Company at an exercise price of $2,016 which expire on April 15, 2026, pursuant to options awarded to Mr. Flood on April 15, 2021.

(5)Mr. Webster was appointed interim CFO on November 21, 2023. Consists of 562 shares of common stock acquirable upon exercise of stock options 60 days from July 17, 2024. Includes options exercisable to purchase (a) 42 common shares of the Company at an exercise price of $1,908.00 which expire on January 27, 2026, pursuant to options awarded to Mr. Webster on January 29, 2021, (b) 28 shares of the Company at an exercise price of $2,754 which expire on October 1, 2026 pursuant to options award to Mr. Webster on October 1, 2021 and (c) 28 common shares of the Company at an exercise price of $2,304 which expire on October 4, 2024, pursuant to options awarded to Mr. Webster on October 4, 2021.

(6)Mr. Chad Marsh as managing principal of Endeavour Real Estate Group exercises voting and dispositive power over the shares held by Denver 7887 Belleview Ltd. Does not include an additional 16,007 shares underlying a right to abeyance shares, which right is subject to a limitation on beneficial ownership of shares of outstanding of 9.99% (as calculated under Section 13(d) of the Exchange Act).

Equity Compensation Plan Information

The following table sets out those securities of the Company which have been authorized for issuance under our equity compensation plan, as of December 31, 2023. During July 2024, the Company effected a reverse stock split on a eighteen (18) to one (1) share basis. All information regarding stock options and warrants have been updated to reflect the reverse stock split unless provided otherwise.

Number of securities remaining
	Number of securities to be	Weighted-average	available for future issuance
	issued upon exercise of	exercise price of	under equity compensation plans
	outstanding options and	outstanding options and	(excluding securities reflected in
Plan category	rights (a)	rights (b)	column (a)) (c)
Equity compensation plans approved by security holders	2,428	$1,683.90	4,917
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,428	$1,683.90	4,917

As of December 31, 2023, there was 1,385 stock options outstanding under the Amended Stock Option Plan. No additional stock options will be issued under the Amended Stock Option Plan. As of December 31, 2023, there was 639 stock options outstanding and an aggregate of 4,917 shares of common stock were available for issuance under the 2021 Stock Option Plan. As of December 31, 2023, no transactions have occurred under the 2021 Employee Stock Purchase Plan.

Equity Compensation Plan Descriptions

The Company currently has adopted and approved the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan, the Amended 2020 Stock Option Plan and the 2020 Equity Incentive Plan. The intent of the Company and the Board is that while the Amended 2020 Stock Option Plan and the 2020 Equity Incentive Plan will continue in existence in relation to the options and awards previously granted thereunder, the Board will not grant future options or awards thereunder. Instead, moving forward, only the 2021 Stock Incentive Plan will be used for the grant of options and awards to eligible participants thereunder.

The following is a description of the plans.

Amended 2020 Stock Option Plan

The material features of the Amended 2020 Stock Option Plan are summarized below.

1.	Purpose of the Amended 2020 Stock Option Plan. The purpose of the Amended 2020 Stock Option Plan is to encourage share ownership by directors, senior officers and employees, together with consultants, who are primarily responsible for the management and growth of the Company. The number of shares, the exercise price per Common Share, the vesting period and any other terms and conditions of options granted pursuant to the Amended 2020 Stock Option Plan, from time to time, are determined and approved by the Board at the time of the grant, subject to the defined parameters of the Amended 2020 Stock Option Plan.
2.	Maximum Plan Shares. The maximum aggregate number of shares that may be reserved for issuance pursuant to the exercise of options granted under the Amended 2020 Stock Option Plan shall not exceed ten percent (10%) of the issued and outstanding shares of the Company at the time of the grant. Notwithstanding the foregoing, the maximum aggregate number of shares which may be reserved for issuance as “Incentive Stock Options” (as defined in the Amended 2020 Stock Option Plan) granted under the Amended 2020 Stock Option Plan and all other plans of the Company and of any parent or subsidiary of the Company shall not exceed 194,285 shares.
3.	Grant of Options. The Amended SOP is administered by the Board (or any committee to which the Board has delegated authority) and provides for grants of options to eligible participants in the discretion of the Board. The term and vesting provisions of any options will be fixed by the Board at the time of grant, subject to the terms of the Amended 2020 Stock Option Plan.
4.	Eligibility and Limitations. The following restrictions on issuances of options are applicable under the Amended 2020 Stock Option Plan: (a) no eligible participant will be granted options to acquire more than five percent (5%) of the issued and outstanding common shares of the Company in any twelve (12) month period, unless the Company has obtained disinterested shareholder approval; and (b) in any twelve (12) month period, options granted to all eligible participants conducting investor relations activities may not exceed two percent (2%) of the issued and outstanding common shares, calculated at the date such options are granted.
5.	Maximum Percentage to Insiders. The Company may not reserve for issuance such number of common shares pursuant to options granted to insiders at any point in time that exceeds ten percent (10%) of the issued and outstanding common shares of the Company nor can the Company grant to insiders, within a twelve (12) month period, an aggregate number of options, which exceeds ten percent (10%) of the issued and outstanding common shares of the Company as at the time of grant.
6.	Exercise Price. he exercise price of an option will be set by the Board at the time such option is granted under the Amended 2020 Stock Option Plan, and cannot be less than the Fair Market Value (defined in the Amended 2020 Stock Option Plan as a price that is determined by the Board, and no less than 110% of Fair Market Value of a share on the grant date with respect to incentive stock options granted to a shareholder holding more than 10% of the shares.
7.	Vesting of Options. Vesting of options shall be at the discretion of the Board and, in the absence of a vesting schedule being specified at the time of grant, options shall vest immediately. Where applicable, vesting of options will generally be subject to the participant remaining employed by or continuing to provide services to the Company or any of its affiliates as well as, at the discretion of the Board, achieving certain milestones which may be defined by the Board from time to time. Options granted to eligible participants conducting investor relations activities shall vest in stages over a period that is not less than twelve (12) months, and with no more than 25% of the total options granted vesting in any applicable three (3) month period.
8.	Term and Expiry. The exercise period of each option cannot exceed ten (10) years. Upon termination of employment of the eligible participant all rights to purchase shares of the Company pursuant to the options granted under the Amended 2020 Stock Option Plan shall expire and terminate immediately except as follows: (a) expiry and termination of the granted options has been otherwise determined in the discretion of the Board or by the participant’s option granting agreement; (b) upon the death, disability or leave of absence of a participant, any vested options held by such participant will be exercisable by the participant’s lawful personal representatives, heirs or executors until the earlier of ninety (90) days after the date of death and the date of expiration of the term otherwise applicable to such options; (c) an option granted to any participant will expire thirty (30) days (or such other time, as shall be determined by the Board) after the termination of the participant’s continuous service; and (d) if a participant is dismissed for cause, such participant’s options, whether or not vested at the date of dismissal, will immediately terminate without the right to exercise such options.
9.	Disinterested Shareholder Approval. The Company will be required to obtain disinterested shareholder approval prior to any of the following actions - whether by reason of an amendment to the Amended Option Plan or otherwise - becoming effective: (a) the Amended Option Plan, together with all of the Company’s other previous compensation arrangements, could result at any time in: (i) the aggregate number of Common Shares reserved for issuance under options granted to insiders of the Company exceeding ten percent (10%) of the issued and outstanding Common Shares; (ii) the number of Common Shares issued to insiders upon exercise of options within a one (1) year period exceeding ten percent (10%) of the issued and outstanding Common Shares; or (iii) the issuance to any one Service Provider, within a twelve (12) month period, of a number of Common Shares exceeding 5% of the issued and outstanding Common Shares; or (b) any reduction in the exercise price of an option previously granted to an insider.
10.	Adjustments. The Amended 2020 Stock Option Plan also provides for adjustments to outstanding options in the event of certain corporate events, including but not limited to, any consolidation, subdivision, conversion or exchange of the Company’s shares.
11.	Amendments. The Amended 2020 Stock Option Plan provides that it may be amended by the Board or the Compensation Committee without stockholder approval, (i) correct typographical errors; (ii) clarify existing provisions of the 2020 Stock Option Plan, which clarifications do not have the effect of altering the scope, nature or intent of such provisions; and (iii) maintain compliance with any applicable laws. No such amendment, suspension or termination shall adversely affect rights under any options previously granted without the consent of the optionees to whom such options were granted.
12.	Governing Law. The Amended 2020 Stock Option Plan is governed and construed in accordance with the laws of the State of Colorado and the federal laws of the United States applicable therein.

2020 Equity Incentive Plan

The material features of the 2020 Equity Incentive Plan are summarized below.

1.	Purpose of the Equity Incentive Plan. The purpose of the 2020 Equity Incentive Plan is to (a) enable the Company to attract and retain the types of employees, consultants and directors (collectively, the “EIP Recipients” and each, an “EIP Recipient”) who will contribute to the Company’s long term success; (b) provide incentives that align the interests of EIP Recipients with those of the security holders of the Company; and (c) promote the success of the Company’s business.
2.	Available Awards. Awards that may be granted under the Equity Incentive Plan include: (a) stock options, (b) restricted awards, (c) performance share units, and other equity-based awards (collectively, “EIP Awards”).
3.	Maximum Plan Shares. The maximum aggregate number of shares available for issuance pursuant to the exercise of the EIP Awards granted under the 2020 Equity Incentive Plan is 194,285 shares. The maximum aggregate number of shares which may be reserved for issuance as “Incentive Stock Options” (as defined under the 2020 Equity Incentive Plan) granted under the 2020 Equity Incentive Plan and all other plans of the Company and of any parent or subsidiary of the Company shall not exceed 194,285 shares.
4.	Grant of EIP Awards. The 2020 Equity Incentive Plan is administered by the Board (or any committee to which the Board has delegated authority) and provides for grants of EIP Awards to EIP Recipients in the discretion of the Board. The term and vesting provisions of any options or EIP Awards will be fixed by the Board at the time of grant, subject to the terms of the 2020 Equity Incentive Plan.
5.	Limitations on Issue. The following restrictions on issuances of EIP Awards are applicable under the 2020 Equity Incentive Plan: (a) no eligible award recipient will be granted EIP Awards to acquire more than five percent (5%) of the issued and outstanding shares of the Company in any twelve (12) month period, unless the Company has obtained disinterested shareholder approval; (b) no consultant or EIP Recipient conducting investor relations activities (may be granted options to acquire more than two percent (2%) of the issued and outstanding common stock in any twelve (12) month period; and (c) the Company and the EIP Recipient granted the EIP Award are responsible for ensuring and confirming the EIP Recipient is a bona fide employee, consultant or management company employee.

6.	Maximum Percentage to Insiders. The Company may not reserve for issuance such number of shares pursuant to EIP Awards granted to insiders at any point in time that exceeds ten percent (10%) of the issued and outstanding shares of the Company nor can the Company grant to insiders, within a twelve (12) month period, an aggregate number of EIP Awards, which exceeds ten percent (10%) of the issued and outstanding shares of the Company as at the time of grant, unless prior to such grant the Company has obtained disinterested shareholder approval.
7.	Exercise Price. The exercise price of an option will be set by the Board at the time such option is granted under the 2020 Equity Incentive Plan, and cannot be less than the Fair Market Value (defined in the 2020 Equity Incentive Plan as a price that is determined by the Board, and no less than 110% of Fair Market Value of a share on the grant date with respect to incentive stock options granted to a shareholder holding more than 10% of the shares.
8.	Vesting of Options. Vesting of options shall be at the discretion of the Board and, in the absence of a vesting schedule being specified at the time of grant, options shall vest immediately. Where applicable, vesting of options will generally be subject to the participant remaining employed by or continuing to provide services to the Company or any of its affiliates as well as, at the discretion of the Board, achieving certain milestones which may be defined by the Board from time to time. Options granted to eligible participants conducting investor relations activities shall vest in stages over a period that is not less than twelve (12) months, and with no more than 25% of the total options granted vesting in any applicable three (3) month period.
9.	Term and Expiry of Options. The exercise period of each option cannot exceed ten (10) years. Upon termination of an EIP Recipient’s continuous service all rights to purchase shares of the Company pursuant to the options granted under the 2020 Equity Incentive Plan shall expire and terminate immediately except as follows: (a) expiry and termination of the granted options has been otherwise determined in the discretion of the Board or by the EIP Recipient’s option granting agreement; (b) upon the death, disability or leave of absence of an EIP Recipient any vested options held by such EIP Recipient will be exercisable by the EIP Recipient’s lawful personal representatives, heirs or executors until the earlier of ninety (90) days after the date of death and the date of expiration of the term otherwise applicable to such options; (c) an option granted to any EIP Recipient will expire thirty (30) days (or such other time, as shall be determined by the Board) after the termination of the EIP Recipient’s continuous service; and (d) if an EIP Recipient is dismissed for cause, such EIP Recipient’s options, whether or not vested at the date of dismissal, will immediately terminate without the right to exercise such options.
10.	Restricted Awards. The Board may, from time to time, grant restricted share units (“RSU”) to EIP Recipients, which require no share issuance by the Company at the time of such grant, carry no voting rights, and neither preclude nor entitle further RSU issuance to the EIP Recipient. At the discretion of the Board, each RSU may be credited with cash and stock dividends paid by the Company in respect of one share, which shall be evidenced in the EIP Recipient’s share unit account, and distributed, upon settlement of such RSU after the date on which they vest, in cash or at the discretion of the Board, in shares for the fair market value equivalent of such cash distribution, such shares to be either issued from treasury, purchased in the open market, or any combination thereof. The RSUs shall be subject to forfeiture until vested, such vesting schedule to be determined for each grant of RSUs in the discretion of the Board, which may provide for acceleration of vesting upon the occurrence of specified events.
11.	Performance Share Units. The Board may, from time to time, grant performance share units (“PSU”) to EIP Recipients, which require no share issuance by the Company at the time of such grant, carry no voting rights, and neither preclude nor entitle further PSU issuance to the EIP Recipient. The Board in its discretion shall determine: (i) the number of shares subject to a PSU granted to any EIP Recipients; (ii) the specified performance goals and other conditions as well as the time period to achieve such goals in order to earn to a PSU; and (iii) the other terms, conditions and restrictions of the PSU.
12.	Other Equity-Based and Cash Awards. The Board may grant other equity-based awards, either alone or in tandem with other awards under the EIP, in such amounts and subject to such conditions as the Board shall determine in its sole discretion. Each such award shall be evidenced by an award agreement. The Board may grant cash awards to participants, such awards to be evidenced in such form as the Board may determine.
13.	Disinterested Shareholder Approval. Unless disinterested shareholder approval is obtained, under no circumstances shall the 2020 Equity Incentive Plan, together with all of the Company’s other previously established or proposed stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of shares (including the Amended 2020 Option Plan), result in or allow at any time: (a) the number of shares reserved for issuance pursuant to EIP Awards granted to insiders (as a group) at any point in time exceeding 10% of the issued and outstanding shares; (b) the grant to insiders (as a group), within any 12 month period, of an aggregate number of EIP Awards exceeding 10% of the issued and outstanding shares at the time of the grant of the EIP Awards; (c) the issuance to any one EIP Recipient, within any 12 month period, of an aggregate number of EIP Awards exceeding 5% of the issued and outstanding shares at the time of the grant of the EIP Awards; (d) any individual EIP Award grant that would result in any EIP Recipient being granted EIP Awards to acquire or receive more than five percent (5%) of the issued and outstanding shares of the Company in any twelve (12) month period; or (e) any amendment to options held by insiders that would have the effect of decreasing the exercise price of such options.
14.	Adjustments. The 2020 Equity Incentive Plan also provides for adjustments to outstanding Awards in the event of certain corporate events, including but not limited to, any consolidation, subdivision, conversion or exchange of the Company’s shares.
15.	Amendments. The 2020 Equity Incentive Plan provides that the Board or the Compensation Committee without stockholder approval may make the following amendments: (i) amendments of a “housekeeping” or administrative nature, including any amendment for the purpose of curing any ambiguity, error or omission in the 2020 Equity Incentive Plan, or to correct or supplement any provision of the 2020 Equity Incentive Plan that is inconsistent with any other provision of the 2020 Equity Incentive Plan; (ii) amendments necessary to comply with the provisions of applicable law; (iii) amendments necessary for EIP Awards to qualify for favorable treatment under applicable tax laws; (iv) amendments to the vesting provisions of the 2020 Equity Incentive Plan or any EIP Award; (v) amendments to the termination or early termination provisions of the 2020 Equity Incentive Plan or any EIP Award, whether or not such EIP Award is held by an insider, provided such amendment does not entail an extension beyond the original expiry date of the EIP Award; and (vi) amendments necessary to suspend or terminate the 2020 Equity Incentive Plan.
16.	Governing Law. The 2020 Equity Incentive Plan is governed and construed in accordance with the laws of the State of Colorado and the Federal laws of the United States applicable therein.

2021 Stock Incentive Plan

The material features of the 2021 Stock Incentive Plan are summarized below.

1.	Purpose of the 2021 Stock Incentive Plan. The purpose of the 2021 Stock Incentive Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, senior officers, consultants, advisors and non-employee Directors (collectively, the “Eligible Award Recipients” and each, an “Eligible Award Recipient”) capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.
2.	Available Awards. Awards that may be granted under the 2021 Stock Incentive Plan include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation right, (d) restricted stock and restricted stock units, and (e) performance share units (collectively, the “Awards”).
3.	Maximum Plan Shares. The maximum aggregate number of shares available for issuance pursuant to the exercise or vesting of the Awards granted under the 2021 Stock Incentive Plan is 111,111 shares. If any shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the 2021 Stock Incentive Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the 2021 Stock Incentive Plan. In addition, any shares subject to any outstanding award under any prior stock plan (Amended 2020 Stock Option Plan or 2020 Equity Incentive Plan) that, on and after the date shareholders approve the 2021 Stock Incentive Plan, are not purchased or are forfeited, paid in cash or reacquired by the Company, or otherwise not delivered to the participant of such prior plans due to termination or cancellation of such award shall again be available for granting Awards under the 2021 Stock Incentive Plan. Awards that do not entitle the holder thereof to receive or purchase shares shall not be counted against the number of shares available for Awards under the 2021 Equity Incentive Plan.
4.	Limitations on Issue. Notwithstanding any provision to the contrary in the 2021 Incentive Stock Plan, the sum of the grant date fair value of equity-based Awards (such value computed as of the date of grant in accordance with applicable financial accounting rules) and the amount of any cash-based compensation granted to a non-employee director during any calendar year shall not exceed $500,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
5.	Eligibility. Any Eligible Award Recipient shall be eligible to be designated as a participant under the 2021 Stock Incentive Plan. In determining which Eligible Award Recipients shall receive an Award and the terms of any Award, the Compensation Committee may take into account the nature of the services rendered by the respective Eligible Award Recipient, their present, and potential contributions to the success of the Company or such other factors as the Compensation Committee. An incentive stock option may only be granted to full time or part time employees. Such incentive stock option shall not be granted to an employee of an affiliate of the Company, unless such affiliate is also a “subsidiary corporation” of the Company.
6.	Composition of Eligible Award Recipients. The Company currently has approximately 125 employees, 2 senior officers, and 4 non-employee Directors who are eligible for the 2021 Stock Incentive Plan.
7.	Grant of Options. The 2021 Stock Incentive Plan is administered by the Compensation Committee and provides for grants of options to Eligible Award Recipients at the discretion of the Compensation Committee. The term and vesting provisions of any options will be fixed by the Compensation Committee at the time of grant, subject to the terms of the 2021 Stock Incentive Plan.
8.	Exercise Price. The exercise price of an option will be set by the Compensation Committee at the time such option is granted under the 2021 Stock Incentive Plan, and cannot be less than the 100% of the Fair Market Value (defined in the 2021 Stock Incentive Plan as a price that is determined by the Committee, provided that if the Shares are traded on a securities exchange, the Fair Market Value of a share as of a given date shall be the closing price of one share as reported on the securities exchange where the shares are then listed on such date or, if the applicable securities exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading; the Compensation Committee may designate a purchase price below Fair Market Value on the date of grant if the option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or a subsidiary) of a share on the grant date, and no less than 110% of the Fair Market Value of a share on the grant date with respect to incentive stock options granted to a shareholder holding more than 10% of the shares.
9.	Term and Expiry of Options. The exercise period of each option cannot exceed ten (10) years. If an Eligible Award Recipient’s service with the Company and all Affiliates terminates for any reason during the term, then the Eligible Award Recipient’s Option shall expire on the earliest of the following dates: (a) the Option’s term expiry date fixed by the Committee at the date of grant; (b) the date an Eligible Award Recipient’s service is terminated for cause; or (c) the date twelve months after the termination of the Eligible Award Participant’s service for any reason other than cause, or such earlier date or dates as the Compensation Committee may determine and specify in the applicable award agreement at the date of grant.
10.	Time and Method of Exercise. The Compensation Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms including, but not limited to, cash, bank draft or certified cheque at the time of such exercise, in an amount equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.
11.	Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Eligible Award Recipient a number of shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such shares.
12.	Death of Eligible Award Participant. If an optionee who has been granted Options ceases to be employed by the Company because of the death of such optionee, such Option will cease to be qualified as an Option as of the date that is one year after the date of death (or upon the expiration of the term of such Option, if earlier).
13.	Incentive Stock Options. The following provisions apply to incentive stock options under the 2021 Stock Incentive Plan (“Incentive Stock Options”):
o	To the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any Eligible Award Participant during any calendar year

(under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the United States Internal Revenue Code (the “Code”)) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Non-Qualified Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).
o	All Incentive Stock Options must be granted within ten years from the earlier of the date on which the 2021 Stock Incentive Plan was adopted by the Board or the date the Stock Incentive Plan was approved by the Shareholders of the Company.
o	Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Eligible Award Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.
o	The purchase price per share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Eligible Award Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its affiliates, the purchase price per share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share on the date of grant of the Incentive Stock Option.
o	Any Incentive Stock Option authorized under the 2021 Stock Incentive Plan shall contain such other provisions as the Compensation Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.
14.	Stock Appreciation Rights. A stock appreciation right may be granted and confer on the holder a right to receive upon exercise a cash amount equal to excess of (i) the Fair Market Value of one share on the date of exercise, or a value determined by the Compensation Committee, over (ii) the grant price of the stock appreciation right as specified by the Compensation Committee, which price shall not be less than 100% of the Fair Market Value of one share on the date of grant of such stock appreciation right; provided that the Compensation Committee may designate a grant price below Fair Market Value on the date of grant if the stock appreciation right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an affiliate of the Company. Subject to the terms of the 2021 Stock Incentive Plan and any applicable Award agreement, the grant price, term, dates of exercise and any other terms and conditions of any stock appreciation right shall be as determined by the Compensation Committee (except that the term of each stock appreciation right shall be subject to the limitations on term applicable to Options and grant limitations applicable to Awards generally). However, stock appreciation rights may not contain features providing for dividend equivalent rights other than equitable adjustments. The Compensation Committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.
15.	Restricted Stock and Restricted Stock Units. The Compensation Committee may, from time to time, grant restricted stock or restricted stock units, which include performance share units and deferred share units, to Eligible Award Recipients.
o	Restrictions. Shares of restricted stock and restricted stock units shall be subject to such restrictions as the Compensation Committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Compensation Committee may deem appropriate. Vesting of such Awards may, at the Compensation Committee’s discretion, be conditioned upon the Eligible Award Recipient’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Compensation Committee, or upon any combination of service based and performance-based conditions. Notwithstanding the foregoing, rights to dividend equivalent payments shall be subject to limitations. Restricted stock units may be settled upon vesting or on a deferred basis, in each case in accordance with rules and procedures established by the Compensation Committee and specified in an Award agreement.

o	Issuance and Delivery of Shares. Any restricted stock granted under the 2021 Stock Incentive Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Compensation Committee may deem appropriate, including book entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the 2021 Stock Incentive Plan. Such certificate or certificates shall be registered in the name of the Eligible Award Recipient and shall bear an appropriate legend referring to the restrictions applicable to such restricted stock. Shares representing restricted stock that are no longer subject to restrictions shall be delivered (including by updating the book entry registration) to the Eligible Award Recipient promptly after the applicable restrictions lapse or are waived. In the case of restricted stock units, no shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of all restrictions and the restricted (or deferred) period relating to restricted stock units evidencing the right to receive shares, such shares (or a cash payment equal to the Fair Market Value of the shares) shall be issued and delivered to the holder of the restricted stock units.
16.	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or required by applicable law.
17.	Limits on Transfer of Awards. No Award (other than fully vested and unrestricted shares issued pursuant to any Award) and no right under any such Award shall be transferable by an Eligible Award Recipient other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate. The Compensation Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be in accordance with the rules of Form S-8 and provided, further, that such transfers shall not be made for consideration to the Eligible Award Recipient. The Committee may also establish procedures as it deems appropriate for an Eligible Award Recipient to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Eligible Award Recipient and receive any property distributable with respect to any Award in the event of the Eligible Award Recipient’s death.
18.	Restrictions; Securities Exchange Listing. All shares or other securities delivered under the 2021 Stock Incentive Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the 2021 Stock Incentive Plan, applicable federal or state securities laws and regulatory requirements, including the policies of any applicable exchange, and the Compensation Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions.
19.	Prohibition on Option and Stock Appreciation Right Repricing. The Compensation Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or other Awards in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the shares covered by such Award is less than the exercise price of the Award.
20.	Adjustments. The 2021 Stock Incentive Plan also provides for adjustments to outstanding Awards in the event of certain corporate events, including but not limited to, any consolidation, subdivision, conversion or exchange of the Company’s shares.
21.	Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate the 2021 Stock Incentive Plan, and the Compensation Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, except as expressly provided in the 2021 Stock Incentive Plan, or with the written consent of the Eligible Award Recipient or holder thereof, adversely alter or impair the terms or conditions of the Award previously granted to an Eligible Award Recipient under the 2021 Stock Incentive Plan. Any amendment to this 2021 Stock Incentive Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. The 2021 Stock Incentive Plan provides for certain amendments that the Board and Compensation Committee can make without seeking stockholder approval including amendments to: (i) amend the eligibility for, and limitations or conditions imposed upon, participation in the 2021 Stock Incentive Plan; (ii) amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively; (iii) add or amend any terms relating to the provision of financial assistance to participants or resulting in participants receiving securities of the Company while no cash consideration is received by the Company; (iv) make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or (v) amend any terms relating to the administration of the 2021 Stock Incentive Plan, including the terms of any administrative guidelines or other rules related to the 2021 Stock Incentive Plan.
22.	Governing Law. The internal law, and not the law of conflicts, of the State of Nevada shall govern all questions concerning the validity, construction and effect of the 2021 Stock Incentive Plan or any Award, and any rules and regulations relating to the 2021 Stock Incentive Plan or any Award.
23.	Term of the Plan. No Award shall be granted under the 2021 Stock Incentive Plan and the 2021 Stock Incentive Plan will terminate on the date that is ten (10) years after the effective date of the 2021 Stock Incentive Plan.

2021 Employee Stock Purchase Plan

The material features of the 2021 Employee Stock Purchase Plan are summarized below.

1.	Purpose of the 2021 Employee Stock Purchase Plan. The 2021 Employee Stock Purchase Plan was adopted to provide employees of the Company and certain subsidiaries with an opportunity to purchase the Company’s shares through accumulated payroll deductions (collectively, the “Eligible Employees” and each, an “Eligible Employee”). It is the intention of the Company to have the 2021 Employee Stock Purchase Plan and the offerings thereunder qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the offerings, accordingly, will be construed so as to extend and limit 2021 Employee Stock Purchase Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
2.	Maximum Plan Shares. The maximum aggregate number of shares available for sale pursuant to the 2021 Employee Stock Purchase Plan is 111,111 shares.
3.	Eligibility. Any individual who is an Eligible Employee on the first trading day of each offering period (the “Offering Date”), which commences on February 1, May 1, August 1, and November 1, will be eligible to participate in the 2021 Employee Stock Purchase Plan. An Eligible Employee is any individual who is a common law employee of the Company and is customarily employed for at least twenty (20) hours per week, not including any individual who performs services for the Company or any certain subsidiary of the Company pursuant to (i) an agreement that classifies such individual’s relationship with the Company or certain subsidiary of the Company as other than an employee or (ii) a collective bargaining agreement that provides for the exclusion of such individual from participation in the 2021 Employee Stock Purchase Plan.
4.	Composition of Eligible Employees. The Company currently has approximately 127 employees who are eligible for the 2021 Employee Stock Purchase Plan.
5.	Offering Periods. The 2021 Employee Stock Purchase Plan will be implemented by consecutive “Offering Periods”, and unless the administrator provides otherwise, Offering Periods will have a duration of approximately three months (i) commencing on the first trading day on or after February 1 and terminating on the last trading day in the period ending the following April 30; (ii) commencing on the first trading day on or after May 1 and terminating on the last trading day in the period ending the following July 31; (iii) commencing on the first trading day on or after August 1 and terminating on the last trading day in the period ending the following October 31; and (iv) commencing on the first trading day on or after November 1 and terminating on the last trading day in the period ending the following January 31, continuing thereafter until terminated in accordance with Section 20 hereof. The first Offering Period under the 2021 Employee Stock Purchase Plan will be determined by the administrator. The administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
6.	Payroll Deductions. Eligible Employees may purchase shares by means of payroll deduction of an amount not exceeding twenty (20) percent of the employee’s compensation during the Offering Period. Compensation means, in general, base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and other compensation. After initial enrollment in the plan, payroll deductions will continue from the first pay day following the Offering Date and will end on the last pay day prior to the last trading day of each purchase period (the “Exercise Date”) to which such authorization is applicable, unless sooner terminated by the employee. The amounts deducted will be credited to the participant’s account under the plan, and no interest on the deducted amounts will be paid.
7.	Grant and Exercise of Option to Purchase Shares. On the Offering Date, the Company is deemed to grant each participant a non-transferable option to purchase, on the “Exercise Date”, the amount of shares determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable purchase price; provided that in no event will an Eligible Employee be permitted to purchase during each offering period more than fifteen-thousand (15,000) shares. Unless, withdrawn, the option to purchase will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option to purchase will be purchased. No fractional shares will be purchased; any payroll deductions accumulated in an employee’s account which are not sufficient to purchase a full share will be retained in the employee’s account for the subsequent option offering, subject to earlier withdrawal by the employee. Any other funds left over in an employee’s account after the Exercise Date will be returned to the employee. During an employee’s lifetime, the employee’s option to purchase shares under the 2021 Employee Stock Purchase Plan is exercisable only by him or her.
8.	Withdrawal. An Eligible Employee may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the 2021 Employee Stock Purchase Plan at any time by providing notice to the plan administrator. All of the employee’s payroll deductions credited to his or her account will be paid to such employee as promptly as practicable after receipt of notice of withdrawal and such employee’s option for the offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such offering period. An employee’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in any similar plan which may thereafter be adopted by the Company or in succeeding offerings which commence after the termination of the offering from which the employee withdraws.
9.	Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company will arrange the delivery to each participant, as appropriate, of the shares purchased upon exercise of his or her option in a form determined by the administrator (in its sole discretion) and pursuant to rules established by the administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.
10.	Termination of Employment. If a participant ceases to be an employee for any reason during an offering period, his or her outstanding option to purchase shares under the plan will immediately terminate, his or her payroll deductions will immediately cease, and all amounts previously collected from the participant during the offering period will be refunded.
11.	Death of Participant. In the event of the death of a participant, the Company shall, subject to local law, deliver any remaining cash balance to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash balance to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. All shares held by a broker or designated agent of the Company shall be delivered, subject to local law, to such beneficiary named under the brokerage or agent account (or if there is no such beneficiary, as provided under the account).
12.	Administration. The plan is administered the Compensation Committee. The Compensation Committee will have full and exclusive discretionary authority to determine how and when the option to purchase shares shall be granted and the terms for such offering; to designate which certain subsidiary shall be eligible to participate in the 2021 Employee Stock Purchase Plan; to construe, interpret, and apply the terms of the 2021 Employee Stock Purchase Plan; to determine eligibility and to adjudicate all disputed claims filed under the 2021 Employee Stock Purchase Plan; to adopt rules and procedures relating to the operation and administration of the 2021 Employee Stock Purchase Plan; to adopt procedures and sub-plans as necessary or appropriate to permit participation in the 2021 Employee Stock Purchase Plan by employees who are foreign nationals or employed outside the United States; and to exercise powers and to perform acts as the Committee deems necessary to promote the interest of the Company and to carry out the intent of the 2021 Employee Stock Purchase Plan.
13.	Non-Assignability. Neither payroll deductions credited to a participant’s account nor any rights to acquire shares under the 2021 Employee Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of by participants other than by will or the laws of descent and distribution and rights to acquire shares may be exercised only by a participant during the lifetime of a participant. The 2021 Employee Stock Purchase Plan custodian will maintain accounts only in the names of the participants.
14.	Adjustments. The 2020 Employee Stock Purchase Plan also provides for adjustments to the number of shares to be delivered under the 2020 Employee Stock Purchase Plan in the event of certain corporate events, including but not limited to, any consolidation, subdivision, conversion or exchange of the Company’s shares.
15.	Amendment or Termination. The Board may terminate or amend the 2021 Employee Stock Purchase Plan and any rights to acquire shares under the 2021 Employee Stock Purchase Plan at any time for any reason. Without stockholder consent, the Board will be entitled to change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the 2021 Employee Stock Purchase Plan. If the offering periods are terminated prior to expiration, all amounts then credited to employees’ accounts which have not been used to purchase shares will be returned to the employees (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.
16.	Term of Plan. The 2021 Employee Stock Purchase Plan will become effective upon its adoption by the Board, but no offerings will be treated as qualified under Section 423 of the Code unless the 2021 Employee Stock Purchase Plan has been approved by the stockholders of the Company. The Plan will continue in effect until terminated under or until no options are available for grants thereunder.

Governing Law. The internal law, and not the law of conflicts, of the State of Nevada shall govern all questions concerning the validity, construction and effect of the 2021 Employee Stock Purchase Plan or any option, and any rules and regulations relating to the 2021 Employee Stock Purchase Plan or any option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, no director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of the year ended December 31, 2022, in which the amount involved in the transaction exceeded or exceeds the lesser of $120 thousand or one percent of the average of our total assets at year-end for the years ended December 31, 2023 and 2022.

Balances and transactions between Assure Holdings Corp. and its wholly owned and controlled subsidiaries have been eliminated in consolidation and are not disclosed in this note. For entities in which management has determined the Company does not have a controlling financial interest but has varying degrees of influence regarding operating policies of that entity, the Company’s investment is accounted for using the equity method of accounting and these transactions are reported as related party.

In November 2022, we entered into common stock purchase agreements, pursuant to which the Company issued 1,379 shares of common stock at a price of $216 per shares to certain employees, directors and consultants. Pursuant to the agreements, John Farlinger, our Chairman and Chief Executive Officer, purchased 196 shares of common stock, and John Price, our Chief Financial Officer, purchased 226 shares of common stock.

Policies and Procedures for the Review, Approval, or Ratification of Related Transactions

We have a policy for the review of transactions with related persons as set forth in our Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which we are a participant and in which any of our directors, executive officers, significant stockholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in our proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds. All related party transactions must be reported for review by the Audit Committee of the Board pursuant to the Audit Committee’s charter.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person’s interest in the transaction. If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Units, consisting of shares of common stock, Class A Warrants and Class B Warrants, the acquisition, ownership and disposition of units consisting of pre-funded warrants, Class A Warrants and Class B Warrants (such units are referred to in this discussion as “pre-funded units”), the acquisition, ownership, and disposition of shares of common stock acquired as part of the Units, the acquisition, ownership, and disposition of pre-funded warrants acquired as part of the pre-funded units, the exercise, disposition, or expiration of Class A Warrants acquired as part of the Units or pre-funded units, the exercise, disposition or expiration of Class B Warrants acquired as part of the Units, the acquisition, ownership, and disposition of shares of common stock received upon exercise of the pre-funded warrants, and the acquisition, ownership, and disposition of shares of common stock received upon exercise of the Class A Warrants and Class B Warrants (collectively, the “warrant shares”), all as acquired pursuant to this registration statement.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed U.S. Treasury Regulations promulgated or proposed thereunder and current administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position.

This discussion is limited to U.S. holders and non-U.S. holders who hold Units, pre-funded units, shares of common stock, pre-funded warrants, Class A Warrants, Class B Warrants or warrant shares, as applicable, as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, as property held for investment). This discussion does not address all aspects of U.S. federal income taxation, such as the U.S. alternative minimum income tax and the additional tax on net investment income, nor does it address any aspect of state, local or non-U.S. taxes, or U.S. federal taxes other than income taxes, such as federal estate and gift taxes. Except as provided below, this summary does not address tax reporting requirements. This discussion does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax considerations that may be applicable to particular holders, such as:

●	insurance companies;
●	tax-exempt organizations and governmental organizations;
●	banks or other financial institutions;
●	brokers or dealers in securities or foreign currency;
●	traders in securities who elect to apply a mark-to-market method of accounting;
●	real estate investment trusts, regulated investment companies or mutual funds;
●	pension plans;
●	controlled foreign corporations, and shareholders thereof;
●	passive foreign investment companies, and shareholders thereof;
●	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes;
●	persons that own (directly, indirectly or constructively) more than 5% of the total voting power or total value of our common stock;

●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	persons subject to the alternative minimum tax;
●	U.S. expatriates and certain former citizens or long-term residents of the United States;
●	persons that have a “functional currency” other than the U.S. dollar;
●	persons that acquire Units, pre-funded units, shares of common stock, pre-funded warrants, Class A Warrants, Class B Warrants or warrant shares as compensation for services;
●	owners that hold our stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
●	holders subject to special accounting rules;
●	S corporations (and shareholders thereof);
●	partnerships or other entities treated as partnerships for U.S. federal income tax purposes (and partners or other owners thereof); and
●	U.S. holders that are subject to taxing jurisdictions other than, or in addition to, the United States with respect to their Units, pre-funded units, shares of common stock, pre-funded warrants, Class A Warrants, Class B Warrants or warrant shares, or that hold such securities in connection with a trade or business, permanent establishment or fixed base outside the United States.

If an entity or arrangement taxable as a partnership (or other “pass-through entity) for U.S. federal income tax purposes holds our Units, pre-funded units, shares of common stock, pre-funded warrants, Class A Warrants, Class B Warrants or warrant shares, the U.S. federal income tax treatment of such entity (or arrangement) and the partners (or other owners) of such entity generally will depend on the status of the partners, the activities of the entity and certain determinations made at the partner level. This summary does not address the tax consequences to any such owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership, and disposition our Units, pre-funded units, shares of common stock, pre-funded warrants, Class A Warrants, Class B Warrants or warrant shares.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our Units, pre-funded units, shares of common stock, pre-funded warrants, Class A Warrants, Class B Warrants or warrant shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

A “non-U.S. holder” is a beneficial owner of our Units, pre-funded units, shares of common stock, pre-funded warrants, Class A Warrants, Class B Warrants or warrant shares that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR UNITS, PRE-FUNDED UNITS, SHARES OF COMMON STOCK, PRE-FUNDED WARRANTS, CLASS A WARRANTS, CLASS B WARRANTS, OR WARRANT SHARES.

U.S. Federal Income Tax Consequences of the Acquisition of Units or Pre-Funded Units

For U.S. federal income tax purposes, the acquisition by a U.S. holder or a non-U.S. holder of a Unit will be treated as the acquisition of one share of common stock, three Class A Warrants, and one Class B Warrant. The purchase price for each Unit will be allocated among these three components in proportion to their relative fair market values at the time the Unit is purchased by the U.S. holder or non-U.S. holder. This allocation of the purchase price for each Unit will establish a U.S. holder’s or non-U.S. holder’s initial tax basis for U.S. federal income tax purposes in the one share of common stock, three Class A Warrants, and the one Class B Warrant that comprise each Unit.

For this purpose, we will allocate $          of the purchase price for the Unit to the share of common stock, $          of the purchase price for the Unit to the Class A Warrants, and $          of the purchase price for the Unit to the Class B Warrant. However, the IRS will not be bound by such allocation of the purchase price for the Units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. holder and non-U.S. holder should consult its own tax advisor regarding the allocation of the purchase price for the Units.

For U.S. federal income tax purposes, the acquisition by a U.S. holder or a non-U.S. holder of a pre-funded unit will be treated as the acquisition of one pre-funded warrant, three Class A Warrants, and one Class B Warrant. The purchase price for each pre-funded unit will be allocated among these three components in proportion to their relative fair market values at the time the pre-funded unit is purchased by the U.S. holder or non-U.S. holder. This allocation of the purchase price for each pre-funded unit will establish a U.S.

holder’s or non-U.S. holder’s initial tax basis for U.S. federal income tax purposes in the one pre-funded warrant, three Class A Warrants and one Class B Warrant that comprise each pre-funded unit.

For this purpose, we will allocate $          of the purchase price for the pre-funded unit to the pre-funded warrant, $          of the purchase price for the pre-funded unit to the Class A Warrant, and $          of the purchase price for each pre-funded unit to the Class B Warrant. However, the IRS will not be bound by such allocation of the purchase price for the pre-funded units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. holder and non-U.S. holder should consult its own tax advisor regarding the allocation of the purchase price for the pre-funded units.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe that a pre-funded warrant should be treated as a separate class of shares of common stock for U.S. federal income tax purposes and a U.S. holder or non-U.S. holder of pre-funded warrants should generally be taxed in the same manner as a holder of shares of common stock except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the shares of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the shares of common stock received upon exercise, increased by the exercise price of $0.0001 per share. However, such characterization is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire shares of common stock. If so, the amount and character of a U.S. holder’s or non-U.S. holder’s gain with respect to an investment in pre-funded warrants could change. Accordingly, each U.S. holder and non-U.S. holder should consult its own tax advisors regarding the risks associated with the acquisition of a pre-funded warrant pursuant to this registration statement (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

U.S. Holders

U.S. Federal Income Tax Consequences of the Exercise, Disposition or Expiration of Class A Warrants and Class B Warrants or Certain Adjustments to the Class A Warrants and Class B Warrants

Exercise of Class A Warrants or Class B Warrants

A U.S. holder should not recognize gain or loss on the exercise of Class A Warrants or Class B Warrants and related receipt of warrant shares (unless cash is received in lieu of the issuance of a fractional warrant share). A U.S. holder’s initial tax basis in the warrant shares received on the exercise of Class A Warrants or Class B Warrants should be equal to the sum of (a) such U.S. holder’s tax basis in such Class A Warrants or Class B Warrants, as applicable, plus (b) the exercise price paid by such U.S. holder on the exercise of such Class A Warrants or Class B Warrants, as applicable. It is unclear whether a U.S. holder’s holding period for the warrant shares received on the exercise of Class A Warrants or Class B Warrants would commence on the date of exercise of such warrants or the day following the date of exercise of such warrants.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of Class A Warrants into warrant shares. The U.S. federal income tax treatment of a cashless exercise of Class A Warrants into warrant shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of Class A Warrants described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Class A Warrants.

Disposition of Class A Warrants or Class B Warrants

A U.S. holder will recognize gain or loss on the sale or other taxable disposition of a Class A Warrant or Class B Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in the Class A Warrant or Class B Warrant, as applicable, sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Class A Warrant or Class B Warrant, as applicable, is held for more than one year. Deductions for capital losses are subject to complex limitations under the Internal Revenue Code.

Expiration of Class A Warrants or Class B Warrants Without Exercise

Upon the lapse or expiration of a Class A Warrant or Class B Warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Class A Warrant or Class B Warrant, as applicable. Any such loss generally will be a capital loss and will be long-term capital loss if the Class A Warrant or Class B Warrant, as applicable, is held for more than one year. Deductions for capital losses are subject to complex limitations under the Internal Revenue Code.

Certain Adjustments to the Class A Warrants or Class B Warrants

Under Section 305 of the Internal Revenue Code, an adjustment to the number of warrant shares that will be issued on the exercise of the Class A Warrants or Class B Warrants, or an adjustment to the exercise price of the Class A Warrants or Class B Warrants, may be treated as a constructive distribution to a U.S. holder of the Class A Warrants or Class B Warrants, as applicable, if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of Class A Warrants or Class B Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Class A Warrants or Class B Warrants, as applicable, should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at “Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares” below).

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

A U.S. holder that receives a distribution, including a constructive distribution, with respect to a share of common stock, pre-funded warrant or warrant share (as well as any constructive distribution on a Class A Warrant or Class B Warrant as described above) will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. holder’s tax basis in the shares of common stock, pre-funded warrants or warrant shares, as applicable, and thereafter as gain from the sale or exchange of such shares of common stock, pre-funded warrants or warrant shares, as applicable (see “Sale or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants and/or Warrant Shares” below). Dividends received by corporate U.S. holders on shares of common stock, pre-funded warrants or warrant shares may be eligible for a dividends received deduction, subject to certain restrictions relating to, among others, the corporate U.S. holder’s taxable income, holding period and debt financing. Dividends paid by us to non-corporate U.S. holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied. The dividend rules are complex, and each U.S. holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants and/or Warrant Shares

Upon the sale or other taxable disposition of shares of common stock, pre-funded warrants or warrant shares, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in such shares of common stock, pre-funded warrants or warrant shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the shares of common stock, pre-funded warrants or warrant shares have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Internal Revenue Code.

Non-U.S. Holders

U.S. Federal Income Tax Consequences of the Exercise, Disposition or Expiration of Class A Warrants and Class B Warrants or Certain Adjustments to the Class A Warrants and Class B Warrants

Exercise of Class A Warrants or Class B Warrants

A non-U.S. holder generally will not recognize gain or loss on the exercise of Class A Warrants or Class B Warrants and related receipt of warrant shares (unless cash is received in lieu of the issuance of a fractional warrant share and certain other conditions are present, as discussed below under “Gain on Sale, Exchange or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Class A Warrants, Class B Warrants and Warrant Shares”). A non-U.S. holder’s initial tax basis in the warrant shares received on the exercise of Class A Warrants or Class B Warrants should be equal to the sum of (i) the non-U.S. holder’s tax basis in the Class A Warrants or Class B Warrants, as applicable, plus (ii) the exercise price paid by the non-U.S. holder on the exercise of the Class A Warrants or Class B Warrants, as applicable. It is unclear whether a non-U.S. holder’s holding period for the warrant shares received on the exercise of Class A Warrants or Class B Warrants would commence on the date of exercise of such warrants or the day following the date of exercise of such warrants.

In certain limited circumstances, a non-U.S. holder may be permitted to undertake a cashless exercise of Class A Warrants into warrant shares. The U.S. federal income tax treatment of a cashless exercise of Class A Warrants into warrant shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of Class A Warrants described in the preceding paragraph. Non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Class A Warrants.

Disposition of Class A Warrants or Class B Warrants

A non-U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Class A Warrant or Class B Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such non-U.S. holder’s tax basis in the Class A Warrant or Class B Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Class A Warrant or Class B Warrant is held for more than one year. Any such gain recognized by a non-U.S. holder will be taxable for U.S. federal income tax purposes according to rules discussed under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Class A Warrants, Class B Warrants and Warrant Shares” below.

Expiration of Class A Warrants or Class B Warrants without Exercise

Upon the lapse or expiration of a Class A Warrant or Class B Warrant, a non-U.S. holder will recognize loss in an amount equal to such non-U.S. holder’s tax basis in the Class A Warrant or Class B Warrant, as applicable. Any such loss generally will be a capital loss and will be long-term capital loss if the Class A Warrants or Class B Warrants, as applicable, are held for more than one year. Deductions for capital losses are subject to complex limitations under the Internal Revenue Code.

Certain Adjustments to the Class A Warrants or Class B Warrants

Under Section 305 of the Internal Revenue Code, an adjustment to the number of warrant shares that will be issued on the exercise of the Class A Warrants or Class B Warrants, or an adjustment to the exercise price of the Class A Warrants or Class B Warrants, may be treated as a constructive distribution to a non-U.S. holder of the Class A Warrants or Class B Warrants, as applicable, if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a Class A Warrant or Class B Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Class A Warrants or Class B Warrants, as applicable, should generally not result in a constructive distribution. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares” below.

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

If we pay distributions of cash or property with respect to our shares of common stock, pre-funded warrants or warrant shares, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in its shares of common stock, pre-funded warrants or warrants shares, as applicable. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “— Gain on Sale, Exchange or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Class A Warrants, Class B Warrants and Warrant Shares.” Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, shares of common stock or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations. If we are a USRPHC (as defined below) and we do not qualify for the Regularly Traded Exception (as defined below), distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding.

Distributions that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States are generally not subject to the 30% (or lower rate as may be specified by an applicable tax treaty) withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI stating that the distributions are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and the distribution is effectively connected with the conduct of that trade or business, the distribution will generally have the consequences described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Any U.S. effectively connected income received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Class A Warrants, Class B Warrants and Warrant Shares

Subject to the discussions below in “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our shares of common stock, pre-funded warrants, Class A Warrants, Class B Warrants or warrant shares unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to a U.S. holder, and, if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●

the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition; or

●

we are or have been a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of shares of common stock, pre-funded warrants, Class A Warrants, Class B Warrants or warrant shares; provided, with respect to the shares of common stock and warrant shares, that as long as our shares of common stock are regularly traded on an established securities market as determined under the U.S. Treasury Regulations (the “Regularly Traded Exception”), a non-U.S. holder would not be subject to taxation on the gain on the sale of shares of common stock or warrant shares under this rule unless the non-U.S. holder has owned: (i) more than 5% of our shares of common stock at any time during such 5-year or shorter period; (ii) pre-funded warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our shares of common stock; (iii) Class A Warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our shares of common stock; (iv) Class B Warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our shares of common stock; or (v) aggregate equity securities of ours with a fair market value on the date acquired in excess of 5% of the fair market value of our shares of common stock on such date (in any case, a “5% Shareholder”). Since the Class A Warrants and Class B Warrants are not expected to be listed on a securities market, the Class A Warrants and Class B Warrants are unlikely to qualify for the Regularly Traded Exception. Special rules apply to the pre-funded warrants. Non-U.S. holders holding pre-funded warrants should consult their own tax advisors regarding such rules. In determining whether a non-U.S. holder is a 5% Shareholder, certain attribution rules apply in determining ownership for this purpose. We believe that we are not currently, and do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. However, we can provide no assurances that we are not currently, or will not become, a USRPHC, or if we are or become a USRPHC, that the shares of common stock, pre-funded warrants, Class A Warrants, Class B Warrants or warrant shares will meet the Regularly Traded Exception at the time a non-U.S. holder purchases such securities or sells, exchanges or otherwise disposes of such securities. Non-U.S. holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. If we are a USRPHC, a non-U.S. holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business as described above in “Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares” in the event that (i) such holder is a 5% Shareholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period.

Information Reporting and Backup Withholding

Distributions on, and the payment of the proceeds of a disposition of, our shares of common stock, pre-funded warrants and warrant shares generally will be subject to information reporting if made within the United States or through certain U.S.-related financial intermediaries. Information returns are required to be filed with the IRS and copies of information returns may be made available to the tax authorities of the country in which a holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding may also apply if the holder fails to provide certification of exempt status or a correct U.S. taxpayer identification number and otherwise comply with the applicable backup withholding requirements. Generally, a holder will not be subject to backup withholding if it provides a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8, as applicable. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided certain information is timely filed with the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as “FATCA”) impose a separate reporting regime and potentially a 30% withholding tax on certain payments, including payments of dividends on our shares of common stock, pre-funded warrants and warrant shares. Withholding under FATCA generally applies to payments made to or through a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. These rules generally require (i) in the case of a foreign financial institution, that the financial institution agree to identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned entities, and, in certain instances, to withhold on payments to account holders that fail to provide the required information, and (ii) in the case of a non-financial foreign entity, that the entity either identify and provide information in respect of its substantial U.S. owners or certify that it has no such U.S. owners.

FATCA withholding also potentially applies to payments of gross proceeds from the sale or other disposition of our shares of common stock, pre-funded warrants and warrant shares. Proposed U.S. Treasury Regulations, however, would eliminate FATCA withholding on such payments, and the U.S. Treasury Department has indicated that taxpayers may rely on this aspect of the proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. You are encouraged to consult with your own tax advisor regarding the possible implications of FATCA on your investment in our shares of common stock, pre-funded warrants or warrant shares, including the applicability of any intergovernmental agreements.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO PROSPECTIVE INVESTORS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF COMMON STOCK, PRE-FUNDED WARRANTS, COMMON WARRANTS OR WARRANT SHARES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock consists of 13,888,888 shares of common stock, par value $0.001 per share. As of July 17, 2024, there were 587,017 shares of our common stock outstanding.

Common Stock

We are authorized to issue up to a total of 13,888,888 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our common stock entitled to vote at least 33-1/3% of the common stock, present in person or by proxy, are necessary to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition arguably could benefit our stockholders. Nevada’s “combinations with interested stockholders” statutes, Nevada Revised Statues (“NRS”) 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
●	the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the board;
●	the ability of our board of directors to alter our bylaws without obtaining shareholder approval; and
●	the requirement that a special meeting of stockholders may be called only by either (i) the directors; (ii) the chairman of the board; or (iii) the chief executive officer.

Forum Selection and Jurisdiction

Our bylaws provides that unless we consent in writing to the selection of an alternative forum, the applicable court of competent jurisdiction shall be the state and federal courts located in Denver, Colorado (the “Colorado Court”),which Colorado Court shall, to the fullest extent permitted by law, be the sole and exclusive forum for actions or other proceedings relating to:

●	a derivative action;
●	an application for an oppression remedy, including an application for leave to commence such a proceeding;
●	an action asserting a claim of breach of the duty of care owed by us; any director, officer or other employee or any shareholder;
●	an action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee or any shareholder;
●	an action or other proceeding asserting a claim or seeking a remedy pursuant to any provision of the Nevada Revised Statute or our articles or bylaws; and
●	an action or other proceeding asserting a claim against us or any director or officer or other employee of the Corporation regarding a matter of the regulation of our business and affairs.

The choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits. We interpret the forum selection clauses in our bylaws to be limited to specified actions and not to apply to actions arising under the Exchange Act or the Securities Act. Section 27 of the Exchange Act provides that, United States federal courts shall have jurisdiction over all suits and any action brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act provides that, United States federal and state courts shall have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Indemnification of Directors and Officers

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

Listing

The common stock is listed on Nasdaq under the symbol “IONM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF SECURITIES BEING OFFERED

We are offering up to              shares of our common stock and accompanying common warrants at an assumed combined public offering price of $             per share (the last reported sale price of our common stock on Nasdaq on        , 2024). We are also offering pre-funded warrants to those purchasers whose purchase of shares of our common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. For each pre-funded warrant we sell, the number of shares of common stock we sell in this offering will be decreased on a one-for-one basis. Each share of our common stock or pre-funded warrant is being sold together with one Class A Warrant to purchase one share of common stock and one Class B Warrant to purchase one share of common stock. The shares of our common stock and/or pre-funded warrants and related common warrants will be issued separately. We are also registering the shares of our common stock issuable from time to time upon exercise of the pre-funded warrants and common warrants offered hereby.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the pre-funded warrants. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price. Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time. There is no expiration date for the pre-funded warrants. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or at the election of the holder prior to the issuance of any pre- funded warrants, 9.99%) of the outstanding shares of common stock immediately after exercise. Any holder may increase such percentage to any percentage not in excess of 9.99% upon at least 61 days’ prior notice to us. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares of common stock, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price of such pre-funded warrant or round up to the next whole share.

Cashless Exercise. In lieu of making the cash payment of the aggregate exercise price otherwise contemplated to be made to us upon such exercise, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

No Exchange Listing. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

No Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights.

Class A Warrants

The following summary of certain terms and provisions of the Class A Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Class A Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Class A Warrant.

Duration and Exercise Price. Each Class A Warrant offered hereby will have an exercise price of $     per share. The Class A Warrants will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the warrants will be exercisable upon issuance (the “Initial Exercise Date”). The Class A Warrants will expire on the five-year anniversary of the Initial Exercise Date. The exercise price and number of shares of common stock issuable upon exercise of the Class A Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Class A Warrants will be issued separately from the common stock or pre-funded warrants, respectively, and may be transferred separately immediately thereafter. The Class A Warrants will be issued in certificated form only.

Exercisability. The Class A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Class A Warrants to the extent that the holder would own more than 4.99% (or at the election of the holder prior to the issuance of any warrants, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Class A Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class A Warrants. The ownership limit may be decreased upon notice from the holder to us.

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Class A Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment of the aggregate exercise price otherwise contemplated to be made to us upon such exercise, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Class A Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Class A Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by 50% or more of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Class A Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Class A Warrants have the right to require us or a successor entity to redeem the Class A Warrants for cash in the amount of the Black-Scholes Value (as defined in each Class A Warrant) of the unexercised portion of the Class A Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Class A Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Class A Warrants that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If holders of our common stock are not offered or paid any consideration in the fundamental transaction, holders of common stock will be deemed to have received common stock of our successor entity.

Transferability. Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the Class A Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Class A Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Class A Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Class A Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Class A Warrants will be extremely limited.

No Rights as a Stockholder. Except as otherwise provided in the Class A Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Class A Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Class A Warrants. The warrants will provide that the holders of the warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Amendments. The Class A Warrants may be modified or amended with the written consent of the holder of such Class A Warrant and us.

Class B Warrants

The following summary of certain terms and provisions of the Class B Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Class B Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Class B Warrant.

Duration and Exercise Price. Each Class B Warrant offered hereby will have an exercise price of $      per share. The Class B Warrants will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the warrants will be exercisable upon issuance (the “Initial Exercise Date”). The Class B Warrants will expire on the eighteen-month anniversary of the Initial Exercise Date. The exercise price and number of shares of common stock issuable upon exercise of the Class B Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Class B Warrants will be issued separately from the common stock or pre-funded warrants, respectively, and may be transferred separately immediately thereafter. The Class B Warrants will be issued in certificated form only.

Exercisability. The Class B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Class B Warrants to the extent that the holder would own more than 4.99% (or at the election of the holder prior to the issuance of any warrants, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Class B Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class B Warrants. The ownership limit may be decreased upon notice from the holder to us.

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Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Class B Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment of the aggregate exercise price otherwise contemplated to be made to us upon such exercise, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Class B Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Class B Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by 50% or more of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Class B Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Class B Warrants have the right to require us or a successor entity to redeem the Class B Warrants for cash in the amount of the Black-Scholes Value (as defined in each Class B Warrant) of the unexercised portion of the Class B Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Class B Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Class B Warrants that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If holders of our common stock are not offered or paid any consideration in the fundamental transaction, holders of common stock will be deemed to have received common stock of our successor entity.

Transferability. Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the Class B Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Class B Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Class B Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Class B Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Class B Warrants will be extremely limited.

No Rights as a Stockholder. Except as otherwise provided in the Class B Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Class B Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Class B Warrants. The warrants will provide that the holders of the warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Amendments. The Class B Warrants may be modified or amended with the written consent of the holder of such Class B Warrant and us.

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Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees placement agent warrants to purchase up to 7.5% of the aggregate number of shares of common stock sold in this offering (including the pre-funded warrants issued in this offering), at an exercise price equal to 125% of the public offering price per share of common stock and accompanying common warrants to be sold in this offering. The placement agent warrants will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the warrants will be exercisable upon issuance and will expire five years from the commencement of sales under this offering. The placement agent warrants issued in this offering will otherwise have substantially the same terms as the Class A Warrants. The placement agent warrants are registered on the registration statement of which this prospectus is a part. The form of the placement agent warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

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PLAN OF DISTRIBUTION

We have engaged          , or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock, common warrants and pre-funded warrants offered by this prospectus. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of common stock, common warrants and pre-funded being offered. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of two years following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for 60 days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

➢	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and
➢	covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 60 days.

Delivery of the shares of common stock, common warrants and pre-funded warrants offered hereby is expected to occur on or about        , 2024, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the common stock, common warrants and pre-funded warrants pursuant to this prospectus.

	Per Share and common warrants	Per Pre-Funded Warrant and common warrants	Total
Public offering price	$	$	$
Less placement agent fees
Proceeds to us, before other expenses	$	$	$

We have agreed to pay the placement agent an aggregate fee equal to 7.5% of the gross proceeds received in the offering and a management fee equal to 1.0% of the gross proceeds raised in the offering. In addition, we have agreed to reimburse the placement agent for non-accountable fees and expenses of $15,000, and its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000. We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent fees and expenses, will be approximately $     . After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $     million.

106

Placement Agent Warrants

We have agreed to issue to the placement agent and its designees warrants to purchase that number of shares of our common stock equal to 7.5% of the aggregate number of shares of common stock (or common stock equivalents) issued in this offering. The exercise price per share of common stock of those warrants is $       (125% of the combined public offering price per share of common stock and common warrants) and will terminate on the five-year anniversary of commencement of sales in this offering. Pursuant to FINRA Rule 5110(e), the placement agent warrants and any shares of common stock issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Placement Agent Warrants are registered by the registration statement of which this prospectus is a part. The form of the Placement Agent Warrants is included as an exhibit to this registration statement of which this prospectus forms a part.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Lock-up Agreements

We and each of our officers and directors and Centurion Financial Trust have agreed with the placement agent to be subject to a lock-up period of 60 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of two years following the closing date of this offering, subject to an exception. The placement agent may waive this prohibition in its sole discretion and without notice.

Right of First Refusal

We have granted the placement agent a right of first refusal, subject to an exception, for a period of twelve months following the closing of this offering, to act as exclusive financial advisor, sole book-running manager, sole underwriter, sole placement agent or sole agent for each and every future debt financing or refinancing and public or private equity offering or acquisition or disposition by us or any of our successors or subsidiaries.

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the placement agent.

107

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as an underwriter, and should not be relied upon by investors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “IONM.” We do not intend to apply for listing of the Pre-funded Warrants or the Warrants on any securities exchange or other nationally recognized trading system.

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to United States federal law has been passed upon for us by Dorsey & Whitney LLP, Denver, Colorado.           is acting as counsel for the placement agent in connection with this offering.

108

EXPERTS

The audited consolidated financial statements of Assure Holdings Corp. and its subsidiaries, as of and for the years ended December 31, 2023 and 2022 included in this proxy statement/prospectus have been so included in reliance upon the report of Baker Tilly US, LLP, independent registered public accountants, in relation to the year ended December 31, 2022 and WithumSmith+Brown, PC in relation to the year ended December 31, 2023, upon the authority of said firm as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or having certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parent or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

109

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Upon the effectiveness of our registration statement on Form S-1 filed under the Securities Act with respect to the shares of common stock offered hereby, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These reports, proxy statements, and other information will be available on the website of the SEC referred to above.

For further information about Assure, please visit our main corporate website located at www.assureneuromonitoring.com, or our Assure’s profile on www.sec.gov. Information contained on these websites is not a part of this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

110

ASSURE HOLDINGS CORP.

ASSURE HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par amounts)

	March 31,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets
Cash	$376	$123
Accounts receivable, net	2,065	3,601
Other current assets	1,287	562
Assets held for sale	—	2,437
Total current assets	3,728	6,723
Equity method investments	175	175
Operating lease right of use asset, net	537	616
Total assets	$4,440	$7,514
LIABILITIES AND SHAREHOLDERS’ DEFICIT
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$7,788	$7,411
Current portion of debt	13,426	13,679
Current portion of lease liability	388	621
Current portion of acquisition liability	403	454
Short-term promissory notes (Note 6)	692	—
Other current liabilities	54	53
Total current liabilities	22,751	22,218
Lease liability, net of current portion	235	505
Acquisition liability, net of current portion	64	126
Total liabilities	23,050	22,849
Commitments and contingencies (Note 9)
SHAREHOLDERS’ DEFICIT
Common stock: $0.001 par value; 9,000,000 shares authorized; 462,588 and 373,359 shares issued and outstanding, as of March 31, 2024 and December 31, 2023, respectively	8	7
Additional paid-in capital	55,799	55,292
Accumulated deficit	(74,417)	(70,634)
Total shareholders’ deficit	(18,610)	(15,335)
Total liabilities and shareholders’ deficit	$4,440	$7,514

The accompanying notes are an integral part of these condensed consolidated financial statements.

ASSURE HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$9	$115
Cost of revenues	475	679
Gross margin	(466)	(564)
Operating expenses (income)
General and administrative	3,911	3,211
Depreciation and amortization	—	2
Gain on settlement of accounts payable	(181)	—
Total operating expenses	3,730	3,213
Loss from operations	(4,196)	(3,777)
Other income (expenses)
Income from equity method investments	—	25
Interest expense	(527)	(501)
Other income (expense), net	156	58
Accretion expense (Note 6)	(102)	(170)
Total other income (expense), net	(473)	(588)
Loss from continuing operations before income taxes	(4,669)	(4,365)
Income tax benefit on continuing operations	—	796
Loss from continuing operations	(4,669)	(3,569)
Income from discontinued operations, net of tax	908	425
Net loss	$(3,761)	$(3,144)
Loss per share
Loss from continuing operations, basic and diluted	$(0.03)	$(0.20)
Income from discontinued operations, basic and diluted	$0.00	$0.03
Loss per share, basic and diluted	$(0.03)	$(0.17)
Weighted average number of shares used in per share calculation – basic	125,997,822	18,988,794
Weighted average number of shares used in per share calculation – diluted	125,997,822	18,988,794

The accompanying notes are an integral part of these condensed consolidated financial statements.

ASSURE HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(3,761)	$(3,144)
Adjustments to reconcile net loss to net cash used in operating activities
Income from equity method investments	—	(25)
Stock-based compensation	174	(10)
Depreciation and amortization	—	2
Amortization of debt issuance costs	40	39
Accretion expense	102	170
Gain on sale of assets	(666)	—
Gain on settlement of account payable	(181)	—
Right of use assets	95	55
Deferred income taxes, net	—	(796)
Change in operating assets and liabilities
Accounts receivable	1,536	2,256
Accounts payable and accrued liabilities	476	697
Due from MSAs	—	234
Lease liability	(17)	—
Short-term promissory notes	692	—
Other assets and liabilities	46	(157)
Operating cash flows from discontinued operations	—	182
Net cash used in operating activities	(1,464)	(497)
Cash flows from investing activities
Proceeds from sale of assets	2,320	—
Distributions received from equity method investments	—	37
Net cash provided by investing activities	2,320	37
Cash flows from financing activities
Proceeds from share issuance, net of share issuance costs	—	300
Repayment of debt	(82)	—
Finance lease principal payments	(408)	(163)
Payment of acquisition liability	(113)	(77)
Net cash provided by financing activities	(603)	60
Decrease in cash	253	(400)
Cash at beginning of year	123	905
Cash at end of year	$376	$505
Supplemental cash flow information
Interest paid	$668	$550
Income taxes paid	$—	$—
Supplemental non-cash flow information
Convertible debt converted to common shares	$334	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

ASSURE HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share amounts)

(unaudited)

			Additional		Total
	Common Stock		paid-in	Accumulated	shareholders’
	Shares	Amount	Capital	deficit	equity (deficit)
Balances, December 31, 2022	58,394	$—	$50,021	$(44,556)	$5,465
Share issuance, net	2,778	—	300	—	300
Stock-based compensation	—	—	(10)	—	(10)
Net loss	—	—	—	(3,144)	(3,144)
Balances, March 31, 2023	61,172	$—	$50,311	$(47,700)	$2,611

Balances, December 31, 2023	373,359	$—	$55,299	$(70,634)	$(15,335)
Adoption of new accounting principle	—	—	—	(22)	(22)
Stock-based compensation	14,931	—	174	—	174
Convertible debt converted into shares	74,298	—	334	—	334
Net loss	—	—	—	(3,761)	(3,761)
Balances, March 31, 2024	462,588	$—	$55,807	$(74,417)	$(18,610)

The accompanying notes are an integral part of these condensed consolidated financial statements.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1.NATURE OF OPERATIONS

Assure Holdings Corp. (“Assure” or the “Company”), through its two indirect wholly-owned subsidiaries, Assure Neuromonitoring, LLC (“Neuromonitoring”) and Assure Networks, LLC (“Networks”), provides technical and professional intraoperative neuromonitoring (“IONM”) surgical support services for neurosurgery, spine, cardiovascular, orthopedic, ear, nose, and throat, and other surgical procedures that place the nervous system at risk. Assure Holdings, Inc., a wholly-owned subsidiary, employs most of the administrative employees and performs various corporate services on behalf of the Company. Assure Neuromonitoring employs interoperative neurophysiologists (“INP”) who utilize technical equipment and their technical training to monitor evoked potentials (”EPS”), electroencephalographic (“EEG”) and electromyography (“EMG”) signals during surgical procedures and to pre-emptively notify the underlying surgeon of any nervous related issues that are identified. The INPs perform their services in the operating room during the surgeries. The INPs are certified by a third-party accreditation agency.

The Company was originally incorporated in Colorado on November 7, 2016. In conjunction with a reverse merger, the Company was redomiciled in Nevada on May 16, 2017.

Neuromonitoring was formed on August 25, 2015, in Colorado and currently has multiple wholly-owned subsidiaries. The Company’s services are sold in the United States.

Networks was formed on November 7, 2016, in Colorado and holds varying ownerships interests in numerous Provider Network Entities (“PE”), which are professional IONM entities. These entities are accounted for under the equity method of accounting. Additionally, Networks manages other PEs that Networks does not have an ownership interest and charges those PEs a management fee. Throughout 2023, the Company exited the majority of business under Assure’s legacy Managed Service Agreement (“MSA”) model in order to keep all revenue generated from services provided by the Professional Component of IONM.  The Company expects the remaining MSA relationships to be terminated during 2024.

Strategic Shift in Business Strategy

During September 2023, the Company’s Board of Directors initiated a process to explore strategic alternatives for the business. In consultation with financial and legal advisors, a comprehensive strategic review process began immediately and evaluated a broad range of options to maximize shareholder value. As part of this review process, Assure’s board agreed to conduct an auction process for the sale of its clinical operations and evaluate merger candidates. During February 2024, Assure entered a Definitive Agreement and Plan of Merger with Danam Health, Inc. (“Danam”). Danam delivers unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors focused on improving the lives of patients. During March 2024, Assure closed the disposal transaction resulting in the sale of most of the Company’s clinical operations, equipment, and contracts. As of the filing date of this Quarterly Report on Form 10Q, Assure is providing IONM services in limited markets, primarily Arizona and Montana.

Merger Agreement

On February 12, 2024, Assure entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Danam Health, Inc. (“Danam”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Danam, Assure Merger will be merged with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of Assure. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) each share of Danam capital stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the applicable per share portion of the “merger consideration” as set forth in the allocation statement to be delivered pursuant to the Merger Agreement (“merger consideration” is defined in the Merger Agreement to mean a number of shares of common stock of Assure equal to (a) the quotient obtained by dividing (i) the number of shares of Assure capital stock on a fully diluted basis (the “Assure Fully Diluted Share Number”) by (ii) the quotient of (A) the adjusted value of Assure dividend by (B) the sum of the

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

adjusted value of Assure and the adjusted value of Danam, minus (b) the Assure Fully Diluted Share Number minus (c) the number of shares of common stock of Assure the warrants of Danam will become exercisable for upon closing of the Merger); (ii) each outstanding warrant of Danam will be assumed by Assure and become a warrant to purchase an adjusted number of shares of common stock of Assure, at an adjusted exercise price per share but subject to the same terms and conditions as the warrant of Danam.

Following closing of the Merger, the former Assure equityholders immediately before the Merger are expected to own approximately 10% of the outstanding capital stock of the combined company on a fully diluted basis and the equityholders of Danam immediately before the Merger are expected to own approximately 90% of the outstanding capital stock of the combined company on a fully diluted basis.

Upon closing of the Merger, Assure will be renamed Danam Health Holdings Corp. Suren Ajjarapu will serve as Chairman of the Board of Directors and Tim Canning will serve as the Chief Executive Officer of the combined company. The Merger Agreement provides that the Board of Directors of the combined company will be comprised of five members which will be filled upon completion of the Merger to be designated by Danam.

The Merger Agreement contains customary representations, warranties and covenants of Assure and Danam, including covenants relating to the conduct of the business of both Assure and Danam from the date of signing the Merger Agreement through closing of the Merger, obtaining the requisite approval of the stockholders of Assure and Danam and maintain the listing of the common stock of Assure on the NASDAQ Capital Market and applying for the continued listing of Danam after the closing of the Merger on the NASDAQ Capital Market. Under the terms of the Merger Agreement, Assure has also agreed not to solicit from any person an acquisition proposal (as defined in the Merger Agreement) for Assure.

The Board has agreed to recommend the approval of the Assure Stockholder Proposals to the stockholders and to solicit proxies in support of the approval of the Assure Stockholder Proposals at a meeting of the stockholders to be held for that purpose.

The Merger Agreement contains a limited contractual ability for the Board, in accordance with its fiduciary duties to the stockholders, to change its recommendation to the stockholders upon receipt of a superior proposal subject to certain terms and conditions therein, including providing Danam notice of the superior proposal and time to make a counter-proposal to amend the terms of the Merger Agreement.

Under the Merger Agreement, Assure has agreed to maintain certain indemnity rights (including advancing expenses) of the current officers and directors of Assure as they exist in the governing documents of Assure and maintain director and officers insurance for a period of 6 years following the closing of the Merger.

The closing of the Merger is subject to customary closing conditions, including, among other things, (i) the required approval of the stockholders of Assure and Danam, (ii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to materiality qualifiers, (iii) compliance by the parties with their respective covenants under the Merger Agreement, and (iv) the approval of NASDAQ of the continued listing of Danam after the closing of the Merger. Further, closing of the Merger is conditioned on the simultaneous closing of a sale transaction of Assure’s assets. The obligation of Assure is conditioned upon Danam completing acquisition transactions as set forth in the Merger Agreement, including completing the acquisitions of (a) all of the membership interests in Wood Sage, LLC, a Florida limited liability company and (b) all of the membership interests in Wellgistics, LLC, a Florida limited liability company set forth in the applicable acquisition transactions agreements, both such acquisition transactions to close prior to or concurrent with the Merger. The obligation of Danam to close the Merger is also subject to satisfaction of certain additional conditions, including, among other things, (i) no Assure material adverse effect, (ii) Assure having performed its obligations under the agreement governing the sale transaction, (iii) Assure completing a wind down of its business, (iv) the reverse split having been consummated, and (v) Assure having a maximum amount of $500,000 in retained liabilities.

The parties may terminate the Merger Agreement upon mutual consent. Either party may terminate the Merger Agreement (i) if any of the representations or warranties of the other party set forth in the Merger Agreement shall not be true and correct or if the other party has failed to perform any covenant or agreement on the part of such party set forth in the Merger Agreement, (ii) the Merger is not

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

consummated by the outside date (May 15, 2024), (iii) there is a governmental order prohibiting the Merger, and (iv) failure to obtain the stockholder vote. Danam may terminate the Merger Agreement if (i) the Board changes its recommendation to stockholders with respect to the Merger, (ii) the Board fails to reaffirm its recommendation to stockholders with respect to the Merger following a tender offer for Assure, (iii) the Board fails to reaffirm its recommendation to stockholders with respect to the merger following a publicly announced acquisition proposal for Assure, (iv) Assure breaches its non-solicitation provisions, or (v) the Board resolves to do any of the above. Assure may terminate the Merger Agreement for acceptance of a superior proposal.

In the event that Danam or Assure terminates the Merger Agreement pursuant to certain of the sections set forth above, Assure will be required to pay Danam a termination fee of $1,000,000, less any reimbursed expenses. Upon termination in other contexts in which a termination fee is not due, the breaching party may owe the non-breaching party reimbursement of expenses up to $250,000.

On April 8, 2024, the Company entered into a partial waiver and amendment agreement (the Waiver Agreement”) with Assure Acquisition Corp. (the “Merger Sub”) and Danam which waives and amends certain provisions of that certain agreement and plan of merger (the “Merger Agreement”) dated February 12, 2024 by and between the Corporation, Merger Sub and Danam.

Pursuant to the terms and conditions of the Waiver Agreement, Danam has partially waived its right to terminate the Merger Agreement pursuant to breaches of Section 6.8(a) and 6.20 of the Merger Agreement provided that the Corporation meets the following conditions:

a.	Assure obtains the Preliminary Shareholder Vote required by Section 6.20 of the Merger Agreement no later than April 30, 2024;
b.	Assure files the proxy statement and registration statement on Form S-4 required by the Section 6.8(a) Covenant no later than April 26th, 2024;
c.	Assure issues Danam a $1,000,000 convertible promissory note in the form attached as Exhibit A to the Merger Agreement (the “Convertible Note”) simultaneously with the execution and delivery of this Waiver;
d.	Assure receives shareholder approval for the Merger five (5) Business Days prior to the Termination Date and effects the Reverse Split prior to the Termination Date;
e.	Assure is not in default under the Convertible Note; and
f.	Assure is not in breach of any other covenants set forth in the Merger Agreement, subject to any necessary notice requirements and cure period set forth therein.

Further the Waiver Agreement amends the Merger Agreement to change the definition of “Termination Date” to mean July 22, 2024.

In connection with the Waiver Agreement, on April 8, 2024, the Corporation issued a convertible note to Danam in principal amount of $1,000,000. The note accrues interest on the then outstanding principal balance at a rate equal to 10% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. The note has a maturity date of July 22, 2024. Upon the occurrence of certain events, the note is convertible into shares of common stock at the Nasdaq “Minimum Price” in accordance with Listing Rule 5635(d). The note will become immediately due and payable upon the occurrence of an event of default under the note, including but not limited to: a failure to pay, voluntary bankruptcy or insolvency of Assure, involuntary bankruptcy or insolvency proceedings of Assure, breach of the Merger Agreement or termination of the Merger Agreement

Financial Reporting and Classification

As a result of the corporate actions described above, the Company’s technical and professional services meet the criteria to be considered “held for sale” as that term is defined in accounting principles generally accepted in the United States (“GAAP”). Accordingly. the assets associated with these services are classified and reflected on our consolidated balance sheets as “held for sale” as of December 31, 2023, and their results of operations are classified as “discontinued operations” in the consolidated statements of operations for the three months ended March 31, 2024 and 2023. Certain financial disclosures including major components of the assets and results of operations related to discontinued operations are provided in Note 3. Our continuing operations consists of our billing and collections services and costs to maintain our public company listing and are presented as such for all periods presented herein and until such time a strategic transaction is completed.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

2.BASIS OF PRESENTATION

Basis of Presentation and Principles of Consolidation

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Company’s financial statements were prepared on a consolidated basis and include the accounts of the Company and its wholly owned subsidiaries, as well as an entity in which the Company has a controlling financial interest. All intercompany accounts and transactions have been eliminated in consolidation.

Unaudited Interim Financial Statements

The accompanying unaudited interim condensed consolidated financial statements are presented in accordance with the applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for interim financial information. The amounts as of December 31, 2023, have been derived from the Company’s annual audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 26, 2024 (the “Form 10-K”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted in accordance with such rules and regulations. In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements reflect all adjustments, which consist of normal recurring adjustments, necessary to state fairly the financial position of the Company and its results of operations and cash flows as of and for the periods presented. These unaudited interim condensed consolidated financial statements should be read in conjunction with the Form 10-K. The results of operations for the three months ended March 31, 2024, are not necessarily indicative of the results that may be expected for the full year ending December 31, 2024 or any future period and the Company makes no representations related thereto.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the recognition and measurement of patient service fees, net, hospital, management and other revenue, the collectability of accounts receivable, the fair value measurements of goodwill and intangible assets, the assessment of the recoverability of goodwill, the assessment of useful lives and recoverability of intangible assets and long-lived assets, recognition and measurement of current and deferred income tax assets and liabilities, the assessment of unrecognized tax benefits, the valuation and recognition of stock-based compensation expense, among others. Actual results experienced by the Company may differ from management’s estimates. Revisions to accounting estimates are recognized in the period in which the estimate is revised and also in future periods when the revision affects both current and future periods. Significant assumptions, judgments, and estimates that management has made at the end of the reporting period that could result in a material adjustment to the carrying amounts of assets and liabilities in the event that actual results differ from assumptions made, relate to, but are not limited to, the following: patient service fees, net; hospital, management, and other revenue; accounts receivable; and due to/from related parties.

Liquidity and Going Concern

The Company’s current cash balance and estimated cash from operations for the next 12 months is not sufficient to meet the Company’s working capital needs for the next 12 months, which raised substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to seek equity or debt financing and have implemented significant cost cutting measures to mitigate its going concern. Such financings may include the issuance of shares of common stock, warrants to purchase common stock, convertible debt or other instruments that may dilute current stockholders. Financing may not be available on acceptable terms depending on market conditions at the time the Company seeks financing.  The accompanying consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Common Stock Reverse Split

During July 2024, the Company effectuated a twenty-for-one reverse stock split. All share, stock option and warrant information has been retroactively adjusted to reflect the stock split. See Note 10 for additional discussion.

Accounting Policies

There have been no changes, except as noted below, to the Company’s significant accounting policies or recent accounting pronouncements during the three months ended March 31, 2024, as compared to the significant accounting policies disclosed in the 10-K for the year ended December 31, 2023, as filed on April 26, 2024.

Accounting Policies Recently Adopted

In August 2020, the Financial Accounting Standard Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by removing certain separation models such that the embedded conversion features are no longer separated from the host contract. The convertible debt instrument will be accounted for as a single liability measured at amortized cost. This guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within the year. The adoption of this standard on January 1, 2024, utilizing the modified retrospective method, resulted in a $22 thousand charge to retained earnings.

Recent Accounting Pronouncements Accounting Standards Not Yet Adopted

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires significant segment expenses and other segment related items to be disclosed on an interim and annual basis. The new disclosure requirements are also applicable to companies with a single reportable segment. This guidance is effective on a retrospective basis for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of this guidance on the disclosures within its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disclosure of specific categories in the effective tax rate reconciliation and additional information for reconciling items that meet a quantitative threshold and further disaggregation of income taxes paid for individually significant jurisdictions. This guidance is effective on a prospective or retrospective basis for annual periods beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of this guidance on the disclosures within its consolidated financial statements.

Reclassifications

Certain amounts for the three months ended March 31, 2023 have been reclassified to conform to the 2024 presentation as it relates to assets held for sale and discontinued operations. Total assets, liabilities, equity, and net loss did not change for the prior periods due to the reclassifications.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Credit Risk

Credit risk arises from cash and cash equivalents and trade and other receivables. The exposure to credit risk was as follows (in thousands):

	March 31,	December 31,
	2023	2023

Cash	$376	$123
Accounts receivable, net	2,065	3,601
Total	$2,441	$3,724

Cash

Cash is held in financial institutions with good standing, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Accounts receivable

On January 1, 2023, the Company adopted Accounting Standards Update No, 2016-13, Measurement of Credit Losses on Financial Instruments, and its related amendments using the prospective method. The new standard requires the use of a current expected credit loss impairment model to develop and recognize credit losses for financial instruments at amortized cost when the asset is first originated or acquired, and each subsequent reporting period.

The cash collection cycles of the Company may be protracted due to the majority of its revenue being billed to third-party commercial insurance payors on an out-of-network basis. The collection cycle for IONM to out-of-network payors may require an extended period to maximize reimbursement on claims, which results in accounts receivable growth tied to the Company’s overall growth in technical and professional service revenues. The collection cycle may consist of multiple payments from out-of-network private insurance payors, as the collection process entails multiple rounds of denials, underpayments, appeals and negotiations as part of the process to maximize the reimbursement yield on claims. Based on the Company’s historical experience, claims generally become uncollectible once they are aged greater than 24 months; as such, included in the Company’s allowance for implicit price concessions is an estimate of the likelihood that a portion of the Company’s accounts receivable may become uncollectible due to age. The Company continues collection efforts on claims aged over 24 months. Collections on claims are recorded as revenue in the period received as such collections represent a subsequent change to the initial estimation of the transaction price.

3. DISCONTINUED OPERATIONS

During September 2023, the Company’s Board of Directors initiated a process to explore strategic alternatives for the business. In consultation with financial and legal advisors, a comprehensive strategic review process began immediately and evaluated a broad range of options to maximize shareholder value. As part of this review process, Assure’s board agreed to conduct an auction process for the sale of its clinical operations. As of the filing date of this Quarterly Report on Form 10Q, Assure is providing IONM services in limited markets, primarily Arizona and Montana.

On March 26, 2024, the Company closed the sale with MPOWER Health of certain assets of its IONM business for up to $4.5 million, of which $2.3 million was paid in cash at the initial closing and up to an additional $2.2 million to be paid in relation to a potential earnout payment tied to case volume from the acquired assets during the 12-month period following the initial closing. The asset sale includes most of the Company’s healthcare facility contracts and clinical equipment, and a majority of the Company’s clinical employees. The Company retained certain of its assets, including but not limited to, its accounts receivable, certain clinical employees, its employees in the revenue cycle management team and management and office personnel.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

As a result of the corporate actions described above, the Company’s technical and professional services meet the criteria to be considered “held for sale”. Accordingly. the assets associated with these services are classified and reflected on our consolidated balance sheets as “held for sale” as of December 31, 2023, and their results of operations are classified as “discontinued operations” in the consolidated statements of operations for the three months ended March 31, 2024 and 2023. Since the sale of clinical assets closed on March 26, 2024, the assets held for sale balance was zero.

The following table presents the major classes of assets of the discontinued operations as of December 31, 2023 (stated in thousands):

December 31,
2023
Fixed assets	$311
Finance lease right of use asset, net	118
Intangibles, net	98
Goodwill	1,910
Total assets	$2,437

The following table summarizes the results of operations of the discontinued operations (stated in thousands):

	Three Months Ended March 31,
	2024	2023
Revenue
Technical services	$1,318	$1,234
Professional services	1,320	1,874
Other	29	329
Revenue, net	2,667	3,437
Cost of revenues, excluding depreciation and amortization	2,363	2,694
Gross margin	304	743
Operating expenses
Sales and marketing	54	128
Depreciation and amortization	—	182
Total operating expenses	54	310
Income from discontinued operations	250	433
Other income (expense)
Gain on sale of assets	666	—
Interest expense	(8)	(8)
Total other income (expense)	658	(8)
Income from discontinued operations	908	425
Income tax expense	—	—
Net income from discontinued operations	$908	$425

4. REVENUE

The Company disaggregates revenue between continuing operations and discontinued operations. Revenue streams from contracts with customers depicts the nature, amount, timing and uncertainty of its revenue and cash flows as affected by economic factors. Commercial insurance consists of neuromonitoring cases whereby a patient has healthcare insurance that we bill. Facility billing consists of neuromonitoring cases whereby the Company has an agreement to bill the medical facility for patients that do not have health care insurance.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The Company does not have any contract assets or contract liabilities as of or during the three months ended March 31, 2024 or 2023 or as of December 31, 2023.

The Company’s revenue is as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Managed service agreements and other	$9	$115

Accounts Receivable

A summary of the accounts receivable, net, by revenue stream is as follows (in thousands):

	March 31,	December 31,
	2024	2023
Technical service	$752	$1,308
Professional service	1,191	2,293
Other	122	—
Total receivables, net	$2,065	$3,601

The concentration of accounts receivable, net, by payor as a percentage of total accounts receivable is as follows:

	As of March 31,	As of December 31,
	2024	2023
Commercial insurance	68%	82%
Facility billing	26%	18%
Other	6%	—%
Total	100%	100%

5. LEASES

Under ASC 842, Leases, a contract is a lease, or contains a lease, if the contract conveys the right to control the use of identified property, plant, or equipment (an identified asset) for a period of time in exchange for consideration. To determine whether a contract conveys the right to control the use of an identified asset for a period of time, an entity shall assess whether, throughout the period of use, the entity has both of the following: (a) the right to obtain substantially all of the economic benefits from the use of the identified asset; and (b) the right to direct the use of the identified asset. The Company does not assume renewals in the determination of the lease term unless the renewals are deemed to be reasonably assured at lease commencement. Lease agreements generally do not contain material residual value guarantees or material restrictive covenants.

Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. As a practical expedient, the Company elected not to separate non-lease components for the corporate office facility (e.g., common-area maintenance costs) from lease components (e.g., fixed payments including rent) and instead to account for each separate lease component and its associated non-lease components as a single lease component.

Operating leases

The Company leases a corporate office facility under an operating lease which expires October 31, 2025. The Company entered into a sublease for this space during November 2023 for the remaining lease term. The incremental borrowing rate for this lease was 10%. During November 2023, the Company entered into a month-to-month lease for corporate office space.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

During April 2023, the Company entered into a lease for corporate offices space which expires May 2025. The incremental borrowing rate for this lease was 7%

Finance leases

The Company historically leased medical equipment under various financing leases with stated interest rates ranging from 5.2% — 13.4% per annum which expire at various dates through 2026. Finance lease assets are included in assets held for sale as of December 31, 2023. On March 26, 2024, in relation to the sale of certain clinical assets, the Company paid the remaining principal amount due on its outstanding finance leases. As a result, there are no assets remaining under finance leases nor outstanding amounts due.

The condensed consolidated balance sheets include the following amounts for right-of-use (“ROU”) assets as of March 31, 2024, and December 31, 2023 (in thousands):

	March 31,	December 31,
	2024	2023
Operating	$537	$616

The following are the components of lease cost for operating and finance leases (in thousands). Finance lease costs are included in loss from discontinued operations in the consolidated statements of operations for the periods presented.

	Three Months Ended March 31,
	2024	2023
Lease cost:
Operating leases:
Amortization of ROU assets	$95	$77
Interest on lease liabilities	17	19
Total operating lease cost, included in general and administrative expenses	112	96
Finance leases:
Amortization of ROU assets	—	77
Interest on lease liabilities	8	14
Total finance lease cost, included in discontinued operations	8	91
Total lease cost	$120	$187

During the three months ended March 31, 2024, the Company incurred operating and finance lease principal payments of $90 thousand and $408 thousand, respectively, and $65 thousand and $163 thousand related to operating and finance lease principal payments, respectively, during the three months ended March 31, 2023.

The following are the weighted average lease terms and discount rates for operating and finance leases:

	As of	As of
	March 31, 2024	March 31, 2023
Weighted average remaining lease term (years):
Operating leases	1.0	2.5
Finance leases	—	1.9
Weighted average discount rate (%):
Operating leases	9.9	5.6
Finance leases	—	9.2

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Future minimum lease payments and related lease liabilities as of March 31,2024, were as follows (in thousands):

			Total
	Operating	Finance	Lease
	Leases	Leases	Liabilities
Remainder of 2024	$323	$—	$323
2025	352	—	352
Total lease payments	675	—	675
Less: imputed interest	52	—	52
Present value of lease liabilities	623	—	623
Less: current portion of lease liabilities	388	—	388
Noncurrent lease liabilities	$235	$—	$235

Future minimum lease payments exclude short-term leases as well as payments to landlords for variable common area maintenance, insurance and real estate taxes.

6. DEBT

The Company’s debt obligations are summarized as follows:

	March 31,	December 31,
	2024	2023
Face value of convertible debt	$3,450	$3,450
Less: principal converted to common shares	(394)	(60)
Less: deemed fair value ascribed to conversion feature and warrants	(859)	(1,523)
Plus: accretion of implied interest	851	1,467
Total convertible debt	3,048	3,334

Face value of Centurion debt	10,918	11,000
Less: deemed fair value ascribed to warrants	(1,204)	(1,204)
Plus: accretion of implied interest	851	776
Less: unamortized debt issuance costs	(187)	(227)
Total Centurion debt	10,378	10,345
Total debt	13,426	13,679
Less: current portion of debt	(13,426)	(13,679)
Long-term debt	$—	$—

As discussed in Note 2, the Company adopted ASU 2020-06 Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by removing certain separation models such that the embedded conversion features are no longer separated from the host contract. The convertible debt instrument will be accounted for as a single liability measured at amortized cost. ASU 2020-06 only applies to the Company’s beneficial conversion feature associated with the convertible debt. As of January 1, 2024, the remaining value of the beneficial conversion feature was recorded to retained earnings and the Company no longer incurs accretion expense.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The following table depicts accretion expense and interest expense (excluding debt issuance cost amortization) related to the Company’s debt obligations for the three months ended March 31, 2024 and 2023 (in thousands):

	Three Months Ended March 31,
	2024	2023
Accretion expense
Convertible debt	$27	$95
Centurion debt	75	75
	$102	$170

Debt issuance cost amortization
Centurion debt	$40	$39

Interest paid
Convertible debt	$—	$174
Centurion debt	668	376
	$668	$550

As of March 31, 2024, future minimum principal payments are summarized as follows (in thousands):

	Convertible
	Debt	Debenture
Principal due in 2024	$3,056	$10,918
Less: fair value ascribed to conversion feature and warrants	(859)	(1,204)
Plus: accretion and implied interest	851	851
Less: debt issuance costs	—	(187)
	$3,048	$10,378

The Centurion debt is contractually due during 2025 but has been classified as current liability for accounting purposes as the Company is not compliant with the Centurion debt covenants as of March 31, 2024.

Convertible Debt

The majority of the convertible debt matured during the period of December 2023 through March 2024. The Company has not paid the contractual amounts due per the terms of the convertible debt agreements. As such, the convertible debt is payable on demand. However, the Company anticipates offering Assure common shares as settlement of the remaining principal and accrued interest. There is no guarantee the Company will be able to settle the amounts outstanding under the Convertible Debenture with common shares of the Company.

During March 2024, the Company entered into exchange agreements with certain Convertible Debenture holders, whereby the Company issued 74,298 common shares to settle $334 thousand of principal and interest owed.

Centurion Debt

In June 2021, Assure issued a debenture to Centurion Financial Trust (“Centurion”) with a maturity date of June 9, 2025 (the “Maturity Date”), in the principal amount of $11 million related to a credit facility comprised of a $6 million senior term loan (the “Senior Term Loan”), a $2 million senior revolving loan (the “Senior Revolving Loan”) and a $3 million senior term acquisition line (the “Senior Term Acquisition Line” and together with the Senior Term Loan and the Senior Revolving Loan, the “Credit Facility”).  Additionally, the Company issued 764 warrants with an exercise price of $22 which expire on June 14, 2025. During November 2021, the Company

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

and Centurion entered into an amendment to allow the Senior Short Term Acquisition Line to be utilized for organic growth and general working capital purposes. Under the terms and conditions of the debt arrangement, Centurion modified their debt covenant calculations to allow bad debt expense to be excluded.

The Credit Facility matures in June 2025 and bears interest at the rate of the greater of 9.50% or the Royal Bank of Canada Prime Rate plus 7.05% per annum.

During April 2024, the Company entered into an exchange agreement with Centurion whereby the Company issued 13,120 common shares to settle $141 thousand of outstanding amounts owed under the Debenture agreement.

Short-Term Promissory Notes

During January 2024, the Company entered into short-term promissory notes to settle threatened legal action for a total of $692 thousand. The short-term promissory notes mature January 25, 2025 and incur interest at a rate of 6% per annum. During April 2024, the Company paid $173 thousand to the short-term promissory note holders in accordance with the terms of the short-term promissory notes.

7. SHAREHOLDERS’ DEFICIT

Common stock

Common stock: 500,000 authorized; $0.001 par value. As of March 31, 2024, and December 31, 2023, there were 462,588 and 373,359 shares of common stock issued and outstanding, respectively.

On May 14, 2024, the Company reconvened its previously adjourned special meeting of stockholders for which a total of 301,526 shares of common stock were present and approved a proposal to increase the authorized shares to 13,888,889.

Nasdaq Notice

On July 25, 2023, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.001 per share (“Common Stock”), for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Notice”).

The Notice had no immediate effect on the continued listing status of the Company’s Common Stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

The Company is provided a compliance period of 180 calendar days from the date of the Notice, or until January 22, 2024, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before January 22, 2024, the closing bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G) to 20 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. If the Company does not regain compliance during the compliance period ending January 22, 2024, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided the Company meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and notifies Nasdaq of its intent to cure the deficiency.

On August 16, 2023, the Company received notice from the Staff of the Nasdaq that the Company no longer satisfies the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, or the alternatives to that requirement - a $35 million market value of listed securities or $500,000 in net income in the most recent fiscal year or two or the last three fiscal years - as

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

required by Nasdaq Listing Rule 5550(b) (the “Equity Requirement”). The notification is separate from, and in addition to, the previously deficiency letter that the Company received from the Staff on July 25, 2023, as discussed above.

As with the Bid Price Deficiency Letter (as defined above), the Staff’s notification had no immediate effect on the Company’s continued listing on The Nasdaq Capital Market. In accordance with the Nasdaq Listing Rules, the Company was provided 45 calendar days, or until October 2, 2023, to submit a plan to regain compliance with the Equity Requirement (the “Compliance Plan”).

On October 2, 2023, the Company submitted its plan of compliance to the Staff. On November 1, 2023, the Staff provided notice to the Company that the Staff had granted an extension until January 22, 2024, to complete certain key steps of the Company’s compliance plan and, assuming those steps are complete on or before January 22, 2024 to complete certain key steps of the Company’s compliance plan.

On January 24, 2024, the Company received a determination letter (the “Determination Letter”) from the Staff stating that it had not regained compliance with Listing Rule 5550(a)(2) and is not eligible for a second 180-day period to regain compliance. The Company appealed the Staff’s determination, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series and had a hearing with a Nasdaq Hearings Panel (the “Panel”) on April 9, 2024. The Company still awaiting the Panel’s decision on whether the Company’s plan as presented to the Panel has been accepted.

Based on the Company’s representations made in its compliance plan submitted to the Staff, on November 1, 2023, the Staff granted the Company an extension until January 22, 2024, to regain compliance with the Equity Requirement. However, the Staff indicated in the Determination Letter that, pursuant to Listing Rule 5810(d)(2), this deficiency serves as an additional and separate basis for delisting, and as such, the Company should address its non-compliance with the Equity Requirement before the Panel, if it appeals the Staff’s determination, which the Company has done.

On May 16, 2024, the Company received a written notice from the Panel that it has granted the Company an extension to regain compliance with the continued listing requirements for The Nasdaq Capital Market (the “Panel Decision”). The Hearings Panel granted the Company an extension until July 22, 2024, by which date the Company will be required to demonstrate compliance with all applicable initial listing requirements for the Nasdaq Capital Market in relation to its completion of its previously announced transaction with Danam.

There can be no assurance that the Company will be able to regain compliance with the applicable Nasdaq listing requirements, or that a Panel will not stay the suspension of the Company’s securities prior to July 22, 2024 for failure of the Company to comply with its plan as presented to the Panel or for other subsequent deficiencies in meeting the listing requirements of the Nasdaq Capital Market.

If Nasdaq delists the Company’s common stock from trading on its exchange and the Company is not able to list securities on another national securities exchange, management expect its securities could be quoted on an over-the-counter market. If this were to occur, the Company could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that the common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Reverse Share Split

During July 2024, the total number of shares of common stock authorized by the Company was reduced from 100,000,000 shares of common stock, par $0.001, to 500,000 shares of common stock, par $0.001, and the number of shares of common stock held by each stockholder of the Company were consolidated automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse split divided by eighteen (18): effecting a eighteen (18) old for one (1) new reverse stock split.

No fractional shares were issued in connection with the reverse split and all fractional shares were rounded up to the next whole share.

Additionally, all options, warrants and other convertible securities of the Company outstanding immediately prior to the reverse split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by eighteen (18) and multiplying the exercise or conversion price thereof by eighteen (18), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

All shares of common stock, options, warrants and other convertible securities and the corresponding price per share amounts have been presented to reflect the reverse split in all periods presented within this Form 10-Q.

Share Issuance

During March 2024, the Company issued 14,931 common shares to the members of the Board of Directors for compensation amounts owed from April 1,2023 through March 31, 2024.

During March 2024, the Company entered into exchange agreements with certain Convertible Debenture holders, whereby the Company agreed to issue 74,298 common shares to settle $334 thousand of principal and interest owed (Note 6).

During March 2023, the Company completed a private placement for 2,778 common shares at $108.00 per common shares for gross proceeds of $300 thousand.

Stock options

On December 10, 2020, shareholders approved amendments to the Company’s stock option plan, which amended the plan previously approved on November 20, 2019 (the “Amended Stock Option Plan”). On December 10, 2020, the Company’s shareholders approved the adoption of a new fixed equity incentive plan (the “Equity Incentive Plan”), which authorizes the Company to grant (a) stock options, (b) restricted awards, (c) performance share units, and other equity-based awards for compensation purposes (collectively, “Awards”).

In November 2021, the Company adopted and approved the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan. The intent of the Company and the Board of Directors is that while the amended 2020 stock option plan and the 2020 equity incentive plan will continue in existence in relation to the options and awards previously granted, the Board will not grant future options or awards thereunder. Instead, only the 2021 Stock Incentive Plan will be used for the grant of options and awards to eligible participants.

As of March 31, 2024, there was 1,086 stock options outstanding under the Amended Stock Option Plan. No additional stock options will be issued under the Amended Stock Option Plan. As of March 31, 2024, there was 83 stock options outstanding and an aggregate of 5,472 shares of common stock were available for issuance under the 2021 Stock Option Plan. As of March 31, 2024, no transactions have occurred under the 2021 Employee Stock Purchase Plan.

Options under the 2021 Stock Option Plan are granted from time to time at the discretion of the Board of Directors, with vesting periods and other terms as determined by the Board of Directors.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

A summary of the stock option activity is presented below:

	Options Outstanding
		Weighted	Weighted
		Average	Average
	Number of	Exercise	Remaining	Aggregate
	Shares Subject	Price Per	Contractual	Intrinsic Value
	to Options	Share	Life (in years)	(in thousands)
Balance at December 31, 2022	2,724	$2,332.80	2.8
Options granted	556	$15.48
Options canceled	(1,256)	$2,354.76
Balance at December 31, 2023	2,024	$1,683.90	3.5
Options expired	(298)	$2,808.00
Options canceled	(556)	$15.48
Balance at March 31, 2024	1,170	$2,189.70	2.0	$—
Vested and exercisable at March 31, 2024	1,126	$2,192.58	1.9	$—

The following table summarizes information about stock options outstanding and exercisable under the Company’s Stock Option Plan at March 31, 2024:

Options Outstanding			Options Exercisable
	Weighted
	Average	Weighted		Weighted
	Remaining	Average		Average
Number of	Contractual	Exercise Price	Number	Exercise Price
Outstanding	Life (in years)	Per Share	Exercisable	Per Share
138	0.5	$2,304.00	138	$2,304.00
546	1.8	$1,908.00	546	$1,908.00
83	2.0	$2,016.00	72	$2,016.00
319	2.5	$2,754.00	309	$2,754.00
83	2.9	$1,857.60	61	$1,857.60
1,170	2.0	$2,189.70	1,126	$2,192.58

The Company uses the Black-Scholes option pricing model to determine the estimated fair value of options. The fair value of each option grant is determined on the date of grant and the expense is recorded on a straight-line basis and is included as a component of general and administrative expense in the consolidated statements of operations. The assumptions used in the model include expected life, volatility, risk-free interest rate, dividend yield and forfeiture rate. The Company’s determination of these assumptions is outlined below.

Expected life — The expected life assumption is based on an analysis of the Company’s historical employee exercise patterns.

Volatility — Volatility is calculated using the historical volatility of the Company’s common stock for a term consistent with the expected life.

Risk-free interest rate — The risk-free interest rate assumption is based on the U.S. Treasury rate for issues with remaining terms similar to the expected life of the options.

Dividend yield — Expected dividend yield is calculated based on cash dividends declared by the Board for the previous four quarters and dividing that result by the average closing price of the Company’s common stock for the quarter. The Company has not declared a dividend to date.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Forfeiture rate — The Company does not estimate a forfeiture rate at the time of the grant due to the limited number of historical forfeitures. As a result, the forfeitures are recorded at the time the grant is forfeited, which can result in negative stock-based compensation expense in the period of forfeiture.

The Company did not grant any stock options during the three months ended March 31, 2024 or 2023.

Stock-based compensation (benefit) expense for the three months ended March 31, 2024 and 2023 was $174 thousand and $(10) thousand, respectively. The stock-based compensation benefit for the three months ended March 31, 2023, was related to stock option forfeitures and cancellations. As of March 31, 2024, there was approximately $254 thousand of total unrecognized compensation cost related to 790 unvested stock options that is expected to be recognized over a weighted-average remaining vesting period of 2.5 years.

Warrants

As of March 31, 2024 and December 31, 2023, there were 194,974 warrants outstanding.

The following table summarizes warrants outstanding by transaction type:

Number of Warrants outstanding
Convertible debt, warrants issued	480
Debenture, warrants issued	764
Other warrants issued	500
December 2020 equity financing warrants issued	9,088
Total warrant outstanding	10,832

8. LOSS PER SHARE

The following table sets forth the computation of basic and fully diluted loss per share for the three months ended March 31, 2024 and 2023 (in thousands, except per share amounts):

	Three Months Ended March 31,
	2024	2023
Net loss from continuing operations	$(4,669)	$(3,569)
Income from discontinued operations	908	425
Net loss	$(3,761)	$(3,144)

Loss from continuing operations, basic and diluted	$(0.03)	$(0.20)
Income from discontinued operations, basic and diluted	0.00	0.03
Loss per share, basic and diluted	$(0.03)	$(0.17)

Basic weighted average common stock outstanding	125,997,822	18,988,794
Dilutive weighted average common stock outstanding	125,997,822	18,988,794

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income loss per share is computed using the treasury stock method to calculate the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential dilutive common shares include incremental common shares issuable upon the exercise of stock options, less shares from assumed proceeds. The assumed proceeds calculation includes actual proceeds to be received from the employee upon exercise and the average unrecognized stock compensation cost during the period.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Stock options to purchase 1,170 and 2,494 shares of common stock and warrants to purchase 10,832 and 10,898 shares of common stock were outstanding at March 31, 2024 and 2023, respectively, that were not included in the computation of diluted weighted average common stock outstanding because their effect would have been anti-dilutive.

9. COMMITMENTS AND CONTINGENCIES

Indemnifications

The Company is a party to a variety of agreements in the ordinary course of business under which it may be obligated to indemnify third parties with respect to certain matters. These obligations include, but are not limited to, contracts entered into with physicians where the Company agrees, under certain circumstances, to indemnify a third party, against losses arising from matters including but not limited to medical malpractice and other liability. The impact of any such future claims, if made, on future financial results is not subject to reasonable estimation because considerable uncertainty exists as to final outcome of these potential claims.

As permitted under Nevada law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company believes, given the absence of any such payments in the Company’s history, and the estimated low probability of such payments in the future, that the estimated fair value of these indemnification agreements is immaterial. In addition, the Company has directors’ and officers’ liability insurance coverage that is intended to reduce its financial exposure and may enable the Company to recover any payments, should they occur.

In April 2022, the U.S. Department of Justice (“DOJ)” issued Civil Investigative Demands which seek information with respect to a civil investigation under the Anti-kickback Statute and the False Claims Act.  The Company voluntarily contacted the DOJ offering to provide any materials needed in the investigation and to answer any questions.  While the Company’s policy during the relevant time was to not seek payments from federal health care programs, the third-party billing company utilized at that time submitted some claims to Medicare Advantage plans administered by commercial insurance companies.  The Company has worked diligently to ensure that payments from Medicare Advantage plans have been returned to the commercial insurance companies and believes it has returned substantially all such payments that it has discovered, totaling approximately $450 thousand.

During February 2024, a Settlement Agreement (“Agreement”) was executed between Assure and the United States Department of Justice (“DOJ”).

In exchange for a payment of approximately $1 million, the Agreement releases Assure from any civil or administrative monetary claim the United States has for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; or the common law theories of payment by mistake, unjust enrichment, and fraud. Payments are in equal monthly installments over the next 12 months.

ASSURE HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

10. SUBSEQUENT EVENT

Issuance of Common Shares In Lieu

During April 2024, the Company entered into an exchange agreement with Centurion whereby the Company agreed to issue 13,120 common shares to settle $141 thousand of outstanding amounts owed under the Debenture agreement (Note 6).

Subscription Agreement with Innovation

On April 8, 2024, the Corporation entered into a subscription agreement with Innovation pursuant to which Innovation agreed to the cancellation of $270,000 of future installment payments under the Asset Purchase Agreement dated August 2, 2023 by and between the Corporation and Innovation as consideration for the subscription of 24,292 shares of common stock of the Corporation representing a deemed exchange price of $11.115 per share.

Nasdaq

On May 16, 2024, the Company received a written notice from the Panel that it has granted the Company an extension to regain compliance with the continued listing requirements for The Nasdaq Capital Market (the “Panel Decision”). The Hearings Panel granted the Company an extension until July 22, 2024, by which date the Company will be required to demonstrate compliance with all applicable initial listing requirements for the Nasdaq Capital Market in relation to its completion of its previously announced transaction with Danam.

Reverse stock split

During July 2024, the total number of shares of common stock authorized by the Company was reduced from 100,000,000 shares of common stock, par $0.001, to 500,000 shares of common stock, par $0.001, and the number of shares of common stock held by each stockholder of the Company were consolidated automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse split divided by eighteen (18): effecting a eighteen (18) old for one (1) new reverse stock split.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Assure Holdings Corp

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Assure Holdings Corp (the “Company”) as of December 31, 2023, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related consolidated notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, the December 31, 2022 consolidated balance sheet, statement of operations and cash flows, has been recast to conform with the December 31, 2023 presentation related to discontinued operations. We also have audited the adjustments described in Note 2 that were applied to the recast of the December 31, 2022 consolidated balance sheet, statement of operations and cash flows in relations to the discontinued operations. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2022 consolidated financial statements of the Company, other than with respect to the adjustment and, accordingly, we do not express an opinion or any other form of assurance on the 2022 consolidated financial statements taken as a whole.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As noted in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operation and negative cash flow from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also included in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of the Matter – Restatement of Unaudited Interim Consolidated Financial Statements

As discussed in Note 2 to the consolidated financial statements, the unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2023, as of and for the three and six months ended June 30, 2023 and as of and for the nine months ended September 30, 2023 have been restated to correct misstatements related to deferred tax liabilities, stock based compensation and accounts receivable settlement.

/s/ WithumSmith+Brown, PC

We have served as Assure Holdings Corp’s auditor since 2023.

Whippany, New Jersey

April 26, 2024

PCAOB ID Number 100

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Assure Holdings Corp.

Denver, Colorado

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Assure Holdings Corp. and its subsidiaries (the Company) as of December 31, 2022, the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As noted in Note 2 to the financial statements, the Company has suffered recurring losses from operation and negative cash flow from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also included in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Baker Tilly US, LLP

We served as the Company’s auditor from 2018 to 2023

Los Angeles, California

March 31, 2023

ASSURE HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,	December 31,
	2023	2022

ASSETS
Current assets
Cash	$123	$905
Accounts receivable, net	3,601	15,143
Other current assets	562	340
Due from MSAs	—	5,006
Assets held for sale	2,437	1,867
Total current assets	6,723	23,261
Equity method investments	175	310
Fixed assets	—	6
Operating lease right of use asset, net	616	672
Total assets	$7,514	$24,249
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$7,411	$2,919
Current portion of debt	13,679	965
Current portion of lease liability	621	550
Current portion of acquisition liability	454	306
Other current liabilities	53	231
Total current liabilities	22,218	4,971
Lease liability, net of current portion	505	964
Debt, net of current portion	—	11,874
Acquisition liability, net of current portion	126	179
Deferred income taxes, net	—	796
Total liabilities	22,849	18,784
Commitments and contingencies (Note 15)
SHAREHOLDERS’ (DEFICIT) EQUITY
Common stock: $0.001 par value; 500,000 shares authorized; 373,359 and 58,394 shares issued and outstanding, as of December 31, 2023 and 2022, respectively	7	1
Additional paid-in capital	55,292	50,020
Accumulated deficit	(70,634)	(44,556)
Total shareholders’ (deficit) equity	(15,335)	5,465
Total liabilities and shareholders’ (deficit) equity	$7,514	$24,249

See accompanying notes to consolidated financial statements.

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2023	2022
Revenue	$255	$471
Cost of revenues	2,449	2,532
Gross margin	(2,194)	(2,061)
Operating expenses
General and administrative	13,524	15,065
Bad debt expense related to termination of managed service agreements	4,358	1,370
Depreciation and amortization	6	9
Goodwill impairment charge	—	3,423
Intangibles impairment charge	—	117
Total operating expenses	17,888	19,984
Loss from operations	(20,082)	(22,045)
Other income (expenses)
Income from equity method investments	43	39
Gain on Paycheck Protection Program loan forgiveness	—	1,665
Interest income	11	—
Interest expense	(2,031)	(1,639)
Other income (expense), net	557	—
Accretion expense (Note 9)	(681)	(681)
Total other expense, net	(2,101)	(616)
Loss from continuing operations before income taxes	(22,183)	(22,661)
Income tax benefit (expense) on continuing operations	736	(202)
Loss from continuing operations	(21,447)	(22,863)
Loss from discontinued operations, net of tax	(4,631)	(7,249)
Net loss	$(26,078)	$(30,112)
Loss per share
Loss from continuing operations, basic and diluted	$(0.28)	$(1.69)
Loss from discontinued operations, basic and diluted	$(0.06)	$(0.54)
Loss per share, basic and diluted	$(0.34)	$(2.23)
Weighted average number of shares used in per share calculation – basic	76,982,760	13,529,862
Weighted average number of shares used in per share calculation – diluted	76,982,760	13,529,862

See accompanying notes to consolidated financial statements.

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(26,078)	$(30,112)
Adjustments to reconcile net loss to net cash used in operating activities
Income from equity method investments	(43)	(39)
Stock-based compensation	(300)	1,029
Depreciation and amortization	6	3,615
Amortization of debt issuance costs	159	161
Bad debt provision	4,358	1,370
Provision for stock option fair value	—	(25)
Goodwill impairment charge	—	3,423
Intangibles impairment charge	—	117
Gain on Paycheck Protection Program loan forgiveness	—	(1,665)
Accretion expense	681	681
Tax impact of equity transactions	—	2
Right of use assets	252	280
Deferred income taxes, net	(807)	191
Change in operating assets and liabilities
Accounts receivable, net	11,542	12,667
Accounts payable and accrued liabilities	4,490	724
Due from MSAs	648	(316)
Lease liability	(215)	(50)
Other assets and liabilities	(300)	168
Operating cash flows from discontinued operations	563	365
Net cash used in operating activities	(5,044)	(7,414)
Cash flows from investing activities
Purchase of fixed assets	—	(80)
Net cash paid for acquisitions	(572)	—
Distributions received from equity method investments	101	80
Net cash used in investing activities	(471)	—
Cash flows from financing activities
Proceeds from exercise of stock options	—	4
Proceeds from share issuance, net of share issuance costs	5,383	5,195
Finance lease principal payments	(369)	(620)
Payment of acquisition liability	(281)	(280)
Net cash provided by financing activities	4,733	4,299
Decrease in cash	(782)	(3,115)
Cash at beginning of year	905	4,020
Cash at end of year	$123	$905
Supplemental cash flow information
Interest paid	$1,499	$1,451
Income taxes paid	$—	$—
Supplemental non-cash flow information
Purchase of equipment with finance leases	$—	$79
Right-of-use asset in exchange for lease liability	$42	$—
Shares issued related to acquisition	$205	$—
Intangible assets acquired in exchange for common shares issued	$—	$390

See accompanying notes to the consolidated financial statements.

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share amounts)

			Additional		Total
	Common Stock		paid-in	Accumulated	shareholders’
	Shares	Amount	Capital	deficit	equity (deficit)
Balances, December 31, 2021	35,886	$—	$43,400	$(14,444)	$28,956
Exercise of stock options	2	—	4	—	4
Share issuance, net	15,489	—	5,195	—	5,195
Stock-based compensation	7,017	—	1,420	—	1,420
Tax impact of equity transactions	—	—	2	—	2
Net loss	—	—	—	(30,112)	(30,112)
Balances, December 31, 2022	58,394	$—	$50,021	$(44,556)	$5,465
Exercise of warrants	41,667	—	—	—	—
Share issuance, net	227,315	—	5,383	—	5,383
Share issuance, acquisition related	30,441	—	205	—	205
Stock-based compensation	14,921	—	(300)	—	(300)
Tax impact of equity transactions	—	—	(10)	—	(10)
Fractional shares issued related to reverse split	620	—	—	—	—
Net loss	—	—	—	(26,078)	(26,078)
Balances, December 31, 2023	373,359	$—	$55,299	$(70,634)	$(15,335)

During March 2023 and July 2024, the Company effectuated a twenty-for-one reverse stock split and a eighteen-for-one reverse stock split, respectively. All share, stock option and warrant information has been retroactively adjusted to reflect the stock split.

See accompanying notes to the consolidated financial statements.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Assure Holdings Corp. (“Assure” or the “Company”), through its two indirect wholly-owned subsidiaries, Assure Neuromonitoring, LLC (“Neuromonitoring”) and Assure Networks, LLC (“Networks”), provides technical and professional intraoperative neuromonitoring (“IONM”) surgical support services for neurosurgery, spine, cardiovascular, orthopedic, ear, nose, and throat, and other surgical procedures that place the nervous system at risk. Assure Holdings, Inc., a wholly-owned subsidiary, employs most of the administrative employees and performs various corporate services on behalf of the Company. Assure Neuromonitoring employs interoperative neurophysiologists (“INP”) who utilize technical equipment and their technical training to monitor evoked potentials (”EPS”), electroencephalographic (“EEG”) and electromyography (“EMG”) signals during surgical procedures and to pre-emptively notify the underlying surgeon of any nervous related issues that are identified. The INPs perform their services in the operating room during the surgeries. The INPs are certified by a third-party accreditation agency.

The Company was originally incorporated in Colorado on November 7, 2016. In conjunction with a reverse merger, the Company was redomiciled in Nevada on May 16, 2017.

Neuromonitoring was formed on August 25, 2015 in Colorado and currently has multiple wholly-owned subsidiaries. The Company’s services are sold in the United States, directly through the Company.

Networks was formed on November 7, 2016 in Colorado and holds varying ownerships interests in numerous Provider Network Entities (“PEs”), which are professional IONM entities. These entities are accounted for under the equity method of accounting. Additionally, Networks manages other PEs that Networks does not have an ownership interest and charges those PEs a management fee.

Strategic Shift in Business Strategy

During September 2023, the Company’s Board of Directors initiated a process to explore strategic alternatives for the business. In consultation with financial and legal advisors, a comprehensive strategic review process began immediately and evaluated a broad range of options to maximize shareholder value. As part of this review process, Assure’s board agreed to conduct an auction process for the sale of its clinical operations. During February 2024, Assure entered a Definitive Agreement and Plan of Merger with Danam Health, Inc. (“Danam”). Danam delivers unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors focused on improving the lives of patients. During March 2024, Assure closed the disposal transaction resulting in the sale of most of the Company’s clinical operations, equipment, and contracts. As of the filing date of this Annual Report on Form 10K, Assure is providing IONM services in limited markets, primarily Arizona and Montana. See Note 16 for further discussion of these transactions.

Financial Reporting and Classification

As a result of the corporate actions described above, the Company’s technical and professional services meet the criteria to be considered “held for sale” as that term is defined in accounting principles generally accepted in the United States (“GAAP”). Accordingly. the assets associated with these services are classified and reflected on our consolidated balance sheets as “held for sale” as of December 31, 2023, and 2022, and their results of operations are classified as “discontinued operations” in the consolidated statements of operations for the years ended December 31, 2023 and 2022. Certain financial disclosures including major components of the assets and results of operations related to discontinued operations are provided in Note 7. Our continuing operations consists of our billing and collections services and costs to maintain our public company listing and are presented as such for all periods presented herein and until such time a strategic transaction is completed.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. All significant intercompany balances and transactions have been eliminated in consolidation.

For entities in which management has determined the Company does not have a controlling financial interest but has varying degrees of influence regarding operating policies of that entity, the Company’s investment is accounted for using the equity method of accounting.

The Company’s fiscal year ends on December 31 and the Company employs a calendar month-end reporting period for its quarterly reporting.

Liquidity and Going Concern

The Company’s current cash balance and estimated cash from operations for the next 12 months is not sufficient to meet the Company’s working capital needs for the next 12 months, which raised substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to seek equity or debt financing and have implemented significant cost cutting measures to mitigate its going concern. Such financings may include the issuance of shares of common stock, warrants to purchase common stock, convertible debt or other instruments that may dilute current stockholders. Financing may not be available on acceptable terms depending on market conditions at the time the Company seeks financing.  The accompanying consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Common Stock Reverse Split

During March 2023 and July 2024, the Company effectuated a twenty-for-one reverse stock split and an eighteen-for-one reverse stock split, respectively. All share, stock option and warrant information has been retroactively adjusted to reflect the stock split. See Note 10 for additional discussion.

Reclassifications

Certain amounts for the year ended December 31, 2022, and as of December 31, 2022, have been reclassified to conform to the 2023 presentation as it relates to assets held for sale and discontinued operations. Total assets, liabilities, equity, and net loss did not change for the prior periods due to the reclassifications.

Correction of Immaterial Error

During December 2023, the Company identified presentation errors to the consolidated financial statements for the year ended December 31, 2022 and all quarterly periods through September 30, 2023 related to the following: (1) The Company incorrectly presented bad debt expense of $1.4 million related to the termination of MSA agreements as other expense in the statement of operations. This should have been classified within operating expenses. (2) The Company incorrectly presented $620 thousand of finance lease payments within cash flows used in operations, which should have been presented in as cash flows used in financing activities. (3) The Company incorrectly presented long-term acquisition liability payments of $280 thousand within cash flows used in investing activities, which should have been presented as cash flows used in financing activities.

Management evaluated the materiality of the error described above from a qualitative and quantitative perspective. Based on such evaluation, we have concluded the error was immaterial to the year ended December 31, 2022 but material to the year ended December 31, 2023, taking into account the requirements of the SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. Accordingly, we are correcting this error as of December 31, 2022, and have correctly stated the amounts for the year ended December 31, 2022 Consolidated Financial Statements included in this Form 10-K.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restatement of Previously Issued Unaudited Interim 2023 Financial Statements

As of January 1, 2023, the Company recognized a deferred tax liability related to book to tax timing differences associated with the accretion expense originated from the fair value calculation of the convertible notes. The recorded deferred tax liability was an error which was reversed as of and for the three months ended March 31, 2023, as of and for the three and six months ended June 30, 2023 and as of and for the nine months ended September 30, 2023. This correction impacts the deferred tax liability and retained earnings on the balance sheet and income tax expense on the statement of operations.

During the second quarter of 2023, stock-based compensation benefit was not recorded related to forfeited stock options. In correction of the error in 2023, the Company recorded a stock-based compensation benefit of $144 thousand related to the forfeiture on the unaudited condensed consolidated statement of operations for the three and six months ended June 30, 2023 and the nine months ended September 30, 2023. This correction impacts general and administrative expenses on the statement of operations and additional paid-in capital on the balance sheet.

During the second quarter of 2023, the Company settled a dispute with a commercial insurance payor for $381 thousand less than the amount previously accrued as of June 30, 2023. The error is related to an overstatement of accounts receivable and overstatement of revenue due to pricing concession adjustments related to estimated settlement. This correction impacts accounts receivable on the balance sheet and revenue on the statement of operations.

In accordance with U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 99, Materiality (“SAB 99”), codified in Financial Accounting Standards Boards’ (“FASB”) Accounting Standards Codification (“ASC”) 250, Accounting Changes and Error Corrections (“ASC 250”), the Company evaluated the materiality of the above errors from a quantitative and qualitative perspective and concluded that the errors were material to the Company’s 2023 condensed interim consolidated financial statements and the financial statements should be restated to present the identified adjustments. The previously filed Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, are restated in the consolidated financial statements in this Annual Report on Form 10-K, per the tables below.

The following tables show the Company’s unaudited condensed consolidated balance sheets as of March 31, 2023, June 30, 2023 and September 30, 2023 and the Company’s unaudited condensed consolidated income statements for the three months ended March 31, 2023, for the three and six months ended June 30, 2023 and for the three and nine months ended September 30, 2023, and the Company’s unaudited condensed consolidated statement of cash flows for the three months ended March 31, 2023, for the six months ended June 30, 2023 and for the nine months ended September 30, 2023, as previously reported, adjustments and as restated for the periods presented (amounts stated in thousands of dollars except share and per share amounts):

	As of March 31, 2023 (unaudited)
	As Previously Reported	Adjustments	As Restated
Total Liabilities
Deferred Tax Liability	$1,170	$(1,170)	$—
Total Liabilities	19,728	(1,170)	18,558

Total Shareholders’ Equity
Additional paid-in capital	50,289	—	50,289
Accumulated deficit	(48,870)	1,170	(47,700)
Total shareholders’ equity	1,441	1,170	2,611
Total liabilities and shareholders’ equity	$21,169	$—	$21,169

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2023 (unaudited)
	As Previously Reported	Adjustments	As Restated
Operating expenses
General and administrative	$3,211	$—	$3,211
Total operating expenses	3,523	—	3,523
Loss from operations	(3,344)	—	(3,344)
Loss before income taxes	(3,940)	—	(3,940)
Income tax (expense)	(374)	1,170	796
Net loss	(4,314)	1,170	(3,144)
Basic loss per share	(73.61)	19.96	(53.65)
Diluted loss per share	$(73.61)	$19.96	$(53.65)
Weighted average number of shares used in per share calculation - basic	58,607	—	58,607
Weighted average number of shares used in per share calculation - basic	58,607	—	58,607

	Three Months Ended March 31, 2023 (unaudited)
Net cash used in operating activities	As Previously Reported	Adjustments	As Restated
Net loss	$(4,314)	$1,170	$(3,144)
Income taxes	$374	$(1,170)	$(796)

	As of June 30, 2023 (unaudited)
	As Previously Reported	Adjustments	As Restated
Total Assets
Accounts Receivable, net	$9,088	$(381)	$8,707
Total current assets	17,903	(381)	17,522
Total assets	20,249	(381)	19,868

Total Liabilities
Deferred Tax Liability	617	(617)	—
Total Liabilities	18,921	(617)	18,304

Total Shareholders’ Equity
Additional paid-in capital	55,434	(144)	55,290
Accumulated deficit	(54,132)	380	(53,752)
Total shareholders’ equity	1,328	236	1,564
Total liabilities and shareholders’ equity	$20,249	$(381)	$19,868

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended June 30, 2023 (unaudited)
	As Previously Reported	Adjustments	As Restated
Revenue
Professional services	$839	$(381)	$458
Total revenue	1,543	(381)	1,162

Gross Margin	(1,859)	(381)	(2,240)

Operating expenses
General and administrative	3,355	(144)	3,211
Total operating expenses	3,605	(144)	3,461
Loss from operations	(5,464)	(237)	(5,701)
Loss before income taxes	(5,807)	(237)	(6,044)
Income tax (expense) benefit	545	(553)	(8)
Net loss	(5,262)	(790)	(6,052)
Basic loss per share	(29.30)	(4.40)	(33.70)
Diluted loss per share	$(29.30)	$(4.40)	$(33.70)
Weighted average number of shares used in per share calculation - basic	179,575	—	179,575
Weighted average number of shares used in per share calculation - basic	179,575	—	179,575

	Six Months Ended June 30, 2023 (unaudited)
	As Previously Reported	Adjustments	As Restated
Revenue
Professional services	$2,713	$(381)	$2,332
Total revenue	5,095	(381)	4,714

Gross Margin	(1,680)	(381)	(2,061)

Operating expenses
General and administrative	6,566	(144)	6,422
Total operating expenses	7,128	(144)	6,984
Loss from operations	(8,808)	(237)	(9,045)
Loss before income taxes	(9,747)	(237)	(9,984)
Income tax (expense) benefit	171	617	788
Net loss	(9,576)	380	(9,196)
Basic loss per share	(4.45)	(0.24)	(4.69)
Diluted loss per share	$(4.45)	$(0.24)	$(4.69)
Weighted average number of shares used in per share calculation - basic	2,149,777	—	2,149,777
Weighted average number of shares used in per share calculation - basic	2,149,777	—	2,149,777

	Six Months Ended June 30, 2023 (unaudited)
Net cash used in operating activities	As Previously Reported	Adjustments	As Restated
Net loss	$(9,576)	$380	$(9,196)
Stock-based compensation	56	(144)	(88)
Accounts receivable	6,055	381	6,436
Income taxes	$(198)	$(617)	$(815)

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	As of September 30, 2023 (unaudited)
	As Previously Reported	Adjustments	As Restated
ASSETS
Accounts Receivable, net	$6,013	$(381)	$5,632
Total current assets	14,338	(381)	13,957
Total assets	15,292	(381)	14,911

Total Liabilities
Deferred Tax Liability	616	(616)	—
Total Liabilities	21,361	(616)	20,745

Total Shareholders’ Equity
Additional paid-in capital	55,475	(144)	55,331
Accumulated deficit	(61,571)	379	(61,192)
Total shareholders’equity	(6,069)	235	(5,834)
Total liabilities and shareholders’ equity	$15,292	$(381)	$14,911

	Nine Months Ended September 30, 2023 (unaudited)
	As Previously Reported	Adjustments	As Restated
Operating expenses
General and administrative	$10,105	$(144)	$9,961
Total operating expenses	10,195	(144)	10,051
Loss from operations	(11,967)	(237)	(12,204)
Loss from continuing operations before income taxes	(13,611)	(237)	(13,848)
Income tax benefit on continuing operations	171	617	788
Loss from continuing operations	(13,440)	380	(13,060)
Loss from discontinued operations, net of tax	(3,575)	—	(3,575)
Net loss	(17,015)	380	(16,635)
Basic loss per share	(88.01)	1.97	(86.04)
Diluted loss per share	$(88.01)	$1.97	$(86.04)
Weighted average number of shares used in per share calculation - basic	193,334	—	193,334
Weighted average number of shares used in per share calculation - basic	193,334	—	193,334

	Nine Months Ended September 30, 2023 (unaudited)
Net cash used in operating activities	As Previously Reported	Adjustments	As Restated
Net loss	$(17,015)	$(380)	$(17,395)
Stock-based compensation	(107)	(144)	(251)
Accounts receivable	9,130	381	9,511
Deferred income taxes	$(216)	$(617)	$(833)

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Credit Risk

Credit risk arises from cash and trade and other receivables.  The exposure to credit risk was as follows (in thousands):

	December 31,	December 31,
	2023	2022

Cash	$123	$905
Accounts receivable, net	3,601	15,143
Due from MSAs	—	4,913
Total	$3,724	$20,961

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the recognition and measurement of patient service fees, net, hospital, management and other revenue, the collectability of accounts receivable, the fair value measurements of goodwill and intangible assets, the assessment of the recoverability of goodwill, the assessment of useful lives and recoverability of intangible assets and long-lived assets, recognition and measurement of current and deferred income tax assets and liabilities, the assessment of unrecognized tax benefits, the valuation and recognition of stock-based compensation expense, among others. Actual results experienced by the Company may differ from management’s estimates.

Revisions to accounting estimates are recognized in the period in which the estimate is revised and also in future periods when the revision affects both current and future periods. Significant assumptions, judgments, and estimates that management has made at the end of the reporting period that could result in a material adjustment to the carrying amounts of assets and liabilities in the event that actual results differ from assumptions made, relate to, but are not limited to, the following: patient service fees, net; hospital, management, and other revenue; accounts receivable; and due to/from related parties.

Cash

Cash is held in financial institutions with good standing, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Accounts receivable, net

On January 1, 2023, the Company adopted Accounting Standards Update No, 2016-13, Measurement of Credit Losses on Financial Instruments, and its related amendments using the prospective method. The new standard requires the use of a current expected credit loss impairment model to develop and recognize credit losses for financial instruments at amortized cost when the asset is first originated or acquired, and each subsequent reporting period.

Historical accounts receivable was primarily derived from revenue which has been included in discontinued operations for the years ended December 31, 2023 and 2022, however, Assure did not sell its accounts receivable. The cash collection cycles of the Company may be protracted due to the majority of its revenue being billed to third-party commercial insurance payors on an out-of-network basis. The collection cycle for IONM to out-of-network payors may require an extended period to maximize reimbursement on claims, which had resulted in accounts receivable growth tied to the Company’s overall growth in technical and professional service revenues. The collection cycle may consist of multiple payments from out-of-network private insurance payors, as the collection process entails multiple rounds of denials, underpayments, appeals and negotiations as part of the process to maximize the reimbursement yield on

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

claims. Based on the Company’s historical experience, claims generally become uncollectible once they are aged greater than 24 months; as such, included in the Company’s allowance for implicit price concessions is an estimate of the likelihood that a portion of the Company’s accounts receivable may become uncollectible due to age. The Company continues collection efforts on claims aged over 24 months. Collections on claims are recorded as revenue in the period received as such collections represent a subsequent change to the initial estimation of the transaction price. The Company’s allowance for implicit price concessions was $13.8 million and $13.9 million as of December 31, 2023 and 2022, respectively

Financial Instruments

Fair Value of Financial Instruments Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amount of cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates fair value due to the short-term nature of these instruments. Long-term debt is carried at amortized cost and measured at fair value on a quarterly basis for disclosure purposes.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, bank debt, trade and other receivables, trade and other payables, acquisition indebtedness, convertible debentures, and finance leases. The carrying amounts of the Company’s cash, receivables, and payables, as reflected in the consolidated financial statements approximate fair value due to the short-term maturity of these items. The other long-term instruments approximate their carrying amounts as assessed by management.

The Company’s financial instruments are exposed to certain financial risks, including concentration risk, liquidity risk, and market risk.

Concentration risk is the risk of financial loss to the Company if the counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s cash and trade receivables. The carrying amount of the financial assets represents the maximum credit exposure.

The Company limits its exposure to concentration risk on cash by placing these financial instruments with high-credit, quality financial institutions and only investing in liquid, investment grade securities.

The Company has a number of individual third-party payors and no individual third party insurers that represent a concentration risk. Net patient service fee revenue, which is included in discontinued operations, has historically been recognized in the period in which IONM services are rendered, at net realizable amounts from third party payors when collection is reasonably assured and can be estimated. The Company bills national, regional and local third party insurers which pose a low risk of insolvency because they are regulated by state insurance commissions which require appropriate reserves to be maintained to reimburse healthcare providers for submitted claims. The majority of the Company’s services are rendered on an out-of-network basis and billed to third party insurers. Since allowable charges for services rendered out-of-network are not contractually based, the Company establishes net realized value by evaluating the payor mix, historical settlement and payment data for a given payor type, and current economic conditions to calculate an appropriate net realizable value for net patient service revenue and accounts receivables. These estimates are subject to ongoing monitoring and adjustment based on actual experience with final settlements and collections and management revises its net patient service revenue estimates as necessary in subsequent periods.

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they are due and arises from the Company’s management of working capital. The Company strives to ensures that there is sufficient liquidity to meet its short-term business requirements, considering its anticipated cash flows from operations and its holdings of cash. A significant portion of the trade and other payables balance is related to amounts owed to third parties for professional fees and the accrual of billing and collection fees to be paid to the Company’s third-party billing and collection vendors. The billing and collection fees are accrued in the same period as services are rendered and revenue is recognized by the Company. The accrued billing and collection fees are calculated based on a percentage of the estimated net realized value of the of the revenue recognized. The accrued fees to be paid to the third party billing and collection vendors are contingent on cash collections and are typically paid the following month after collections are achieved. Additional billing and collection fees are accrued when the cash collected exceeds the revenue recognized by the Company at the time of services rendered.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Market risk is the risk that changes in the market prices, such as interest rates, will affect the Company’s income or the value of the financial instruments held. The Company’s policy is to invest cash at floating rates of interest, in order to maintain liquidity, while achieving a satisfactory return for the Company. Fluctuations in the interest rates impact the value of cash but such fluctuations will have no significant impact to the Company’s consolidated financial instruments.

Derivative Instruments

The Company evaluates its equity-linked financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging” (“ASC 815”).

Goodwill and Identified Intangible Assets

Goodwill

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identified intangible assets acquired under a business combination. Goodwill also includes acquired assembled workforce, which does not qualify as an identifiable intangible asset. The Company reviews impairment of goodwill annually in the fourth quarter, or more frequently if events or circumstances indicate that the goodwill might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than the carrying amount, then the quantitative goodwill impairment test is unnecessary.

If, based on the qualitative assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than the carrying amount, then the Company proceeds to perform the quantitative goodwill impairment test. The Company first determines the fair value of a reporting unit using a Level 1 input which estimates the fair value of the Company’s equity by utilizing the Company’s trading price as of the end of the reporting period. The Company then compares the derived fair value of a reporting unit with the carrying amount. If the carrying value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. During 2023, the Company determined goodwill was not impaired based on its qualitative assessment. During the fourth quarter 2022, the Company determined there to be an indicator of goodwill impairment based upon the Company’s market capitalization exceeding book capital. Based upon the Company’s analysis it recorded an impairment charge $3.4 million for the year ended December 31, 2022. Additionally, during 2023, as a result of the Company’s strategic shift (Note 1), goodwill of $1.9 million was reclassified to assets held for sale as of December 31, 2023 and 2022, respectively (Note 7).

Identified intangible assets

Identified finite-lived intangible assets consist of trade names and other agreements. The tradename has an indefinite life and is not being amortized, while the agreements are being amortized on a straight-line bases over their estimated useful lives:

Doctor agreements	1	year
Noncompete agreements	2	years

The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. During the year ended December 31, 2022, the Company’s estimated useful life for doctor agreements decreased to one year from ten years since the Company believes this useful life better reflects the assessment surgeons make when evaluating service providers. As a result, the Company recorded additional amortization of $3.1 million related to this change in estimate. Additionally, during the year ended

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022, the Company recorded impairment charges of $117 thousand related to trade names that are no longer in use. Additionally, during 2023, as a result of the Company’s strategic shift (Note 1), intangible assets of $98 thousand and $390 thousand were reclassified as a component of assets held for sale as of December 31, 2023, and 2022 (Note 7), respectively.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the related assets’ estimated useful lives:

Medical equipment	2.5	years
Computer equipment	2.0	years
Furniture and fixtures	4.0	years

Expenditures that materially increase asset life are capitalized, while ordinary maintenance and repairs are expensed as incurred. Additionally, during 2023, as a result of the Company’s strategic shift (Note 1), the majority of property and equipment was reclassified as a component of assets held for sale as of December 31, 2023, and 2022 (Note 7).

Debt Issuance Costs

Debt issuance costs are presented in the consolidated balance sheets as a deduction from the carrying amount of the long-term debt and are amortized over the term of the associated debt to interest expense using the effective interest method. In addition, the Company elects to continue to defer the unamortized debt issuance costs when it pays down a portion of the debt as the prepayment is factored into the terms agreed to on the debt.

Share Issuance Costs

Costs attributable to the raising of capital are applied against the related share capital. Costs related to shares not yet issued are recorded as deferred share issuance costs. These costs are deferred until the issuance of shares to which the costs relate.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, accrued liabilities, and noncurrent lease liabilities in the Company’s consolidated balance sheets. The ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. As a practical expedient, the Company elected, for all office and facility leases, not to separate non-lease components from lease components and instead to account for each separate lease component and its associated non-lease components as a single lease component.

Revenue Recognition and Collection Cycle

The Company recognizes revenue when its customer obtains control of promised services, in an amount that reflects the consideration which the entity expects to receive in exchange for those services. To determine revenue recognition for arrangements that an entity determines are within the scope of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”), the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Historically, the Company recognized revenue primarily from fees for IONM services provided. Such revenues have been included is discontinued operations for the years ended December 31, 2023, and 2022 due to the Company’s strategic shift (Note 1). Revenue was recognized at a point in time upon satisfaction of the Company’s performance obligation to a customer, which was at the time of service. Revenue was based on the Company’s best estimate of the transaction price the Company expects to receive in exchange for the services rendered. Our estimate of the transaction price includes estimates of price concessions for such items as contractual allowances from third-party payors, potential adjustments that may arise from payment, and uncollectible amounts.

The Company utilizes significant judgement to develop estimates of the stand-alone selling price for each distinct performance obligation based upon the relative stand-alone selling price. There is no variable consideration that relates to performance obligations. To determine the stand-alone selling price for performance obligations, services rendered, the Company performs a collection analysis for out-of-network billings to private insurance companies and adjusts its estimated transaction price if the collection rate is different from the amount recorded in previous periods. Historically, this analysis is performed monthly.

The cash collection cycles of the Company may be protracted due to the majority of its revenue being billed to third-party commercial insurance payors on an out-of-network basis. The collection cycle for IONM to out-of-network payors may require an extended period to maximize reimbursement on claims, which results in accounts receivable growth tied to the Company’s overall growth in technical and professional service revenues. The collection cycle may consist of multiple payments from out-of-network private insurance payors, as the collection process entails multiple rounds of denials, underpayments, appeals and negotiations as part of the process to maximize the reimbursement yield on claims. Based on the Company’s historical experience, claims generally become uncollectible once they are aged greater than 24 months; as such, included in the Company’s allowance for implicit price concessions is an estimate of the likelihood that a portion of the Company’s accounts receivable may become uncollectible due to age. The Company continues collection efforts on claims aged over 24 months. Collections on claims are recorded as revenue in the period received as such collections represent a subsequent change to the initial estimation of the transaction price.

Technical and professional service revenue

Technical and professional service revenue is recognized at a point in time in which performance obligations are satisfied at the amount that reflects the consideration to which the Company expects to be entitled. Performance obligations are satisfied when IONM services are rendered. The majority of the Company’s services are rendered on an out-of-network basis and billed to third party commercial insurers. Since allowable charges for services rendered out-of-network are not explicitly identified in the contract, the Company determines the transaction price based on standard charges for services provided, reduced by and implicit price concessions based on evaluating the payor mix, historical settlements and payment data for payor types and current and future economic conditions to calculate an appropriate net realizable value for revenue and accounts receivable. These estimates are subject to ongoing monitoring and adjustment based on actual experience with final settlements and collections and management revises its revenue estimates as necessary in subsequent periods. Such revenue is included in discontinued operations for the years ended December 31, 2023 and 2022 (Note 7).

Other revenue

The Company recognizes revenue from managed service arrangements on a contractual basis. Revenue is recorded when the Company has completed its performance obligations, which is the time of service on a monthly basis. During the fourth quarter of 2022 and continuing throughout 2023, the Company terminated the majority of its managed service arrangements and anticipates terminating the remaining managed service arrangement during 2024.

Stock-based Compensation Expense

The Company accounts for stock-based compensation expense in accordance with the authoritative guidance on stock-based payments. Under the provisions of the guidance, stock-based compensation expense is measured at the grant date based on the fair value of the option using a Black-Scholes option pricing model and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The authoritative guidance also requires that the Company measure and recognize stock-based compensation expense upon modification of the term of a stock award. The stock-based compensation expense for such modification is the sum of any unamortized expense of the award before modification and the modification expense. The modification expense is the incremental amount of the fair value of the award before the modification and the fair value of the award after the modification, measured on the date of modification. In the event the modification results in a longer requisite period than in the original award, the Company has elected to apply the pool method where the aggregate of the unamortized expense and the modification expense is amortized over the new requisite period on a straight-line basis. In addition, any forfeiture will be based on the original requisite period prior to the modification.

Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, stock price volatility, and the pre-vesting option forfeiture rate. The Company estimates the expected life of options granted based on historical exercise patterns, which are believed to be representative of future behavior. The Company estimates the volatility of the Company’s common stock on the date of grant based on historical volatility. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. The Company estimates the forfeiture rate based on historical experience of its stock-based awards that are granted, exercised and cancelled. If the actual forfeiture rate is materially different from the estimate, stock-based compensation expense could be significantly different from what was recorded in the current period.

Bad debt expense

The Company records bad debt expense related to the write down of receivables from MSA or PEs that are deemed uncollectible. During the year ended December 31, 2023, and 2022, the Company recorded bad debt expense of $4.4 million and $1.4 million, respectively, primarily related to the settlement of amounts due from MSAs and PEs related to the termination of those agreements.

Segment and Geographic Information

The Company operates in one segment and its services are sold nationally in the United States directly through the Company.

Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments are used in the calculation of tax credits, tax benefits, tax deductions, and in the calculation of certain deferred taxes and tax liabilities. Significant changes to these estimates may result in an increase or decrease to the Company’s tax provision in a subsequent period.

The provision for income taxes was determined using the asset and liability method prescribed by GAAP. Under this method, deferred tax assets and liabilities are recognized for the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. If and when it is determined that a deferred tax asset will not be realized for its full amount, the Company will recognize and record a valuation allowance with a corresponding charge to earnings. The calculation of the current tax liability involves dealing with uncertainties in the application of complex tax laws and regulations and in determining the liability for tax positions, if any, taken on the Company’s tax returns in accordance with authoritative guidance on accounting for uncertainty in income taxes.

Contingencies

From time to time, the Company may be involved in legal and administrative proceedings and claims of various types. The Company records a liability in its consolidated financial statements for these matters when a loss is known or considered probable, and the amount can be reasonably estimated. Management reviews these estimates in each accounting period as additional information becomes known and adjusts the loss provision when appropriate. If the loss is not probable or cannot be reasonably estimated, a liability is not recorded in the consolidated financial statements. If a loss is probable but the amount of loss cannot be reasonably estimated, the Company discloses the loss contingency and an estimate of possible loss or range of loss (unless such an estimate cannot be made). The Company

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

does not recognize gain contingencies until they are realized. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Recent Accounting Pronouncements

On January 1, 2023, the Company adopted Accounting Standards Update No, 2016-13, Measurement of Credit Losses on Financial Instruments, and its related amendments using the prospective method. The new standard requires the use of a current expected credit loss impairment model to develop and recognize credit losses for financial instruments at amortized cost when the asset is first originated or acquired, and each subsequent reporting period. The adoption of this standard did not have a material impact to the Company’s 2023 financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disclosure of specific categories in the effective tax rate reconciliation and additional information for reconciling items that meet a quantitative threshold and further disaggregation of income taxes paid for individually significant jurisdictions. This guidance is effective on a prospective or retrospective basis for annual periods beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of this guidance on the disclosures within its consolidated financial statements.

4. REVENUE

The Company disaggregates revenue from contracts with customers by revenue stream as this depicts the nature, amount, timing and uncertainty of its revenue and cash flows as affected by economic factors. Commercial insurance consists of all Neuromonitoring cases whereby a patient has healthcare insurance. Facility billing consists of services related to uninsured or government patients whereby the Company has an agreement with the facility for services for the patient and other contracted agreements with facilities.

The Company does not have any contract assets or contract liabilities as of or during the years ended December 31, 2023 and 2022.

The Company’s revenue disaggregated by payor is as follows (stated in thousands):

	Year Ended December 31,
	2023	2022

Managed service agreements and other	$255	$471

Accounts Receivable

A summary of the accounts receivable by revenue stream is as follows (stated in thousands):

	December 31,	December 31,	December 31,
	2023	2022	2021

Technical service	$1,308	$3,072	$18,904
Professional service	2,293	11,829	8,209
Other	—	242	697
Total accounts receivable, net	3,601	15,143	27,810
Due from MSA	—	4,913	5,886
Total receivables, net	$3,601	$20,056	$33,696

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The concentration of accounts receivable by payor as a percentage of total accounts receivable is as follows:

	As of December 31,	As of December 31,
	2023	2022

Commercial insurance	82%	84%
Facility billing	18%	9%
Other	—%	7%
Total	100%	100%

5. LEASES

Under ASC 842, Leases, a contract is a lease, or contains a lease, if the contract conveys the right to control the use of identified property, plant, or equipment (an identified asset) for a period of time in exchange for consideration. To determine whether a contract conveys the right to control the use of an identified asset for a period of time, an entity shall assess whether, throughout the period of use, the entity has both of the following: (a) the right to obtain substantially all of the economic benefits from the use of the identified asset; and (b) the right to direct the use of the identified asset. The Company does not assume renewals in the determination of the lease term unless the renewals are deemed to be reasonably assured at lease commencement. Lease agreements generally do not contain material residual value guarantees or material restrictive covenants.

Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. As a practical expedient, the Company elected not to separate non-lease components for the corporate office facility (e.g., common-area maintenance costs) from lease components (e.g., fixed payments including rent) and instead to account for each separate lease component and its associated non-lease components as a single lease component.

Operating leases

The Company leases a corporate office facility under an operating lease which expires October 31, 2025. The Company entered into a sublease for this space during November 2023 for the remaining lease term. The incremental borrowing rate for this lease was 10%.  During November 2023, the Company entered into a month-to-month lease for corporate office space.

During April 2023, the Company entered into a lease for corporate offices space which expires May 2025.  The incremental borrowing rate for this lease was 7%.

Finance leases

The Company leases medical equipment under financing leases with stated interest rates ranging from 5.2% — 13.4% per annum which expire at various dates through 2026. The majority of assets subject to finance leases are included in assets held for sale as of December 31, 2023 and 2022.

The consolidated balance sheets include the following amounts for ROU assets as of December 31, 2023 and 2022 (stated in thousands):

	December 31,	December 31,
	2023	2022
Operating	$616	$672

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following are the components of lease cost for operating and finance leases (stated in thousands):

	Year Ended December 31,
	2023	2022
Lease cost:
Operating leases:
Amortization of ROU assets	$252	$309
Interest on lease liabilities	73	89
Total operating lease cost, included in general and administrative expenses	325	398
Finance leases:
Amortization of ROU assets	278	449
Interest on lease liabilities	45	81
Total finance lease cost, included in discontinued operations	323	530
Total lease cost	$648	$928

The following are the weighted average lease terms and discount rates for operating and finance leases:

	As of	As of
	December 31, 2023	December 31, 2022
Weighted average remaining lease term (years):
Operating leases	3.6	1.0
Finance leases	1.8	1.4
Weighted average discount rate (%):
Operating leases	9.9	10.0
Finance leases	8.0	7.6

The Company obtained operating lease ROU assets in exchange for lease liabilities of $42 thousand upon commencement of operating leases during the year ended December 31, 2023, and $79 thousand of finance ROU assets upon commencement of finance leases during the year ended December 31, 2022.

Future minimum lease payments and related lease liabilities as of December 31, 2023 were as follows (stated in thousands):

			Total
	Operating	Finance	Lease
	Leases	Leases	Liabilities
2024	$431	$268	$699
2025	352	153	505
2026	—	23	23
Total lease payments	783	444	1,227
Less: imputed interest	69	32	101
Present value of lease liabilities	714	412	1,126
Less: current portion of lease liabilities	377	244	621
Noncurrent lease liabilities	$337	$168	$505

Note: Future minimum lease payments exclude short-term leases as well as payments to landlords for variable common area maintenance, insurance, and real estate taxes.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. ACQUISITIONS

Acquisition of Certain Assets of Innovation Neuromonitoring, LLC

On August 2, 2023, Assure Networks Texas Holdings II, LLC (“Purchaser”), a wholly owned subsidiary of Assure Networks, LLC, a wholly owned subsidiary of Assure Holdings Corp., entered into an asset purchase agreement (the “Purchase Agreement”) with Innovation Neuromonitoring LLC (the “Seller”) and certain principals. Pursuant to the Purchase Agreement, Purchaser agreed to purchase certain assets of the Seller related to the Seller’s operating businesses that provide intraoperative neuromonitoring and related services. The acquired assets include, but are not limited to, tangible personal property, inventory, records, contracts, licenses, warranties, intellectual property, goodwill, software, (collectively, the “Assets”). The acquisition of the Assets closed on August 29, 2023 ( “Closing”).

Subject to certain adjustments, the Assets were acquired for a purchase price of $1,200,000 payable as set forth below.

(1)	$800,000 in cash installment payments, in accordance with the following payment schedule:
a.	$100,000 was paid in cash in conjunction with the signing of the Letter of Intent and was subject to repayment if the transaction did not close;
b.	$200,000 was paid at the closing minus $131,422, the amount that has been pre-paid to Seller, and also minus $34,000 which was paid to a vendor for amounts owed to the vendor by the Seller;
c.	$500,000 to be paid in cash in twenty-four equal monthly installments, with the first installment being due on or before September 1, 2023, and the remaining installments being due on the first business day of each month thereafter, with the monthly installment subject to adjustment based on the performance of the Assets as set forth in the purchase Agreement; and
(2)	$400,000 in common stock of the Company, calculated as of the date of the Purchase Agreement was executed, which was subject to a six-month lock-up.

Pursuant to the Purchase Agreement, the Company agreed to register the Shares under the Securities Act of 1933 on a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission within 15 days of the Closing (collectively, the “Registrable Securities”) for resale by the Seller or Principals. The Company filed the registration statement on Form S-1 with the SEC (File No. 333-269759), and is working to have the SEC bring it effective.

The Purchase Agreement contains customary representations, warranties and covenants from each of the parties. Under the Purchase Agreement, the Seller have agreed to indemnify Assure for (a) any misrepresentation, omission, or breach by Seller and/or Principals of any representation or warranty contained in the Purchase Agreement or in any of the documents executed and delivered by Seller and/or Principals pursuant thereto; (b) any nonperformance, failure to comply, or breach of or default by Seller and/or Principals of any covenant, promise, or agreement of Seller and/or Principals contained in the Purchase Agreement or in any of the documents executed and delivered by Seller and/or Principals pursuant thereto; (c) any and all debts, obligations, duties, or liabilities (including taxes) of Seller and/or Principals relating to the Business or any of the Assets, that arise prior to the effective time of the Purchase Agreement, and any debts, obligations, duties, or liabilities of Seller relating to any asset retained by Seller, regardless of whether any notice, invoices, or bills for such debts, obligations, duties, or liabilities are received on or after the Closing Date; and (d) any material matter, act, thing, or occurrence caused by or resulting from any act or omission of Seller and/or Principals prior to the effective time of the Purchase Agreement. Under the Purchase Agreement, Purchaser has agreed to indemnify the Seller and Principals for (a) any misrepresentation, omission, or breach by Purchaser of any representation or warranty contained in the Purchase Agreement or in any of the documents executed and delivered by Purchaser pursuant thereto; (b) any nonperformance, failure to comply, or breach of or default by Purchaser of any covenant, promise, or agreement of Purchaser contained in the Purchase Agreement or in any of the documents executed and delivered by Purchaser pursuant thereto; (c) any and all debts, obligations, duties, or liabilities including, without limitation, those assumed by Purchaser hereunder, relating, directly or indirectly to the business activity of the Business that arise after the effective time of the Purchase Agreement; and (d) any matter, act, thing, or occurrence caused by or resulting from any act or omission of Purchaser.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Additionally, on August 2, 2023, Assure Networks Texas Holdings II, LLC entered into an equipment sale agreement with Innovation to purchase certain equipment from Innovation for $165,000.  This transaction closed on August 2, 2023. Due to the timing of this agreement, the purchase price and acquired equipment is included in the purchase price allocation below.

As a result, the total purchase price for the acquired assets was $1.3 million.

The following table summarizes the allocation of the total consideration to the assets acquired, based on fair values as determined by the Company, as of the close date of the acquisition (stated in thousands):

Total purchase price	$1,365
Less fair value of amount paid to third-party vendor	(37)
Less fair value adjustment for issuance of common shares	(195)
Net purchase price	1,133

Equipment	248
Total assets acquired	248

Total goodwill	$885

Assure incurred legal costs of approximately $10,000 related to this transaction.

7. DISCONTINUED OPERATIONS

During September 2023, the Company’s Board of Directors initiated a process to explore strategic alternatives for the business. In consultation with financial and legal advisors, a comprehensive strategic review process began immediately and evaluated a broad range of options to maximize shareholder value. As part of this review process, Assure’s board agreed to conduct an auction process for the sale of its clinical operations. During February 2024, Assure entered a Definitive Agreement and Plan of Merger with Danam Health, Inc. (“Danam”). Danam delivers unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors focused on improving the lives of patients. On March 26, 2024, Assure closed the disposal transaction resulting in the sale of most of the Company’s clinical operations, equipment, and contracts. As of the filing date of this Annual Report on Form 10K, Assure is providing IONM services in limited markets, primarily Arizona and Montana.

As a result of the corporate actions described above, the Company’s technical and professional services meet the criteria to be considered “held for sale”. Accordingly. the assets associated with these services are classified and reflected on our consolidated balance sheets as “held for sale” as of and December 31, 2023 and 2022, and their results of operations are classified as “discontinued operations” in the consolidated statements of operations for the years ended December 31, 2023 and 2022.

The following table presents the major classes of assets of the discontinued operations (stated in thousands):

	December 31,	December 31,
	2023	2022
Fixed assets	$311	$70
Finance lease right of use asset, net	118	382
Intangibles, net	98	390
Goodwill	1,910	1,025
Total assets	$2,437	$1,867

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the results of operations of the discontinued operations (stated in thousands):

	Year Ended December 31,
	2023	2022
Revenue
Technical services	$2,991	$3,519
Professional services	3,785	8,476
Other	978	(1,490)
Revenue, net	7,754	10,505
Cost of revenues, excluding depreciation and amortization	11,380	12,658
Gross margin	(3,626)	(2,153)
Operating expenses
Sales and marketing	366	945
Depreciation and amortization	582	4,051
Total operating expenses	948	4,996
Loss from discontinued operations	(4,574)	(7,149)
Other expenses
Interest expense	(45)	(100)
Total other expense	(45)	(100)
Loss from discontinued operations	(4,619)	(7,249)
Income tax expense	(12)	—
Net loss from discontinued operations	$(4,631)	$(7,249)

8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following (stated in thousands):

	December 31,
	2023	2022
Accounts payable	$6,840	$2,296
Payroll liabilities	26	86
Other accrued liabilities	545	537
Accounts payable and accrued liabilities	$7,411	$2,919

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. DEBT

As of December 31, 2023, and 2022, the Company’s debt obligations are summarized as follows (stated in thousands):

	December 31,	December 31,
	2023	2022
Face value of convertible debt	$3,450	$3,450
Less: principal converted to common shares	(60)	(60)
Less: deemed fair value ascribed to conversion feature and warrants	(1,523)	(1,523)
Plus: accretion of implied interest	1,467	1,086
Total convertible debt	3,334	2,953

Face value of Centurion debt	11,000	11,000
Less: deemed fair value ascribed to warrants	(1,204)	(1,204)
Plus: accretion of implied interest	776	476
Less: unamortized debt issuance costs	(227)	(386)
Total Centurion debt	10,345	9,886
Total debt	13,679	12,839
Less: current portion of debt	(13,679)	(965)
Long-term debt	$—	$11,874

As of December 31, 2023, future minimum principal payments are summarized as follows (stated in thousands):

	Convertible
	Debt	Debenture
Principal due in 2024	$3,390	$11,000
Less: fair value ascribed to conversion feature and warrants	(1,523)	(1,204)
Plus: accretion and implied interest	1,467	776
Less: debt issuance costs	—	(227)
	$3,334	$10,345

The Centurion debt is contractually due during 2025 but has been classified as current liability for accounting purposes as the Company is not compliant with the Centurion debt covenants as of December 31, 2023.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table depicts accretion expense, debt issuance cost amortization and interest expense related to the Company’s debt obligations for the years ended December 31, 2023, and 2022 (in thousands):

	Year Ended December 31,
	2023	2022
Accretion expense
Convertible debt	$381	$381
Centurion debt	300	300
	$681	$681

Debt issuance cost amortization
Centurion debt	$159	$161

Interest paid
Convertible debt	$221	$221
Centurion debt	1,278	1,230
	$1,499	$1,451

Paycheck Protection Program

During March 2021, the Company received an unsecured loan under the United States Small Business Administration Paycheck Protection Program (“PPP”) in the amount of $1.7 million. Assure executed a PPP promissory note, which was to mature on February 25, 2026. Under the terms of the PPP Loan, all or a portion of the Loan could be forgiven if the Company maintains its employment and compensation within certain parameters during the 24-week period following the loan origination date and the proceeds of the PPP Loan were spent on payroll costs, rent or lease agreements dated before February 15, 2020 and utility payments arising under service agreements dated before February 15, 2020. In January 2022, the Company received forgiveness of the $1.7 million PPP Loan, resulting in no balance due.

Convertible Debt

On November 22, 2019, the Company launched a non-brokered private placement of convertible debenture units (“CD Unit”) for gross proceeds of up to $4 million, with an option to increase the offering by an additional $2 million (the “Offering”). On December 13, 2019, the Company closed on Tranche 1 of the Offering for gross proceeds of $965 thousand and the issuance of 191 warrants. These proceeds will be used for working capital and growth capital purposes. Each CD Unit was offered at a price of $1. Each CD Unit included, among other things, a common share purchase warrants that allow the holder to purchase shares of the Company’s common stock at a price of $3,420.00 per share for a period of three years and the right to convert the CD Unit into shares of the Company’s common stock at a conversion price of $2,520.00 per share for a period of four years. The CD Units carry a 9% coupon rate.

The fair value of the debt was determined to be $401 thousand, the conversion feature $376 thousand and the warrants $188 thousand. The difference between the fair value of the debt of $401 thousand and the face value of debt of the $965 thousand will be accreted as interest expense over the four-year life of the CD Units. The finders’ received $67 thousand and 536 warrants to purchase shares of the Company’s common stock at a price of $171.00 per share for three years. These warrants expired during the year ended December 31, 2023 unexercised.

From January 2020 to April 2020, the Company closed on three separate tranches of the Offering for total proceeds of $1.7 million. The net proceeds from these tranches of the Offering are being utilized for working capital purposes. Each CD Unit was offered at a price of $1. Each CD Unit includes, among other things, 4 common share purchase warrants that allow the holder to purchase shares of the Company’s common stock at a price of $3,420.00 per share for a period of three years and the right to convert the CD Unit into shares of the Company’s common stock as a conversion price of $2,520.00 per share for a period of four years. The CD Units carry a 9% coupon rate. In conjunction with these Offerings, finders’ received $79 thousand and 31 warrants to purchase shares of the Company’s

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

common stock at a price of $3,420.00 per share for three years. These warrants expired during the year ended December 31, 2023 unexercised.

The fair value of the second tranche of debt was determined to be $259 thousand, the conversion feature $152 thousand and the warrants $58 thousand. The difference between the fair value of the debt of $259 thousand and the face value of debt of $469 thousand will be accreted as interest expense over the four-year life of the CD Units. The fair value of the third tranche of debt was determined to be $483 thousand, the conversion feature $291 thousand and the warrants $112 thousand. The difference between the fair value of the debt of $483 thousand and the face value of debt of $886 thousand will be accreted as interest expense over the four-year life of the CD Units. The fair value of the fourth tranche of debt was determined to be $159 thousand, the conversion feature $96 thousand and the warrants $45 thousand. The difference between the fair value of the debt of $159 thousand and the face value of debt of $300 thousand will be accreted as interest expense over the four-year life of the CD Units. The value of the conversion feature and the warrants is recorded to additional paid-in capital as the equity component of convertible debt issuance.

At the end of April 2020, the Company launched a separate non-brokered private placement of convertible debenture units (“April CD Unit”) for gross proceeds of up to $500 thousand, with an option to increase the offering by an additional $500 thousand (the “April Offering”). The $830 thousand proceeds from the April Offering were used for working capital and to retire part of the $800 thousand obligation due on May 15, 2020 to the Sellers of Neuro-Pro Monitoring. Each April CD Unit was offered at a price of $1. Each April CD Unit included, among other things, 6 common share purchase warrants that allow the holder to purchase shares of the Company’s common stock at a price of $1,800.00 per share for a period of three years and the right to convert the CD Unit into shares of the Company’s common stock as a conversion price of $60.00 for a period of four years. The CD Units carry a 9% coupon rate. On May 21, 2020, the Company closed the April Offering. In conjunction with the April Offering, finders’ received $23 thousand and 19 warrants to purchase shares of the Company’s common stock at a price of $1,206.00 per share for four years. The fair value of the April Offering of debt was determined to be $364 thousand, the conversion feature $279 thousand and the warrants $187 thousand. The difference between the fair value of the debt of $364 thousand and the face value of debt of $830 thousand will be accreted as interest expense over the four-year life of the CD Units. The value of the conversion feature and the warrants is recorded to additional paid-in capital as the equity component of convertible debt issuance.

During April 2024, the Company entered into exchange agreements with certain Convertible Debenture holders, whereby the Company agreed to issue 74,298 common shares to settle $334 thousand of principal and interest owed.

The majority of the convertible debt matured during the period of December 2023 through March 2024. The Company has not paid the amounts due per the terms of the convertible debt agreements. As such, the convertible debt is payable on demand. However, the Company is planning to offer Assure common shares to settle the remaining principal and accrued interest related to the outstanding balance of the Convertible Debentures in common shares of Assure stock valued based on the 5-day VWAP prior to the closing of the Danam Health merger (see Note 16). There is no guarantee that the Company will be able to settle the amounts outstanding under the Convertible Debenture with common shares of the Company.

Debenture

On June 10, 2021, the Company entered into definitive agreements to secure a credit facility under the terms of a commitment letter dated March 8, 2021 (the “Commitment Letter”) with Centurion Financial Trust, an investment trust formed by Centurion Asset Management Inc. (“Centurion”).  Under the terms of the Commitment Letter, Assure issued a debenture to Centurion, dated June 9, 2021 (the “Debenture”), with a maturity date of June 9, 2025 (the “Maturity Date”), in the principal amount of $11 million related to a credit facility comprised of a $6 million senior term loan (the “Senior Term Loan”), a $2 million senior revolving loan (the “Senior Revolving Loan”) and a $3 million senior term acquisition line (the “Senior Term Acquisition Line” and together with the Senior Term Loan and the Senior Revolving Loan, the “Credit Facility”).  The Senior Term Acquisition Line will be made available to the Company to fund future acquisitions, subject to certain conditions and approvals of Centurion.  The Credit Facility matures in June 2025.  During November 2021, the Company and Centurion entered into an amended to allow the Senior Short Term Acquisition Line to be utilized for organic growth and general working capital purposes.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The principal amount of the Debenture drawn and outstanding from time to time shall bear interest both before and after maturity, default and judgment from the date hereof to the date of repayment in full at the rate of the greater of 9.50% or the Royal Bank of Canada Prime Rate plus 7.05% per annum calculated and compounded monthly in arrears and payable on the first business day of each month during which any obligations are outstanding, the first of such payments being due July 2, 2021 for the period from the Advance to the date of payment, and thereafter monthly.  The difference between the commitment and the amount of the Loan outstanding from time to time shall bear a standby charge, for the period between June 2021 and the end of the availability period, in the amount of 1.50% per annum calculated and compounded monthly in arrears and payable on the first business day of each month during which any amount of the commitment remains available and undrawn, the first of such payments being due July 2, 2021.  Interest on overdue interest shall be calculated and payable at the same rate plus 3% per annum.

With respect to the Senior Revolving Loan, Assure may prepay advances outstanding thereunder from time to time, with not less than 10 business days prior written notice of the prepayment date and the amount, in the minimum amount of $250 thousand. Any amount of the Senior Revolving Loan prepaid may be re-advanced.  With respect to the Senior Term Loan and Senior Term Acquisition Line, Assure may prepay the advances outstanding thereunder, without penalty or bonus, in an amount not to exceed 25% of the aggregate of all Advances then outstanding under the Term Loans, on each anniversary date of the first advance made hereunder, provided in each case with not less than 30 days written notice of the Company’s intention to prepay on such anniversary date and the proposed prepayment amount. Any prepayments to the Term Loans other than those permitted in the immediately preceding sentence may only be made on 30 days prior written notice of the prepayment date and the amount, and are subject to the Company paying on such prepayment date a prepayment charge equal to the lesser of (i) twelve (12) months interest and (ii) interest for the months remaining from the prepayment date to the Maturity Date, on the amount prepaid at the interest rate in effect on the applicable Term Loan as of the date of prepayment. Any amount of the Term Loan prepaid may not be re-advanced.

The Credit Facility is guaranteed by the subsidiaries under the terms of the guarantee and secured by a first ranking security interest in all of the present and future assets of Assure and the Subsidiaries under the terms of the security agreement.

Assure paid Centurion on first Advance of the Loan a commitment fee of 2.25%, being $248 thousand, made by withholding from the first advance.

A portion of the proceeds from the Debenture were utilized to repay other debt which was outstanding at that time.

As of December 31, 2023, the Company was not in compliance with the Debenture debt covenants. As a result, Centurion may demand full repayment of the outstanding principal and interest.

During April 2024, the Company entered into an exchange agreement with Centurion whereby the Company agreed to issue 13,120 common shares to settle $141 thousand of outstanding amounts owed under the Debenture agreement.

Warrant Fee

In addition, Assure issued Centurion an aggregate of 764 non-transferrable common stock purchase warrants.  Each warrant entitles Centurion to acquire one share in the capital of Assure, at an exercise price equal to $22.00. The warrants and underlying shares of common stock are subject to applicable hold periods under U.S. securities laws.

10. SHAREHOLDERS’ (DEFICIT) EQUITY

Common Shares

The Company has 500,000 common shares authorized at $0.001 par value. As of December 31, 2023, and 2022, there were 373,359 and 58,394, respectively, common shares issued and outstanding (“Common Shares”).

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nasdaq Notice

On July 25, 2023, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.001 per share (“Common Stock”), for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Notice”).

The Notice had no immediate effect on the continued listing status of the Company’s Common Stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

The Company is provided a compliance period of 180 calendar days from the date of the Notice, or until January 22, 2024, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before January 22, 2024, the closing bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G) to 20 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. If the Company does not regain compliance during the compliance period ending January 22, 2024, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided the Company meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and notifies Nasdaq of its intent to cure the deficiency.

On August 16, 2023, the Company received notice from the Staff of the Nasdaq that the Company no longer satisfies the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, or the alternatives to that requirement - a $35 million market value of listed securities or $500,000 in net income in the most recent fiscal year or two or the last three fiscal years - as required by Nasdaq Listing Rule 5550(b) (the “Equity Requirement”). The notification is separate from, and in addition to, the previously deficiency letter that the Company received from the Staff on July 25, 2023, as discussed above.

As with the Bid Price Deficiency Letter (as defined above), the Staff’s notification had no immediate effect on the Company’s continued listing on The Nasdaq Capital Market. In accordance with the Nasdaq Listing Rules, the Company was provided 45 calendar days, or until October 2, 2023, to submit a plan to regain compliance with the Equity Requirement (the “Compliance Plan”).

On October 2, 2023, the Company submitted its plan of compliance to the Staff. On November 1, 2023, the Staff provided notice to the Company that the Staff had granted an extension until January 22, 2024, to complete certain key steps of the Company’s compliance plan and, assuming those steps are complete on or before January 22, 2024 to complete certain key steps of the Company’s compliance plan.

On January 24, 2024, the Company received a determination letter (the “Determination Letter”) from the Staff stating that it had not regained compliance with Listing Rule 5550(a)(2) and is not eligible for a second 180-day period to regain compliance. The Company appealed the Staff’s determination, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series and had a hearing with a Nasdaq Hearings Panel (the “Panel”) on April 9, 2024. The Company still awaiting the Panel’s decision on whether the Company’s plan as presented to the Panel has been accepted.

Based on the Company’s representations made in its compliance plan submitted to the Staff, on November 1, 2023, the Staff granted the Company an extension until January 22, 2024, to regain compliance with the Equity Requirement. However, the Staff indicated in the Determination Letter that, pursuant to Listing Rule 5810(d)(2), this deficiency serves as an additional and separate basis for delisting, and as such, the Company should address its non-compliance with the Equity Requirement before the Panel, if it appeals the Staff’s determination, which the Company has done.

There can be no assurance that the Company’s plan as presented to the Panel will be accepted by the Panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements, or that a Panel will stay the suspension of the Company’s securities.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

If Nasdaq delists our common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Reverse Share Split

March 2023

During March 2023, the total number of shares of common stock authorized by the Company was reduced from 180,000,000 shares of common stock, par $0.001, to 9,000,000 shares of common stock, par $0.001, and the number of shares of common stock held by each stockholder of the Company were consolidated automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse split divided by twenty (20): effecting a twenty (20) old for one (1) new reverse stock split.

No fractional shares were issued in connection with the reverse split and all fractional shares were rounded up to the next whole share.

Additionally, all options, warrants and other convertible securities of the Company outstanding immediately prior to the reverse split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by twenty (20) and multiplying the exercise or conversion price thereof by twenty (20), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

All shares of common stock, options, warrants and other convertible securities and the corresponding price per share amounts have been presented to reflect the reverse split in all periods presented within these consolidated financial statements.

July 2024

During July 2024, the total number of shares of common stock authorized by the Company was reduced from 9,000,000 shares of common stock, par $0.001, to 500,000 shares of common stock, par $0.001, and the number of shares of common stock held by each stockholder of the Company were consolidated automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse split divided by eighteen (18): effecting a eighteen (18) old for one (1) new reverse stock split.

No fractional shares were issued in connection with the reverse split and all fractional shares were rounded up to the next whole share.

Additionally, all options, warrants and other convertible securities of the Company outstanding immediately prior to the reverse split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by eighteen (18) and multiplying the exercise or conversion price thereof by eighteen (18), all in accordance

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

All shares of common stock, options, warrants and other convertible securities and the corresponding price per share amounts have been presented to reflect the reverse split in all periods presented within these consolidated financial statements.

Share Issuances

In August 2022, the Company completed an underwritten public offering with gross proceeds to the Company of approximately $6.2 million, before deducting underwriting discounts and other estimated expenses payable by the Company. Under the offering 15,489 common shares were issued at a price to the public of $403.00 per share. The Company utilized the net proceeds from this offering for general corporate purposes, including, but not limited to, repayment of indebtedness and increasing working capital expenditures. In addition, the Company granted the underwriter a 45-day option to purchase additional shares of common stock, representing up to 15% of the number of the shares offered in the base deal, solely to cover over-allotments. The overallotment expired unexercised in October 2022.

During March 2023, the Company completed a private placement for 2,778 common shares at $108.00 per common shares for gross proceeds of $300 thousand.

During May 2023, the Company completed its pricing of an underwritten public offering of 277,778 shares of common stock (or prefunded warrants in lieu thereof) at an offering price to the public of $22.00 per share (or $22.00 per pre-funded warrant). The Company issued 41,667 pre-funded warrants which were immediately exercisable at a nominal exercise price of $0.001 or on a cashless basis. The 41,667 prefunded warrants were exercised during August 2023.

The gross proceeds to the Company from the offering of approximately $6 million, before deducting the underwriters’ fees and other offering expenses payable by Assure. The Company utilized the net proceeds from the offering of $5.1 million for general corporate purposes, including working capital, marketing, and capital expenditures.

The Company granted the underwriters in the offering a 45-day option to purchase up to 41,667 additional shares of the Company’s common stock and/or pre-funded warrants, in any combination thereof, from the Company at the public offering price, less underwriting discounts and commissions, solely to cover over-allotments, if any. No additional shares were issued under the allotment.

During June 2023, the Company issued 3,319 common shares to certain employees, directors, and vendors in lieu of cash compensation.

During August 2023, the Company issued 30,441 common shares per the terms of the Innovation asset purchase agreement (see Note 6).

See Note 16 for discussion regarding common shares issued in 2024.

Stock Option Plan

On December 10, 2020, shareholders approved amendments to the Company’s stock option plan, which amended the plan previously approved on November 20, 2019 (the “Amended Stock Option Plan”). On December 10, 2020, the Company’s shareholders approved the adoption of a new fixed equity incentive plan (the “Equity Incentive Plan”), which authorizes the Company to grant (a) stock options, (b) restricted awards, (c) performance share units, and other equity-based awards for compensation purposes (collectively, “Awards”).

During November 2021, the Company adopted and approved the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan. The intent of the Company and the Board is that while the Amended 2020 Stock Option Plan and the 2020 Equity Incentive Plan will continue in existence in relation to the options and awards previously granted thereunder, the Board will not grant future options or awards thereunder. Instead, moving forward, only the 2021 Stock Incentive Plan will be used for the grant of options and awards to eligible participants thereunder.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2023, there was 1,385 stock options outstanding under the Amended Stock Option Plan. No additional stock options will be issued under the Amended Stock Option Plan. As of December 31, 2023, there was 639 stock options outstanding and an aggregate of 4,917 shares of common stock were available for issuance under the 2021 Stock Option Plan. As of December 31, 2023, no transactions have occurred under the 2021 Employee Stock Purchase Plan.

Options under the Plan are granted from time to time at the discretion of the Board, with vesting periods and other terms as determined by the Board.

A summary of the stock option activity is presented below:

	Options Outstanding
		Weighted	Weighted
		Average	Average
	Number of	Exercise	Remaining	Aggregate
	Shares Subject	Price Per	Contractual	Intrinsic Value
	to Options	Share	Life (in years)	(in thousands)
Balance at December 31, 2021	3,345	$2,001.60	3.60
Options granted	361	$1,857.60
Options exercised	-2	$1,814.40
Options canceled / expired	-980	$903.60
Balance at December 31, 2022	2,724	$2,332.80	2.8
Options granted	556	$15.48
Options canceled / expired	-1,256	$2,354.76
Balance at December 31, 2023	2,024	$1,683.90	2.5	$—
Vested and exercisable at December 31, 2023	1,498	$2,041.20	2.0	$—

The following table summarizes information about stock options outstanding and exercisable under the Company’s Stock Option Plan at December 31, 2023:

Options Outstanding			Options Exercisable
	Weighted
	Average	Weighted		Weighted
	Remaining	Average		Average
Number of	Contractual	Exercise Price	Number	Exercise Price
Outstanding	Life (in years)	Per Share	Exercisable	Per Share
298	0.1	$2,808.00	298	$2,808.00
138	0.8	$2,304.00	138	$2,304.00
546	2.1	$1,908.00	493	$1,908.00
83	2.3	$2,016.00	72	$2,016.00
319	2.8	$2,754.00	262	$2,754.00
83	3.2	$1,857.60	50	$1,857.60
556	4.5	$15.48	185	$15.48
2,024	2.5	$1,683.90	1,498	$2,041.20

The Company uses the Black-Scholes option pricing model to determine the estimated fair value of options. The fair value of each option grant is determined on the date of grant and the expense is recorded on a straight-line basis and is included as a component of general and administrative expense in the consolidated statements of operations. The assumptions used in the model include expected life, volatility, risk-free interest rate, dividend yield and forfeiture rate. The Company’s determination of these assumptions are outlined below.

Expected life — The expected life assumption is based on an analysis of the Company’s historical employee exercise patterns.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Volatility — Volatility is calculated using the historical volatility of the Company’s common stock for a term consistent with the expected life.

Risk-free interest rate — The risk-free interest rate assumption is based on the U.S. Treasury rate for issues with remaining terms similar to the expected life of the options.

Dividend yield — Expected dividend yield is calculated based on cash dividends declared by the Board for the previous four quarters and dividing that result by the average closing price of the Company’s common stock for the quarter. The Company has not declared a dividend to date.

Forfeiture rate — The Company does not estimate a forfeiture rate at the time of the grant due to the limited number of historical forfeitures. As a result, the forfeitures are recorded at the time the grant is forfeited.

The following assumptions were used to value the awards granted during the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Expected life (in years)	5.0	5.0
Risk-free interest rate	4.0%	1.7%
Dividend yield	—%	—%
Expected volatility	137%	132%

Stock-based compensation expense (benefit) recognized in our consolidated financial statements for the years ended December 31, 2023 and 2022 was $(300) thousand and $1 million, respectively. The stock-based compensation benefit for the year ended December 31, 2023 was related to stock option forfeitures and cancellations. As of December 31, 2023, there was approximately $440 thousand of total unrecognized compensation cost related to 9,453 unvested stock options that is expected to be recognized over a weighted-average remaining vesting period of 2.7 years.

Warrants

The following table details warrant activity for the years ended December 31, 2023, and 2022:

Number of Warrants outstanding
Balance at December 31, 2021	10,944
Debenture, warrants issued	500
Balance at December 31, 2022	11,444
Warrants expired	(613)
Warrants issued	41,667
Warrants exercised	(41,667)
Balance at December 31, 2023	10,832

2023 Warrants

During the year ended December 31, 2023, the Company issued 41,667 pre-funded warrants which were immediately exercisable at a nominal exercise price of $0.001 or on a cashless basis. The 41,667 prefunded warrants were exercised during 2023.

2022 Warrants

During the year ended December 31, 2022, the Company issued 500 warrants to Roth Capital as compensation for consulting with management regarding future financing opportunities.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. LOSS PER SHARE

The following table sets forth the computation of basic and fully diluted loss per common share for the years ended December 31, 2023 and 2022 (stated in thousands, except per share amounts):

	Year Ended December 31,
	2023	2022
Net loss	$(26,078)	$(30,112)
Basic weighted average common stock outstanding	76,982,760	13,529,862
Basic loss per share	$(0.34)	$(2.23)
Net loss	$(26,078)	$(30,112)
Dilutive weighted average common stock outstanding	76,982,760	13,529,862
Diluted loss per share	$(0.34)	$(2.23)

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the treasury stock method to calculate the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential dilutive common shares include incremental common shares issuable upon the exercise of stock options, less shares from assumed proceeds. The assumed proceeds calculation includes actual proceeds to be received from the employee upon exercise and the average unrecognized stock compensation cost during the period.

Stock options to purchase 2,024 and 2,724 common shares and warrants to purchase 10,832 and 11,444 common shares were outstanding at December 31, 2023 and 2022, respectively, that were not included in the computation of diluted weighted average common shares outstanding because their effect would have been anti-dilutive.

12. INCOME TAXES

The following table sets forth income tax expense for the years ended December 31, 2023 and 2022 (stated in thousands):

	Years Ended December 31,
	2023	2022
Income tax expense:
Federal	$—	$—
State	60	5
	60	5
Deferred tax (benefit) expense:
Federal	(729)	179
State	(67)	18
	(796)	197
Total income tax (benefit) expense	$(736)	$202

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth deferred tax assets and liabilities as of December 31, 2023 and 2022 (stated in thousands):

	Years Ended December 31,
	2023	2022
Deferred Tax Assets (Liabilities):
Noncurrent:
Fixed assets	$(41)	$(101)
Stock-based and performance share compensation.	1,408	1,920
Equity method investments	(134)	(138)
Accrual to cash adjustment	243	(4,079)
ROU Asset	(139)	(154)
Lease liability	161	180
Net operating loss and carryforward	9,354	7,792
Intangibles	1,347	1,773
Debt issuance costs	1	10
Accretion expense	(14)	(268)
Total Noncurrent DTL	12,186	6,935
Valuation Allowance	(12,186)	(7,731)
Deferred Tax Liabilities, net	$—	$(796)

The following table sets forth the effective tax rate reconciliation for the years ended December 31, 2023 and 2022 (stated in thousands):

	Years Ended December 31,
	2023	2022
Reconciliation of effective tax rate:
Federal taxes at statutory rate	21.0%	21.0%
State taxes, net of federal benefit	1.4%	2.0%
Permanent items	(1.2)%	—%
Performance shares	—%	1.1%
Provision to return adjustment and other	(1.6)%	(0.4)%
Change in rate	0.4%	0.8%
Change in valuation allowance	(16.8)%	(24.7)%
NOL carryback difference	(0.5)%	(0.5)%
Effective income tax rate	2.7%	(0.7)%

The Company had an nominal effective tax rate of for the years ended December 31, 2023 and 2022.

At December 31, 2023, $40.1 million of cumulative net operating loss carryforwards for federal income tax purposes were available to offset future taxable income of which none is subject to expiration. The Tax Reform Act of 1986 contains provisions that limit the utilization of net operating loss carryforwards if there has been a change in ownership as described in Internal Revenue Code Section 382. The Company has not prepared an analysis to determine if a change of control has occurred. Such a change of ownership may limit the Company’s utilization of its net operating losses.

In assessing the realizability of deferred tax assets, management considers whether it is probable that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is probable that the Company will realize the benefits of these deductible differences at December 31, 2023.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company accounts for unrecognized tax benefits in accordance with ASC Topic 740, Income Taxes. As of December 31, 2023, the Company has not recorded a liability for uncertain tax positions. The Company recognizes interest and penalties related to uncertain tax positions in income tax (benefit)/expense. No interest and penalties related to uncertain tax positions were accrued as at December 31, 2023.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions with varying statutes of limitations. As of December 31, 2023, the Company is not under examination in any jurisdiction and the tax years 2019 through 2023 remain open to examination in its federal and state jurisdictions.

13. EQUITY METHOD INVESTMENT

Assure Networks, LLC holds various interests in PEs that are accounted for under the equity method of accounting. Under the equity method, the investment is initially recorded at cost and the carrying value is adjusted thereafter to include the Company’s pro rata share of earnings or loss of the investee. The amount of the adjustment is included in the determination of the Company’s net income and the investment account is also adjusted for any profit distributions received or receivable from an investee. During the year ended December 31, 2023, the Company dissolved the majority of its interest in the PE firms. The Company anticipates dissolving the remaining interests during 2024. The table below details the activity from equity method investments for the years ended December 31, 2023 and 2022 (stated in thousands).

Balance, December 31, 2021	$525
Share of losses	39
Distributions	(254)
Balance, December 31, 2022	$310
Share of losses	43
Distributions	(101)
Disposition	(77)
Balance, December 31, 2023	$175

14. 401K PLAN

The Company established the Assure Holdings 401(k) Plan (the “401k Plan”) under Section 401(k) of the Internal Revenue Code. Under the 401k Plan, employees, with greater than six months of service and over the age of 21, may contribute up to 100% of their compensation per year subject to the elective limits as defined by IRS guidelines and the Company may make matching contributions in amounts not to exceed 6.0% of the employees’ annual compensation. Investment selections consist of mutual funds and do not include any of the Company’s common stock. As of January 1, 2023, the Company terminated its matching contribution to the 401K Plan. The Company’s contributions to the 401k Plan amounted to $nil and $667 thousand for the years ended December 31, 2023 and 2022, respectively.

15. COMMITMENTS AND CONTINGENCIES

Indemnifications

The Company is a party to a variety of agreements in the ordinary course of business under which it may be obligated to indemnify third parties with respect to certain matters. These obligations include, but are not limited to, contracts entered into with physicians where the Company agrees, under certain circumstances, to indemnify a third party, against losses arising from matters including but not limited to medical malpractice and other liability. The impact of any such future claims, if made, on future financial results is not subject to reasonable estimation because considerable uncertainty exists as to final outcome of these potential claims.

As permitted under Nevada law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

believes, given the absence of any such payments in the Company’s history, and the estimated low probability of such payments in the future, that the estimated fair value of these indemnification agreements is immaterial. In addition, the Company has directors’ and officers’ liability insurance coverage that is intended to reduce its financial exposure and may enable the Company to recover any payments, should they occur.

In April 2022, the U.S. Department of Justice (“DOJ)” issued Civil Investigative Demands which seek information with respect to a civil investigation under the Anti-kickback Statute and the False Claims Act.  The Company voluntarily contacted the DOJ offering to provide any materials needed in the investigation and to answer any questions.  While the Company’s policy during the relevant time was to not seek payments from federal health care programs, the third-party billing company utilized at that time submitted some claims to Medicare Advantage plans administered by commercial insurance companies.  The Company has worked diligently to ensure that payments from Medicare Advantage plans have been returned to the commercial insurance companies and believes it has returned substantially all such payments that it has discovered to date, totaling approximately $450 thousand.  During February 2024, the Company and the DOJ entered into a settlement agreement. See Note 16 for a complete discussion.

16. SUBSEQUENT EVENTS

Sale of Certain Assets

During March 2024, the Company entered into an agreement to sell certain assets of its IONM business to MPOWER Health for up to $4.5 million, of which $2.3 million will be paid in cash at the initial closing and up to an additional $2.2 million to be paid in relation to a potential earnout payment tied to case volume from the acquired assets during the 12-month period following the initial closing. The asset sale includes most of the Company’s healthcare facility contracts and clinical equipment, and a majority of the Company’s employees. The Company retains certain of its assets, including but not limited to, its accounts receivable and its employees in the revenue cycle management team.

The initial closing of the sale of assets was subject to certain customary closing conditions and consents. The Company closed the transaction on March 26, 2024.

Merger Agreement

On February 12, 2024, Assure entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Danam Health, Inc. (“Danam”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Danam, Assure Merger will be merged with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of Assure. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) each share of Danam capital stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the applicable per share portion of the “merger consideration” as set forth in the allocation statement to be delivered pursuant to the Merger Agreement (“merger consideration” is defined in the Merger Agreement to mean a number of shares of common stock of Assure equal to (a) the quotient obtained by dividing (i) the number of shares of Assure capital stock on a fully diluted basis (the “Assure Fully Diluted Share Number”) by (ii) the quotient of (A) the adjusted value of Assure dividend by (B) the sum of the adjusted value of Assure and the adjusted value of Danam, minus (b) the Assure Fully Diluted Share Number minus (c) the number of shares of common stock of Assure the warrants of Danam will become exercisable for upon closing of the Merger); (ii) each outstanding warrant of Danam will be assumed by Assure and become a warrant to purchase an adjusted number of shares of common stock of Assure, at an adjusted exercise price per share but subject to the same terms and conditions as the warrant of Danam.

Following closing of the Merger, the former Assure equityholders immediately before the Merger are expected to own approximately 10% of the outstanding capital stock of the combined company on a fully diluted basis and the equityholders of Danam immediately before the Merger are expected to own approximately 90% of the outstanding capital stock of the combined company on a fully diluted basis.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Upon closing of the Merger, Assure will be renamed Danam Health Holdings Corp. Suren Ajjarapu will serve as Chairman of the Board of Directors and Tim Canning will serve as the Chief Executive Officer of the combined company. The Merger Agreement provides that the Board of Directors of the combined company will be comprised of five members which will be filled upon completion of the Merger to be designated by Danam.

The Merger Agreement contains customary representations, warranties and covenants of Assure and Danam, including covenants relating to the conduct of the business of both Assure and Danam from the date of signing the Merger Agreement through closing of the Merger, obtaining the requisite approval of the stockholders of Assure and Danam and maintain the listing of the common stock of Assure on the NASDAQ Capital Market and applying for the continued listing of Danam after the closing of the Merger on the NASDAQ Capital Market. Under the terms of the Merger Agreement, Assure has also agreed not to solicit from any person an acquisition proposal (as defined in the Merger Agreement) for Assure.

In connection with the Merger, Assure will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a prospectus and a proxy statement, and will seek the approval of Assure’s stockholders with respect to certain actions, including the following (collectively, the “Assure Stockholder Proposals”):

(viii)	the Sale Transaction (as defined in the Merger Agreement);
(ix)	the Merger;
(x)	the change of control of Assure resulting from the transactions contemplated by the Merger Agreement pursuant to the rules of Nasdaq;
(xi)	the post-closing equity plan for Assure;
(xii)	the post-closing board of directors composition;
(xiii)	an amendment to the certificate of incorporation of Assure to effect a reverse stock split; and
(xiv)	an amendment to the certificate of incorporation of Assure to change the name of Assure.

The Board has agreed to recommend the approval of the Assure Stockholder Proposals to the stockholders and to solicit proxies in support of the approval of the Assure Stockholder Proposals at a meeting of the stockholders to be held for that purpose.

The Merger Agreement contains a limited contractual ability for the Board, in accordance with its fiduciary duties to the stockholders, to change its recommendation to the stockholders upon receipt of a superior proposal subject to certain terms and conditions therein, including providing Danam notice of the superior proposal and time to make a counter-proposal to amend the terms of the Merger Agreement.

Under the Merger Agreement, Assure has agreed to maintain certain indemnity rights (including advancing expenses) of the current officers and directors of Assure as they exist in the governing documents of Assure and maintain director and officers insurance for a period of 6 years following the closing of the Merger.

The closing of the Merger is subject to customary closing conditions, including, among other things, (i) the required approval of the stockholders of Assure and Danam, (ii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to materiality qualifiers, (iii) compliance by the parties with their respective covenants under the Merger Agreement, and (iv) the approval of Nasdaq of the continued listing of Danam after the closing of the Merger. Further, closing of the Merger is conditioned on the simultaneous closing of a sale transaction of Assure’s assets. The obligation of Assure is conditioned upon Danam completing acquisition transactions as set forth in the Merger Agreement, including completing the acquisitions of (a) all of the membership interests in Wood Sage, LLC, a Florida limited liability company and (b) all of the membership interests in Wellgistics, LLC, a Florida limited liability company set forth in the applicable acquisition transactions agreements, both such acquisition transactions to close prior to or concurrent with the Merger. The obligation of Danam to close the Merger is also subject to satisfaction of certain additional conditions, including, among other things, (i) no Assure material adverse effect, (ii) Assure having performed its obligations under the agreement governing the sale transaction, (iii) Assure completing a wind down of its business, (iv) the reverse split having been consummated, and (v) Assure having a maximum amount of $500,000 in retained liabilities.

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The parties may terminate the Merger Agreement upon mutual consent. Either party may terminate the Merger Agreement (i) if any of the representations or warranties of the other party set forth in the Merger Agreement shall not be true and correct or if the other party has failed to perform any covenant or agreement on the part of such party set forth in the Merger Agreement, (ii) the Merger is not consummated by the outside date (May 15, 2024), (iii) there is a governmental order prohibiting the Merger, and (iv) failure to obtain the stockholder vote. Danam may terminate the Merger Agreement if (i) the Board changes its recommendation to stockholders with respect to the Merger, (ii) the Board fails to reaffirm its recommendation to stockholders with respect to the Merger following a tender offer for Assure, (iii) the Board fails to reaffirm its recommendation to stockholders with respect to the merger following a publicly announced acquisition proposal for Assure, (iv) Assure breaches its non-solicitation provisions, or (v) the Board resolves to do any of the above. Assure may terminate the Merger Agreement for acceptance of a superior proposal.

In the event that Danam or Assure terminates the Merger Agreement pursuant to certain of the sections set forth above, Assure will be required to pay Danam a termination fee of $1,000,000, less any reimbursed expenses. Upon termination in other contexts in which a termination fee is not due, the breaching party may owe the non-breaching party reimbursement of expenses up to $250,000.

On April 8, 2024, the Company entered into a partial waiver and amendment agreement (the Waiver Agreement”) with Assure Acquisition Corp. (the “Merger Sub”) and Danam which waives and amends certain provisions of that certain agreement and plan of merger (the “Merger Agreement”) dated February 12, 2024 by and between the Corporation, Merger Sub and Danam.

Pursuant to the terms and conditions of the Waiver Agreement, Danam has partially waived its right to terminate the Merger Agreement pursuant to breaches of Section 6.8(a) and 6.20 of the Merger Agreement provided that the Corporation meets the following conditions:

g.	Assure obtains the Preliminary Shareholder Vote required by Section 6.20 of the Merger Agreement no later than April 30, 2024;
h.	Assure files the proxy statement and registration statement on Form S-4 required by the Section 6.8(a) Covenant no later than April 26th, 2024;
i.	Assure issues Danam a $1,000,000 convertible promissory note in the form attached as Exhibit A to the Merger Agreement (the “Convertible Note”) simultaneously with the execution and delivery of this Waiver;
j.	Assure receives shareholder approval for the Merger five (5) Business Days prior to the Termination Date and effects the Reverse Split prior to the Termination Date;
k.	Assure is not in default under the Convertible Note; and
l.	Assure is not in breach of any other covenants set forth in the Merger Agreement, subject to any necessary notice requirements and cure period set forth therein.

Further the Waiver Agreement amends the Merger Agreement to change the definition of “Termination Date” to mean July 22, 2024.

In connection with the Waiver Agreement, on April 8, 2024, the Corporation issued a convertible note to Danam in principal amount of $1,000,000. The note accrues interest on the then outstanding principal balance at a rate equal to 10% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. The note has a maturity date of July 22, 2024. Upon the occurrence of certain events, the note is convertible into shares of common stock at the Nasdaq “Minimum Price” in accordance with Listing Rule 5635(d). The note will become immediately due and payable upon the occurrence of an event of default under the note, including but not limited to: a failure to pay, voluntary bankruptcy or insolvency of Assure, involuntary bankruptcy or insolvency proceedings of Assure, breach of the Merger Agreement or termination of the Merger Agreement

Settlement with the United States Department of Justice

During February 2024, a Settlement Agreement (“Agreement”) was executed between Assure and the United States Department of Justice (“DOJ”).

In exchange for a payment of approximately $1 million, the Agreement releases Assure from any civil or administrative monetary claim the United States has for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law,

ASSURE HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; or the common law theories of payment by mistake, unjust enrichment, and fraud. Payments are in equal monthly installments over the next 12 months.

Issuance of Common Shares In Lieu

During April 2024, the Company entered into an exchange agreement with Centurion whereby the Company agreed to issue 236,164 common shares to settle $141 thousand of outstanding amounts owed under the Debenture agreement (Note 9).

During April 2024, the Company entered into exchange agreements with certain Convertible Debenture holders, whereby the Company agreed to issue 1,337,371 common shares to settle $334 thousand of principal and interest owed (Note 9).

Subscription Agreement with Innovation

On April 8, 2024, the Corporation entered into a subscription agreement (the “Subscription Agreement”) with Innovation pursuant to which Innovation agreed to the cancellation of $270,000 of future installment payments under the Asset Purchase Agreement dated August 2, 2023 by and between the Corporation and Innovation as consideration for the subscription of 437,247 shares of common stock of the Corporation (the “Subscribed Shares”) representing a deemed exchange price of $0.6175 per share. The Subscribed Shares were issued pursuant to Section 4(a)(2) of the Securities Act.

In April 2022, the DOJ issued Civil Investigative Demands to the Company which seek information with respect to a civil investigation of Assure, Assure’s founder and a surgeon partner under the Anti-kickback Statute and the False Claims Act. The Company voluntarily contacted the DOJ offering to provide any materials needed in the investigation and to answer any questions. While our policy during the relevant time was to not seek payments from federal health care programs, the third-party billing company we used at that time of Assure’s start up submitted some claims to Medicare Advantage plans administered by commercial insurance companies. Assure worked diligently to ensure that payments from Medicare Advantage plans have been returned to the commercial insurance companies. The Agreement resolves the DOJ investigation as it relates to Assure.

Reverse Stock Split July 2024

During July 2024, the total number of shares of common stock authorized by the Company was reduced from 9,000,000 shares of common stock, par $0.001, to 500,000 shares of common stock, par $0.001, and the number of shares of common stock held by each stockholder of the Company were consolidated automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse split divided by eighteen (18): effecting a eighteen (18) old for one (1) new reverse stock split.

No fractional shares were issued in connection with the reverse split and all fractional shares were rounded up to the next whole share.

Additionally, all options, warrants and other convertible securities of the Company outstanding immediately prior to the reverse split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by eighteen (18) and multiplying the exercise or conversion price thereof by eighteen (18), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

All shares of common stock, options, warrants and other convertible securities and the corresponding price per share amounts have been presented to reflect the reverse split in all periods presented within these consolidated financial statements.

ASSURE HOLDINGS CORP.

Up to                      Shares of Common Stock

Up to                            Class A Warrants to Purchase Shares of Common Stock

Up to                                Class B Warrants to Purchase Shares of Common Stock

Up to                              Pre-Funded Warrants to Purchase Shares of Common Stock

Up to                            Placement Agent Warrants to Purchase Shares of Common Stock

Up to                       Shares of Common Stock Underlying the Class A Warrants, Class B Warrants, Pre-Funded Warrants and Placement Agent Warrants Prospectus

, 2024

PRELIMINARY PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by Assure Holdings Corp. in connection with the distribution of the securities registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

	Amount
SEC Registration Fee	$6,113.59
FINRA Filing Fee	$10,000	*
Legal Fees and Expenses	$400,000	*
Accounting Fees and Expenses	$50,000	*
Printing and Engraving Expenses	$20,000	*
Miscellaneous Expenses	$15,000	*
Total	$501,113.59	*
*	Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

2021

Performance Share Grant

On January 25, 2021, we issued 2,443 shares of common stock as “Performance Shares” (pursuant to Section 4(a)(2) of the Securities Act) to certain creditors of Matthew Willer, a former officer and director of Assure Holdings Corp. Mr. Willer was entitled to the Performance Shares under a performance grant agreement (granted to Mr. Willer at the time we were operating as a private company); however, under the terms of a settlement and mutual release agreement with Mr. Willer (announced on March 4, 2019), his right to the Performance Shares were withheld to pay liabilities to Assure and under certain third-party contracts and tax liabilities.

Rule 701 Compensatory Grants

On January 29, 2021, Assure’s Board of Directors approved annual stock option grants to officers, directors and employees under the Assure’s Amended Stock Option Plan (non-U.S. residents) and Equity Incentive Plan (U.S. residents) (see, “Executive Compensation - Compensation Plans”). An aggregate of 18,056 stock options were granted to acquire shares of common stock of Assure at $95.40 (Cdn$122.40) per share, vesting 20% on the grant date and one-sixth every six months until fully vested. The stock options expire on January 27, 2026. The stock options were granted to officers, directors and employees pursuant to exemptions from registration under Rule 701 of the Securities Act.

November 2021 Private Placement

On November 15, 2021, we entered into a securities purchase agreement with certain third-party private investors pursuant to which the Company sold and issued to the investors an aggregate of 50,515 shares of common stock of the Company, par value $0.001, at an issue price of $94.50 per share, for gross proceeds of $4,773,625.50. The shares of common stock were issued to the investors pursuant to Rule 506(b) of Regulation D under the Securities Act and Section 4(a)(2) thereunder pursuant to the representations and warranties of the Investors, including that each of the Investors was an “accredited investor” as defined in Rule 501(a) of Regulation D.

Management Private Placement

On November 27, 2021, we entered into binding securities purchase agreements with certain of our officers, directors, employees and consultants pursuant to which the Company sold and issued to the investors an aggregate of 3,906 shares of common stock of the Company, par value $0.001 at an issue price of $111.42 per share, for gross proceeds of $435,157. The shares of common stock were issued to the investors for cash pursuant to Rule 506(b) of Regulation D under the Securities Act and Section 4(a)(2) thereunder pursuant to the representations and warranties of the investors.

2022

Other Private Placement

On July 1, 2022, we entered into an investor relations services agreement with an investor relations firm pursuant to which the Company agreed to issue to such firm 1,389 common stock purchase warrants in consideration of services to be rendered under the terms of the services agreement, such warrants to be issued to the firm at the end of the first 60-day period of the performance of such services. Each warrant is exercisable to acquire one share of common stock of the Company for a period of five years from the date of issuance at an exercise price of $26.46 per share. The warrants were issued to the firm pursuant to Section 4(a)(2) under the United States Securities Act, pursuant to the representations of the firm contained in the services agreement.

Management Private Placement

On November 18, 2022, we entered into binding securities purchase agreements with certain of our officers and employees pursuant to which the Company sold and issued to the investors an aggregate of 27,578 shares of common stock of the Company, par value $0.001 at an issue price of $10.80 per share, for gross proceeds of $297,838. An additional placement of 900 shares of common stock was completed on November 23, 2022, at the same price per share of $10.80 for aggregate proceeds of $9,717. The shares were issued to the investors for cash pursuant to Rule 506(b) of Regulation D under the Securities Act and Section 4(a)(2) thereunder pursuant to the representations and warranties of the investors. The purchase price per share was higher than the closing bid price of the Company’s Shares on the Nasdaq Capital Market on November 17, 2022 and November 22, 2022, respectively, the day immediately preceding the date the Company and the investors entered into binding agreements in relation to the management private placement.

NervePro Shares

On December 30, 2022, Assure Holdings Corp. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with each of NervePro LLC, a Colorado limited liability company (“NervePro”), Neuroprotect Neuromonitoring, LLC, a Colorado limited liability company (“Neuroprotect”), Neurotech Neuromonitoring, LLC, a Colorado limited liability company (“Neurotech”), and Nervefocus, LLC, a Colorado limited liability company (“Nervefocus,” and together with NervePro, Neuroprotect, and Neurotech, the “Sellers,” and each, a “Seller”). Pursuant to the Purchase Agreement, the Company agreed to purchased all assets of the Sellers related to the Sellers’ operating businesses that provide intraoperative neuromonitoring and related services (the “Business”) and assume certain liabilities of the Seller. The acquired assets include, but are not limited to, tangible personal property, inventory, records, prepaid expenses, contracts, licenses, warranties, intellectual property, goodwill, telephone numbers and email addresses, software, advertising, and accounts receivable related to work performed or billed on or after December 31, 2022 through the Closing (as defined below), including, without limitation, all rights to bill and collect for cases performed by Sellers between December 1, 2022 and Closing that were not billed or collected prior to the Closing, or that were billed between December 1, 2022 and Closing but were not collected in whole or in part, and the right to rebill any cases performed by Sellers between December 1, 2022 and Closing (“Acquired AR”) (collectively, the “Assets”); but excluding certain assets including cash and cash equivalents, retained liabilities, corporate records and documents, employee benefit-related files and records, insurance policies, tax assets, rights to actions, suits or claims, and rights which accrue to Sellers under the Purchase Agreement.

In connection with the acquisition of Seller’s Assets, the Company issued to Sellers 83,333 Shares. The Shares were issued pursuant to Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act, and applicable state securities law exemptions based on the representations of the Sellers in the Purchase Agreement. The Shares are “restricted securities” as defined in Rule 144 of the Securities Act.

Roth Warrants

On December 30, 2022, pursuant to a certain advisory agreement between the Company and Roth Capital Partners LLC (“Roth”), in consideration for the financial advisory services to be rendered thereunder, the Company issued to Roth common stock purchase warrants exercisable to purchase 10,000 shares of common stock of the Company at an exercise price of $1.40 per share for a period of five years from the date of issuance of the warrant. The warrants were issued pursuant to Section 4(a)(2) of the Securities Act and applicable state securities law exemptions based on the representations of Roth in the advisory agreement. The warrants and the shares of common stock issuable upon exercise thereof are “restricted securities” as defined in Rule 144 of the Securities Act.

2023

On February 2, 2023, pursuant to a certain advisory agreement between the Company and Benchmark Capital Partners (“Benchmark”), in consideration for financial advisory services to be rendered thereunder, the Company issued to Benchmark 278 shares of common stock. The shares were issued pursuant to Section 4(a)(2) of the Securities Act and applicable state securities law exemptions based on the representations of Benchmark. The shares are “restricted securities” as defined in Rule 144 of the Securities Act.

On March 3, 2023, the Company issued 2,778 shares of common stock to a private investor for an aggregate cash purchase price of $300,000. The shares were issued pursuant to Section 4(a)(2) of the Securities Act and applicable state securities law exemptions based on the representations of the private investor. The shares are “restricted securities” as defined in Rule 144 of the Securities Act.

On June 29, 2023, the Company issued the following equity securities of the Company on an unregistered basis:

Date of Issuance	Title and Amount of Securities	Consideration Received	Exemption Claimed
June 29, 2023	278 shares of common stock	Financial advisory services	Exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations of the private investor

June 29, 2023	667 shares of common stock	Investor relations advisory services	Exempt pursuant to Section 4(a)(2) of the Securities Act based on the representations of the investor

June 29, 2023	111 shares of common stock	Settlement and release of claims related to former employment	Exempt pursuant to Section 4(a)(2) of the Securities Act based on the representations of the investor

Innovation Neuromonitoring Shares

On August 2, 2023, Assure Networks Texas Holdings II, LLC (“Purchaser”), a wholly owned subsidiary of Assure Networks, LLC, a wholly owned subsidiary of the Company, entered into an asset purchase agreement (the “Innovation Neuromonitoring Purchase Agreement”) with Innovation Neuromonitoring LLC (“Innovation Neuromonitoring”) and each of Anthony Casarez and Jason Ehrhardt (each a “Principal” and collectively, the “Principals”). Pursuant to the Innovation Neuromonitoring Purchase Agreement, Purchaser agreed to purchase certain assets of Innovation Neuromonitoring related to Innovation Neuromonitoring’s operating businesses that provide intraoperative neuromonitoring and related services (the “Innovation Neuromonitoring Business”). The acquired assets include, but are not limited to, tangible personal property, inventory, records, contracts, licenses, warranties, intellectual property, goodwill, software, (collectively, the “Innovation Neuromonitoring Assets”). The acquisition of the Innovation Neuromonitoring Assets pursuant to the Innovation Neuromonitoring Purchase Agreement (the “Innovation Neuromonitoring Asset Acquisition”) closed on August 29, 2023 (the “Innovation Neuromonitoring Closing”).

Subject to certain adjustments, the Innovation Neuromonitoring Assets were acquired for an aggregate purchase price of $1,200,000, $400,000 of which were payable in common stock of the Company (the “Innovation Neuromonitoring Acquisition Shares”) to Innovation Neuromonitoring or the Principals as elected by Innovation Neuromonitoring. Pursuant to the Innovation Neuromonitoring Purchase Agreement, the Company issued 30,441 Innovation Neuromonitoring Acquisition Shares. The Shares were issued pursuant to Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act, and applicable state securities law exemptions based on the representations of Innovation Neuromonitoring and the Principals in the Innovation Neuromonitoring Purchase Agreement.  The Innovation Neuromonitoring Acquisition Shares are “restricted securities” as defined in Rule 144 of the Securities Act.

2024

Exchange Agreements

On March 13, 2024, Assure entered into exchange agreements (“Exchange Agreements”) with certain holders (the “Holders”) of convertible notes of Assure (the “Notes”) held by such Holders pursuant to which Assure and the Holders agreed to exchange outstanding principal amounts of Notes for shares of common stock of Assure at a deemed value per share of $4.50. Pursuant to the Exchange Agreements, Assure issued an aggregated total of 74,298 shares of common stock to four Holders of Notes in exchange for the cancellation of an aggregate amount of $334,342.75 in principal amount of debt under the Notes. Pursuant to the Exchange Agreements, Assure issued 74,298 shares of common stock. The shares of common stock were issued in exchange for the cancellation of an aggregate amount of $334,342 in principal amount of debt pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, based, in part, on representations of the Holders in the Exchange Agreements.

Convertible Note

On April 8, 2024, Assure issued a convertible note to Danam Health Inc. in principal amount of $1,000,000. The note accrues interest on the then outstanding principal balance at a rate equal to 10% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. The note has a maturity date of July 22, 2024. Upon the occurrence of certain events, the note is convertible into shares of common stock at the Nasdaq “Minimum Price” in accordance with Listing Rule 5635(d). The note will become immediately due and payable upon the occurrence of an event of default under the note, including but not limited to: a failure to pay, voluntary bankruptcy or insolvency of Assure, involuntary bankruptcy or insolvency proceedings of Assure, breach of the Merger Agreement or termination of the Merger Agreement. NTD – the deal isn’t happening – update or delete

April Exchange Agreement with Centurion

On April 8, 2024, Assure entered into an exchange agreement (the “Exchange Agreement”) with Centurion Financial Trust (“Centurion”) pursuant to which Centurion will exchange, pursuant to Section 3(a)(9) under the Securities Act, $140,989.91 of the outstanding principal amount of the debenture of Assure held by Centurion into 13,120 shares of common stock of the Corporation representing a deemed exchange price of $10.75 per share.

Subscription Agreement with Innovation

On April 8, 2024, Assure entered into a subscription agreement (the “Subscription Agreement”) with Innovation Neuromonitoring LLC (“Innovation”) pursuant to which Innovation agreed to the cancellation of $270,000 of future installment payments under the Asset Purchase Agreement dated August 2, 2023 by and between Assure and Innovation as consideration for the subscription of 24,292 shares of common stock of Assure (the “Subscribed Shares”) representing a deemed exchange price of $11.12 per share. The Subscribed Shares were issued pursuant to Section 4(a)(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The exhibits filed and furnished with this registration statement are set forth on the “Exhibit Index” set forth below and incorporated herein by reference.

(b) Financial Statement Schedules.

All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions, or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on February 12, 2024)
2.2	Partial Waiver and Amendment Agreement dated April 8, 2024 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on April 12, 2024)
3.1	Amended Articles of Incorporation of Assure Holdings Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed with the SEC on June 7, 2024)
3.2	Amended and Restated Bylaws of Assure Holdings Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on April 12, 2024)
4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K as filed with the SEC on April 26, 2024)
4.2	Form of Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 2, 2023)
4.3

Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on May 12, 2023)

4.4	Convertible Note issued to Danam Health Inc. dated April 8, 2024 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with SEC on April 12, 2024)
4.4+	Form of Pre-Funded Warrants
4.5+	Form of Warrant
4.6+	Form of Placement Agent Warrant
4.7+	Form of Lock-up Agreement
5.1++	Opinion of Dorsey & Whitney LLP
10.1	Form of Stock Grant Agreement dated December 29, 2020 (incorporated by referenced to Exhibit 10.9 to the Company’s Form S-1 filed with the SEC on December 30, 2020)
10.2

Registration Rights Agreement among Assure Holdings Corp. and investors dated December 1, 2020 (incorporated by referenced to Exhibit 10.15 to the Company’s Form S-1 filed with the SEC on December 30, 2020)

10.3*	Amended 2020 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-K filed with the SEC on April 26, 2024)
10.4*	2020 Amended Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-K filed with the SEC on April 26, 2024)
10.5	Asset Purchase Agreement dated April 30, 2021 (incorporated by referenced to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on May 6, 2021)
10.6	Commitment Letter dated March 8, 2021 (incorporated by referenced to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.7	Debenture dated June 9, 2021 (incorporated by referenced to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.8	Guarantee dated June 9, 2021 (incorporated by referenced to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.9	Security Agreement dated June 9, 2021 (incorporated by referenced to Exhibit 10.4 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.10	Contract Assignment dated June 9, 2021 (incorporated by referenced to Exhibit 10.5 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.11	Form of Warrant dated June 9, 2021 (incorporated by referenced to Exhibit 10.6 to the Company’s Form 8-K filed with the SEC on June 16, 2021)
10.12

Registration Rights Agreement among Assure Holdings Corp. and Selling Stockholders dated November 15, 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on November 19, 2021)

10.13*

Amending Agreement to the Company’s Commitment Letter with Centurion Financial Trust dated November 23, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 1, 2021)

10.14*

Asset Purchase Agreement among Assure Holdings Corp., NervePro LLC, Neuroprotect Neuromonitoring, LLC, Neurotech Neuromonitoring, LLC, and Nervefocus, LLC dated December 30, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 6, 2023)

10.15

Registration Rights Agreement among Assure Holdings Corp., NervePro LLC, Neuroprotect Neuromonitoring, LLC, Neurotech Neuromonitoring, LLC, and Nervefocus, LLC dated December 30, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on January 6, 2023)

Exhibit Number	Description

10.16	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.31 the Company’s Registration Statement on Form S-1/A filed with the SEC on May 2, 2023)
10.17

Asset Purchase Agreement among Assure Networks Texas Holdings II, LLC, Innovation Neuromonitoring LLC and each of Anthony Casarez and Jason Ehrhardt (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 8, 2023)

10.18

Nominee Agreement dated August 2, 2023, by and between Assure Networks Texas Holdings II, LLC and Innovation Neuromonitoring LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on August 8, 2023)

10.19

Payment Accommodation Agreement with Centurion Financial Trust dated December 29, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q as filed with the SEC on June 7, 2024)

10.20

Settlement Agreement with the Department of Justice dated February 7, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q as filed with the SEC on June 7, 2024)

10.21	Asset Purchase Agreement dated March 11, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 15, 2024)
10.22	Form of Exchange Agreement dated March 13, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 19, 2024)
10.23	Amendment Number One to Asset Purchase Agreement dated March 26, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on April 1, 2024)
10.24	Nominee Agreement dated March 26, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on April 1, 2024)
10.25	Non-Competition Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on April 1, 2024)
10.26**	Exchange Agreement with Centurion dated April 8, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report Form 8-K filed with SEC on April 12, 2024)
10.27	Subscription Agreement with Innovation dated April 8, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report Form 8-K filed with SEC on April 12, 2024)
10.28+	Form of Subscription Agreement with holders of accounts payable
10.29+	Form of Securities Purchase Agreement
21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K as filed with the SEC on April 26, 2024)
23.1+	Consent of Registered Accounting Firm, Baker Tilly, LLP, Firm PCAOB ID 23
23.2+	Consent of Registered Accounting Firm, Withum Smith+Brown, PC, Firm PCAOB ID 100
23.3++	Consent of Dorsey & Whitney LLP
24.1+	Power of Attorney (included on signature page to Form S-1 as filed with the SEC on June 24, 2024)
101.INS+	Inline XBRL Instance Document
101.SCH+	Inline XBRL Schema Document
101.CAL+	Inline XBRL Calculation Linkbase Document
101.DEF+	Inline XBRL Definition Linkbase Document
101.LAB+	Inline XBRL Label Linkbase Document
101.PRE+	Inline XBRL Presentation Linkbase Document
104+	Cover page Interactive Data File (formatted in Inline XBRL (contained in Exhibit 101)
107+	Calculation for Filing Fee Table

+ Filed herewith.

++ To be filed by amendment.

*	Indicates a management contract or compensatory plan, contract or arrangement.

** Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASSURE HOLDINGS CORP.

By:	/s/ John Farlinger
John Farlinger, Executive Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: July 18, 2024

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

By:	/s/ Christopher Rumana*
Christopher Rumana, Director
Date: July 18, 2024

By:	/s/Steven Summer*
Steven Summer, Director
Date: July 18, 2024

By:	/s/John Flood*
John Flood, Director
Date: July 18, 2024

By:	/s/ John Farlinger
John Farlinger, Executive Chairperson and Chief Executive Officer (Principal Executive Officer)
Date: July 18, 2024

By:	/s/ Paul Webster
Paul Webster, Interim Chief Financial Officer (Principal Financial/Accounting Officer)
Date: July 18, 2024

* By:	/s/ John Farlinger
John Farlinger
Attorney in Fact